OLEODUCTO CENTRAL AGREEMENT

                        dated as of December 14, 1994

                                    among

                            OLEODUCTO CENTRAL S.A.

                   EMPRESA COLOMBIANA DE PETROLEOS-ECOPETROL

                        BP COLOMBIA PIPELINES LIMITED

                         TOTAL PIPELINE COLOMBIE S.A.

                        TRITON PIPELINE COLOMBIA, INC.

                       IPL ENTERPRISES (COLOMBIA) INC.

                                     and

                     TCPL INTERNATIONAL INVESTMENTS INC.










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                              TABLE OF CONTENTS
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
Section                                                                   Page
              ARTICLE ONE

              DEFINITIONS AND INTERPRETATION

1.1.          Definitions                                                    2
1.2.          Interpretation                                                15

               ARTICLE TWO

               FORMATION OF THE JSC

2.1.          Initial Capitalization of the JSC                             16
2.2.          Initial Shareholding Interests                                17
2.3.          Purpose; Limitation on Activity of the JSC                    17
2.4.          By-Laws                                                       17
2.5.          Voting Trust Agreement                                        17
2.6.          Dividend Trust Agreement                                      17
2.7.          Relationship of Parties                                       17
2.8.          Dealings by the JSC with the Parties                          18
2.9.          Other Business Opportunities                                  18
2.10.         Mutual Collaboration                                          18
2.11.         Changes as Arrangements are Developed                         18

               ARTICLE THREE

               OPERATIONS OF THE JSC

3.1.          Operator; Access                                              19
3.2.          Services                                                      19
3.3.          Annual Operating Budgets and Plans; Construction Budgets;
                Post-Completion Capital Budgets; Reports                    19
3.4.          Approval of the Annual Operating Budget and Capital Budget    21
3.5.          Project Construction Management                               22

               ARTICLE FOUR

               BOARD OF DIRECTORS; OFFICERS; PROCEEDINGS

4.1.          Board of Directors                                            22
4.2.          Officers                                                      23
4.3.          Language of Proceedings                                       23


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
Section                                                                    Page

          ARTICLE FIVE

          FINANCING OF OLEODUCTO CENTRAL

5.1.     Financing Plan; Financing Committee                                 23
5.2.     Senior Debt                                                         26
5.3.     Several Commitments of Shareholders to Make Equity Contributions    32
5.4.     Returns to Shareholders                                             34
5.5.     Return of Equity Contributions                                      37
5.6.     Other Distributions                                                 39
5.7.     Right of Set Off                                                    40

          ARTICLE SIX

          CAPITAL INVESTMENT AND SOLE RISK PROPOSALS

6.1.     Capital Investment Proposals                                        41
6.2.     Sole Risk Proposals                                                 41
6.3.     Participation of Other Shareholders                                 42
6.4.     Implementation and Indemnity                                        42
6.5.     Ownership of Sole Risk Facilities; Financing                        43
6.6      Data and Information                                                43
6.7.     Tariffs                                                             43
6.8.     Decommissioning; Indemnity                                          44

          ARTICLE SEVEN

          TARIFF PRINCIPLES

7.1.     Tariff Principles                                                   44
7.2.     Transportation Agreements                                           45
7.3.     Advance Tariff Agreements and Transportation Notes Agreements       45
7.4.     Third Party Transportation Agreements                               45

          ARTICLE EIGHT

          FINANCIAL AND ACCOUNTING MATTERS

8.1.     Books and Records; Fiscal Year                                      45
8.2.     Right of Inspection of Books                                        45
8.3.     Accounting Principles                                               46
8.4.     Auditors                                                            46
8.5.     Accounting and Contract Award Procedures                            46
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
Section                                                                   Page
          ARTICLE NINE

          PRE-COMPLETION DATE RIGHT TO PURCHASE

9.1.     Reorganization Party                                               46
9.2.     Right of Unrelated Shareholder to Purchase                         47
9.3.     Indemnification by Reorganization Party                            47
9.4.     Inapplicability After Completion Date                              48

          ARTICLE TEN

         PERMITTED TRANSFERS

10.1.    Permitted Transfers                                                48
10.2.    Transfer in Connection with Assignment of Undivided Interest in
           Association Contracts                                            48
10.3.     Transfers to Persons in Petroleum and Natural Gas Industry        49
10.4.    Transfers to Affiliates                                            50
10.5.    Transfers to Other Shareholders                                    51
10.6     Public Offering of Shares                                          52
10.7.    Transfers by Parent Holding Companies                              52
10.8.    Transfer of Shares by IPL Enterprises and TCPL International to
               Ecopetrol                                                    53
10.9.    Transfer of Shares by TCPL International to TCPL Bermuda           53
10.10.   Political Events Agreement                                         53
10.11.   Transfer by Withdrawing Shareholders                               53
10.12.   Novation                                                           53
10.13.   Transfers Subject to Voting Trust Agreement and Dividend
               Trust Agreement                                              53
10.14.   Successors in Business Combinations                                54

          ARTICLE ELEVEN

          CONFIDENTIALITY; PUBLIC ANNOUNCEMENTS

11.1.    Scope of Obligation of Confidentiality                             54
11.2.    Return of Confidential Information                                 55
11.3.    Consultation as to Announcements                                   56


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
Section                                                          Page

          ARTICLE TWELVE

          TERM

12.1.    Term                                                      56
12.2.    Termination Events                                        56
12.3.    Termination                                               57
12.4.    Political Events Agreement                                61
12.5.    RMOU                                                      61

          ARTICLE THIRTEEN

          NEGOTIATIONS; ARBITRATION; SUBMISSION TO JURISDICTION

13.1.    Negotiations; Arbitration                                 61

          ARTICLE FOURTEEN

          GENERAL

14.1.    Notices.                                                  63
14.2.    Entire Agreement                                          64
14.3.    Taxes and Expenses                                        65
14.4.    Representations and Warranties                            65
14.5.    Nature of Obligations                                     66
14.6.    Amendments                                                66
14.7.    No Third Party Beneficiaries                              66
14.8.    Severability                                              66
14.9.    No Assignment                                             66
14.10.   Appointment of Valuation Expert                           66
14.11.   Conduct                                                   66
14.12.   Governing Law                                             66
14.13.   Performance Outside Colombia                              67
14.14.   Commercial Obligations                                    67
14.15.   Waiver of Immunity                                        67
14.16.   Enforcement of Certain Rights                             67
14.17.   Audit Rights.                                             67
14.18.   Limitation on Rights                                      68
14.19.   Approvals                                                 68
14.20.   Headings; Table of Contents                               68
14.21.   Counterparts                                              68
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
       SCHEDULES


A.1.   By-Laws
A.2.   Certified English Translation of By-Laws
B.     Form of Voting Trust Agreement
C.     Form of Dividend Trust Agreement
D.     Operating Principles
E.     Access Principles
F.     Preliminary Financing Plan
G.     Form of Subscription Agreement
H.     Form of Performance Guarantee Agreement
I.     Example of ROE Variance with Project Cost Variance
J.     Political Events Agreement
K.     Tariff Principles
L.     Share Transfer Agreement

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
                         OLEODUCTO CENTRAL AGREEMENT


          AGREEMENT, dated as of December 14, 1994, among:

            OLEODUCTO CENTRAL S.A., a sociedad anonima existing under the laws of Colombia;

             EMPRESA COLOMBIANA DE PETROLEOS-ECOPETROL, an Empresa Industrial y Comercial del Estado existing under the laws of Colombia and wholly owned by Colombia;

           BP COLOMBIA PIPELINES LIMITED, a company existing under the laws of England and Wales;

            TOTAL PIPELINE COLOMBIE S.A., a societe anonyme existing under the laws of France;

              TRITON PIPELINE COLOMBIA, INC., a corporation existing under the laws of the Cayman Islands;

             IPL ENTERPRISES (COLOMBIA) INC., a corporation existing under the laws of the Cayman Islands; and

             TCPL INTERNATIONAL INVESTMENTS INC., a corporation existing under the laws of Alberta, Canada.


                                   RECITALS

WHEREAS:

                 A. The Initial Shippers (as hereinafter defined) or their respective Affiliates (as hereinafter defined) own interests in the Association Contracts (as hereinafter defined) relating to the Cusiana and Cupiagua oil fields located within the jurisdiction of the Department of Casanare, Colombia (the Fields);

               B. The Shareholders (as hereinafter defined) intend to invest in existing and new pipeline transportation systems from the Fields to the Port of Covenas, Colombia and upgrading the facilities at the Port of Covenas to create a pipeline system comprised of four Segments (as hereinafter defined) for the transportation of Petroleum (as hereinafter defined) approximately 800 kilometres in length, including related pumping, storage and loading facilities (such systems, port facilities, segments and other facilities as the JSC may own or operate in whole or in part from time to time, together with any additional related facilities, referred to herein as the "Oleoducto Central");

          C. Pursuant to the terms of a Revised Memorandum of Understanding dated as of July 15, 1994, as amended to date (the "RMOU") and made among the Initial Shippers and TransCanada PipeLines Colombia Limited and IPL Energy (Colombia) Limited, the parties thereto agreed to form Oleoducto Central S.A., a sociedad anonima existing under the laws of Colombia (the JSC), to acquire, develop, construct, own and operate the Oleoducto Central;

               D. IPL Enterprises (Colombia) Inc. and TCPL International Investments Inc. (together with any of their respective successors and assigns or the successor and assign to both of them or one of them if the other is no longer a Shareholder, the "Canadian Group") are Shareholders and will, or will cause their Affiliates to, provide or contribute pipeline operating services in connection with the development, construction and operation of the Oleoducto Central;

                E. The Shareholders have formed the JSC by public deed no. 4747 of December 14, 1994 granted before notary public no. 38 of Santafe de Bogota; and


               F. The Shareholders wish to specify the terms and conditions of their respective investments and participation in the JSC and the financing and operation of the Oleoducto Central.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the Parties agree as follows:


                                 ARTICLE ONE

                        DEFINITIONS AND INTERPRETATION

          Section 1.1. Definitions. Unless the context otherwise requires, the following words and phrases shall have the meanings indicated below:

        "Access Agreements" means the agreements to be entered into by the JSC and third parties relating to the grant to the JSC by such third parties of access to certain facilities to be used in connection with the Oleoducto Central, in each case as the same may thereafter be amended from time to time in accordance with the terms thereof.

        "Access Principles" means the Access Principles attached as Schedule E hereto.

     "Accrued Returns" has the meaning assigned to it in Section 5.4(i).

     "Actual Project Cost" has the meaning assigned to it in Section
5.4(c)(ii).

     "Adjusted Paid-In Equity" has the meaning assigned to it in Section 5.4(c)(v).

         "Advance Tariff Agreements" means the Advance Tariff Agreements to be entered into between the JSC and, unless otherwise agreed by the Parties, each Initial Shipper or an Affiliate thereof (in each case with a credit equal to or superior than the credit of such Initial Shipper and acceptable to each of the Parties) as the same may be amended from time to time in accordance with the terms thereof.

       "Advance Tariff Payments" has the meaning assigned to it in the Advance Tariff Agreements.

      "Affiliate" of a Person means a Person (a) which is a Subsidiary of that Person, (b) of which that Person is a Subsidiary, or (c) which is a Subsidiary of a Person of which that Person is a Subsidiary.

     "Agreed Project Cost" has the meaning assigned to it in Section
5.4(c)(iii).

     "Aggregate Subscription Obligation" means the product of 30% and the Project Cost.

         "Annual Equity Amortization Amount" has the meaning assigned to it in
Section 5.5(d).

     "Annual Operating Budget" has the meaning assigned to it in Section
3.3(a).

     "Annual Revenue Requirement" has the meaning assigned to it in the Tariff Principles.

     "Association Contracts" means the two contratos de asociacin between Ecopetrol and Triton Colombia dated 11th June, 1982 (relating to Santiago de las Atalayas-1) and 5th May, 1988 (relating to Tauramena) and the contrato de asociacin between Ecopetrol and TOTAL Exploratie dated December 3, 1990 (relating to Rio Chitamena), in each case as the same have and may be amended from time to time in accordance with the terms thereof.

      "Available Cash" on any date means the aggregate amount, determined on a consolidated basis from the JSC's books and records as of such date, of:

             (a) all cash on hand and marketable securities then held by the JSC including, without limitation, any funds then held in (or paid by the Trustee from) any accounts of or under the control of the Trustee to which the JSC has unrestricted access and all other monies then on deposit with banks for the account of the JSC and its Subsidiaries; and

          (b) all undrawn amounts then available to the JSC under then existing loan agreements or securities issuance facilities; excluding, however, the aggregate amount of all undrawn overdraft facilities with banks available to the JSC and any of its Subsidiaries repayable on demand;

          less the sum of:

             (i) the aggregate amount of all overdrafts with banks payable on demand then drawn by the JSC and its Subsidiaries; and

                    (ii) any cash held for working capital and capital expenditure purposes approved in an Annual Operating Budget and Capital Budget, respectively, by the Board of Directors.

     "Benchmark Interest Expense" has the meaning assigned to it in the Tariff Principles.

     "Board of Directors" has the meaning assigned to it in the By-Laws.

        "BP Pipelines" means BP Colombia Pipelines Limited, a company existing under the laws of England and Wales.

     "BPEC" means BP Exploration Company (Colombia) Limited, a company existing under the laws of England and Wales.

     "Business Day" means a day in which commercial banks in Santafe de Bogota and, only with respect to days in which a payment is to be made, London, England; Paris, France; Dallas, Texas; Calgary, Alberta; and The City of New York, New York are permitted to be open for domestic and international business.

     "By-Laws" means the by-laws of the JSC included in public deed no. ___ of December __, 1994 granted before notary public no. 38 of Santafe de Bogota, a copy of which is attached as Schedule A.1 hereto, as the same may be amended from time to time in accordance with the terms thereof. A certified English translation of the By-Laws is attached as Schedule A.2 hereto.

     "Canadian Group" has the meaning assigned to it in Recital D above.

     "Capital Budget" has the meaning assigned to it in Section 3.3(c).

       "Capital Investment Proposal" has the meaning assigned to it in Section 6.1(a).

     "Cash Paid-In Equity" has the meaning assigned to it in Section 5.4(g).

     "Collateral" with respect to each Senior Lender Group means

     (a) the assignment by the JSC of its rights (i) to receive tariff payments for Petroleum transported and Tariff Advances under the Transportation Agreement, (ii) to receive payments for Transportation Notes and other payments under the Transportation Notes Agreement, (iii) to receive Advance Tariff Payments and other payments under the Advance Tariff Agreement,
(iv) to cause payments for Equity Contributions under the

Subscription Agreement or, with respect to Subordinated Notes, payments therefor under a subscription agreement substantially in the form of the Subscription Agreement, to be made to the JSC, in each case, to the extent, but only to the extent, that a Shareholder party thereto has failed to make an Equity Contribution after receipt of a Notice of Call (as defined in the Subscription Agreement) therefor, and (v) to receive payments by any guarantor of any obligations under the agreements referred to in clause (i), (ii) or
(iii) above, or caused to be made to the JSC under the agreement referred to in clause (iv) above, in each case entered into by a member of the same Initial Shipper Group or a financial institution nominated thereby;

     (b) the granting by the JSC of a security interest in the trust accounts into which all payments (i) by the members (or, in the case of the Transportation Notes Agreement, a financial institution nominated thereby) of the same Initial Shipper Group under its Transportation Agreement, Transportation Notes Agreement and Advance Tariff Agreement, (ii) by any guarantor of any obligations under the agreements referred to in clause (i), and (iii) of certain revenues from Third Party Tariffs or Overutilizer Tariffs, are to be paid; and
       (c) any arrangements as may be agreed between the JSC and the relevant member of the same Initial Shipper Group in accordance with Section 5.2(d);

in each case for the benefit of such Senior Lender Group.

     "Colombia" means the Republic of Colombia.

     "Colombian Taxes" means the sum of all taxes, including, without limitation, all charges, levies, imposts, income taxes, remittance taxes, excise taxes or other levies on Distributions in or from Colombia imposed by any taxation or similar regulatory authority in Colombia on the JSC or on the recipient of any such Distributions.

     "Common Security Trust Agreement" means the common security trust agreement or common security trust agreements to be entered into by the JSC, the providers of Senior Debt named therein and a trustee or trustees or security agent or agents acting on behalf of such providers, setting forth the obligations of the JSC to such providers, in each case as the same may be amended from time to time in accordance with the terms thereof.

     "Completion Date" means the date after all four Segments of the Oleoducto Central have been commissioned for purposes of transporting shipments of Petroleum on which the five millionth barrel of Petroleum is shipped through the Oleoducto Central from the Cusiana access point to the Port of Covenas delivery point, all as certified in a resolution adopted by the Board of Directors.

     "Confidential Information" has the meaning assigned to it in Section
11.1.

     "Corresponding Portion" has the meaning assigned to it in Section
10.2(a).

         "Distribution" shall mean any distribution by the JSC by means of any dividend payment, whether in cash, shares, other equity interests or otherwise, any payment or application of any of its assets to purchase, redeem or otherwise retire Shares or equity interests held by a Shareholder, any distribution by way of reduction of capital, split-up (escicion) and liquidation or otherwise in respect of any of the Shares or equity interests held by such Shareholder or any interest or other payment in respect of, or any repayment, repurchase or redemption of, Subordinated Notes held by or on behalf of a Shareholder.

     "Dividend Commencement Date" has the meaning set forth in Section 5.4(b).

     "Dividend Trust Agreement" means the Dividend Trust Agreement to be entered into among each of the Shareholders, the trustee named therein and the JSC, substantially in the form attached as Schedule C hereto, with such changes as the parties thereto may agree, in each case as the same may be amended from time to time in accordance with the terms thereof; provided that if, despite the use of Ecopetrol's best efforts, it is not legally feasible for Ecopetrol to enter into the Dividend Trust Agreement on or prior to February 28, 1995, the term "Dividend Trust Agreement" shall mean the Dividend Trust Agreement and such other escrow or similar provisional arrangement acceptable to the other Parties that Ecopetrol may enter in into that fulfills the same purposes as the Dividend Trust Agreement until such time as Ecopetrol may enter into the Dividend Trust Agreement.

     "$" or "dollars" means United States dollars.

        "Ecopetrol" means Empresa Colombiana de Petroleos-Ecopetrol, an Empresa Industrial y Comercial del Estado existing under the laws of Colombia and wholly owned by Colombia.

     "Equity Amortization"  has the meaning assigned to it in Section 5.5(c).

         "Equity Amortization Deferral Test" has the meaning assigned to it in
Section 5.5(b)(iii).

     "Equity Contribution" means the acquisition of (i) Shares or other shares of capital stock of the JSC in exchange for cash pursuant to Subscription Agreements and (ii) if the Parties unanimously agree, Subordinated Notes in exchange for cash pursuant to subscription agreements substantially in the form of the Subscription Agreements, in each case in accordance with the provisions of Section 5.3.

     "Equity Percentage" has the meaning assigned to it in Section 5.4(c)(iv).

       "Fair Market Value" of any Shares or any other asset valued pursuant to any provision of this Agreement means the fair market value of such Shares or asset as agreed to by the Shareholders or, in the event that the Shareholders are unable to agree, as determined by a Valuation Expert.

     "Fields" has the meaning assigned to it in Recital A above.

        "Financing Agreements" means the agreements and guarantees, including, without limitation, the Transportation Notes Agreements, the Advance Tariff Agreements, the Senior Debt Agreements, the Subscription Agreements, the Performance Guarantee Agreements, the Common Security Trust Agreement, the Dividend Trust Agreement, the Political Events Agreement and other related agreements to which the JSC is or shall become a party or beneficiary and which are entered into in connection with the Financing Plan, in each case as such agreements and guarantees may be amended from time to time in accordance with the terms thereof.

     "Financing Committee" has the meaning assigned to it in Section 5.1.

          "Financing Plan" has the meaning assigned to it in Section 5.1.

     "Funding Resolution" means a resolution of the Board of Directors calling for Shareholders to make Equity Contributions.

       "Initial Shipper Bridge Loan" has the meaning assigned to it in Section 5.2(h).

      "Initial Shipper Group" means an Initial Shipper and its Affiliates that include (a) a Shareholder, (b) a party to a Transportation Agreement, (c) a party to a Transportation Notes Agreement, (d) a party to the Advance Tariff Agreement, and (e) any guarantor of any obligations under any such agreements and in each case each of their respective successors and assigns.

      "Initial Shipper Group's Collateral" with respect to any Initial Shipper Group means the Collateral assigned by the JSC to a Senior Lender Group that consists of rights which the JSC has against members of such Initial Shipper Group to the JSC and proceeds in trust accounts with respect thereto.

     "Initial Shippers" means, unless otherwise agreed by the Parties, Ecopetrol, BPEC, TOTAL Exploratie and Triton Colombia and each of their respective successors and assigns.

         "Initial Shipper Tariff" has the meaning assigned to it in the Tariff Principles.

       "Internationally Recognized Statistical Rating Agency" means Standard & Poor's Corporation, Moody's Investors Service, Duff & Phelps and each of the respective successors and assigns to substantially all of their respective businesses whose business is primarily the rating of debt and other securities of corporate and other issuers.

     "IPL Energy" means IPL Energy Inc., a corporation existing under the federal laws of Canada.

        "IPL Enterprises" means IPL Enterprises (Colombia) Inc., a corporation existing under the laws of the Cayman Islands.

     "JOA" means the Joint Operating Agreement for the Santiago de las Atalayas-1, Tauramena and Rio Chitamena Association Contract Areas by and among BPEC, TOTAL Exploratie and Triton Colombia, dated as of March 29, 1994, as the same may be amended from time to time in accordance with the terms thereof.

     "JSC" has the meaning assigned to it in Recital C above.

          "MME" means the Colombian Ministry of Mines and Energy and any
successor           ministry thereto.

     "Non-Cash Items" has the meaning assigned to it in the Tariff Principles.

     "Notice of Continuance" has the meaning assigned to it in Section
12.3(a).

     "Officers' Certificate" of a Party means a certificate signed by the Chairman of the Board, the President, a Vice President or a Director, and by a Director, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of such Party.

     "Oleoducto Central" has the meaning assigned to it in Recital B above.

     "Oleoducto Central Operations Agreement" means the agreement to be entered into between the JSC and the Canadian Group or an Affiliate of each member thereof or their joint nominee as invisible partner of the JSC in a cuentas en participacion, an operating agreement or a management and consulting services agreement, as the same may be amended from time to time in accordance with the terms thereof.

        "Operating and Maintenance Costs" means the cash operating costs which are attributed to the JSC or are incurred by the JSC including, but not limited to, all payments to the Operator under the Oleoducto Central Operations Agreement (other than the Subordinated Fee), general and administration expenses, operating expenses, maintenance expenses, salaries, bonuses and any other employee costs, occupancy costs, rentals under operating leases, energy costs, security costs, supplies used in its operation, payments to accountants and auditors, consultants, and other outside advisors, insurance, currency exchange and banking fees and expenses, any capital expenditures required to maintain the then current objectives for the JSC's operations as established in the Annual Operating Budget or any emergency capital expenditures incurred to repair the Oleoducto Central as authorized by the President, and all other miscellaneous expenses (net of miscellaneous income) that appear in the JSC's annual audited income statement.

     "Operating Principles" means the Operating Principles attached as Schedule D hereto.

     "Operator" means the Canadian Group or an Affiliate of each member thereof or their joint nominee as invisible partner of the JSC in a cuentas en participacion, operator or management or other consultant to the JSC acting through its operations division under the Oleoducto Central Operations Agreement or a successor agreement and any respective successors and permitted assigns.

     "Overutilizer Tariff" has the meaning assigned to it in the Tariff Principles.

     "Parent Holding Company" has the meaning assigned to it in Section 10.1.

      "Parties" means the JSC, Ecopetrol, BP Pipelines, TOTAL Pipeline, Triton Pipeline, IPL Enterprises and TCPL International and their respective successors and permitted assigns.

     "PCMT Manager" has the meaning assigned to it in Section 3.5(a).

     "Performance Guarantee Agreements" means the Performance Guarantee Agreements executed and delivered for the benefit of the JSC by each of BP International Limited, TOTAL S.A., Triton Energy Corporation, IPL Energy and TransCanada PipeLines, each substantially in the form attached as Schedule H hereto, in each case as the same may be amended from time to time in accordance with the terms thereof.

       "Person" means any individual, corporation, partnership, joint venture, association, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Petroleum" means crude oil, other liquid hydrocarbons produced at the wellhead, and the liquid hydrocarbons which are recovered or extracted from gas.

     "Political Events Agreement" means the Political Events Agreement entered into between the JSC and each of the Shareholders in the form attached as Schedule J hereto, as the same may be amended from time to time in accordance with the terms thereof.

     "Purchasing Shareholder" has the meaning assigned to it in Section
10.5(a).

     "Pre-Completion Accrued Returns" has the meaning assigned to it in
Section 5.4(h).
     "Preliminary Financing Plan" means the Preliminary Financing Plan attached as Schedule F hereto.

         "Project Agreements" means this Agreement, the RMOU, the Voting Trust Agreement, the Promesas de Compraventa, the Financing Agreements, the Oleoducto Central Operations Agreement, the Transportation Agreements and the Access Agreements.

        "Project Cost" means the total cost of constructing and developing the Oleoducto Central, estimated to be $2.03 billion as of the date of this Agreement, including, without limitation, equipment procurement, construction and financing costs.

     "Promesas de Compraventa" means the Promesas de Compraventa to be entered into between (a) the JSC and Ecopetrol, and (b) the JSC and the parties to the Association Contracts, as the same may be amended from time to time in accordance with the terms thereof.

     "Proportionate Share" has the meaning assigned to it in the Tariff Principles.

     "Ps" or "pesos" means Colombian pesos.

     "Recoverable Costs" has the meaning assigned to it in Section
12.3(a)(iii).

     "Reference Bank" means Morgan Guaranty Trust Company of New York and any successors and assigns to substantially all of its banking business.

     "Reorganization Party" has the meaning assigned to it in Section 9.1.

     "RMOU" has the meaning assigned to it in Recital C above.

     "Segment" has the meaning assigned to it in the Tariff Principles.

        "Senior Debt" means the loans, bonds, notes and other forms of limited recourse indebtedness of the JSC, including, without limitation, any loans contemplated in Section 5.1(d)(i), Section 5.2(g) and Section 5.3(c), in each case which are not subordinated to any other liability of the JSC (except as provided by any applicable law) and are evidenced by or issued under Senior Debt Agreements.

     "Senior Debt Agreements" means the individual loan agreements, indentures and fiscal agency agreements to be entered into between the JSC and the respective senior lenders named therein or trustees or fiscal agents therefor, as the case may be, with respect to the loans, bonds, notes and other forms of limited recourse indebtedness of the JSC which are not subordinated to any other liability of the JSC (except as permitted by applicable law) to be provided from time to time to the JSC by such senior lenders, as such agreements and indentures may be amended and supplemented in accordance with the terms thereof or replaced from time to time.

     "Senior Debt Shortfall" has the meaning assigned to it in Section 5.2(d).

          "Senior Debt Tranche" has the meaning assigned to it in Section 5.2(b)(i).

          "Senior Lender Group" has the meaning assigned to it in Section 5.2(b)(i).

     "Senior Officers" has the meaning assigned to it in Section 13.1.

         "Share Transfer Agreement" means the Share Transfer Agreement entered into between IPL Enterprises and TCPL International, on the one hand, and Ecopetrol, on the other, in the form attached as Schedule L hereto, as the same may be amended from time to time in accordance with the terms thereof.

     "Shareholder Bridge Loan" has the meaning assigned to it in Section
5.2(i).

     "Shareholders" means Ecopetrol, BP Pipelines, TOTAL Pipeline, Triton Pipeline, IPL Enterprises, TCPL International and their respective successors and permitted assigns.

       "Shareholding Interest" of any Person means the percentage equal to the number of Shares held by such Person divided by the total number of Shares outstanding from time to time.

      "Shares" means the shares of common stock, par value Ps 100,000 each, of the JSC, each with no preference among themselves with respect to dividends, voting rights or rights upon liquidation of the JSC.

     "Sole Risk Facilities" has the meaning set forth in Section 6.2.

     "Sole Risk Party" has the meaning assigned to it in Section 6.2(a).

          "Sole Risk Parties" has the meaning assigned to it in Section
6.4(b).

          "Sole Risk Proposal" has the meaning assigned to it in Section
6.2(a).

     "Sole Risk Throughput Basis" has the meaning set forth in Section 6.7.

          "Specified Court" has the meaning assigned to it in Section 13.1(e).

     "Subordinated Fee" has the meaning assigned to it in the Tariff
Principles.

       "Subordinated Notes" means subordinated notes executed and delivered by the JSC in such form as may be approved by the Board of Directors in accordance with the By-Laws and applicable law.

      "Subscription Agreements" means the Subscription Agreements entered into between the JSC and each of the Shareholders, each substantially in the form attached as Schedule G hereto, in each case as the same may be amended from time to time in accordance with the terms thereof.

         "Subsidiary" of a Person means (i) a corporation more than 50% of the outstanding voting shares of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

     "Target Project Cost" has the meaning assigned to it in Section
5.4(c)(i).

        "Tariff Advances" has the meaning assigned to it in the Transportation Agreements.

      "Tariff Principles" means the principles established for the calculation of tariffs for use of the Oleoducto Central attached as Schedule K hereto.

      "TCPL (Bermuda)" means TCPL (Bermuda) Ltd., a corporation existing under the laws of Bermuda.

     "TCPL International" means TCPL International Investments Inc., a corporation existing under the laws of Alberta, Canada.

     "Third Party Tariff" has the meaning assigned to it in the Tariff
Principles.

     "Third Party Transportation Agreements" means the transportation agreements to be entered into by the JSC and third parties for the transportation by such third parties of Petroleum through any Segment of the Oleoducto Central.

     "Throughput Capacity" has the meaning assigned to it in the Tariff Principles.

         "Throughput Nominations" has the meaning assigned to it in the Tariff Principles.

     "TOTAL Exploratie" means TOTAL Exploratie en Produktie MIJ B.V., a corporation existing under the laws of The Netherlands.

        "TOTAL Pipeline" means TOTAL Pipeline Colombie S.A., a societe anonyme existing under the laws of France.

     "TransCanada Pipelines" means TransCanada PipeLines Limited, a corporation existing under the federal laws of Canada.

         "Transportation Agreements" means the Transportation Agreements to be entered into by the JSC and each of the Initial Shippers for the transportation by such Initial Shippers of Petroleum through the Oleoducto Central, as the same may be amended from time to time in accordance with the terms thereof.

     "Transportation Agreement Step-Up" has the meaning assigned to it in
Section 5.2(f).

     "Transportation Note" has the meaning assigned to it in the Transportation Notes Agreement.

     "Transportation Notes Agreements" means the Transportation Notes Agreements to be entered into between the JSC and (a) certain of the Initial Shippers or (b) Affiliates thereof or financial institutions nominated thereby, in each case with a credit equal to or superior than the credit of such Initial Shipper, as the same may be amended from time to time in accordance with the terms thereof.

         "Triton Colombia" means Triton Colombia, Inc., a corporation existing under the laws of the State of Delaware, United States of America.

         "Triton Pipeline" means Triton Pipeline Colombia, Inc., a corporation existing under the laws of the Cayman Islands.

     "Trustee" means the trustee or trustees or security agent or agents named in the Common Security Trust Agreement acting on behalf of the providers of Senior Debt, with respect to, among other matters, the Collateral.

       "UNCITRAL Arbitration Rules" means the Arbitration Rules adopted by the United Nations Commission on International Trade Law and recommended for use by the General Assembly of the United Nations.

     "Valuation Expert" means an internationally recognized independent investment banking or other advisory firm with experience in the valuation of petroleum pipeline operating companies.

       "Voting Shares" means shares which ordinarily have voting power for the election of directors (or persons performing similar functions), whether at all times or only so long as no senior class of shares has such voting power by reason of any contingency.

       "Voting Trust Agreement" means the Voting Trust Agreement to be entered into among all of the Shareholders (except Ecopetrol), the trustee named therein and the JSC, substantially in the form attached as Schedule B hereto, with such changes as the parties thereto may agree, in each case as the same may be amended from time to time in accordance with the terms thereof.

     "Withdrawing Shareholder" has the meaning assigned to it in Section
12.2(c).

       "Working Capital Advances" has the meaning assigned to it in the Tariff Principles.

          Section 1.2. Interpretation. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

       (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular and vice-versa;

     (b)     words importing gender include all genders;

      (c) any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Agreement;

      (d) the Schedules hereto (other than Schedules D, E, F and K) do not form part of this Agreement;

        (e) all references to this Agreement and the words "herein", "hereof","hereto" and "hereunder" and other words of similar import refer to this Agreement (but not including any Schedules hereto (other than Schedules D, E, F and K)) as a whole and not to any particular Article, Section or other subdivision; and

     (f) all references herein to "generally accepted accounting principles" shall mean Accounting Principles Generally Accepted in Colombia as in effect from time to time.


                                 ARTICLE TWO

                             FORMATION OF THE JSC

             Section 2.1. Initial Capitalization of the JSC. The JSC's initial capitalization will consist of 20,000 authorized Shares, of which 10,000 subscribed, partly paid Shares have been issued to the Shareholders. The partly-paid Shares have been partly paid as to half of their subscribed capital and the balance will be paid by the respective Shareholders within 12 months of the date hereof in accordance with the By-Laws and applicable law.

           Section 2.2. Initial Shareholding Interests. For purposes of this Agreement, after giving effect to the initial capitalization of the JSC, the initial Shareholding Interest of each Shareholder in the JSC is:

                    Initial

Shareholder         Shareholding Interest


Ecopetrol                            25.0%
BP Pipelines                         15.2%
TOTAL Pipeline                       15.2%
Triton Pipeline                       9.6%
IPL Enterprises                      17.5%
TCPL International                   17.5%


The Shareholding Interest of each Shareholder is subject to adjustment from time to time in accordance with the terms hereof and the By-Laws.

           Section 2.3. Purpose; Limitation on Activity of the JSC. The Shareholders have incorporated the JSC for the sole purpose of acquiring, developing, constructing, financing, completing, owning and operating the Oleoducto Central. The activities of the JSC shall be limited to the activities set forth in this Agreement, the other Project Agreements and the By-Laws.

             Section 2.4. By-Laws. Each Shareholder agrees not to take, and to prevent the Directors nominated by it from taking, any action contrary to the By-Laws or to the provisions of this Agreement.

          Section 2.5. Voting Trust Agreement. Each of the Shareholders (except Ecopetrol) agrees to enter into the Voting Trust Agreement on or prior to February 28, 1995 providing for the transfer of the voting rights attaching to its Shares to the voting trustee named therein, to transfer to such voting trustee pursuant thereto any voting rights to Shares it may acquire in the future, and to comply with the terms thereof.

          Section 2.6. Dividend Trust Agreement. Each of the Shareholders agrees to enter into the Dividend Trust Agreement on or prior to February 28, 1995 and to comply with the terms thereof.

          Section 2.7. Relationship of Parties. Nothing herein shall be construed to create a general partnership between or among the Shareholders and the JSC. Except as expressly authorized by this Agreement, the other Project Agreements or the By-Laws, nothing herein or therein shall be construed to authorize any Party to act as the agent of any other Party, nor to permit any Party to act on behalf of or bind any other Party or to give any Party the authority to act for or to assume or incur any obligations or liabilities on behalf of any other Party.

           Section 2.8. Dealings by the JSC with the Parties. Except as otherwise contemplated herein and in the other Project Agreements, all transactions between the JSC and any of the other Parties or their Affiliates shall be on terms and conditions no less favorable to the JSC than those that would be applicable in comparable transactions between independent parties acting at arm's length.

          Section 2.9. Other Business Opportunities. Except as expressly provided in this Agreement, the other Project Agreements and the By-Laws, each of the Parties and each of their respective Affiliates shall have the right independently to engage in and receive full benefits from any business activities, whether or not in competition with the activities and operations of the JSC or the Oleoducto Central, without first consulting any of the other Parties. No Party shall have any obligation to any of the other Parties or the JSC with respect to any investment in or acquisition, construction or development of any other pipeline transportation facilities or extensions thereof in Colombia or elsewhere, other than as required or contemplated by this Agreement, the other Project Agreements or applicable law.

              Section 2.10. Mutual Collaboration. The Parties recognize that circumstances may arise which were not foreseen at the date of this Agreement and which will have a significant effect upon the JSC, the Oleoducto Central or upon a Party in respect of the JSC or the Oleoducto Central. The Parties agree to consult in the spirit of mutual collaboration in an attempt to resolve any problems arising from such unforeseen circumstances. The Parties expressly acknowledge that this Section only obligates the Parties to consult in good faith.

       Section 2.11. Changes as Arrangements are Developed. The Parties recognize that development of arrangements for the financing and of other elements of the Oleoducto Central may make changes in the project structure or in the Project Agreements or otherwise in respect of the Oleoducto Central necessary or desirable and that as of the date hereof certain of the Project Agreements to which they are to be parties have not yet been negotiated, executed and delivered. The Parties agree to consult in good faith to effect any such changes which they may agree upon and to negotiate in good faith with respect to those Project Agreements which have not yet been negotiated, executed and delivered. The Parties expressly acknowledge that this Section only obligates the Parties to consult and negotiate in good faith.


                                ARTICLE THREE

                            OPERATIONS OF THE JSC

          Section 3.1. Operator; Access. The JSC and the Operator shall enter into the Oleoducto Central Operations Agreement in connection with the operation of the Oleoducto Central which will, among other matters, give effect to the Operating Principles. The JSC shall enter into Access Agreements which will, among other matters, give effect to the Access Principles.

            Section 3.2. Services. Each of the Shareholders may provide to the JSC such services as the Operator or the JSC may from time to time reasonably request on such terms as may be mutually agreed. At the reasonable request of the Operator or the JSC, each of the Shareholders shall consider making available its or its Affiliates' employees to provide services to the JSC but shall be under no obligation to make available such employees.

           Section 3.3. Annual Operating Budgets and Plans; Construction Budgets; Post-Completion Capital Budgets; Reports. (a) The JSC shall instruct the Operator to prepare and provide to the JSC for approval by the Board of Directors an operating budget (including the then required level of maintenance capital expenditures) and operating plan ("Annual Operating Budget") for the next fiscal year. The proposed Annual Operating Budget shall be provided to the Board of Directors not later than 60 days prior to the beginning of the fiscal year of the JSC beginning January 1 to which it relates and shall include, without limitation, the following:

          (i)  an estimate of proposed maintenance capital expenditures,
indicating  the            item or type of expenditure, the necessity therefor
and the time of such expenditure;

            (ii)  an estimate of the Annual Revenue Requirement and other cash
receipts  to           be received and the operating costs to be incurred, and
the  basis on which such                estimates were prepared, including the
Throughput Nominations of the Initial Shippers      and any third parties; and

     (iii) such further detail as the Board of Directors may request.

No line in the Annual Operating Budget shall exceed 10% of the total Annual Operating Budget, unless otherwise agreed by the Board of Directors.

              (b) Prior to the Completion Date, the JSC shall instruct the PCMT Manager to prepare and provide to the JSC for approval of the Board of Directors an annual construction budget for the next fiscal year. Such construction budget shall be provided to the Board of Directors not later than 60 days prior to the beginning of the fiscal year of the JSC to which it relates and shall include, without limitation, an estimate of proposed construction expenditures, indicating the item or type of expenditures, the purpose thereof and the timing of such expenditures and such further detail as the Board of Directors may request.

               (c) Following the Completion Date, the JSC shall instruct the Operator to prepare and provide to the JSC for approval of the Board of Directors an annual capital expenditure budget for non-maintenance capital expenditures ("Capital Budget") for the next fiscal year. The proposed Capital Budget shall be provided to the Board of Directors not later than 60 days prior to the beginning of the fiscal year of the JSC to which it relates and shall include, without limitation, an estimate of proposed non-maintenance capital expenditures, indicating the item or type of expenditures, the purpose thereof and the timing of such expenditures, plus a budget for the operating costs related to such capital expenditures and such further detail as the Board of Directors may request.

            (d) The JSC shall instruct the Operator to prepare and provide to the JSC for approval of the Board of Directors not later than 60 days prior to the beginning of the fiscal year of the JSC to which it relates:

       (i) an estimate of the requirements for funds and the estimated timing of such requirements for such year; and

     (ii)  an estimate of working capital requirements for such year.

               (e) The JSC shall instruct the Operator to prepare and provide such other forecasts and estimates covering shorter or longer periods or particular projects as the Board of Directors may direct. Such other annual forecasts and estimates shall be provided to the Board of Directors not later than 30 days prior to the fiscal year to which they relate.

            (f) Prior to the Completion Date not later than 15 days after the end of each calendar month (other than a calendar month that is the final calendar month in a fiscal quarter), the JSC shall instruct the PCMT Manager to furnish to the Board of Directors a summary of construction activities relating to each Segment of the Oleoducto Central conducted during such month, including for each such Segment, prior to its completion, a comparison of expenditures to budget and actual construction timetable to that projected for the period in such detail as may be requested from time to time by the Board of Directors or reasonably by any Shareholder, together with a summary of routine monthly reports prepared by the PCMT Manager for its own use.

             (g) As soon as practicable but not later than 30 days after the end of each fiscal quarter, the JSC shall instruct the PCMT Manager and/or the Operator to furnish to the Board of Directors and Shareholders (i) a summary of construction or operations, as the case may be, of the Oleoducto Central conducted during such quarter, together with a profit and loss account, statement of source and application of funds and balance sheets showing actual expenditure to date against the applicable Capital Budget and Annual Operating Budget, and latest estimates to the Completion Date or fiscal year end, as the case may be, and (ii) prior to the Completion Date, construction reports showing physical progress to date against the Capital Budget and latest estimates to the Completion Date, as well as such other pertinent financial or other information as may be requested from time to time by the Board of Directors or reasonably by any Shareholder.

            (h) The JSC shall make, or shall cause to be made, a prompt report to the Board of Directors and Shareholders of (i) any unexpected occurrence which will, or is likely to, materially affect the construction or operation of the Oleoducto Central or the JSC; (ii) any actual or anticipated aggregate expenditures by the JSC during a period that exceed the aggregate budget expenditures for such periods by 5% in the aggregate or more than 10% for any particular item; and (iii) any anticipated deviations from the estimates set forth in the Annual Operating Budget or Capital Budget of the amounts and timing of funds that will be required with respect to the agreed expenditures.

          Section 3.4.       Approval of the Annual Operating Budget and
Capital Budget.
   (a) In accordance with the By-Laws, the Annual Operating Budget shall be approved by at least four of the six members of the Board of Directors.
Should the Board of Directors propose to make any amendments, alterations, deletions or insertions to the proposed Annual Operating Budget, such amendment, alteration or deletion will require the vote of at least four of the six members of the Board of Directors.

          (b) Even if the Annual Operating Budget has been approved, the Board of Directors may, by a vote of at least four of the six directors, amend the Annual Operating Budget.

            (c) The Shareholders recognize that rejection or amendment of the Annual Operating Budget pursuant to subsection (a) or (b) above may require adjustments in the incentive compensation performance criteria relating to the Operator incentives provided for in the Operating Principles and to be reflected in the Oleoducto Central Operations Agreement to the extent that performance criteria were agreed prior to any such rejection or amendment.

          (d) The Capital Budget, in accordance with the By-Laws, shall require the unanimous approval of the Board of Directors.

            Section 3.5. Project Construction Management. The JSC shall be responsible for construction activities. To enable the JSC to carry out such activities, it will enter into:

      (a) a technical services and management agreement with BPEC pursuant to which BPEC will provide the services of Ed Truett or another of its employees acceptable to the Parties (approximately 50% of the individual's time) to act as manager of the project construction management team (the "PCMT Manager") of the JSC responsible for construction activities, together with appropriate technical support; and

     (b) a technical services and management agreement with the Canadian Group or an Affiliate or Affiliates of the members thereof or any joint nominee thereof pursuant to which the Canadian Group will provide the services of Wayne Sartore or another of its employees acceptable to the Parties, together with technical support, plus such other assistance as the JSC may decide can usefully be provided or cause to be provided by the Canadian Group.

In addition, the JSC shall enter into such contracts (including, without limitation, supply, employment, service and engineering contracts) as are necessary to perform construction, testing, start-up and other associated operations necessary for the entering into service of each Segment. These contracts will include the transportation element of the current contract between BPEC and Brown & Root, Inc. or an Affiliate thereof, which will be assigned by BPEC to the JSC, as well as any contract for the supply of pipe.

                                 ARTICLE FOUR

                  BOARD OF DIRECTORS; OFFICERS; PROCEEDINGS

          Section 4.1. Board of Directors. The Board of Directors shall have the responsibilities set forth in the By-Laws. The Board of Directors will consist of six members. Directors will be elected as provided in the By-Laws and, except for the director to be nominated by Ecopetrol, pursuant to the provisions of the Voting Trust Agreement. The initial members of the Board of Directors and their alternates are set forth below:

Shareholder         Director              First and Second Alternates
Ecopetrol           Ismael Arenas         Mauricio Vega, Gabriel Reyes
BP Pipelines        Nicholas P. Connolly  David de Gruyter, Harry Koppel
TOTAL Pipeline      Jacques de Boisseson  Yves Cerf-Mayer, Jean Guilbert
Triton Pipeline

                    A.E. Turner           Bernard Gros-Dubois, Don M. Drinkard, Jr.
IPL Enterprises     Benny J. Phillips     Donald M. Wishart, Wayne M. Sartore
TCPL International  Michael Durnin        Robert M. Jensen, Arthur J. Epp


           Section 4.2. Officers. The Board of Directors shall appoint the officers of the JSC in accordance with the By-Laws.

     Section 4.3. Language of Proceedings. The proceedings of the Board of Directors and Shareholders of the JSC shall be conducted in the Spanish language. At the request of any member of the Board of Directors or any Shareholder holding at least 9% of the outstanding Shares, as the case may be, the JSC shall provide for a simultaneous translation of such proceedings into English. The formal minutes of meetings of the Board of Directors and Shareholders shall be maintained in the Spanish language and an English version shall be made available to all directors and Shareholders. In the event of any conflict between the Spanish version of such minutes and the English version, the Spanish version will control.


                                 ARTICLE FIVE

                        FINANCING OF OLEODUCTO CENTRAL

          Section 5.1.       Financing Plan; Financing Committee.  (a)(i)
Unless otherwise agreed by the Shareholders, the plan for the sources and amounts of financing for the acquisition, construction and development of the Oleoducto Central, including capitalized interest (as the same may be amended from time to time in accordance with the terms hereof, the "Financing Plan"), is currently expected to be based on the following proportions of debt and equity:

Source                                   Amount                Percent
                                                (Nominal U.S.
                                         Dollars in Millions)

Senior Debt                              $               1,421       70%
Equity Contributions and Pre-Completion
   Accrued Returns
 Return                                                   609       30%
               Total                     $               2,030      100%

The  current  indicative terms of the Financing Plan are set forth in Schedule
F.

            (ii)     The Shareholders agree that the capitalization of the JSC
shall consist of approximately 70% Senior Debt and approximately 30% Equity Contributions and Pre-Completion Accrued Returns when the financing of the Oleoducto Central is completed. The Shareholders agree that as nearly as possible such Senior Debt and Equity Contributions should be funded in accordance with the uses of funds set forth in the Financing Plan as amended from time to time. Prior to completion of such funding, the Parties shall cooperate in order to maintain the JSC's capitalization as close as possible to 70% Senior

Debt and 30% Equity Contributions and Pre-Completion Accrued Returns, but recognize that during the construction of the Oleoducto Central (i) until the first borrowing of Senior Debt by the JSC, the capitalization of the JSC will be 100% Equity Contributions and Pre-Completion Accrued Returns and (ii) the timing of borrowings of Senior Debt by the JSC will cause the capitalization of the JSC to vary. The Shareholders agree that unless the JSC has been successful in achieving a percentage of Senior Debt equal to at least 60% of its then existing capitalization by the later of one year from execution and delivery of the Project Agreements and April 1, 1996 (unless construction of the Oleoducto Central has been delayed in which case such date shall be extended by a corresponding amount of time), a Special Committee of Shareholders or of the Board of Directors shall be established to review and modify the Financing Plan in a manner acceptable to Shareholders holding at least 90.41% of the outstanding Shares. In this regard consideration shall be given to requesting Initial Shippers to provide loans in order to increase the proportionate share of the JSC's capitalization represented by Senior Debt. Such loans shall be deemed to be Senior Debt.

          (b) The Board of Directors may establish a financing committee (the "Financing Committee"), which shall be composed of one member representing each Shareholder or an Affiliate thereof, together with the officer of the JSC responsible for finance, and shall report to the Board of Directors. The Financing Committee shall have the following responsibilities:

       (i) to update the Financing Plan at least quarterly based on actual to date Project Cost and to review and update Project Cost forecasts as provided by the PCMT Manager;

     (ii) to revise the forecast funding requirements of the JSC for the subsequent four quarters on a quarterly basis;

     (iii) to coordinate the funding of Senior Debt by the JSC to ensure that the JSC obtains Senior Debt and Equity Contributions on a timely basis in accordance with the then current Financing Plan; and

       (iv) to provide the Shareholders with a schedule of specific projected Senior Debt and Equity Contribution funding requirements (including the date or dates such funding is required and the amounts thereof) at least 105 days in advance of the date any such funding is expected to be required.

The Committee's decisions shall be in the form of recommendations to the Board of Directors.

          (c) Each Initial Shipper agrees to notify the JSC and the Financing Committee of its intention to assist the JSC in arranging Senior Debt at least 90 days in advance thereof and to provide them on a quarterly basis with a non-binding estimate of funding sources for the subsequent four quarters. Without the consent of Ecopetrol, each of BP Pipelines and TOTAL Pipeline severally agrees that neither it nor any Affiliate will arrange for any Senior Debt of the JSC with respect to the Senior Debt Tranche (as defined below) attributable to it to be raised in the public or private markets for securities transactions.

          (d) If, by December 31, 1995, the Shareholders determine that it is not possible to achieve a capitalization of the JSC on the basis of the then current Financing Plan, the Shareholders will decide by holders of at least 90.41% of the outstanding Shares that each Shareholder or any of its Affiliates will either:

     (i) support the JSC in arranging debt by either arranging loans provided by such Shareholder or an Affiliate on a several basis, or supporting the making of such loans by third parties, so that the capitalization of the JSC then consists of 70% Senior Debt and 30% Equity Contributions and
Pre-Completion Accrued Returns; or

     (ii) increase its Equity Contributions pro rata to its Shareholding Interest so that the resulting capitalization of the JSC consists of approximately 60% Senior Debt and 40% Equity Contributions and Pre-Completion Accrued Returns. Such Equity Contributions shall consist of the purchase of Shares for cash or, if the Parties otherwise unanimously agree, the purchase of either a combination of Shares and Subordinated Notes for cash or Subordinated Notes for cash, but only if the projected annual return on such Equity Contributions calculated in accordance with Section 5.4(b) is at least 13.5% after payment of all Colombian Taxes.

             (e) In the event that the Financing Plan as amended from time to time reflects an estimated Project Cost that exceeds by more than $50 million, the original estimated Project Cost set forth in the Financing Plan in Schedule F to this Agreement as originally signed then the JSC shall convene an emergency meeting of the Board of Directors as soon as practicable after the release of such amended Financing Plan to discuss methods of funding such increase in cost.

             Section 5.2. Senior Debt. (a) The Shareholders agree that the JSC shall borrow Senior Debt from a combination of export credit agencies, suppliers' financing, commercial banks, public and private capital markets, and Shareholders and their Affiliates. The Shareholders recognize that the precise allocation of the JSC's borrowings of Senior Debt among such sources will depend upon a number of factors, including, without limitation, capital market conditions, the availability, terms and conditions of financing provided or supported by export credit agencies, and the availability of financing provided or arranged by Shareholders and their Affiliates. The Shareholders agree that the Financing Plan will be designed so as not to jeopardize the existing and future financing raised and to be raised by the Initial Shippers with respect to the exploration, development and production of the Fields. Each Shareholder also agrees to cause its Affiliate that is an Initial Shipper to design any future financing for such exploration, development and production in such a manner as to not materially jeopardize the Financing Plan.

          (b)(i) The JSC shall be the borrower of all Senior Debt included in the Financing Plan. The Senior Debt, including the loans contemplated in Sections 5.1(d)(i), shall be borrowed by the JSC in four tranches of Senior Debt (each, a "Senior Debt Tranche") provided by four separate groups of Senior Lenders (each, a "Senior Lender Group"). Each Senior Debt Tranche shall be separately secured by Collateral consisting of obligations of a single Initial Shipper Group.

          (ii) All Senior Debt shall rank pari passu with respect to the Collateral securing Senior Debt within a particular Senior Debt Tranche. The Parties agree that each Senior Lender Group will have no recourse to any assets or rights of the JSC other than the Collateral separately supporting the related Senior Debt Tranche. The JSC agrees not to assign its rights in any agreements or grant any security interests in any of its assets in favor of any Senior Lender Group other than the Collateral separately supporting the related Senior Debt Tranche which shall be used solely to support such Tranche. The Parties agree to structure the Senior Debt so that the rights and remedies of each Senior Lender Group will be entirely separate and the exercise of rights and remedies by one Senior Lender Group against the Collateral separately supporting the related Senior Debt Tranche will not entitle any other Senior Lender Group to exercise any rights and remedies against its Collateral or the Collateral of any other Senior Lender Group or against any other assets or rights of the JSC.

          (iii) The Parties agree that the common terms and conditions applicable to all Senior Debt and Senior Lender Groups and within each Senior Debt Tranche shall be included in the Common Security Trust Agreement, and that all provisions specific to an individual borrowing or issuance of Senior Debt under a particular Senior Debt shall be included in the Senior Debt Agreement with respect to such borrowing or issuance.

          (c)(i) The JSC agrees with each Shareholder to use reasonable commercial efforts to obtain Senior Debt from Senior Lender Groups in such amounts and at such times as set forth in the then current Financing Plan. Senior Debt provided by a Senior Lender Group shall have (i) an annual interest rate or interest rate formula at the time of borrowing of not more than 600 basis points above the U.S. Treasury note of comparable maturity,
(ii)  a  term to maturity of not less than seven years nor more than 15 years,
(iii)a principal repayment profile starting not later than six months after the Completion Date and which is, for any six month period for each Senior Debt Tranche of an Initial Shipper Group, at least equal to its Proportionate Share of Non-Cash Items included in tariffs projected to be received by the JSC in such period as determined in accordance with the Tariff Principles,
(iv) such terms and conditions (insofar as such terms apply to the JSC) as set forth in the Common Security Trust Agreement, and (v) such additional terms and conditions to be set forth in the Senior Debt Agreement with respect thereto as may be agreed by the person that has been nominated for election as director by the Shareholder whose Subscription Agreement is to be assigned by the JSC for the benefit of such Senior Lender Group and to whom authority to negotiate such Senior Debt Agreement is delegated by the Board of Directors in accordance with the By-Laws and this Agreement, provided that such additional terms are not in conflict with this Agreement, the Common Security Trust Agreement and all other Financing Agreements entered into by the JSC, the Shareholders, the Initial Shippers and their Affiliates, and do not jeopardize in any material respect future financings of the JSC. If there is a dispute as to whether the proviso to the preceding sentence has been breached, the Board of Directors of the JSC shall determine whether any such conflict or jeopardy exists. In addition, any such additional term, or change in the term of any Financing Agreement, which materially adversely affects the 13.5% annual return to the Canadian Group set forth in Section 5.4(b) shall require the consent of the Canadian Group.

          (ii) All fees incurred on or prior to the date of the first drawdown in connection with obtaining finance from a Senior Lender Group (including, without limitation, commitment fees, upfront fees, advisory fees, underwriting fees, administration fees, insurance premiums, exposure fees, management fees, and facilities fees) shall be for the account of the JSC. Such fees may be charged by an Affiliate of an Initial Shipper Group Shareholder and may approximate the similar fees that may be charged in respect of any other Senior Debt Tranche provided by third parties.
     (iii) The JSC agrees, and each Shareholder that is a member of an Initial Shipper Group agrees to cause each of the other members of its Initial Shipper Group to agree, to use its best efforts to assist the JSC in obtaining Senior Debt as nearly as possible in accordance with the uses of funds identified in the "Use of Funds" table in the then current Financing Plan so that borrowings of Senior Debt by the JSC will be made on a pro rata basis from each Senior Lender Group. In the event that such pro rata borrowings are not possible due to capital market conditions or other factors and the JSC raises Senior Debt under the Senior Debt Tranche secured by the Collateral of a particular Initial Shipper Group prior to the time that such Senior Debt is required in accordance with such table, then (A) for the period of six months following the first date on which additional interest expense in respect of such Senior Debt is accrued by the JSC, the JSC shall bear the cost of the additional after tax amount of interest expense on that amount of Senior Debt which is scheduled to be drawn to meet the requirement for funding identified in the Financing Plan, during that six month period, and the Shareholder which is a member of such Initial Shipper Group shall pay to the JSC the total amount of the after tax interest expense (net of interest income earned by the JSC) above such amount, and (B) for the period after such initial six months the relevant Shareholder shall pay to the JSC the total amount of after tax interest expense (net of such interest income) on such Senior Debt.

          (iv) If the JSC raises Senior Debt prior to the time that such Senior Debt is required by the Use of Funds table in the then current Financing Plan then each of the Shareholders which are not members of the Initial Shipper Group whose Collateral has supported such Senior Debt may require the JSC to raise or arrange on behalf of the JSC, Senior Debt supported by the Collateral of the Initial Shipper Group of which it is a member in order to preserve the pro rata basis for the raising of Senior Debt.
  In this event the terms of this Section 5.2(c) concerning the liability of the JSC and such Shareholder for any additional interest expense incurred by the JSC shall apply.

              (v) Subject to the Financing Agreements, any drawings of Senior Debt which is raised prior to the time it is required under the Use of Funds table in the then current Financing Plan shall be placed by the JSC in United States Treasury bills or, at the option of the relevant Shareholder, in short-term (less than 90 days) debt securities, commercial paper or treasury deposits of its ultimate parent company which are rated A or better by Standard & Poor's Corporation or the equivalent thereof by another Internationally Recognized Statistical Rating Agency.

          (d) In the event that the JSC, despite the use of its best efforts, is unable to obtain commitments (formal or informal) for all or any portion of the Senior Debt Tranche of an Initial Shipper Group, the JSC shall first advise the Shareholder of such Initial Shipper

Group and each other Shareholder of the difficulties it is having and if such difficulties continue, may thereafter (but not prior to the expiration of 30 days from such first advice), deliver to such Shareholder and each other Shareholder a notice which shall specify the amount of such Senior Debt that the JSC has been unable to obtain (the "Senior Debt Shortfall") and the date on which such Senior Debt is required to be provided and disbursed to the JSC in accordance with the then current Financing Plan. Such notice of Senior Debt Shortfall must be provided by the JSC at least 45 days prior to such date. The JSC and such Shareholder shall then meet and in good faith discuss alternative bases on which such Senior Debt may be obtained, including, without limitation but subject to Section 5.2(c), changes or additions to the agreements being assigned for the benefit of the proposed provider of such Senior Debt.

           (e) If such Senior Debt is not so disbursed to the JSC on or prior to the date specified in the Senior Debt Shortfall notice, except as otherwise provided in the Political Events Agreement, then (i) or (ii) shall apply:

         (i) if (x) the total amount of Senior Debt supported by such Initial Shipper Group's Collateral that has been disbursed to the JSC as of such date is less than 85% of the aggregate Senior Debt Tranche to be supported by such Initial Shipper Group's Collateral in the then current Financing Plan or (y) the sum of such Senior Debt disbursed to the JSC plus Equity Contributions made by such Initial Shipper Group as of such date is less than 85% of the aggregate Senior Debt to be supported by such Initial Shipper Group's Collateral plus Equity Contributions to be made by such Initial Shipper Group in such Financing Plan, the JSC shall apply the Transportation Agreement Step-Up (as defined below) to the Initial Shipper in such Initial Shipper Group and the applicable percentage shall be 250%.

        (ii) if (x) the total amount of Senior Debt supported by such Initial Shipper Group's Collateral that has been disbursed to the JSC as of such date is greater than 85% of the aggregate Senior Debt Tranche to be supported by such Initial Shipper Group's Collateral in the then current Financing Plan and
(y) the sum of such Senior Debt supported by such Initial Shipper Group's Collateral disbursed to the JSC plus the Equity Contributions made by such Initial Shipper Group as of such date is greater than 85% of the aggregate Senior Debt to be supported by such Initial Shipper Group's Collateral plus Equity Contributions to be made by such Initial Shipper Group in such Financing Plan, then the JSC shall apply the Transportation Agreement Step-Up to the Initial Shipper of such Initial Shipper's Group and the applicable percentage shall be 150%, provided that the 150% tariff increase shall apply only to such Initial Shipper's pro rata share of all Petroleum in excess of 185,000 barrels per day shipped by such Initial Shipper or on its behalf.

             (f) The "Transportation Agreement Step-Up" shall mean the right of the JSC in the Transportation Agreement with an Initial Shipper

     (i) to increase the tariff applicable to Petroleum shipped by such Initial Shipper or on its behalf by a specified percentage of the tariff originally applicable under such Transportation Agreement for the shipment of Petroleum (or to exercise any alternative right provided in the Transportation Agreement or which may otherwise be available to it and which will achieve substantially the same economic result), for a period beginning, in the case of Senior Debt, on the date specified in the notice of Senior Debt Shortfall, and in the case of an Equity Contribution shortfall, on the date specified in the call for the Equity Contribution, and ending one year after the date the Senior Debt Shortfall actually was remedied (whether by Initial Shipper Bridge Loan or by obtaining Senior Debt from a third party which may be an existing provider of Senior Debt), in each case solely supported by Collateral other than any other Initial Shipper Group's Collateral or any assets of the JSC) or the Equity Contribution is made, and

       (ii) for the remaining term of such Transportation Agreement, to apply the highest of the tariff originally applicable in such Transportation Agreement, the Third Party Tariff and the Overutilizer Tariff to that proportion of capacity of each Segment for which such Initial Shipper was entitled to pay the tariff originally specified in such Transportation Agreement represented by the percentage amount that, in the case of a Senior Debt Shortfall, is equal to the amount of the Senior Debt Shortfall divided by the aggregate amount of Senior Debt in the Senior Debt Tranche related to the Initial Shipper under such Transportation Agreement and the maximum amount of Equity Contributions set forth in the Subscription Agreement of the related Shareholder, in each case as shown in the then current Financing Plan, and, in the case of a failure to make an Equity Contribution, is the amount of such Equity Contribution divided by the same denominator.

The incremental tariffs payable by such Initial Shipper included in the sum of
(i) plus (ii) above which are above those tariffs otherwise payable, shall accrue, after Colombian Taxes, to the party that provides funding for such Senior Debt Shortfall or Equity Contribution shortfall, and otherwise shall accrue to the JSC.

          (g) In order to fund a Senior Debt Shortfall with respect to Senior Debt to be supported by a given Initial Shipper Group's Collateral, the JSC may request that the relevant Shareholder procure that its related Initial Shipper provide a commitment to provide an Initial Shipper Bridge Loan on or prior to the date specified in the notice of Senior Debt Shortfall. If such commitment is not obtained in 15 days or if the Initial Shipper Bridge Loan is not provided on the date the Senior Debt Shortfall is due, then the JSC may request a Shareholder Bridge Loan (as defined below) provided that if the Initial Shipper Bridge Loan is provided on or prior to the date specified in the notice of Senior Debt Shortfall, and meets the full amount of such Shortfall, the JSC shall accept the Initial Shipper Bridge Loan in lieu of any Shareholder Bridge Loan. In any case, the JSC shall continue to try to raise the Senior Debt Shortfall.

           (h) "Initial Shipper Bridge Loan" shall mean a bridge loan from an Initial Shipper or an Affiliate of such Initial Shipper or a financial institution on its behalf. In such case, the Initial Shipper Bridge Loan shall accrue interest at an annual rate equivalent to the annual interest rate implied by the Benchmark Interest Expense, and shall mature not earlier than the then average life of the outstanding Senior Debt Tranche of such Initial Shipper. If not replaced after 30 days, such Initial Shipper Bridge Loan shall convert to a loan at the applicable rate implied by the Benchmark Interest Expense and such Initial Shipper Bridge Loan shall be part of the Senior Debt Tranche supported by such Initial Shipper Group's Collateral, provided that any changes which are necessary to comply with the terms of the Common Security Trust Agreement are made in accordance with the terms thereof.

           (i) "Shareholder Bridge Loan" shall mean a bridge loan provided by one or more Shareholders or their Affiliates or one or more financial institutions on their behalf, at their option, which are not in default for failing to make an Equity Contribution or are not a member of an Initial Shipper Group with a Senior Debt Shortfall. Such Shareholder Bridge Loan shall bear interest at the rate specified in paragraph (h) above. If such loan is not repaid within 90 days with the proceeds of a loan secured by the Collateral supported by the Initial Shipper Group whose Shareholder is associated with the Senior Debt Shortfall or, if the Shareholder Bridge Loan has been provided to meet a failure to make an Equity Contribution by a member of an Initial Shipper Group, then the JSC shall exercise its rights under the Transportation Agreement with the Initial Shipper in such Shareholder's Initial Shipper Group to increase the tariff applicable to Petroleum shipped by such Initial Shipper or on its behalf by 250% of the tariff otherwise applicable for shipment of Petroleum in the event subsection 5.2(e)(i) or 5.3(b)(i) is applicable and 150% of such amount if subsection 5.2(e)(ii) or 5.3(b)(ii) is applicable, in each case for a period beginning, in the case of a Senior Debt Shortfall, on the date specified in the notice of Senior Debt Shortfall, and, in the case of a call for an Equity Contribution, on the date specified in the notice of call for such Equity Contribution, and ending two years following the repayment of such Shareholder Bridge Loan. The incremental tariffs payable by such Initial Shipper above those otherwise payable shall accrue, after taxes, to the Shareholder that provides or procures the provision of the Shareholder Bridge Loan.

     (j)If such Senior Debt Shortfall continues for 20 days following the date of such notice of Senior Debt Shortfall, an emergency meeting of the Board of Directors shall be convened on a date at least five days prior to the date specified in the notice of Senior Debt Shortfall to determine a method of funding such Senior Debt Shortfall. Such meeting need not be held if the Senior Debt Shortfall is funded.

          Section 5.3. Several Commitments of Shareholders to Make Equity Contributions
(a) Each Shareholder agrees to enter into a Subscription Agreement with the JSC providing for the making of Equity Contributions in proportion to such Shareholder's respective Shareholding Interest, upon the call of the JSC and in conformity with annual Capital Budgets and Funding Resolutions, as such funding requirements are updated by the Financing Committee in the Financing Plan and to comply with the terms hereof. The JSC agrees that any call made by it for the making of Equity Contributions by a Shareholder shall only be made simultaneously with a call to all Shareholders and that the proceeds from any Equity Contribution or payment under any Performance Guarantee Agreement shall be used for capital expenditures to be incurred in connection with the construction of the Oleoducto Central.

          (b) If a Shareholder fails to make an Equity Contribution on a timely basis, and such failure continues for 15 Business Days, then, except as otherwise provided in the Political Events Agreement, (i), (ii) or (iii) shall apply:

     (i) if such defaulting Shareholder is an Initial Shipper or Affiliate of an Initial Shipper and if (x) the total amount of Senior Debt supported by such Initial Shipper Group's Collateral and disbursed to the JSC as of such date is less than 85% of the aggregate Senior Debt Tranche to be supported by such Initial Shipper Group's Collateral in the then current Financing Plan or
(y) the sum of Senior Debt supported by such Initial Shipper Group's Collateral and disbursed to the JSC plus Equity Contributions made by such Initial Shipper Group as of such date is less than 85% of the aggregate Senior Debt to be supported by such Initial Shipper Group's Collateral plus Equity Contributions to be made by such Initial Shipper Group in such Financing Plan, the JSC shall apply the Transportation Agreement Step-Up to the Initial Shipper in such Initial Shipper Group and the applicable percentage shall be 250%;

     (ii) if such defaulting Shareholder is an Initial Shipper or an Affiliate of an Initial Shipper and if (x) the total amount of Senior Debt supported by such Initial Shipper Group's Collateral and disbursed to the JSC as of such date is greater than 85% of the aggregate Senior Debt Tranche to be supported by such Initial Shipper Group's Collateral in the then current Financing Plan and (y) the sum of Senior Debt supported by such Initial Shipper Group's Collateral and disbursed to the JSC plus Equity Contributions by such Initial Shipper Group made as of such date is greater than 85% of the aggregate Senior Debt to be supported by such Initial Shipper Group's Collateral plus Equity Contributions to be made by such Initial Shipper Group in such Financing Plan, the JSC shall apply the Transportation Agreement Step-Up to the Initial Shipper in such Initial Shipper Group and the applicable percentage shall be 150%, provided that the increased tariff shall only apply to the Initial Shipper's pro rata share of all Petroleum in excess of 185,000 barrels per day shipped by such Initial Shipper or on its behalf; or

     (iii) if such defaulting Shareholder is IPL Enterprises or TCPL International or any successor or assign thereto, the JSC shall exercise its right to cancel partially or entirely payment of operating, incentive and other fees payable under the Oleoducto Central Operations Agreement at the direction of the Initial Shippers for a period of up to five years, and if such default continues for more than 90 days the JSC shall have the right to terminate such Oleoducto Central Operations Agreement without compensation to (and without prejudice to its accrued rights against) the Operator (in each case except to the extent provided in the Political Events Agreement).

          (c) In order to avoid a failure by a Shareholder to make any Equity Contribution, if the JSC has any reasonable grounds to believe that such Shareholder may not be able to make such Equity Contribution, the JSC may, 45 days before an Equity Contribution is due, request a commitment to make a Shareholder Bridge Loan on the date of the Equity Contribution. If no Shareholder Bridge Loan Commitment is made or if such Bridge Loan is not made, or if such Bridge Loans do not cover the shortfall in Equity Contributions, the JSC may request that other Shareholders, at their option, fund such Equity Contributions in return for Shares. If more than one non-defaulting Shareholder chooses, at its option, to participate in such Equity Contribution then such Shares shall be sold pro rata to each such non-defaulting Shareholder choosing to participate or otherwise as they may mutually agree. In such a case, such default shall not be deemed to be cured.

          (d) If the JSC continues to believe for any reason that a Shareholder may not be able to make an Equity Contribution on time, an emergency meeting of the Board of Directors shall be convened on a date at least five days prior to the date specified in the notice of call for an Equity Contribution to determine a method of funding such anticipated shortfall. Such meeting need not be held if the Equity Contribution shortfall is funded.

          (e) In the event there is a Senior Debt Shortfall or a shortfall in Equity Contributions for purposes of Section 5.2(e) or 5.3(b), as the case may be, any Accrued Return accumulated for the benefit of the non-funding Shareholder or any of its successors or assigns after occurrence of such Senior Debt Shortfall or shortfall in Equity Contributions, as the case may be, will accumulate for the benefit of and ultimately be paid to the parties which have provided funding under Section 5.2(g) or 5.3(c) until the failure is cured, all in accordance with the terms of the Dividend Trust Agreement; provided that, in case of suspension of the non-funding Shareholder's Purchase Obligation and application to it of the OCA Remedies under the Political Events Agreement (as those terms are defined therein), any Accrued Returns accrued prior to such suspension will accumulate for the benefit of the non-funding Shareholder or any of its successors or assigns and any dividends accumulated thereafter will accumulate for the benefit of and ultimately be paid to, in the first instance, the other Shareholders which have provided funding pursuant to the Political Events Agreement and thereafter to any other party which has provided funding under Section 5.2(g) or 5.3(c).

          Section 5.4. Returns to Shareholders (a) Subject to the requirements of any Financing Agreements, all the cash generated by the JSC from operating and investing activities shall be applied in the following order in any year:

      (i) to pay Operating and Maintenance Costs and Colombian Taxes incurred during such year;

     (ii) to pay interest incurred and scheduled principal payments on Senior Debt during such year;

     (iii)  to pay interest and principal on any loans made pursuant to
Section 5.1(d)(i), Initial Shipper Bridge Loans and Shareholder Bridge Loans made pursuant to Section 5.2(g) or 5.3(c), if any;

     (iv) to pay interest incurred on, and Tariff guarantee fees with respect to, Tariff Advances and Transportation Notes;

     (v)  to repay Tariff Advances and Transportation Notes;

        (vi) to pay semi-annual cash dividends or distributions to or for the account of the Shareholders in accordance with paragraph (b) below, including the Subordinated Fee, and to pay interest on Subordinated Notes referred to in
Section 5.1(d)(ii) issued in substitution for Shares;

         (vii) to distribute annual Equity Amortization Amounts in accordance with Section 5.5 and to pay principal of Subordinated Notes referred to in
Section 5.1(d)(ii) issued in substitution for equity (but not including any Equity Amortization); and

       (viii) to the extent of any remaining Available Cash, to repay Advance Tariff Payments, and make other Distributions in accordance with Section 5.6;

     (ix)  to retire or repurchase any remaining outstanding Shares.

          (b) The Parties agree that subject to Section 5.4(a), the requirements of any Financing Agreements and applicable Colombian law, the JSC shall (i) prior to the date which is the earlier of the Completion Date and December 31, 1998 (the "Dividend Commencement Date"), accumulate and capitalize in each year a 13.5% annual return (net of all Colombian Taxes), on the aggregate Cash Paid-In Equity and Pre-Completion Accrued Returns (as defined herein and denominated in dollars) and (ii) subsequent to the Dividend Commencement Date pay a 13.5% annual return net of all Colombian Taxes on the Adjusted Paid-In Equity (defined in Section 5.4(c) and denominated in dollars). Such return shall be calculated monthly and paid semi-annually following the Dividend Commencement Date. Such payment shall accrue any Accrued Return accruing after the Dividend Commencement Date. Such return shall be paid by the JSC to or for the account of the Shareholders in accordance with their Shareholding Interests in the form of Distributions (but not including any Equity Amortization), in each case in conformity with Annual Operating Budgets or as the Board of Directors and the Shareholders may otherwise determine from time to time.

           (c) For purposes of sub-section (b) above," Adjusted Paid-In Equity" shall mean an amount determined as follows, regardless of the Cash Paid-In Equity of the JSC:

        (i) As of June 1, 1996 the "Target Project Cost" shall be unanimously determined by the Shareholders. Target Project Cost shall include only direct costs of the Oleoducto Central that are or may be properly capitalized on the books of the JSC, including the estimated direct cost to complete the Oleoducto Central through the expected Completion Date in the form of a Class I estimate provided by Brown & Root, Inc. or an Affiliate thereof or, if different, the principal contractor at the time (including all direct historic and projected costs, e.g., engineering, material and construction),

     (ii) Within 120 days after the end of the month in which the actual Completion Date occurs, the Shareholders shall determine the actual direct completion cost of the Oleoducto Central as of such month end on the same basis as set forth in clause (i) above ("Actual Project Cost").

     (iii) Within 30 days after the determination of the Actual Project Cost, the Shareholders shall compute the "Agreed Project Cost." The Agreed Project Cost shall be the Target Project Cost increased by any amounts arising from material and equipment defects, construction (workmanship) deficiencies and capital costs with respect to any facility arising after the facility has been commissioned, and increased or decreased, as the case may be, by changes in scope of work, provided that if the Agreed Project Cost as so determined is within $50 million of the Actual Project Cost, then the Agreed Project Cost shall be the Actual Project Cost adjusted in any case for such cost variance up to $50 million.

     (iv) Within the time period specified in clause (iii) above, the Shareholders shall also determine the percentage which the sum of Cash Paid-In Equity and Pre-Completion Accrued Returns shall represent of the total capitalization of the JSC which shall consist of the aggregate of indebtedness, Cash Paid-In Equity and Pre-Completion Accrued Returns of the JSC as of the end of the month in which the Completion Date occurs (the "Equity Percentage"). Should the Parties fail to agree on the Equity Percentage, the Equity Percentage shall be the actual percentage on such date as determined by the JSC's independent auditors.

      (v) "Adjusted Paid-In Equity" shall be a dollar amount equal to the sum of (x) Cash Paid-In Equity and Pre-Completion Accrued Returns and (y) the product of (a) the Equity Percentage and (b) the difference between the Agreed Project Cost and the Actual Project Cost e.g.,

Adjusted Paid-In Equity = Cash Paid-In Equity + Pre-Completion Accrued Returns + (Equity Percentage X (Agreed Project Cost - Actual Project Cost)).

              (d) An example of the calculation of the Agreed Project Cost is attached to this Agreement as Schedule I.

              (e) Following the determination of the Adjusted Paid-In Equity, such annual return to Shareholders shall be calculated and paid on the basis of Adjusted Paid-In Equity as calculated above or, if applicable, Adjusted Paid-In Equity decreased to reflect amortization of the Cash Paid-In Equity and Pre-Completion Retained Returns are amortized in accordance with Section 5.5.

          (f) The Tariff Principles shall reflect, and the tariffs payable by Initial Shippers shall be calculated to provide, the annual return on equity set forth in paragraph (b) above based on Adjusted Paid-In Equity determined as set forth in clause (v) of paragraph (c) above, subject to paragraph (e).

              (g) " Cash Paid-In Equity" shall mean a dollar amount equal to the aggregate of all cash payments made in exchange for (i) Shares or other capital stock of the JSC pursuant to the Subscription Agreements and (ii) Subordinated Notes pursuant to subscription agreements substantially in the form of the Subscription Agreements.

          (h) " Pre-Completion Accrued Returns" shall mean a dollar amount equal to a 13.5% annual return (net of all Colombian taxes) accumulated, capitalized and compounded by the JSC in each year prior to the Completion Date. Such returns shall be calculated on the aggregate of prior balances of Cash Paid-In Equity and Accrued Returns.

            (i) "Accrued Returns" shall mean that amount of the annual return referred to in paragraph (b) above which has not been paid and is accumulated, capitalized and compounded.

             (j) The right of a Shareholder to receive Distributions from the JSC shall not constitute Collateral supporting any Senior Debt Tranche. Any reduction in amounts available for Distributions due to a failure to make a payment or a material default of a member of an Initial Shipper Group or its successor or assign under any of the Financing Agreements or the related Transportation Agreement shall, notwithstanding such reduction, not affect the entitlement of Shareholders which are not members of a defaulting Initial Shipper Group to receive, through the operation of the Dividend Trust Agreement, their respective Shareholding Interest of the amount which, but for the default, would have been available for Distributions. The Dividend Trust Agreement shall provide that any Shareholder which is a member of an Initial Shipper Group which, through the default of any of its members has caused a reduction in the amount available for Distributions, shall only be entitled to retain the balance remaining of any Distributions after each of the other Shareholders has received its respective Shareholding Interest of the amount which, but for such default, would have been available as Distributions. The Dividend Trust Agreement will further provide that Distributions receivable by the Shareholders which are part of the defaulting Initial Shipper Group in subsequent periods will be redistributed pro rata to Shareholders which are not part of the defaulting Initial Shipper Group so as to make up any remaining shortfall in the Distributions which such Shareholders would, but for such default, have been entitled to receive in the previous periods. The Dividend Trust Agreement shall give effect to the principles set forth in this paragraph (j).

              Section 5.5. Return of Equity Contributions. (a) The JSC agrees to use all reasonable measures available to it under Colombian law to effect the Equity Amortization under arrangements satisfactory to the Shareholders associated with the Initial Shipper Groups, provided that there is no obligation on the part of any Initial Shipper to produce Petroleum and ship it if such Initial Shipper believes it would be uneconomic for it to do so.

           (b) Subject to paragraph (a) and the applicable Colombian law, the equity capital of the JSC will be repaid pro rata to the JSC's shareholders by making Distributions as follows:

        (i) Subject to clause (ii) below and to the requirements of Colombian law, no later than the last dividend date in respect of 2003 and no later than such date in respect of each of the following nine years, the JSC shall make a Distribution equal to the Annual Equity Amortization Amount; and

       (ii) The obligation to distribute an Annual Equity Amortization Amount in any year shall be suspended if the Equity Amortization Deferral Test for that year is satisfied, provided such distributions may not be suspended in respect of 2012 or any year thereafter, and provided further that such distributions shall not be suspended in any year in or after which the Oleoducto Central Operations Agreement is not extended by its terms.

        (iii) The "Equity Amortization Deferral Test shall be satisfied as to any Equity Amortization Period if cumulative BITCF (as defined below) is positive for a period commencing at the beginning of such Equity Amortization Period and ending with the third calendar year after such Equity Amortization Period and during which annual BITCF may be negative for no more than two calendar years, provided that the second such year of negative annual BITCF is followed by at least one year in which annual BITCF is positive. The determination of whether BITCF meets the above standard is satisfied shall be made as follows:

Such determination for any year shall incorporate both physical and economic performance factors relating to Cusiana/Cupiagua reservoirs and any other reservoirs dedicated to the Oleoducto Central. The physical performance of the reservoirs shall be based on an annual estimate of remaining economically recoverable reserves dedicated to the Oleoducto Central. This estimate shall be proposed by the JSC to the Board of Directors utilizing internationally recognized reservoir techniques. If the Board of Directors fails to agree to the estimate unanimously, the Board of Directors will engage an internationally recognized reservoir consulting firm to make a recommendation on physical performance of the reservoirs to the JSC. The information to be presented to the Board of Directors shall include all currently available reservoir information such as geophysical, geological, production, pressures, fluid properties and historical performance trends. The information shall also include estimates of proved, probable and possible production forecasts, risk weighted as appropriate. The Equity Amortization Deferral Test for any year shall include all fields from which liquid hydrocarbons are reasonably forecast as determined by the Board of Directors, to be transported via the Oleoducto Central.

       Based on this projection of future field(s) deliverability, an economic (model) projection shall be developed using United States Securities and Exchange Commission guidelines and operating expense and oil price scenarios approved by the Board of Directors. From the foregoing, an estimate of future annual before income tax cash flow ("BITCF") is to be derived for Cusiana/Cupiagua and any additional reservoirs. Such annual BITCF shall be the total revenue to be derived from the field's sale of all liquid hydrocarbons transported via the Oleoducto Central minus all actual or forecast expenses required to deliver these liquids to Covenas and related taxes, including but not limited to the following:

     the tariff charged by the JSC,
     all related field operating expenses, including but not limited to crude oil lifting and processing costs, water/gas reinjection costs,
overhead  charges, and any other expenses related to the operation      of the
field,
     any special levies such as war tax,
     any contractual uses of cash such as interest on and principal repayment of outstanding (field) debt, and any presumptive/social taxes or other corporate burdens.

     (iv)  Payments of Annual Amortization Amounts shall be made annually.

          (c) The term "Equity Amortization" refers to the process of repaying equity described in paragraph (b) above.

          (d) "Annual Equity Amortization Amount" means 10% of the Cash Paid-In Equity and Pre-Completion Accrued Returns at the end of the year preceding the first year in which Equity Amortization occurs, provided that in the tenth and last year of Equity Amortization, the equivalent of 20,000 shares of the JSC's original capitalization shall be left outstanding.

             (e) "Equity Amortization Period" shall mean a period of 10 years less the number of years as to which Equity Amortization Payments have been made.

            Section 5.6. Other Distributions. (a) As of the last day of each calendar quarter, and for each succeeding calendar quarter, after all the payments required by clauses (i) through (viii) of Section 5.4(a) have been made in respect of such quarter, the JSC shall determine the amount, if any, of Available Cash which it is unable for legal reasons to pay as a dividend (the "Cash Trap Amount"). During the subsequent quarter, the JSC shall determine the interest earned on the Cash Trap Amount and record such interest in a separate account. Such interest and any interest earned thereon is the "Cash Trap Interest".

            (b) Any Shareholder which is a member of an Initial Shipper Group may direct the JSC to invest that portion of the Cash Trap Amount equal to such Shareholder's Proportionate Share in commercial paper, short term notes (not exceeding 90 days maturity) or treasury deposits of its ultimate parent company so long as such securities are rated A or better by Standard & Poor's Corporation or the equivalent thereof by another Internationally Recognized Statistical Rating Agency.

            (c) After the repayment in full by the JSC of Senior Debt, Tariff Advances, Transportation Notes and Advance Tariff Payments, and upon the determination by the Board of Directors that the JSC has Available Cash, but is unable for legal reasons to pay dividends, the JSC may, based on the financial statements of the JSC at the end of the prior semi-annual period, to the extent that it has Available Cash after making the payments required by clauses (i) through (viii) of Section 5.4(a), pay out of such Available Cash to each Shareholder which is a member of an Initial Shipper Group, (i) up to such Shareholder's Proportionate Share of the sum in dollars of the Cash Paid-In Equity and the Pre-Completion Accrued Returns less any Annual Equity Amortization Amount previously paid plus the legal reserve required by the Colombian Commercial Code (Reserva Legal) expressed in pesos, (ii) such Shareholder's Proportionate Share of an amount equal to the Cash Trap Interest taking into account the investment instructions given by such

Shareholder in accordance with subsection (b) above, and (iii) to the extent of the balance of such excess Available Cash, the amount of such excess multiplied by the fraction obtained by dividing the sum of (A) the cumulative barrels of Petroleum shipped through the Oleoducto Central by the Initial Shipper in the Initial Shipper Group of such Shareholder since January 1, 1996 and (B) the such Shareholder's Proportionate Share of third party barrels shipped during the same period, by total cumulative barrels shipped through the Oleoducto Central during such period. Such payment shall be by means of any Distributions legally permissible under Colombian law, including the capitalization of inflation adjustment reserves followed by Distributions to Shareholders.

          Section 5.7. Right of Set Off. The Parties agree that the JSC shall have the right, in its sole discretion, to set off against sums due by it under any loan, note or credit for Advance Tariff Payments, Tariff Advances or Transportation Notes held by a Shareholder the unpaid amount of any Equity Contribution with respect to which such Shareholder is in default.

             Section 5.8. Senior Debt and Equity Contribution Shortfalls. In recognition of the serious consequences of any Senior Debt Shortfalls or failures by a Shareholder to make Equity Contributions to the ability of the JSC to construct and develop the Oleoducto Central and the difficulty of ascertaining the damages that would result from such consequences, the Shareholders recognize and acknowledge that the rights of the JSC under Sections 5.2(e) and 5.3(b) are reasonable. Furthermore, each Shareholder that is a member of an Initial Shipper Group agrees to cause its associated Initial Shipper to comply with its obligations under its Transportation Agreement, including, without limitation, the obligations referred to in Section 5.2(e) and Section 5.3(b).


                                 ARTICLE SIX

                  CAPITAL INVESTMENT AND SOLE RISK PROPOSALS

          Section 6.1. Capital Investment Proposals. (a) Any Shareholder or Shareholders may require the JSC to submit, at the expense of the proposing Shareholders, a proposal (a Capital Investment Proposal) to the Board of Directors to add facilities to or modify any existing facilities at any Segment of the Oleoducto Central for the purpose of expanding capacity or otherwise improving service. A Capital Investment Proposal shall be submitted to the Board of Directors only if the JSC, acting through the Operator, certifies that such Capital Investment Proposal complies with all safety, environmental and engineering standards of the JSC then in effect. The Capital Investment Proposal shall be submitted together with all relevant details of the proposed additional facilities or modifications to or in the existing facilities, the estimated cost thereof, the schedule for their construction and entry into service and an estimate of the associated operational and maintenance costs expected to be incurred during the lifetime of such facilities.

             (b) The Board of Directors shall consider the Capital Investment Proposal and may cause the JSC to adopt such Capital Investment Proposal by a unanimous vote of the Board of Directors in accordance with the By-Laws as an amendment to the then current Capital Budget and by a vote of four of the six members of the Board of Directors in accordance with the By-Laws as an amendment to the then current Annual Operating Budget. The JSC shall notify the Shareholder of the Board of Directors' decision within 60 days of the date on which the Capital Investment Proposal was submitted.

          Section 6.2. Sole Risk Proposals. (a) If the Board of Directors does not approve a Capital Investment Proposal submitted for its consideration by a Shareholder pursuant to Section 6.1, such Shareholder (the "Sole Risk Party") may require the JSC to resubmit such Capital Investment Proposal, as it may be amended by the Shareholder, as a sole risk proposal (a "Sole Risk Proposal"). The Sole Risk Proposal shall be submitted together with all relevant details of the proposed additional facilities or modifications to or in the existing facilities, the estimated cost thereof, the schedule for their construction and entry into service and an estimate of the associated operational and maintenance costs expected to be incurred during the lifetime of the proposed facilities or modifications to existing facilities (the "Sole
Risk  Facilities").    A  Sole Risk Proposal shall be submitted to the Board of
Directors only if the JSC, acting through the Operator, certifies that such Sole Risk Proposal complies with all safety, environmental and engineering standards of the JSC then in effect. The Board of Directors shall consider the Sole Risk Proposal and may, subject to its compliance with the criteria established in Sections 6.4 through 6.8, approve the implementation of the Sole Risk Proposal by a vote of four of the six members of the Board of Directors in accordance with the By-Laws. The members of the Board of Directors shall (and, if the matter is subsequently referred to a General Meeting of Shareholders, the Shareholders shall) vote to approve the implementation of the Sole Risk Proposal (subject to compliance with the criteria referred to above) unless such implementation would prejudice the rights of any Shareholder or its Affiliate under the Project Agreements. The JSC shall notify the Sole Risk Party in writing of the Board of Directors' decision within 60 days of the date on which the Sole Risk Proposal was submitted.

          (b) If the Board of Directors does not approve a Sole Risk Proposal, the JSC shall state in writing in reasonable detail the reasons why the JSC did not approve such Sole Risk Proposal.

          (c) If the Board of Directors does not approve a Sole Risk Proposal, the Sole Risk Party may require the JSC to submit an amended Sole Risk Proposal provided that such Sole Risk Party follows the procedures applicable to Sole Risk Proposals set forth in paragraph (a) above.

            Section 6.3. Participation of Other Shareholders. If a Sole Risk Proposal is approved in accordance with Section 6.2, then the Sole Risk Party shall, if it wishes to implement the Sole Risk Proposal, issue a written notice to the other Shareholders and the JSC of its intention to proceed. Such notice shall contain the Sole Risk Proposal together with all the relevant details referred to in Section 6.2. Any Shareholder may within 45 days of its receipt of such notice give written notice to the Sole Risk Party and the JSC of its decision whether or not to participate in the Sole Risk Proposal and if it decides to so participate it shall have the right to do so in such proportion as it and the Sole Risk Party may agree.

           Section 6.4. Implementation and Indemnity. (a) The Operator shall carry out the construction operations in connection with any Sole Risk Proposal which has been accepted unless the Board of Directors unanimously agrees to permit the Sole Risk Party to carry out such construction operations.

           (b) The Shareholder or Shareholders participating in the Sole Risk Proposal with the Sole Risk Party (together, the Sole Risk Parties), pro rata to their interests in the Sole Risk Facilities, shall jointly and severally indemnify the JSC, the Operator and the Initial Shippers that are not Affiliates of Sole Risk Parties and hold them harmless against all losses, claims, damages and liabilities in respect thereof arising prior to the end of commissioning of the Sole Risk Facilities (but not consequential losses, other than loss of or delay in receipt of revenue due to interruption in the operation of the Oleoducto Central or any part thereof) after the JSC, the Sole Risk Party and the Initial Shippers that are not Affiliates of the Sole Risk Parties have made all reasonable efforts to avoid or mitigate such losses or delays during the implementation of a Sole Risk Proposal.

          (c) The JSC, in consultation with the Sole Risk Parties, shall arrange for insurance coverage during the period of construction and entry into service for the Sole Risk Facilities on terms reasonably satisfactory to the Board of Directors.

            (d) All costs and expenses attributed by the JSC and the Operator as having been incurred by it in the implementation of a Sole Risk Proposal shall be agreed with and for the account of the Sole Risk Parties.

            Section 6.5. Ownership of Sole Risk Facilities; Financing. (a) All materials and facilities used or constructed for the implementation of a Sole Risk Proposal shall be the property of the Sole Risk Parties. The Sole Risk Parties shall arrange the financing necessary for the implementation of the Sole Risk Proposal and shall be liable for all payments or repayments due in respect thereof.

           (b) The JSC will make available to the Sole Risk Parties (or their Affiliates) the Sole Risk Facilities and/or the additional throughput capacity arising therefrom. The Sole Risk Parties (or their Affiliates) shall ensure that the Throughput Capacity in the affected Segment or part thereof (other than that created by other Sole Risk Facilities) and all relevant unutilized facilities shall be used before any Sole Risk Facilities or throughput capacity created by the Sole Risk Facilities are used.

             Section 6.6. Data and Information. All data and information obtained or arising in respect of a Sole Risk Proposal or amended Sole Risk proposal shall be made available to the JSC, provided that the JSC shall not be the owner thereof.

           Section 6.7. Tariffs. (a) The tariffs charged by the JSC on each barrel using, or deemed to use, the Sole Risk Facilities shall be calculated so as to be sufficient to cover:

      (i) all fixed Operating and Maintenance Costs other than those included in (ii) below attributed by the JSC to the Sole Risk Capacity;

     (ii) the proportion of the total overhead and fixed Operating and Maintenance Costs of the JSC other than those in (i) above, Operator incentives and applicable Colombian Taxes (other than taxes attributable to the profits earned by the JSC in order to pay Distributions and the Subordinated Fee) equal to the amount calculated by dividing the total number of barrels using the Sole Risk Facilities by the aggregate of all barrels using (or deemed to use) the Oleoducto Central and the Sole Risk Facilities (the "Sole Risk Throughput Basis"); and

     (iii) the variable Operating and Maintenance Costs other than those included in (ii) above which the JSC and the Sole Risk Parties agree, or, failing agreement, the JSC determines, to charge either (A) on the Sole Risk Throughput Basis, or (B) on the basis of the cost increment to the JSC associated with the Sole Risk Facilities and the additional throughput capacity created by them.

The tariff shall include a fixed component based on barrels nominated for shipment arising from the items referred to in clause (i) above and that part of clause (ii) above that may be agreed upon by the JSC and the Sole Risk Parties which shall be payable by the Sole Risk Parties regardless of volumes of Petroleum actually shipped.

           (b) The JSC shall be entitled to review (on one occasion only) the basis of charging tariffs under clause (iii) of paragraph (a) above five years after the coming into service of the Sole Risk Facilities and may either confirm such basis or change it to the other basis referred to therein.

          Section 6.8. Decommissioning; Indemnity. (a) The Sole Risk Parties may on reasonable notice in writing require the JSC to decommission and/or remove any Sole Risk Facilities owned by the Sole Risk Parties. The JSC shall consent to the request for the decommissioning and/or removal of the Sole Risk Facilities (or part thereof) provided that the JSC, acting through the Operator, certifies that such decommissioning and/or removal will not prejudice the safety or integrity of the Oleoducto Central.

             (b) Any cost incurred in such decommissioning and removal shall be for the account of and be borne by the Sole Risk Parties, and the Sole Risk Parties, pro rata to their interest in the Sole Risk Facilities, shall jointly and severally indemnify the JSC, the Operator and the Initial Shippers which are not Affiliates of the Sole Risk Parties on demand and hold them harmless against all losses, claims, damages and liabilities in respect thereof arising during the period of decommissioning and/or removal (but not consequential losses, other than loss of or delay in receipt of revenue due to interruption in the operations of the Oleoducto Central or any part thereof) after the JSC, the Sole Risk Parties and the Initial Shippers that are not Affiliates of the Sole Risk Parties have made all reasonable efforts to avoid or mitigate such losses or delays during the decommissioning and/or removal of the Sole Risk Facilities.

                                ARTICLE SEVEN

                              TARIFF PRINCIPLES

           Section 7.1. Tariff Principles. The Parties hereby adopt the Tariff Principles for purposes of establishing the tariffs applicable to the transportation of Petroleum through the Oleoducto Central by Initial Shippers, Overutilizers and Third Parties. The Parties agree that the tariffs for transportation of Petroleum on the Oleoducto Central shall conform to the Tariff Principles, as they may be amended from time to time, recognizing that tariffs applicable to Third Parties must be approved by the MME. The Tariff Principles may only be amended with the approval of each of the Parties.

             Section 7.2. Transportation Agreements. The JSC agrees to, and each Shareholder that is a member of an Initial Shipper Group agrees to cause its related Initial Shipper to, enter into Transportation Agreements that will, among other matters, give effect to the Tariff Principles.

          Section 7.3. Advance Tariff Agreements and Transportation Notes Agreements. The JSC agrees to, and each Shareholder that is a member of an Initial Shipper Group agrees to cause its related Initial Shipper to, or to cause an Affiliate or financial institution acceptable to each other Shareholder to, enter into Advance Tariff Agreements (to the extent the provisions thereof are not contemplated in Transportation Agreements or Transportation Notes Agreements) and Transportation Notes Agreements that, among other matters, give effect to the Tariff Principles, in each case with such performance guarantees thereof as may be required by the JSC and each Shareholder.

            Section 7.4. Third Party Transportation Agreements. The JSC agrees to enter into Third Party Transportation Agreements that give effect to the Tariff Principles.


                                ARTICLE EIGHT

                       FINANCIAL AND ACCOUNTING MATTERS

            Section 8.1. Books and Records; Fiscal Year. The JSC shall, to the extent permitted by law, keep its accounts and financial and cost records in such currency, if any, as may be required by the provisions of this Agreement and in dollars. The JSC shall provide each Shareholder with a copy of any tax return reasonably in advance of the filing thereof. The JSC shall provide each Shareholder with copies of its audited financial statements within three months following the end of its fiscal year ended December 31 and the six month period ended June 30.

          Section 8.2. Right of Inspection of Books. The JSC shall keep full, complete and accurate books of account, records and information with respect to its affairs and the same shall be maintained at the principal office of the JSC. Entries shall be made in such books of account and records of all such matters, transactions and things as are usually written and entered in books of account and records kept by persons engaged in businesses similar to the business of the JSC or required by applicable law. Each Shareholder shall have the right, acting reasonably and in coordination with the JSC's auditors and accounting personnel and, to the extent practicable, other Shareholders, to audit, examine, and make copies of or extracts from the books of account and records of the JSC at all reasonable times during usual business hours. Such right may be exercised through any agent or employee of such Shareholder designated in writing by it or by an independent certified accountant designated in writing by such Shareholder. Each Shareholder shall bear all expenses incurred in any examination made for such Shareholder's account.

            Section 8.3. Accounting Principles. Unless otherwise agreed by the Shareholders, the accounts and records of the JSC shall be maintained in accordance with generally accepted accounting principles in Colombia (and, to the extent not inconsistent therewith, in accordance with generally accepted accounting principles in the United States), shall be on an accrual basis with working capital separately identified and shall otherwise be adequate to provide the information necessary for the filing of tax returns by the JSC and each Shareholder.

             Section 8.4. Auditors. The auditors of the JSC shall be an internationally recognized auditing firm nominated by the Board of Directors and approved by the Shareholders from time to time in accordance with the By-Laws and applicable law. Initially such firm shall be Ernst & Young for an interim period and thereafter shall be such a firm appointed by the Shareholders in accordance with a competitive bidding process to be agreed upon among the Shareholders. All audit reports and reports to management on internal controls and procedures prepared by such auditing firm shall be made available to the Board of Directors and each Shareholder.

              Section 8.5. Accounting and Contract Award Procedures The Parties agree that within 90 days of the date hereof the President of the JSC shall be responsible for presenting to the Board of Directors for its approval a set of accounting and contract award procedures and delegation of authorities for the construction and operation activities of the JSC in the form previously approved by the Initial Shippers and Canadian Group. Such procedures shall be substantially consistent with the procedures set forth in Annex G of the RMOU. Prior to the date the Board of Directors adopts the procedures, the President shall be responsible for ensuring that accounting and contract award procedures followed by the JSC are substantially consistent with the procedures contained in Annex G of the RMOU and consistent with generally accepted accounting principles.


                                 ARTICLE NINE

                    PRE-COMPLETION DATE RIGHT TO PURCHASE

             Section 9.1. Reorganization Party. Prior to the Completion Date, unless the Parties otherwise agree, a Shareholder (and any related guarantor under a Performance Guarantee Agreement) shall be a Reorganization Party in the event that any of the following events occurs:

           (a) an order is made by a court of competent jurisdiction, or a resolution is passed, for the dissolution or judicial administration of the Shareholder or any related guarantor under a Performance Guarantee Agreement; or

          (b) a manager, receiver, administrator, trustee or other similar officer is appointed in respect of any assets which include either (i) the Shares held by the Shareholder or (ii) shares of the Shareholder or of any related guarantor under its Performance Guarantee Agreement; or

            (c)such Shareholder or any related guarantor of such Shareholder's obligations under its Performance Guarantee Agreement convenes a meeting of its creditors generally and makes or proposes any arrangement or composition with, or any assignment for the benefit of, its creditors generally.

            Section 9.2. Right of Unrelated Shareholder to Purchase (a) If a Reorganization Party does not cease to be a Reorganization Party within 180 days after becoming a Reorganization Party, the other Shareholders shall, unless Ecopetrol is the Reorganization Party, subject to applicable law, have the right, but not the obligation, to purchase or procure the purchase of all, but not less than all, of the Shares held by the Reorganization Party or its related Shareholder. If Ecopetrol is the Reorganization Party the other Parties shall only have the right, but not the obligation, to purchase all, but not less than all, of Ecopetrol's Shares if prior thereto Ecopetrol has complied with all laws applicable to it with respect to the sale by it of such Shares.

              (b) Such purchase right shall be exercised by one or more of the other Shareholders by delivering a notice to the Reorganization Shareholder at any time within a period of 60 days after the expiry of the 180-day period referred to in paragraph (a) above. The Shareholder or Shareholders exercising such right shall purchase such Shares pro rata based on the proportion that their respective Shareholding Interests bear to the Shareholding Interest of the Reorganization Party unless the Reorganization Party is otherwise advised by all of such other Shareholders. The price payable by such Shareholder or Shareholders to the Reorganization Party (or its related Shareholder) shall be the Fair Market Value of the Reorganization Party's (or its related Shareholder's) Shares. The sale of the Reorganization Party's Shares shall be completed within 14 days of the date on which the Fair Market Value is determined or, if later, when governmental and other required third party approvals or consents are obtained.

              Section 9.3. Indemnification by Reorganization Party. The Reorganization Party shall indemnify and hold harmless the other non-defaulting Parties against any loss, liability, damage or claim (or action in respect thereof) (including, but not limited to, legal fees and expenses) suffered or incurred:

          (a)     as a result of the occurrence of the events listed in
Section 9.1; or

          (b) in connection with the enforcement, preservation or protection of any rights against the Reorganization Party under this Agreement;

provided, however, that in no event shall the Reorganization Party be obligated to indemnify the other Parties for loss of anticipated profits or other consequential damages.

          Section 9.4. Inapplicability After Completion Date. This Article Nine shall terminate and have no effect after the Completion Date.


                                 ARTICLE TEN

                             PERMITTED TRANSFERS

          Section 10.1. Permitted Transfers. Except to the extent otherwise provided in this Article Ten, no Shareholder shall transfer any Shares to any other Person without the unanimous written approval of each other Shareholder. For purposes of this Article Ten, a transfer of all or any Voting Shares of a Shareholder or of any Parent Holding Company of a Shareholder shall be subject to the same restrictions on transfer as apply to the transfer of Shares hereunder. "Parent Holding Company" means, with respect to any Shareholder, any Person that, directly or indirectly through any Subsidiary, owns, as its sole material asset, Voting Shares that enable it, in the absence of contingencies, to elect a majority of the board of directors (or persons performing similar functions) of such Shareholder.

          Section 10.2. Transfer in Connection with Assignment of Undivided Interest in Association Contracts . Notwithstanding Section 10.1, subsequent to the date on which the aggregate amount of Senior Debt expected to be provided by the Senior Lender Group for whose benefit the Collateral related to such Shareholder's Initial Shipper Group has been assigned by the JSC and Equity Contributions have been funded, any Shareholder (other than Ecopetrol) which is a member of an Initial Shipper Group shall have the right to transfer all or any portion of its Shares if such transfer is made in connection with the simultaneous assignment of all or a Corresponding Portion of the undivided interest held by such Shareholder or its affiliated Initial Shipper in the Association Contracts to a party that agrees in writing to be bound by all of the provisions of this Agreement and of the Project Agreements to which the transferor Shareholder or its Affiliate is a party (in which case such transferee shall be considered to be a "Shareholder" under this Agreement).
  For purposes of this Section 10.2," Corresponding Portion" of the undivided interest in the Association Contracts means the portion, expressed as a percentage, equal to the number of Shares being transferred divided by the aggregate number of Shares held by such Shareholder immediately prior to such transfer. Nothing contained herein shall constitute a derogation or waiver of any rights of the parties to the JOA or the Association Contracts.

             Section 10.3. Transfers to Persons in Petroleum and Natural Gas Industry.
  (a) Notwithstanding Section 10.1, and subject to paragraph (b) below, any Shareholder (subject, in the case of transfers by IPL Enterprises or TCPL International, to Section 10.8 and receipt of the written consent of Ecopetrol), shall have the right to transfer Shares if the transfer is made:

     (i) prior to the date on which the aggregate amount of Senior Debt to be provided by the Senior Lender Group for whose benefit the Collateral related to such Shareholder's Initial Shipper Group has been assigned by the JSC, and Equity Contributions have been funded, to a Person (other than an individual)

        (A) whose primary purpose or business is the exploration for, and the development and operation of, Petroleum or natural gas fields and the lifting and sale of Petroleum or natural gas or the development and operation of pipelines for the transportation of Petroleum or natural gas,

      (B) that agrees in writing to be bound by all of the provisions of this Agreement and the Subscription Agreement with respect to such Shares and

       (C) who has, or causes a Performance Guarantee Agreement to be entered into by a Person that has, a minimum net tangible book value of $500 million (or the equivalent thereof) and a long-term senior unsecured debt rating assigned to it of not less than (x) "A" by Standard & Poor's Corporation or its equivalent by another Internationally Recognized Statistical Rating Agency or (y) "BBB" by Standard & Poor's Corporation or its equivalent by another Internationally Recognized Statistical Rating Agency if 85% or more of the aggregate amount of Senior Debt expected to be provided by the Senior Lender Group for whose benefit the Collateral related to such Shareholder's Initial Shipper Group has been assigned by the JSC and of Equity Contributions (including at least 85% of the amount of the Senior Debt) has been funded; or

     (ii) subsequent to the date on which the aggregate amount of Senior Debt expected to be provided by the Senior Lender Group for whose benefit the Collateral related to such Shareholder's Initial Shipper Group has been assigned by the JSC and Equity Contributions have been funded, to a Person (other than an individual)

       (A) that agrees in writing to be bound by all of the provisions of this Agreement and the Subscription Agreement with respect to such Shares, and

       (B) has, or causes a Performance Guarantee Agreement to be entered into by a Person that has, a long-term senior unsecured debt rating assigned to it not lower than "BBB-" by Standard & Poor's Corporation or its equivalent by another Internationally Recognized Statistical Rating Agency.

            (b) A Shareholder making a transfer under Section 10.3 shall sell Shares representing a Shareholding Interest of not less than 5% in any single transaction to any single transferee, provided that (i) if such Shareholder then has a Shareholding Interest of less than 5% immediately prior to such sale, such Shareholder shall be permitted hereunder to sell all, and not less than all, of its Shares and (ii) the transferring Shareholder shall receive the written approval of a majority of the Shareholders (other than such Shareholder), which approval shall be granted unless in the reasonable view of such Shareholders the criteria set forth in Section 10.3(a)(i) and (ii) have not been met.

           (c) A Shareholder proposing to transfer Shares pursuant to Section 10.3(a)(i) or (ii) shall deliver to each other Shareholder written notice of the proposed transfer, including the identity of the proposed transferee and the date upon which such transfer is proposed to be made, which shall be not earlier than 30 days from the date of such notice. Upon receipt of such notice the Shareholders shall consult in good faith in order to approve or disapprove such transfer pursuant to paragraph (b).

          Section 10.4.       Transfers to Affiliates.  Notwithstanding
Section 10.1, any Shareholder shall have the right to transfer Shares if the proposed transferee is an Affiliate of such Shareholder, ovided that any guarantee of such Shareholder's obligations under its Subscription Agreement shall remain in effect and, only if all of such Shares are transferred to such transferee, such transferee agrees in writing to be bound by all provisions of this Agreement and to enter into a Subscription Agreement (in which case such transferee shall be considered to be the "Shareholder" under this Agreement). If the transferring Shareholder's obligations hereunder and under its Subscription Agreement are guaranteed, such guarantee shall be extended to cover such transferee's obligations under its Subscription Agreement, otherwise the transferring Shareholder shall guarantee unconditionally the performance of such transferee's obligations under this Agreement, the Subscription Agreement, the Voting Trust Agreement and the Dividend Trust Agreement.

          Section 10.5.       Transfers to Other Shareholders. Notwithstanding
Section 10.1, any Shareholder (subject, in the case of transfers by IPL Enterprises or TCPL International, to Section 10.8 and receipt of the written consent of Ecopetrol) may transfer Shares to one or more other Shareholders subject to applicable law and subject to the following conditions:

            (a) If a Shareholder proposes to transfer, assign or otherwise dispose of any portion of its Shares to another Shareholder or an Affiliate thereof which is not an Affiliate of such Shareholder, and has received a bona fide offer that it is willing to accept, then the transferring Shareholder shall cause the Shareholder transferee or its Affiliate to agree (and each Shareholder hereby agrees) to give notice to the other Shareholders of the proposed transfer and of the terms and conditions of such offer, including the consideration offered and the date upon which the sale is proposed to be made, which shall not be earlier than 75 days nor later than 120 days from the date of such notice, and offering such Shares to such other Shareholders on the terms and conditions of the offer of such proposed Shareholder transferee. Thereafter, the other Shareholders, or any of them, including the Shareholder transferee (together, the" Purchasing Shareholders"), shall have the right, by notice to the transferring Shareholder and the Shareholder transferee within 90 days after receipt of such notice of the proposed transfer, to elect to acquire all (but not a portion) of such Shares for the consideration offered (or, if the Purchasing Shareholders so elect, the cash equivalent thereof) and in accordance with the other terms and conditions of such offer. Shares so offered shall be purchased by the Purchasing Shareholders pro rata in the proportion that their respective Shareholding Interests bear to the total number of Shares being offered unless the transferring Shareholder is otherwise advised by all of the Purchasing Shareholders prior to the effective date of the transfer of the Shares, in which case the Shares shall be acquired by the Purchasing Shareholders as so advised by them, and shall be transferred and delivered by the transferring
Shareholder directly to such Purchasing Shareholders pursuant to the terms and conditions of the original offer. If no Shareholder other than the Shareholder transferee elects to acquire the Shares, the transferring Shareholder and the Shareholder transferee may proceed to complete the transfer between them in accordance with the original offer not later than 120 days after the notice of the proposed sale given to the other Shareholders.
If  the transfer is not completed by that date, the provisions of this Section
10.5 shall again apply and no sale or transfer may be made in reliance upon this Section 10.5 without again complying with its provisions.
Notwithstanding the foregoing, no Shareholder may acquire any Shares under this Section 10.5 unless it has caused its Subscription Agreement and any Performance Guarantee Agreement of its obligations thereunder to be amended to increase the dollar amount limitations thereof by an amount in the same proportion to the previous amount as the aggregate number of Shares purchased pursuant to this Section 10.5 bears to the aggregate number of Shares previously held by such Shareholder. For purposes of this Section 10.5, unless the Shareholders otherwise agree, the price payable by any Shareholder shall be payable in dollars.

          (b) If any governmental approval or authorization is required to permit the purchase of Shares by any Purchasing Shareholder under paragraph
(a), the 120-day period shall be extended for such period as is necessary to secure such approval, provided that the transferring and Purchasing Shareholders diligently pursue such approvals.

          Section 10.6. Public Offering of Shares. (a) Prior to the funding of the aggregate amount of Senior Debt and Equity Contributions, no Shareholder shall offer any of its Shares by means of a public offering or otherwise obligate the JSC to (nor shall the JSC take any action that would cause it) to become a public "reporting issuer" within the meaning of any securities law without the prior approval of Shareholders holding at least 90.41% of the outstanding Shares, which approval may, in the sole discretion of such Shareholders, be conditioned upon, among other matters, amendments to this Agreement and the By-Laws reasonably satisfactory to each of such Shareholders.

          (b) Notwithstanding clause (a) above, if requested by the Government of Colombia to allow the public offering of Shares held by Ecopetrol, each Shareholder agrees to grant its approval under paragraph (a) of this Section 10.6 and to use its reasonable efforts to cause the JSC to take, and the JSC agrees to take, all reasonable action necessary to effect the public offering of such Shares, provided that (i) Ecopetrol shall cooperate with the JSC in order to make amendments to this Agreement and the By-Laws reasonably satisfactory to each of the Shareholders and (ii) notwithstanding anything to the contrary herein, Ecopetrol shall continue to have all the duties, obligations and liabilities of a Shareholder hereunder and under its Subscription Agreement in respect of such Shares and that for purposes of calculating its Proportionate Share or its Shareholding Interest for the determination of its duties, obligations and liabilities hereunder and under its Subscription Agreement and Advance Tariff Agreement, such Shares shall be deemed to be held by Ecopetrol.

           Section 10.7. Transfers by Parent Holding Companies. (a) If any Parent Holding Company of a Shareholder shall attempt to circumvent the restrictions on transfer set forth in this Article Ten through any transfer of Shares held by such Shareholder or otherwise, each other Shareholder shall have the right, at its option, to purchase the Shares of each such Shareholder, pro rata to its Shareholding Interest, for a cash purchase price equal to the Fair Market Value of such Shares, payable in dollars within 30 days of written notice of such election.

          (b) Each Shareholder shall give written notice to the Board of Directors of any transaction that involves a change of control of any parent company of the Shareholder, including the ultimate parent company of the Shareholder, substantially contemporaneously with any public announcement of any such transaction.

            Section 10.8.       Transfer of Shares by IPL Enterprises and TCPL
International to Ecopetrol.       The Parties acknowledge that IPL Enterprises
and TCPL International have agreed to sell their shares to Ecopetrol in accordance with the terms of, and subject to the conditions contained in, the Share Transfer Agreement. Section 10.1 shall not apply to any transfers referred to in this Section.

          Section 10.9.       Transfer of Shares by TCPL International to TCPL
Bermuda.
Notwithstanding Section 10.1, TCPL International shall have the right to transfer all, but not less than all, of its Shares to TCPL Bermuda, provided that TCPL Bermuda signs a counterpart of this Agreement, a counterpart of TCPL International's Subscription Agreement and a counterpart of the Political Events Agreement whereupon TCPL Bermuda shall assume all rights and obligations of TCPL International as a Shareholder hereunder and under such Subscription Agreement and Political Events Agreement. Upon execution and delivery of such counterpart by TCPL Bermuda,

       (a) TCPL International shall be released of all obligations hereunder other than its obligations under Section 11.1 and Section 11.2 and shall be released from all obligations under its Subscription Agreement in accordance with the terms thereof; and

     (b) TCPL Bermuda shall thereafter be considered a Shareholder and a Party for all purposes hereunder.

             Section 10.10.       Political Events Agreement.  Notwithstanding
Section 10.1, transfers of Shares may be made between Shareholders in accordance with the terms of the Political Events Agreement.

          Section 10.11. Transfer by Withdrawing Shareholders. Notwithstanding Section 10.1, transfers of Shares may be made between Shareholders in accordance with Section 12.3.

     Section 10.12. Novation. Subject to Section 10.4, if a transfer is effected by a Shareholder of all or a portion of its Shares in conformity with the preceding provisions of this Article, the transferring Shareholder shall be relieved of all or such portion of its obligations under this Agreement and its Subscription Agreement transferred to and assumed by the transferee.

          Section 10.13. Transfers Subject to Voting Trust Agreement and Dividend Trust Agreement. Except as otherwise provided in the Voting Trust Agreement and the Dividend Trust Agreement, any transferee of Shares (and unless otherwise agreed by the Parties, other than pursuant to Section 10.6) shall hold such Shares subject to the provisions contained in the Voting Trust Agreement and the Dividend Trust Agreement, in each case as if it were a member of the Initial Shipper Group from which it acquired such Shares, respectively, and each Shareholder shall, as a condition to any transfer of its Shares, require that such transferee agree in writing for the benefit of the other Shareholders party thereto to comply with the terms of such agreements as if it were a party thereto.

          Section 10.14. Successors in Business Combinations. If a Shareholder shall assign to any Person all or substantially all the assets of such Shareholder by acquisition, amalgamation, merger or other business combination, such Shareholder shall require such Person to agree in writing to be bound by all of the provisions of this Agreement as a successor to such Shareholder.


                                ARTICLE ELEVEN

                    CONFIDENTIALITY; PUBLIC ANNOUNCEMENTS

            Section 11.1. Scope of Obligation of Confidentiality. Each Party shall use its best efforts to ensure that all information disclosed to it concerning the Oleoducto Central, the assets and business of the JSC and the assets and business of each of the other Parties and not otherwise generally available ("Confidential Information") shall be kept confidential and shall, unless otherwise required by law or official request issued by a court of competent jurisdiction or by a judicial, administrative, legislative, regulatory or self-regulatory authority, including any stock exchange or similar regulatory authority, or, unless required by the reasonable good faith judgment of the disclosing Party as a response to any environmental or other emergency that may have a significant adverse effect upon the JSC, not be revealed without the consent of all Parties other than to:

             (a) the directors, officers, employees and representatives of the JSC, the Parties and Affiliates of the Parties;

          (b) a financial advisor, prospective managers of an underwriting syndicate, legal counsel, consultant, contractor or subcontractor that has a legitimate business need to be informed and has signed an agreement to protect the Confidential Information from further disclosure to the same extent as the Parties are obligated under this Section 11.1 and naming the JSC as a third party beneficiary thereof;

          (c) any third party to whom the disclosing Party or its Affiliate contemplates a transfer of all or any part of its Shareholding Interest in accordance with the terms hereof who has signed a confidentiality agreement satisfactory to the JSC; or

           (d) a governmental agency or to the public which the disclosing Party or its Affiliate believes in good faith is required by applicable laws or regulations or the rules of any stock exchange or similar regulatory authority.

             Information shall not be deemed Confidential Information, and the provisions of this Section 11.1 shall not apply, if the information (i) is already in the possession of any Party, provided that such information is not known by such Party to be subject to another obligation of secrecy, (ii) is or becomes available in the public domain other than as a result of disclosure by any of the Parties, their associates or employees in contravention of this
Section 11.1, or (iii) is not acquired by any of the Parties from the JSC or any of the other Parties or persons known by any of the Parties to be in breach of a confidentiality agreement with or other obligation of secrecy to the JSC or any of the other Parties.

           The disclosing Party shall give notice to each of the other Parties as soon as practicable after the making of any disclosure made as a response to any environmental or other emergency or as permitted by Section 11.1(d). As to any disclosure pursuant to Section 11.1(a) or (b), only such Confidential Information as such third party shall have a legitimate business need to know shall be disclosed and, in the case of disclosure to a third party permitted by Section 11.1(a), the Party disclosing such information shall cause such party to protect the Confidential Information from further disclosure to the same extent as the Parties are obligated under this Section
11.1 and, in the case of disclosure to a third party permitted by Section 11.1(b) or 11.1(c), the Party disclosing such information shall cause such third party to first agree in writing to so protect the Confidential Information.

             Section 11.2. Return of Confidential Information. Upon any Party demanding the return of Confidential Information relating to it by notice in writing to another Party, the other Party shall, and shall cause its representatives to,

              (a) return all documents containing Confidential Information that have been provided by the Shareholder demanding the return of Confidential Information (or on its behalf); and

              (b) destroy any copies of such documents and any document or other record reproducing, containing or made from or with reference to the Confidential Information,

except, in each case, for any submissions to or filings with judicial, administrative, legislative or regulatory authorities. Such return or destruction shall take place as soon as practicable after the receipt of such notice, provided, however, that this Section shall not apply to the JSC to the extent it reasonably believes it has such Confidential Information for purposes of the Oleoducto Central.

           Section Consultation as to Announcements. No public announcement or press release concerning the business of the JSC, including the Oleoducto Central, shall be made by any Party or the JSC without prior consultation with the JSC and each of the other Parties. This provision shall not prohibit any public announcement or press release required to be made by the laws, regulations or policies of any federal, provincial or state governmental agency or similar agency or any stock exchange or similar regulatory authority or if required by the reasonable good faith judgment of the disclosing Party as a response to any environmental or other emergency that may have a significant adverse effect upon the JSC, provided that the Party making such announcement shall, to the extent practicable, consult with the other Parties concerning the timing and content of such announcement before such announcement is made and shall give a copy thereof to each of the other Shareholders at the same time, or as soon as reasonably practicable after, the making of such announcement.


                                ARTICLE TWELVE

                                     TERM

              Section 12.1. Term. This Agreement shall become effective when executed and delivered by all the Parties and, subject to Section 12.2, shall continue to be in effect so long as the JSC continues to be in existence in accordance with the By-Laws.

           Section 12.2. Termination Events. Subject to Section 12.3(a) below, this Agreement shall terminate

          (a) at such time as no Shareholder which is also an Initial Shipper or an Affiliate thereof has a Shareholding Interest greater than 5%;

          (b) at such time as the Shareholders may otherwise unanimously agree; or

          (c) at 5:00 p.m., local time, Santafe de Bogota, Colombia, on March 31, 1995, if (i) the JSC shall have received from any Shareholder on or prior to March 15, 1995 a certified copy of a resolution adopted by the board of directors or equivalent decision making body, or an authorized committee thereof, of The British Petroleum Company p.l.c., Ecopetrol, TOTAL S.A., Triton Energy Corporation, IPL Energy or TransCanada PipeLines to the effect that such board, body or committee has resolved to, or to cause its subsidiary Shareholder to, withdraw from the Oleoducto Central project and to terminate this Agreement, and has not received prior to 5:00 p.m. local time, Santafe de Bogota, Colombia on March 31, 1995 either (A) a notice of withdrawal of such resolution or (B) a Notice of Continuance from a non-Withdrawing Shareholder referred to in Section 12.3(a).

          As soon as practicable after adopting a resolution pursuant to paragraph (c), the ultimate parent company having resolved to cause the termination of this Agreement or its affiliated Party shall deliver to the JSC with copies to all other Parties written notice of such resolution. Promptly after receipt of such notice, the Parties shall meet in good faith and endeavor to agree mutually acceptable terms on which to continue with the Oleoducto

Central. A Shareholder properly delivering such notice is hereinafter referred to as a "Withdrawing Shareholder."

          Section 12.3. Termination. (a) The non-Withdrawing Shareholders shall be entitled to elect to continue with the Oleoducto Central. The non-Withdrawing Shareholder or Shareholders shall evidence this decision by delivering to the JSC, prior to 5:00 p.m. local time, Santafe de Bogota, Colombia, on March 31, 1995, a notice to this effect (the "Notice of Continuance"), with a copy to the Withdrawing Shareholder. Any non-Withdrawing Shareholder which does not sign the Notice of Continuance shall be deemed to be a Withdrawing Shareholder. In the event a Notice of Continuance is delivered, either (i) or (ii) below will apply.

     (i)(A) If the Withdrawing Shareholder is an Initial Shipper, the non-Withdrawing Shareholders, pro rata to their remaining Shareholding Interests in the JSC, shall purchase, and the Withdrawing Shareholder shall sell, all the Withdrawing Shareholder's equity in the JSC. Such purchase shall be made at a price equal to the lesser of (x) 75% of the book value of the Withdrawing Shareholder's equity in the JSC, and (y) such book value less $2,000,000 provided that for this purpose book value shall never be less than zero. Such book value shall be determined on the basis of the books of the JSC at the month end prior to the delivery of the Notice of Continuance.

      (B) If Ecopetrol is a Withdrawing Shareholder and its equity in the JSC is sold in whole or in part to a third party because of the requirement of Colombian law relating to the transfer of shares held by it, Ecopetrol shall remain liable under its Subscription Agreement in proportion to the portion of Ecopetrol's Shareholding Interest so sold to a third party.

     (ii)(A) If the Withdrawing Shareholders are either IPL Enterprises and/or TCPL International, the non-Withdrawing Shareholders, pro rata to their remaining Shareholding Interests in the JSC, shall purchase, and the Withdrawing Shareholder or Shareholders shall sell, all of its or their equity in the JSC.

     (B) If the reason for the withdrawal of one or both of the Canadian Group Withdrawing Shareholders is that, after negotiating in good faith, the JSC and the Operator were unable to reach agreement on terms of the Oleoducto Central Operations Agreement and the Transportation Agreements containing commercially reasonable terms consistent with the Operating Principles, the Tariff Principles and internationally accepted standards for similar agreements, then the price to be paid for the equity in the JSC held by the Withdrawing Shareholder or Shareholders shall be equal to its share of Recoverable Costs, provided, however, that if the reason such agreement was not reached was primarily due to the failure of the Operator and the Canadian Group to negotiate in good faith, then the price to be paid for the equity in the JSC held by the Withdrawing Shareholder or Shareholders shall be equal to its or their share of the Recoverable Costs, less $3,000,000.

     (C) If the withdrawal of one or both of Canadian Group Withdrawing Shareholders occurs primarily for any other reason, the price to be paid for the equity in the JSC held by the Withdrawing Shareholder or Shareholders shall be five pesos.

       (D) Should the Shareholders fail to agree on either the reason for the withdrawal or whether the Operator and Canadian Group failed to negotiate in good faith, those issues shall be determined as follows and the purchase price paid accordingly. If within the 15 Business Day period specified for payment in sub-section (iv) below the Shareholders have not been able to agree whether the proviso to paragraph (B) above applies, they or any of them shall notify the President of the American Petroleum Institute of the impasse. Within 20 Business Days thereafter he shall appoint an umpire to decide whether or not the proviso applies. The umpire shall be an individual of established reputation with knowledge of the oil production and pipeline industries. The umpire in making his decision shall consult with the principal independent advisors to the Shareholders. The umpire shall render his decision within 60 Business Days and such decision shall be solely whether or not the proviso applies. The outcome of such decision shall be communicated by him in writing to each of the Shareholders. Payment for the Withdrawing Shareholder's equity interest in the JSC shall be made in accordance with such decision within five Business Days thereafter. Any such decision shall be conclusive as to, and binding on, all Parties. The Withdrawing Shareholder or Shareholders and the remaining Shareholders as a group shall each be responsible for one half of the fees and expenses of the umpire, and, jointly and severally, shall indemnify and hold harmless such individual against all expenses, claims, losses and liabilities (including legal fees and expenses and any expenses of such independent advisors) however incurred arising out of or in connection with the performance of the services described in this paragraph.

         (iii) If the Notice of Continuance is not delivered, Section 12.3(b) shall apply, and in addition, when the JSC has been dissolved and liquidated and its assets fully distributed, if the Canadian Group has not received out of that distribution its Recoverable Costs, then the Withdrawing Shareholder or Shareholders, pro rata to their remaining Shareholding Interests in the JSC, shall pay the difference to the Canadian Group in dollars promptly after such distribution. Each Shareholder agrees that if it may be liable for such a payment, no distribution shall be made to it in connection with the dissolution and liquidation of the JSC under Section 12.3(b) unless such Shareholder has made the payment (if any) required under this sub-section, and if such payment is not made, any distribution to which such Shareholder is entitled under this paragraph shall be paid over to the Canadian Group. The payment over to the Canadian Group of the Withdrawing Shareholder's distribution shall only extinguish the liability of the Withdrawing Shareholder under this paragraph if it is equal to or greater than such liability. "Recoverable Costs" shall mean an amount equal to (A) the Cash Paid-In Equity of the Canadian Group to the JSC without interest, and (B) the reasonable unreimbursed costs incurred by the Canadian Group in mobilizing to become Operator and in de-mobilizing to disband its role as Operator as a result of the dissolution and liquidation of the JSC, unless the Canadian Group continues as operator of the Oleoducto Central after the dissolution and liquidation of the JSC.

      (iv) Any purchase and sale pursuant to this Section 12.3(a) shall occur within 15 Business Days following such delivery. The purchase price shall be payable outside Colombia in dollars on the basis of the peso/dollar exchange rate quoted by the Reference Bank in New York at the close of business on the Business Day preceding the date of transfer. Simultaneously with the purchase and sale the non-Withdrawing Shareholders shall, unless they otherwise agree, assume, according to their pro rata share of the purchase, the Withdrawing Shareholder's rights and obligations under its Subscription Agreement arising after March 31, 1995, any related Performance Guarantee Agreement shall be terminated, and any non-Withdrawing Shareholder whose Subscription Agreement is the subject of a Performance Guarantee Agreement shall procure that such Performance Guarantee Agreement be expanded to cover the Subscription Agreement obligations assumed by it.

         (v) Upon any transfer of equity referred to in this Section 12.3(a), this Agreement shall terminate as to the Withdrawing Shareholder, except that its obligations under Sections 11.1 and 11.2 shall survive and the Withdrawing Shareholder shall remain liable for any liabilities incurred by it under this Agreement prior to 5:00 p.m. local time, Santafe de Bogota, Colombia on March 31, 1995. Thereafter a Withdrawing Shareholder shall have no liability or responsibility for procuring, or as the result of any failure to procure, any Senior Debt.

      (vi) Each Initial Shipper hereby covenants that, if it is a Withdrawing Shareholder and the non-Withdrawing Shareholders elect to deliver the Notice of Continuance, it shall ship or cause to be shipped all its Petroleum from the Fields by means of the Oleoducto Central, provided that it shall have no obligation to pay a tariff for such shipments exceeding the higher of the Third Party Tariff and the Initial Shipper Tariff in effect from time to time.

     (vii) Any shares of the JSC transferred pursuant to this Section 12.3(a) shall continue to be subject to the Dividend Trust Agreement and, if transferred to a Shareholder other than Ecopetrol, the Voting Trust Agreement.

     (viii) The Parties agree that there will be no calls for Equity Contributions made for payment on any day in the period from March 15 through March 31, 1995 (including such dates).

              (b) In the event of termination of this Agreement in accordance with paragraph (c) of Section 12.2, (i) the JSC shall be dissolved in accordance with the By-Laws; (ii) the JSC shall promptly cancel all commitments it has made (taking all reasonable steps to minimize any costs, liabilities and penalties associated with such action); (iii) the JSC shall dispose of its assets on the best commercial terms reasonably achievable, provided that each Shareholder shall have the right to acquire assets sold or otherwise transferred by it to the JSC prior to any such disposal, provided further that any sale of assets to a Shareholder from which such assets were purchased shall be at a price not less than the sale price to the JSC; (iv) the JSC shall be liquidated in accordance with the By-Laws and applicable law; and (v) any costs and penalties associated with the actions outlined in (i) through (iv) above which the JSC is unable to satisfy from its own assets shall be borne by the Shareholders in proportion to their respective Shareholding Interests.

              (c) In the event of termination of this Agreement in accordance with paragraph (a) or (b) of Section 12.2 or Section 12.4, this Agreement shall thereafter have no effect, and no Party shall have any liability to the other Parties in respect hereof, except that (a) the obligations of the Parties in Sections 11.1 and 11.2 shall survive for a period of three years from the date of termination with respect to any Party and/or its Affiliates which sells or otherwise disposes of all or any part of its Shareholding Interest, (b) the rights of the Shareholders under Section 8.2 shall survive for a period of six years from the date of termination and (c) nothing herein contained shall relieve any Party from liability for any breach of any representation, warranty or agreement hereunder occurring prior to such termination.

              (d) In the event of termination of this Agreement in accordance with paragraph (c) of Section 12.2, this Agreement shall thereafter have no effect except that this Section 12.3 shall survive.

          (e)  In the event of termination of this Agreement pursuant to
Section 12.2 or Section 12.4, no Party shall under any circumstances be liable to the other Parties for loss of anticipated profits from the transactions contemplated by this Agreement or for other consequential damages (including, without limitation, loss or deferment of production from the Fields or throughput rights in the Oleoducto Central) arising out of the termination of this Agreement.

          Section 12.4. Political Events Agreement. This Agreement shall terminate as to any Shareholder as specified in the Political Events Agreement.

           Section 12.5. RMOU. The Parties acknowledge that the parties to the RMOU have, pursuant to a letter agreement of even date herewith, terminated the RMOU in accordance with the terms thereof.


                               ARTICLE THIRTEEN

            NEGOTIATIONS; ARBITRATION; SUBMISSION TO JURISDICTION

          Section 13.1. Negotiations; Arbitration. (a) In the event of any dispute, controversy or claim arising out of or relating to this Agreement, or the performance, breach, termination, or invalidity hereof, such dispute, controversy or claim, shall be the subject of an attempt at an amicable solution, for which purpose any Party shall give notice to the other Parties, giving a concise description of the matter in question and the position of such Party in respect thereof and proposing a meeting among the chief executive officers, executive managing directors or their designees (the "Senior Officers") of the ultimate parent companies of the Shareholders in The City of New York (or such other place as they may agree) with the purpose of resolving the dispute, controversy or claim.

              (b) In the event such a meeting is called, the meeting shall take place within 10 days of its being requested. Unless the Parties otherwise agree, if such meeting does not take place within such 10 days or if within 10 days after such meeting the Senior Officers have not resolved such matter, then the matter shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules in effect on the date hereof. The arbitration shall be the sole and exclusive forum for resolution of the dispute, controversy or claim, and the award shall be final and binding. Judgment thereon may be entered by any court having jurisdiction. The number of arbitrators shall be three, each of whom shall be disinterested in the dispute, controversy or claim and shall have no connection with any Party. Should the services of an appointing authority be necessary, the appointing authority shall be the American Arbitration Association. In the event that more than two Parties are involved in the dispute, controversy or claim, all such Parties shall have 30 days to agree among themselves as to the appointment of the three arbitrators. If, after such 30-day period, the Parties have not agreed on such appointment, the appointing authority shall select all three arbitrators. The Parties and the appointing authority may appoint from among the nationals of any country, whether or not a Party is a national of that country. The place of arbitration shall be The City of New York, New York. The arbitration shall be conducted in the English language and any foreign-language documents presented at such arbitration shall be accompanied by an English translation thereof. The arbitrators shall apply the laws of the State of New York without regard to the principles of conflicts of laws.

           (c) In the event that there is an existing arbitration pursuant to paragraph (b), and that the same or a similar dispute, controversy or claim should arise between Parties other than the Parties to the existing arbitration, the American Arbitration Association shall have the power to allow the other Parties to be joined in the existing arbitration with their express consent, and to make a single final award determining all disputes, controversies or claims among them.

             (d) Any matter expressed in this Agreement to be a matter for review, collaboration, consultation, consent, decision or agreement by the Parties or any of them shall not, in the event of failure of decision or agreement, constitute a dispute or difference to be referred to or settled by arbitration proceedings.

          (e) Each of the Parties hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York (the "Specified Court") in any action, suit or proceeding with respect to the enforcement of the arbitration provisions of this Agreement and the non-exclusive jurisdiction of such court with respect to the enforcement of any award thereunder. Each Party irrevocably appoints the agent for service specified opposite its name in Section 14.1 as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any related proceeding, and agrees that service of process upon such agent, and written notice of said service to such Party, by the person serving the same to the address provided in Section 14.1, shall be deemed in every respect effective service of process upon such Party in any such action, suit or
proceeding.    Each  Party further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for the duration of this Agreement.

                               ARTICLE FOURTEEN

                                   GENERAL

          Section 14.1. Notices. All notices, requests, demands, directions and other communications hereunder shall be in writing and shall be given by personal delivery, by certified or registered mail, or by electronic means of communications addressed to the recipient as follows:

Party                              Copy To                            Agent for

                                                                      Service
OLEODUCTO CENTRAL S.A.             N/A                                CT CORPORATION
World Trade Center Bogota                                             SYSTEM
Calle 100 N. 8A-55                                                    1633 Broadway
Santafe de Bogota, D.C. -Colombia                                     New York, New York 10019
Telefax:  571-218-3933                                                Telefax: (212) 247-2882
Attention:  President

EMPRESA COLOMBIANA DE              N/A                                CONSULATE GENERAL OF
PETROLEOS-ECOPETROL                                                    COLOMBIA
Carrera 13 No. 36-24                                                  10 East 46th Street
Santafe de Bogota, D.C. -Colombia                                     New York, New York 10017
Telefax:  (571) 287-0041                                              Telefax: (212) 972-1725
Attention:  Juan Maria Rendon

BP COLOMBIA PIPELINES              BP EXPLORATION                     CT CORPORATION
LIMITED                            COMPANY                            SYSTEM
 c/o BP EXPLORATION                (COLOMBIA) LIMITED                 1633 Broadway
(COLOMBIA) LIMITED                 Carrera 9A No. 99-02               New York, New York 10019
Carrera 9A No. 99-02               Post Office Box 59824              Telefax: (212) 247-2882
Post Office Box 59824              Santafe de Bogota, D.C. Colombia
Santafe de Bogota, D.C.-Colombia   Telefax: (571) 222-8619
Telefax:  (571) 618-2895           Attention:  Legal Manager
Attention:  Nicholas P. Connolly

TOTAL PIPELINE                     TOTAL EXPLORATIE EN                PROSKAUER, ROSE,
COLOMBIE S.A.                      PRODUKTIE MIJ B.V.                 GOETZ & MENDELSOHN
Tour TOTAL                         Calle 72 No. 10-03                 1585 Broadway
TEP/AME                             Piso 8                            New York, New York 10036
24, Cours Michelet                 Apartado aereo 251375              Telefax: (212) 969-2900
Cedex 47,92069 Paris, France       Santafe de Bogota, D.C. -Colombia  Attention: Ronald Papa, Esq.
Telefax: (33 1) 4135 6530          Telefax: (571) 235-8453
Attention:  Jean-Claude Soligny    Attention:  Jacques de Boisseson

TRITON PIPELINE                    TRITON COLOMBIA, INC.              CT  CORPORATION
COLOMBIA, INC.                     Carrera 9A No. 99-02               SYSTEM
c/o TRITON ENERGY                  Oficina 407                        1633 Broadway
CORPORATION                        Santafe de Bogota, D.C.- Colombia  New York, New York 10019
6688 North Central Expressway      Telefax: (571) 618-2553            Telefax: (212) 247-2882
Suite 1400                         Attention:  Ivan Fajardo
Dallas, Texas 75206
Telefax:  (214) 692-7487
Attention:  Thomas G. Finck and
A.E. Turner

Party                              Copy To                            Agent for
                                                                      Service

IPL ENTERPRISES                    IPL INTERNATIONAL INC.             CT CORPORATION
(COLOMBIA)   INC.                  Suite 1100                         SYSTEM
c/o IPL ENERGY INC.                 363 North                         1633 Broadway
31st Floor Bow Valley Square 2     Sam Houston Parkway East           New York, New York 10019
205 - 5th Avenue S.W.              Houston, Texas 77060               Telefax: (212) 247-2882
Calgary, Alberta, Canada T29 2V7   Telefax: (713) 820-9310
Telefax:  (403) 231-3920           Attention: Benny J. Phillips
Attention:  Donald M. Wishart

TCPL INTERNATIONAL                 TRANSCANADA PIPELINES              FRIED, FRANK, HARRIS,
INVESTMENTS INC.                   LIMITED                            SHRIVER & JACOBSON
c/o FRIED, FRANK, HARRIS,          TransCanada PipeLines Tower        1 New York Plaza
  SHRIVER & JACOBSON               111 Fifth Avenue S.W.              New York, New York 10004
1 New York Plaza                   P.O. Box 1000, Station M           Telefax: (212) 747-1526
New York, New York 10004           Calgary, Alberta, Canada T2P 4K5   Attention: Ken Blackman
Telefax: (212) 747-1526            Telefax:  (403) 267-2668
Attention: Ken Blackman            Attention:  Michael Durnin and
                                      Robert M. Jensen


or to such other address, individual or facsimile telephone number as may be designated by notice given by any Party to the others. Any notice, demand, request, direction or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by certified or registered mail, on the fifth Business Day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day. The Party giving any notice, demand, request, direction or other communication by electronic communication shall send the original thereof by personal delivery or by first class mail.

          Section 14.2. Entire Agreement. This Agreement, together with the By-Laws and Project Agreements, constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth herein and therein. No amendment, supplement, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

              Section 14.3.       Taxes and Expenses.          (a)  Each Party
shall be solely responsible for the payment of all taxes imposed on it, whether by taxing authorities within Colombia or elsewhere, in connection with the holding of its Shares.

          (b) Common expenses of the Parties in connection with the execution of this Agreement and the incorporation of the JSC, including fees and disbursements of financial advisors to the JSC, shall be borne by the Parties hereto (other than the JSC) in proportion to their respective Shareholding Interest. Each Party shall bear the costs and expenses incurred by it in connection with the execution and performance of this Agreement and the incorporation of the JSC.

          Section 14.4. Representations and Warranties. Each Party represents and warrants to the others that:

             (a) it is a corporation duly incorporated and organized under the laws of its jurisdiction of incorporation;

            (b) it has the requisite power and authority to enter into and perform its obligations under this Agreement and this Agreement and the Project Agreements to which it is a party, when executed and delivered by such Party, constitute valid and legally binding agreements of such Party;

           (c) the execution and delivery of, and the performance by it of its obligations under, this Agreement and the Project Agreements to which it is a party will not result in a breach of or constitute a default under:

                 (i) any provision of its corporate charter or articles of incorporation or its by-laws;

               (ii) any agreement or instrument to which it is a party and which is material to the performance by it of its obligations hereunder and under the Project Agreements to which it is a party; or

               (iii) any order, judgment or decree of any court or governmental agency to which it is a party or by which it is bound.

          Section 14.5.       Nature of Obligations       (a)  The obligations
of each Party created by this Agreement, and in particular the obligations of the Shareholders to make Equity Contributions under the Subscription Agreements, shall be the several obligations of that Party. Nothing herein shall be deemed or construed to make any Party a surety or a guarantor of the JSC or of another Party or liable to meet any obligation of the JSC or of another Party.

              (b) The obligations of each Party hereunder shall run to the benefit of each other Party, and each Party shall have the right to enforce the obligations of any Party hereunder.

            (c) This Agreement is intended solely to govern the rights and obligations of the Shareholders as shareholders of the JSC.

          Section 14.6. Amendments. This Agreement may not be amended or modified except with the written consent of the Parties.

           Section 14.7. No Third Party Beneficiaries. Except as herein otherwise expressly provided to the contrary, this Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns, and no other Person shall have any right hereunder.

          Section 14.8 Severability. If, for any reason, any provision of this Agreement is unenforceable, the remaining provisions hereof shall nevertheless be carried into effect. Any provision of this Agreement that is unenforceable in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

              Section 14.9. No Assignment. Except as expressly provided herein, no Party may assign all or any portion of its rights or obligations hereunder.

              Section 14.10. Appointment of Valuation Expert. Except as otherwise specifically provided herein, any Valuation Expert required hereunder shall be appointed by a majority of the Shareholders or, in case the Shareholders are unable to agree, such a firm appointed by a majority of other such firms, each appointed by one of the Shareholders.

           Section 14.11. Conduct. Each of the Parties acknowledges that it is aware of the provisions of the United States Foreign Corrupt Practices Act of 1977, as amended, and will take no action nor make any payment in violation of, nor cause any Party or its subsidiaries or Affiliates to be charged with any violation of, such Act.

          Section 14.12. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

          Section 14.13. Performance Outside Colombia. The Parties acknowledge and agree that their activities hereunder will be performed substantially outside Colombia.

          Section 14.14. Commercial Obligations. Each Party acknowledges and agrees that its rights and obligations hereunder are of a commercial and not governmental nature.

          Section 14.15. Waiver of Immunity. (a) Each Party irrevocably consents to and waives any objection which it may now or hereafter have to the laying of venue of any proceeding relating to enforcement of the arbitration provisions of this Agreement or any award thereunder brought in the Specified Court and further irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such proceeding in the Specified Court.

             (b) To the extent that a Party or any of its revenues, assets or properties shall be entitled, with respect to any proceeding relating to enforcement of the arbitration provisions of this Agreement or any award thereunder at any time brought against such Party or any of its revenues, assets or properties, to any sovereign or other immunity from suit, from jurisdiction, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any jurisdiction there shall be attributed such an immunity, such Party irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction (including, without limitation, the Foreign Sovereign Immunities Act 1976 of the United States), except, in the case of Ecopetrol, as provided under Article 684 of the Codigo de Procedimiento Civil of Colombia.

           Section 14.16. Enforcement of Certain Rights. The JSC agrees to diligently enforce its rights against the parties to the Promesas de Compraventa, the Transportation Agreements, the Transportation Notes Agreements, the Advance Tariff Agreements, the Subscription Agreements, the Performance Guarantee Agreements and, in each case, any guarantees of obligations thereunder, and not to waive or terminate any rights against any party thereto except with the approval of the Parties.

            Section 14.17. Audit Rights. Each of the Shareholders agree that the JSC has the right to conduct a limited audit of each Shareholder in order to verify that any amounts paid to such Shareholder in respect of Colombian Taxes were in respect of Colombian Taxes actually incurred by such Shareholder. Such audits shall be conducted on at least 15 Business Days notice during normal business hours by an independent accounting firm selected by the JSC (who may be the JSC's auditor). The JSC may undertake any such audit on any one Shareholder no more than annually.

          Section 14.18. Limitation on Rights. No assignee or transferee of any Shareholder shall have any rights hereunder if such assignee or transferee holds less than 5% of the outstanding Shares.

             Section 14.19. Approvals. Each of the Parties agrees to use its reasonable commercial efforts to secure all governmental and related approvals necessary in order to give full effect to this Agreement and the transactions contemplated herein and in the Schedules hereto.

           Section 14.20. Headings; Table of Contents. The headings and table of contents contained herein are for convenience of reference only and do not constitute a part of this Agreement.

            Section 14.21. Counterparts. This Agreement may be executed in seven or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

           IN WITNESS WHEREOF, the Parties have hereunto caused this Agreement to be executed and delivered by their respective proper officers thereunto duly authorized as of the date first above written.


          OLEODUCTO CENTRAL S.A.


               /s/ Gustavo Suarez
               By:  Gustavo Suarez
          Title:  President


          EMPRESA COLOMBIANA DE
               PETROLEOSECOPETROL


                /s/ Juan Maria Rendon
               By:  Juan Maria Rendon
          Title:  President


          BP COLOMBIA PIPELINES LIMITED


                /s/ Nicholas P. Connolly
               By:  Nicholas P. Connolly
          Title:  General Manager, Commercial - Latin
                    America


          TOTAL PIPELINE COLOMBIE S.A.


                /s/ Jacques de Boisseson
               By:  Jacques de Boisseson
          Title:  General Manager

          TRITON PIPELINE COLOMBIA, INC.


                 /s/ Bernard Gros Dubois
               By:  Bernard Gros Dubois
          Title:  Vice President of Planning

          IPL ENTERPRISES (COLOMBIA) INC.


                /s/ Benny J. Phillips
               By:  Benny J. Phillips
          Title:  Senior Vice President, Development


                /s/ Darby J. Wade
               By:  Darby J. Wade
          Title:  Senior Legal Counsel
          TCPL INTERNATIONAL INVESTMENTS
       INC.


                 /s/ Daryll G. Waddingham
               By:  Daryll G. Waddingham
          Title:  Director, Project Structuring &
                    Finance

TCPL (BERMUDA) LTD., a corporation existing under the laws of Bermuda, hereby acknowledges the assignment, delegation and transfer to it and assumption by it of all of the rights and obligations of TCPL International Investments Inc. pursuant to Section 10.9 as a Shareholder hereunder as if it were a Party hereto as of the date first above written and has caused this Agreement to be
executed  and  delivered by its duly authorized officer as of                ,
1995.


TCPL (BERMUDA) LTD.



By:
Title:

                                                                  SCHEDULE A.1
                                                TO OLEODUCTO CENTRAL AGREEMENT



                                   BY-LAWS


This schedule in the original document contained the by-laws in Spanish. These by-laws in Spanish are not being submitted.

                                                                  SCHEDULE A.2
                                                TO OLEODUCTO CENTRAL AGREEMENT

                   CERTIFIED ENGLISH TRANSLATION OF BY-LAWS
                                  BY-LAWS OF
                            OLEODUCTO CENTRAL S.A.

                                                             December 14, 1994
                              TABLE OF CONTENTS
                    [For convenience of reference only --
                      not included in Spanish original]

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
                                                               Page

             CHAPTER ONE

             NAME, NATURE, NATIONALITY, DOMICILE, PURPOSE AND
              DURATION OF THE COMPANY


ARTICLE 1.   Name and Nature                                      1

ARTICLE 2.    Domicile                                            1

ARTICLE 3.   Corporate Purpose                                    1

ARTICLE 4.   Duration                                             2

             CHAPTER TWO
             CORPORATE CAPITAL

ARTICLE 5.   Authorized Capital                                    2

ARTICLE 6.    Subscribed and Paid-in Capital                       2

ARTICLE 7.   Authorized but Unissued Shares                        4

             CHAPTER THREE
             SHARES AND SHAREHOLDERS

ARTICLE 8.   Registered Form                                        4

ARTICLE 9.   Share Certificates                                     4

ARTICLE 10.  Transfer of the Shares                                 5

ARTICLE 11.   Stolen, Lost and Damaged Share Certificates           5

ARTICLE 12.   Issuance and Transfer Costs                           5

ARTICLE 13.  Notices                                              5

ARTICLE 14.   Pledges of Shares                                   5

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
                                                                       Page

ARTICLE 15.  Judicial Proceedings                                   6

ARTICLE 16.  Creation of a Certain Class of Shares                  6

ARTICLE 17.  Rights of the Shareholders                             6

ARTICLE 18.  Share Register                                         7

             CHAPTER FOUR
             DIRECTION, ADMINISTRATION AND REPRESENTATION

ARTICLE 19.  General Meetings of Shareholders, Board of Directors and
                   President                                         7

             CHAPTER FIVE
             GENERAL MEETINGS OF SHAREHOLDERS

ARTICLE 20.  Composition                                             7

ARTICLE 21.  Powers of Attorney                                      8

ARTICLE 22.  Representation of Shareholders                          8

ARTICLE 23.  Prohibited Representatives                              8

ARTICLE 24.  General Meetings of Shareholders                        8

ARTICLE 25.  Extraordinary Meetings                                   9

ARTICLE 26.  Place of Meetings                                        9

ARTICLE 27.  Notice                                                       9

ARTICLE 28.  Quorum; Majority Voting                                   9

ARTICLE 29.  Reconstitution After Loss of Quorum                        9

ARTICLE 30.  President and Secretary of Meeting                          10

ARTICLE 31.  Minutes                                                     10


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
                                                                                                                              Page

ARTICLE 32.  Voting Rules                                               10

ARTICLE 33.  Supermajority Votes                                        11

ARTICLE 34.  Responsibilities of the General Meeting of Shareholders Responsibilities of the General Meeting of Shareholders    11

ARTICLE 35.  Other Responsibilities of the General Meeting of
             Shareholders                                                                                                       12

             CHAPTER SIX
             BOARD OF DIRECTORS

ARTICLE 36.  Composition                                                                                                        13

ARTICLE 37.  President                                                                                                       13

ARTICLE 38.  Meetings                                                                                                        13

ARTICLE 39.  Internal Rules                                                                                                    13

ARTICLE 40.  Permanent Vacancies                                                                                                14

ARTICLE 41.  Responsibilities                                                                                                   14

ARTICLE 42.  Unanimous Decisions                                                                                                15

ARTICLE 43.  Other Decisions                                                                                                    16

             CHAPTER SEVEN
             PRESIDENT

ARTICLE 44.  Appointment                                                                                                         17

ARTICLE 45.  Responsibilities                                                                                                   18


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
                                                                 Page

             CHAPTER EIGHT
             SECRETARY

ARTICLE 46.  Appointment                                           20

ARTICLE 47.  Responsibilities                                      20

             CHAPTER NINE
             FISCAL SUPERVISOR

ARTICLE 48.  Appointment                                           20

ARTICLE 49.  Qualifications                                        21

ARTICLE 50.  Responsibilities                                      21

ARTICLE 51.  Opinions and Reports                                  22

ARTICLE 52.  Liability                                              22

ARTICLE 53.  Participation at Meetings                             22

             CHAPTER TEN
             BALANCE SHEETS, RESERVES AND DIVIDENDS

ARTICLE 54.  Fiscal Year                                            22

ARTICLE 55.  Other Statements                                       22

ARTICLE 56.  Prior Requirements for the Distribution of Profits     22

ARTICLE 57.  Distribution of Profits                                23

ARTICLE 58.  Timing for the Payment of Dividends                    24

ARTICLE 59.  Non-Payment of Interest on Dividends Not Promptly
             Claimed                                                24

             CHAPTER ELEVEN
             AMENDMENTS TO BY-LAWS

ARTICLE 60.                                                        24


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                                                                    Page

                    CHAPTER TWELVE
             DISSOLUTION AND LIQUIDATION OF THE COMPANY

ARTICLE 61.  Dissolution                                             24

ARTICLE 62.  Mandatory Dissolution                                   25

ARTICLE 63.  Notice                                                  25

ARTICLE 64.  Appointment to Liquidate                                25

ARTICLE 65.  Rules for the Liquidation and Division of the
             Corporate Capital                                       25

ARTICLE 66.  Powers of Liquidator                                     26

             CHAPTER THIRTEEN
             ARBITRATION

ARTICLE 67.  Arbitration                                                27

             CHAPTER FOURTEEN
             MISCELLANEOUS

ARTICLE 68.  Duties of Officers                               27


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
                                 CHAPTER ONE
          NAME, NATURE, NATIONALITY, DOMICILE, PURPOSE AND DURATION
                                OF THE COMPANY


ARTICLE 1. Name and Nature. The name of the sociedad anonima is OLEODUCTO CENTRAL S.A. and it is a sociedad anonima incorporated under the laws of Colombia (the "Company"). It is a second class, mixed-economy company of the national level, assigned to the Ministry of Mines and Energy and governed by the rules for commercial sociedades anonimas.

ARTICLE 2. Domicile. The domicile of the Company is the City of Santafe de Bogota. The Company may establish branches or agencies elsewhere in Colombia or abroad, as provided for by the Board of Directors of the Company in accordance with applicable law.

ARTICLE 3. Corporate Purpose. The purpose of the Company is to design, construct, develop, operate and own a public use pipeline system and related facilities including, without limitation, port facilities, running from the Municipality of Tauramena, Department of Casanare, to the Port of Covenas, located in the jurisdiction of the Municipality of Tolu, Department of Sucre.

In furtherance of its corporate purpose, the Company shall conduct technical-economic feasibility studies, prepare such studies and designs, and determine such technical specifications for the pipeline, its terminal and the pumping and storage stations to carry out its construction and operation. The foregoing actions may be performed directly by the Company or by contracting with third parties.

In addition, the Company may purchase or sell real estate or personal property, shares and all other kinds of securities; borrow money; issue bonds, notes, commercial paper and other evidences of indebtedness; mortgage and pledge its real estate and personal property and carry out all credit operations enabling it to obtain the financing or other assets necessary for the development of the Company; establish branches and incorporate subsidiaries and affiliated companies for the establishment and operation of enterprises for the performance of any activity comprised within the Company's corporate purpose and hold interests as a participant, associate or shareholder, founder or otherwise, in other companies of a similar or complementary corporate purpose; make contributions in cash, in kind or in services to affiliated companies, dispose of its interests, rights or shares therein, merge therewith or acquire them; register patents, trade names, trademarks and other industrial property rights and acquire or grant concessions for the exploitation thereof; enter into all types of banking transactions; draw, accept and discount bills of exchange, checks, promissory notes, drafts and all kinds of negotiable securities and other documents; enter into and perform consulting and research contracts; execute, deliver and perform operating agreements, construction contracts, leases, mandates, commissions and sales agency, petroleum transportation, supply and insurance contracts; execute, deliver and perform cuentas en participacion contracts; and, in general, execute, deliver and perform all acts and contracts related to the purpose of the Company and all those whose object is to exercise the rights and fulfill the obligations legally or contractually arising from the existence and activities carried out by the Company.

ARTICLE 4. Duration. The Company shall have a duration of 99 years from the date hereof. Nevertheless, by decision at a General Meeting of Shareholders of the Company, the duration of the Company may be extended before its expiration, or its dissolution may be ordered before its expiration, in each case in accordance with these By-Laws and applicable law.


                                 CHAPTER TWO
                              CORPORATE CAPITAL

ARTICLE 5. Authorized Capital. The authorized capital of the Company shall be Colombian Ps.2,000,000,000 consisting of 20,000 ordinary shares, par value Ps.100,000 each, having the characteristics set forth in these By-Laws ("shares").

The authorized capital of the Company may be increased or decreased from time to time by amending these By-Laws in accordance with these By-Laws and applicable law and with the pertinent authorizations required at the time of increasing or decreasing the capital, provided, however, that in no event shall the number of outstanding shares be evenly divisible by six.

Any shares of the Company's capital owned by public entities shall be represented by shares designated Class A, and the private capital of the Company's capital shall be designated Class B.

ARTICLE 6. Subscribed and Paid-in Capital. The initial subscribed capital as at the date of incorporation of the Company is Colombian Ps.1,000,000,000 consisting of 10,000 shares, as set forth below:


                                                       INITIAL
                       NUMBER        AGGREGATE
                       SHAREHOLDING
SHAREHOLDER            OF SHARES     PAR VALUE         INTEREST

Empresa Colombiana de
  Petroleos-Ecopetrol
(Ecopetrol)                   2,500  Ps.250,000,000          25%
BP Colombia Pipelines
  Limited                     1,520  Ps.152,000,000        15.2%
TOTAL Pipeline
  Colombie S.A.               1,520  Ps.152,000,000        15.2%
Triton Pipeline
Colombia,  Inc.                 960  Ps.96,000,000          9.6%
IPL Enterprises
(Colombia) Inc.               1,750  Ps.175,000,000        17.5%
TCPL International
  Investments Inc.            1,750  Ps.175,000,000        17.5%
Total                        10,000  Ps.1,000,000,000       100%


The paid-in capital as of the date of incorporation of the Company is Colombian Ps.500,000,000 represented by shares held as follows:


SHAREHOLDER                          AMOUNT PAID IN
Ecopetrol                            Ps.125,000,000
BP Colombia Pipelines Limited        Ps.76,000,000
TOTAL Pipeline Colombie S.A.         Ps.76,000,000
Triton Pipeline Colombia, Inc.       Ps.48,000,000
IPL Enterprises (Colombia) Inc.      Ps.87,500,000
TCPL International Investments Inc.    Ps.87,500,000
Total                                Ps.500,000,000


The balance shall be paid by the shareholders on the date determined by the Board of Directors within one year of the date of incorporation of the Company.

In the case of default in the payment of any subscribed shares, Article 397 and related provisions of the Commercial Code shall apply. So long as the value of any shares has not been fully paid, only provisional share certificates shall be issued to the subscribers therefor.

ARTICLE 7. Authorized but Unissued Shares. Authorized but unissued shares and shares subsequently issued by the Company due to an increase in the Company's authorized capital shall be placed as determined by the Board of Directors, which shall be responsible for approving the pertinent share subscription resolutions in accordance with these By-Laws and applicable law. The shareholders shall have a preferential right to subscribe for any new share issue in the amount of shares proportional to that held by them at the date of approval of the share issue by the Board of Directors.


                                CHAPTER THREE
                           SHARES AND SHAREHOLDERS


ARTICLE 8. Registered Form. The shares of the Company shall be ordinary shares in nominative (registered) form.

ARTICLE 9. Share Certificates. The shares shall be evidenced by certificates which shall be numbered sequentially in different series for public entities (Class A) and private shareholders (Class B), shall bear the signatures of the President and the Secretary of the Company, and shall indicate:

A. The name of the Company, its principal domicile, the Notarial Office, and the number and date of the deed of incorporation.

B. The number of shares represented by each certificate, their class and whether their transferability is limited by any preferential rights and the conditions to exercise such rights.

C.     The full legal name of the person to whom they are issued.

In no event will certificates be issued for a fraction of a share.

By virtue of the shares' fully registered form, the Company shall recognize as a shareholder of the Company only the person who is registered as such in the share register book maintained by the Company for that purpose (the Share Register). No alienation or transfer of shares, liens or restrictions, attachment or adjudication shall be effective with respect to the Company or any third party, except by virtue of its registration in the Share Register, which the Company may not refuse, except by order of a competent authority or in compliance with any restrictions applicable to the transfer of such shares.

ARTICLE 10. Transfer of the Shares. The shares are negotiable in accordance with applicable law. For the transfer of the shares to be effective with respect to the Company and third parties, such transfer must be registered in the Share Register pursuant to written transfer instructions from the transferor or under the formality of endorsement of the respective share certificate. In sales pursuant to court order or other judicial adjudication, the registration of transfer shall be made upon presentment of the original or certified copy of the pertinent legal documents containing the order of whomever is legally responsible therefor. As established in Decree _____ of December __, 1994, Ecopetrol will not exercise the preferential rights contemplated in Article 10 of Decree 130 of 1976.

In connection with any transfer of shares, the prior cancellation of the certificates issued to the transferor will be required.


ARTICLE 11. Stolen, Lost and Damaged Share Certificates. In the event a share certificate is stolen, the Company shall replace it, issuing a duplicate to the holder of the shares evidenced thereby as registered in the Share Register, upon presenting evidence of such theft satisfactory to the Secretary, presenting a copy of the notice of loss provided to the relevant legal authorities. When a Shareholder requests a duplicate share certificate to replace a lost one, the Shareholder shall present such bond as may be requested by the President. A shareholder who has lost its certificate for any reason shall be responsible to the Company for any damage or liability suffered by the Company in connection with the loss of the original share certificate or the issuance of the replacement therefor. Should the lost share certificate be found, the holder of the shares previously evidenced thereby shall return the replacement therefor to the Company, which shall then be destroyed by the Secretary by providing evidence thereof. In the event of damage to a share certificate, the Company will issue a replacement therefor, povided that the shareholder delivers the original certificates to the Company.

ARTICLE 12. Issuance and Transfer Costs. The respective shareholder shall bear the costs and taxes incident to the transfer of shares and the issuance of certificates, which expenses shall be born in equal part by the transferor and transferee, absent agreement otherwise.

ARTICLE 13. Notices. Each shareholder must provide its registered address to the Secretary of the Company.

ARTICLE 14. Pledges of Shares. In the case of shares pledged to a third party, such pledge shall not confer on the third party any rights pertaining to shareholders, except as otherwise expressly provided by the terms of a written agreement registered in the Share Register.

ARTICLE 15. Judicial Proceedings. The transfer of shares, the ownership of which is in litigation, shall require authorization from the competent judicial authority in the forum in which such litigation is pending. In the case of shares to which a judicial lien has attached, the authorization of the secured party will also be required. In the event of litigation or judicial lien regarding the ownership of any shares issued by the Company, the Company shall abstain from registering any transfer thereof beginning the date on which it has been notified by the competent authority in which such litigation or judicial lien is pending.

ARTICLE 16. Creation of a Certain Class of Shares. Subject to compliance with applicable law and these By-Laws, General Meeting of Shareholders may, at any time, create new classes of shares (including preference shares, industry shares or other shares with economic rights preferential to those of the shares). For an issuance of preference shares, the determination of the respective preferences and the pertinent subscription resolutions must be approved by a General Meeting of Shareholders upon the favorable vote of a plural number of shareholders representing not less than 90.41% of the subscribed shares and under the condition that the subscription resolutions stipulate the preferential right in favor of all shareholders, in order that the latter may subscribe them proportionately to the number of shares held by each of them on the date of the offer.

ARTICLE 17. Rights of the Shareholders. The shares confer on each holder thereof the following rights:

A. To participate in deliberations at General Meetings of Shareholders and to vote thereat, with one vote per share, with as many votes as the number of shares held. The restrictions on voting contained in Article 428 of the Commercial Code do not apply to the shares.

B. To receive dividends in proportion to its ownership of shares of the Company in accordance with the end of the accounting period balance sheets, the By-Laws and applicable law.

C. To inspect freely, either personally or through representatives, the books and records of the Company at any time, and, in any case, during the 15 business day period preceding the General Meeting of Shareholders whereat the end of the accounting period balance sheets are examined.

D. To receive a share of the corporate assets at the time of liquidation of the Company pro rata to its holding of shares of the Company and after the Company's external liabilities have been paid or provided for in accordance with the decision of the General Meeting of Shareholders.

ARTICLE 18. Share Register. The Company shall keep a Share Register registered at the Chamber of Commerce in Santafe de Bogota, indicating the names of its shareholders, the provisional certificates, the final certificates, the number of shares and their series corresponding to each shareholder, the certificate with its respective registration number and date, any transfers, pledges, usufructs and other liens or ownership limitations, attachments or judicial claims, in each case applicable to the shares, as well as any other act subject to inscription pursuant to applicable law.

                                 CHAPTER FOUR
                 DIRECTION, ADMINISTRATION AND REPRESENTATION

ARTICLE 19.       General Meetings of Shareholders, Board of Directors and
President
For its direction, administration and legal representation, the Company consists of the following bodies:

A. General Meetings of Shareholders; B. Board of Directors; and C. President.

The direction and administration of the Company is the responsibility, first, of the shareholders acting at a General Meeting thereof and, second, of the Board of Directors as delegate of the General Meeting of Shareholders. The legal representation of the Company shall be the responsibility of the President subject to such policies as may be established by the Board of Directors and subject to the provisions of these By-Laws and applicable law. The Board of Directors shall be responsible for any matters not specifically assigned to the General Meeting of Shareholders or the President by these By-Laws or applicable law.

Each of the aforementioned bodies has the power and authority conferred on it by these By-Laws, which it shall exercise in accordance with the provisions herein set forth and in compliance with applicable law.


                                 CHAPTER FIVE
                       GENERAL MEETINGS OF SHAREHOLDERS

ARTICLE 20. Composition. General Meetings of Shareholders consist of a meeting of the shareholders registered in the Share Register, either in person or represented by their proxies or legal representatives and convening the quorum under the circumstances provided for in these By-Laws and in compliance with applicable law.

ARTICLE 21. Powers of Attorney. Powers of attorney to represent a shareholder at any General Meeting of Shareholders shall be granted in writing, indicating the name of the attorney-in-fact, any person to whom the latter may substitute such powers, and the date of the meeting for which they are granted. Powers of attorney may be granted by facsimile transmission.

Except as required by laws applicable to public entities, representation may only be granted to a natural person unless it is granted pursuant to a negocio fiduciario. Except upon express stipulation to the contrary by the grantor of the power of attorney, the power granted for a specific General Meeting of Shareholders shall authorize the attorney-in-fact to represent the principal at any successive meetings which are a consequence or continuation thereof, either due to the initial lack of a quorum or to an adjournment of deliberations.

Any power of attorney granted under a Public Deed or other legally accepted document may by its terms be made applicable for two or more General Meetings of Shareholders.

ARTICLE 22. Representation of Shareholders. Each shareholder, whether a natural person or legal entity, individual or group of any kind, may only appoint one individual to represent it at any General Meeting of Shareholders, regardless of the number of shares it holds. The representative or attorney-in-fact of more than one natural person or legal entity may vote in each case according to the separate instructions of each natural person or legal entity represented.

ARTICLE 23. Prohibited Representatives. Except as required by mandatory provisions of applicable law, officers and employees of the Company may neither represent any shares other than their own shares at meetings of shareholders, nor substitute the powers conferred on them, nor vote their shares in connection with the approval of the year-end balance sheet or the liquidation accounts.

ARTICLE 24. General Meetings of Shareholders. The General Meetings of Shareholders shall be held semiannually, no later than March 31 and September 30, for the purpose of examining the position of the Company, studying the accounts and balance sheets of the Company for the latest accounting period, deciding on any declaration of dividends and adopting any other resolutions it may see fit to fulfill the corporate purpose of the Company.

The date of the meeting shall be fixed by the Board of Directors and shall be called by the President. If the meeting is not called, the shareholders shall meet on their own right on the first working day of April or October at ten o'clock in the morning (10:00 a.m.) at the principal office of the Company in Santafe de Bogota. The quorum at such meeting shall consist of a plurality of shareholders, regardless of the number of shares represented thereby. Decisions at any such meeting must be adopted by the majorities required by these By-Laws and applicable law.

ARTICLE 25. Extraordinary Meetings. Extraordinary Meetings of Shareholders may be called upon the occurrence of an unforeseen or urgent event by the Board of Directors, the President, the Fiscal Supervisor or the Superintendency of Corporations, either on their own initiative or upon request of one or more shareholders holding at least 9% of the outstanding shares.

At any extraordinary meeting, the shareholders may address only those subjects specified in the agenda included in the notice thereof, unless otherwise decided by holders of all of the shares represented at the meeting and representing at least 90.41% of the shares outstanding and after having completed the business set forth in the agenda.

ARTICLE 26. Place of Meetings. All meetings of shareholders shall take place at the principal office of the Company in Santafe de Bogota, on the date and at the time set forth in the notice. Notwithstanding the foregoing, shareholders may meet without prior notice and elsewhere when all of the outstanding shares are represented at such meeting.

ARTICLE 27. Notice. Notice shall be sent by means of a written communication to each one of the shareholders at its registered address as recorded by the Secretary. For the meetings in which end of accounting period balance sheets are to be examined, notice shall be given at least 15 business days in advance. In other cases, 10 days' advance notice shall suffice. The day of the notice and the day of the meeting shall not be counted. Any notice calling an extraordinary meeting shall necessarily indicate the subjects to be addressed at such meeting.

ARTICLE 28. Quorum; Majority Voting. Unless otherwise specified herein, meetings of shareholders shall deliberate with a plurality of persons representing shareholders holding at least 55% of the outstanding shares. Decisions shall be made with a favorable vote by shareholders holding at least 55% of the outstanding shares, unless otherwise required by these By-Laws or applicable law.

ARTICLE 29. Reconstitution After Loss of Quorum. If the meeting is called but not held due to lack of a quorum, a new meeting shall be summoned at which a quorum shall consist of a plurality of shareholders, regardless of the number of shares represented thereby. Notwithstanding anything to the contrary contained herein, decisions at such meeting may, subject to applicable law, be taken by holders of a majority of the shares represented at such meeting. The new meeting shall be held no less than 10 no more than 30 days from the date fixed for the original meeting.

ARTICLE 30. Chairman and Secretary of Meeting. The meeting of shareholders must be chaired by the President and, in his absence, by one of the principal members of the Board of Directors, in order of designation and, in the absence of the latter, by the person appointed at the meeting by a majority of the votes corresponding to the shares represented thereat. The Secretary of the meeting shall be the Secretary of the Company and, in his absence, the person appointed secretary of the meeting by the Chairman.

ARTICLE 31. Minutes. The proceedings of meetings of shareholders shall be recorded in a Minute Book registered in the Chamber of Commerce in the City of Santafe de Bogota. The minutes shall be signed by the Chairman and by the Secretary who have acted therein, or, in their place, by the Fiscal Supervisor and by the plural committee appointed at the meeting to give its approval, after studying the minutes of such meeting, within 10 business days after the date of such meeting, if not approved at such meeting.

The committee members shall record their approval or their objections at the end of the minutes of each meeting.

ARTICLE 32. Voting Rules. The following voting rules shall apply to elections of directors and the passing of resolutions by shareholders:

A. Unless otherwise decided at the meeting or when the electoral quotient legal system is to be applied, votes shall be taken by voice or by a show of hands. Unless otherwise determined at the meeting, written votes shall be secret and the Secretary shall deliver to each shareholder or representative thereof a ballot authorized with his signature indicating the number of shares represented by such shareholder or representative thereof at the meeting.

B. For the election of the Board of Directors, and of committees or bodies thereof, the electoral quotient system shall be applied, unless the election is by unanimous vote of the shares represented at the meeting. For purposes of determining the quotient, the quotient shall be rounded down to one decimal place.

C. The election of alternate directors shall be made simultaneously with that of directors, unless the meeting provides that it be made separately. At no election, whether single or plural, shall persons who have been elected as directors be elected as alternate directors.

D. In the event of a tie in voting for any election of directors, the election shall be decided by the toss of a coin.

E.  The Company may not vote its own shares.

ARTICLE 33. Supermajority Votes. The following decisions require the favorable vote of shareholders holding at least 90.41% of the outstanding
Shares:

A. Any amendment to the By-Laws, other than an amendment to increase the authorized capital or decrease the subscribed capital of the Company or any amendment undertaken to give effect to decisions taken pursuant to Article 35 hereof.

B. The dissolution, winding-up or liquidation or other distribution of assets of the Company other than by a purchase or sale.

C.  The declaration by the Company of any dividends in shares or stock.

D. The appointment of the Company's Fiscal Supervisor and his alternate (the Shareholders may delegate to a firm of auditors the decision to choose the individual Fiscal Supervisor and his or her alternate).

E.  The issuance of shares other than ordinary shares.

F. Any decision to list any class of the Company's shares on any stock exchange or to register any such class with the Registro Nacional de Valores in Colombia or any other securities regulatory authority, national or foreign.

G. The acquisition of interests in existing companies or the incorporation of companies, affiliates, or subsidiaries for the development of activities or businesses for any purpose, and contributions in cash, in kind or in services thereto, the liquidation of such companies, and the transfer of any ownership interests, rights or shares thereof.

H.  The valuation of contributions in kind for equity.

I. To decide what, if any, reserves the Company should establish in addition to the legal reserve or any increase in the legal reserve above the legal minimum.

J. Any decision relating to any of the matters referred to in, or to override a decision of the Board of Directors, except with respect to matters previously engaged in with third parties, or by a delegate thereof taken pursuant to, Article 42 of the By-Laws or to revoke any delegation of authority given to the Board of Directors.

ARTICLE 34. Responsibilities of the General Meeting of Shareholders. In addition to the responsibilities set forth in Article 33 above, the following shall be responsibilities of the General Meeting of Shareholders, which shall be adopted by the favorable vote of holders of at least 55% of the outstanding shares:

A. To order actions against the Board of Directors, President, officers, or Fiscal Supervisor.

B.  To remove the Fiscal Supervisor and his or her alternate at any time.

C. To fix the remuneration of the members of the Board of Directors and the Fiscal Supervisor.

D. To examine, approve or disapprove the end of the accounting period balance sheets and the accounts which must be submitted by the Board of Directors every six months or when required by the General Meeting of Shareholders. If the balance sheets or accounts are not approved, the General Meeting of Shareholders shall designate a committee of three members, which shall examine the balance sheets and accounts and shall submit a detailed report in writing at a special meeting called for such purpose by the General Meeting of Shareholders, the date and time of which shall be fixed at such General Meeting of Shareholders.

E. To declare cash dividends in accordance with the balance sheets approved in accordance with these By-Laws and applicable law.

F. In the event of the dissolution of the Company, to designate one or more liquidators and their alternates, to remove them, to fix their remuneration, to give them orders and instructions for liquidation and to approve their accounts.

G. To delegate to the Board of Directors such functions as it deems appropriate and which are not assigned by law exclusively to the General Meeting of Shareholders and to provide the Board of Directors with the necessary authorizations.

H. To adopt, in general, all measures necessary for compliance with these By-Laws or in the interests of the Company.

I. All other decisions stipulated by these By-Laws or applicable law to be adopted by the majorities contained herein or by law.

J. Any decision relating to any of the matters referred to in, or to override a decision of the Board of Directors, except with respect to matters previously engaged in with third parties, or by a delegate thereof taken pursuant to, Article 43 of the By-Laws.

ARTICLE 35. Other Responsibilities of the General Meeting of Shareholders. The following matters shall require the minimum favorable vote of shareholders required by applicable law, unless the following matters are undertaken for any purpose other than to distribute an amount of cash to shareholders at a time when the Company would not be permitted under applicable law to declare a dividend in such amount, in which case the following matters shall require the favorable vote of holders of at least 90.41% of the outstanding shares:

A. Any consolidation, merger or sale of all or substantially all of the assets of the Company, any transformation of the Company into another entity or the split-up (escicion) of the Company.

B. Any increase in authorized capital or reduction in subscribed capital of the Company or any repurchase by the Company of its shares.


                                 CHAPTER SIX
                              BOARD OF DIRECTORS

ARTICLE 36. Composition. The Board of Directors shall be composed of six principal members, each one with two personal alternates, first and second, elected by the General Meeting of Shareholders. The alternates shall, in numerical order, replace the principal member during his or her absolute or temporary absence.

The term of the members elected as principals and alternate members of the Board of Directors shall be two years without prejudice to their re-election or free removal by any General Meeting of Shareholders.

The Board of Directors shall designate from among its principal members a Chairman. The Chairman shall chair the meetings of the Board of Directors and authorize with his signature the minutes thereof.

ARTICLE 37. President. The President shall attend the meetings of the Board of Directors and shall have the right to speak but not to vote thereat unless he is a member of the Board of Directors

ARTICLE 38. Meetings. The Board of Directors shall meet ordinarily at least once a month until December 31, 1997 and quarterly thereafter and extraordinarily when called by the President, by one of its members acting as principals or by the Fiscal Supervisor. Meetings of the Board of Directors shall be held at the offices of the Company in the City of Santafe de Bogota, but upon a decision of the Board of Directors itself, meetings may be held at any other place inside or outside Colombia.

ARTICLE 39. Internal Rules. The operation of the Board of Directors shall be governed by the following rules:

A. It shall deliberate and decide validly with the presence and the votes of four of its members, except as otherwise required by these By-Laws or applicable law.

B. Notice of meetings shall be given at least 10 days in advance, but with the consent of all members, with principals or acting alternates, the Board of Directors may deliberate validly and adopt decisions without sending out prior notice. The notice must set forth the subjects that will be addressed at the respective meeting and each director may add additional or change items to be discussed at such meeting in an additional notice provided to each director at least five days prior to the meeting. No changes may be made to the agenda for such meetings without the unanimous consent of the directors.

C. Minutes of each meeting shall be prepared and shall be recorded in a Minute Book registered in the Chamber of Commerce in the City of Santafe de Bogota and these shall contain evidence of the date, time and place of the meeting, the names of the persons in attendance, indicating whether they are principals or alternates, the matters dealt with, the resolutions adopted and the number of votesissued in favor, against or abstained in connection with such resolutions, the appointments made and the date and time of adjournment.

D. The minutes shall be signed by the Chairman of the respective meeting and by the Secretary.

ARTICLE 40. Permanent Vacancies. When a quorum is impossible to achieve due to the absolute absence of members of the Board of Directors and it is more than one month before the next Annual General Meeting of Shareholders, the President shall call an Extraordinary Meeting of Shareholders to elect directors to fill the existing vacancies for a new two year term.

ARTICLE 41. Responsibilities. The Board of Directors shall have the following responsibilities:

A. To comply with these By-Laws and decisions of the General Meeting of Shareholders and to ensure that these By-Laws and such decisions are complied with.

B. To examine, when it so deems appropriate, the books, documents, installations, camps, deposits, warehouses and funds of the Company.

C. To serve as a consulting and advisory body to the President.

D. To request from the President, the Fiscal Supervisor and other employees of the Company the reports required for the knowledge and good progress of the corporate business, and to examine, either personally or through committees appointed from among its members, the books, accounts, correspondence and other documents of the Company.

ARTICLE 42. Unanimous Decisions. The following decisions require the unanimous approval of the Board of Directors:

A. To designate the President and two alternates and the Secretary, for periods of two years, and to determine their remuneration.

B. To establish any program of capital expenditures (other than capital expenditures required to maintain the then current objectives of the Company's operations approved in an annual operating budget).

C. To authorize the President to execute all acts, contracts and agreements in amounts exceeding the equivalent in pesos of U.S.$10 million at the Market Representative Rate or the rate that replaces it, other than those for which expenditure has been included in the Company's annual operating budget approved by the Board of Directors.

D. To authorize the President to enter into agreements for the benefit of the Company's creditors (concordat).

E. To determine the tariff and transportation principles applicable to the pipeline.

F. To approve any contract that may be made between the Company and its shareholders or affiliates of the shareholders in an amount that exceeds the equivalent in pesos of U.S.$100,000 at the Market Representative Rate or the rate that replaces it.

G. To decide to increase or decrease the design capacity of (i) the Cusiana to El Porvenir segment of the pipeline from 500,000 barrels per day, (ii) the El Porvenir to Vasconia segment of the pipeline from 556,000 barrels per day,
(iii) the Vasconia to Covenas segment of the pipeline from 290,000 barrels per day, and (iv) the Covenas terminal segment of the pipeline from 500,000 barrels per day.

H. To enter into any acquisition or sale or other disposition of assets or properties by the Company or any series of such transactions involving an amount greater than the equivalent in pesos of U.S.$10 million at the Market Representative Rate or the rate that replaces it, other than any acquisition for which expenditure has been included in the Company's annual operating budget approved by the Board of Directors.

I. To enter into any pledge, lease or other encumbrance of assets or properties of the Company in each case involving an amount greater than the equivalent in pesos of U.S.$1 million at the Market Representative Rate or the rate that replaces it.

J. To enter into any transaction for the borrowing of money being either indebtedness with a maturity greater than one year or indebtedness in a principal amount at the Market Representative Rate or the rate that replaces it in excess of the equivalent in pesos of U.S.$10 million.

K. To delegate to a committee of the Board of Directors, to one director, to the President or any other officer of the Company or to any third party, when it deems appropriate, for specific cases or for a limited period of time, one or several of its functions, provided that, by their nature, these may be delegated and their delegation is not otherwise prohibited by these By-Laws or applicable law.

ARTICLE 43. Other Decisions. The following decisions shall require the favorable vote of four members of the Board of Directors:

A. To approve the annual operating budgets of the Company, including any capital expenditures required to maintain the then current objectives of the Company's operations.

B. To authorize the President to execute all acts, contracts and agreements in amounts exceeding the equivalent in pesos of U.S.$10 million at the Market Representative Rate or the rate that replaces it for which expenditure has been included in an annual operating budget of the Company in each case approved by the Board of Directors.

C. To create such positions as it deems appropriate for the operation of the Company, and to fix the remuneration and duties associated therewith, except for those whose designation or removal is the responsibility of the General Meeting of Shareholders.

D. To submit, jointly with the President, to the General Meeting of Shareholders the reports, accounts, balance sheets, inventories, proposed distributions of profits and other documents referred to in Article 446 of the Commercial Code.

E. Upon the occurrence of an unforeseen or urgent event to summon a General Meeting of Shareholders or Extraordinary Meetings of Shareholders, whenever required or requested by a number of shareholders representing not less than 9% of the outstanding shares.

F. To decide on the establishment or closing of branches or agencies within or outside the corporate domicile.

G. To regulate the handling of Company funds to determine the proper allocation of available funds and to decide on changes in their investment, as well as to determine the timing of disbursements for the execution of approved budgets.

H.  To issue the internal regulations of the Company.

I. To propose to the General Meeting of Shareholders increases of capital, to authorize the issuance of subordinated notes to shareholders and to approve the placement regulation of shares and subordinated notes.

J. To authorize the officers or representatives of the Company, giving them relevant instructions, to enter into or reject collective labor agreements or contracts and to constitute courts of arbitration and to designate conciliators and arbitrators in cases of collective labor conflicts. To authorize bonuses, benefits or other compensation for Company personnel.

K. To authorize any delegation of functions which the President might wish to make.

L.  To name and to remove the operator of the pipeline.

M. To approve the policies pertaining to relations with government and public entities.

N. To appoint and remove the senior officers of the Company (other than the President).

                                CHAPTER SEVEN
                                  PRESIDENT


ARTICLE 44. Appointment. Subject to the requirements of these By-Laws and applicable law, the administration of the Company and its legal and other representation shall be the responsibility of the President appointed by the Board of Directors for a period of two years or until his or her replacement is appointed. The President may be indefinitely re-elected or freely removed by the Board of Directors at any time.

The President shall have two alternates who shall replace him or her during his or her absolute or temporary absences.

ARTICLE 45. Responsibilities. Subject to such policies as may from time to time be established by the Board of Directors, the following are the responsibilities of the President:

A.  To represent the Company as a juridical person.

B. To carry out the decisions or orders of the General Meeting of Shareholders and Extraordinary Meetings of Shareholders and the Board of Directors.

C. To designate and remove the employees of the Company, except those whose designation is a function of the General Meeting of Shareholders or the Board of Directors.

D. To ensure that the employees of the Company perform their duties in a satisfactory manner.

E. To constitute the attorneys of the Company to act in accordance with his instructions and to represent the Company before any authorities, officers or entities.

F. To supervise the collection and investment of Company funds and to see that all assets pertaining to it and those received in custody or on deposit are maintained with appropriate safeguards.

G. To execute the acts and enter into the contracts intended to carry out the corporate purposes of the Company, previously submitting to the Board of Directors those matters in which it must participate as stipulated in these By-Laws or applicable law, and those the amount of which exceeds the equivalent in pesos of U.S.$10 million at the Market Representative Rate or the rate that replaces it provided that any such act or contract the amount of which exceeds the equivalent in pesos of U.S.$5 million at the Market Representative Rate or the rate that replaces it but is less than the equivalent in pesos of U.S.$10 million at the Market Representative Rate or the rate that replaces it are executed by both the President and another officer of the Company designated by the Board of Directors whose name is registered for such purpose at the Chamber of Commerce in Bogota.

H. To summon and to chair General Meetings of Shareholders and Extraordinary Meetings of Shareholders or the Board of Directors in the manner provided for in these By-Laws or the law and seek their advice and opinion on important matters.

I. To prepare and submit to the approval of the Board of Directors the health, safety and working condition regulations of the Company.

J. To present, in conjunction with the Board of Directors, to the General Meeting of Shareholders, for its approval or disapproval, the documents referred to in Article 446 of the Commercial Code.

K. To carry out duties expressly delegated by the General Meeting of Shareholders or the Board of Directors in the terms of the delegation given.

L. To organize properly the computation, accounting and payment of salaries and legal and other benefits.

M.  To ensure proper and prompt payment of all tax obligations of the Company.

N.  To ensure that the Company properly carries on its purpose and objectives.

O. To ensure that the books of minutes of the General Meeting of Shareholders and the Board of Directors, the Share Register and all others stipulated by law and the Board of Directors, are kept under his or her care and responsibility.
P. To report to the Board of Directors regarding all matters for which he or she is responsible.

Q. To submit such financial information to the Board of Directors as may be requested from time to time by the Board of Directors.

R. To delegate with the prior approval of the Board of Directors certain functions pertaining to his or her office and within the limits established in these By-Laws.

S. To take all necessary and reasonable action to promptly respond to all nonroutine occurrences that may have a significant adverse effect upon the JSC and to report as soon as possible all such occurrences and all action taken in response thereto to the Board of Directors and to make follow-up reports from time to time on such occurrences and actions.

T. To carry out such other duties as may be assigned to him or her by the General Meeting of Shareholders or any Extraordinary Meeting of Shareholders or the Board of Directors, as well as those corresponding to him or her in accordance with applicable law or the nature of his or her office.

                                CHAPTER EIGHT
                                  SECRETARY

ARTICLE 46. Appointment. The Company shall have a Secretary for a term of two years, who shall be freely designated and removed by the Board of Directors, and who shall in turn be the Secretary to the General Meeting of Shareholders, the Board of Directors and the Company.

ARTICLE 47. Responsibilities. The following are the responsibilities of the Secretary:

A. To keep, in accordance with applicable law, the minutes of the General Meeting of Shareholders and the Board of Directors, and to authorize with his or her signature copies thereof.

B. To be in charge of all matters related to the issuance of share certificates, notation of acts or documents in the Share Register and to countersign the share certificates.

C. To send out notices for meetings of the Board of Directors and any General Meeting of Shareholders.

D. To organize the files of the Company and to ensure the custody and preservation of the books, documents, vouchers and other items entrusted to him or her.

E. To maintain in order and up-to-date, fulfilling all applicable legal requirements, the registration of trademarks, patents, insurance policies, public deeds and other documents related to the ownership or possession of assets or rights of the Company.

F. Any other duties of a special nature which are conferred on him or her by the General Meeting of Shareholders, the Board of Directors or the President.


                                 CHAPTER NINE
                              FISCAL SUPERVISOR

ARTICLE 48. Appointment. The Company shall have a Fiscal Supervisor and an alternate, who shall be appointed by the General Meeting of Shareholders in accordance with these By-Laws and applicable law for two-year periods but may be indefinitely re-elected or removed by the General Meeting of Shareholders at any time. The alternate shall replace the principal in all cases of absolute or temporary absence.

ARTICLE 49. Qualifications. The Fiscal Supervisor and his or her alternate shall be Public Accountants and shall be subject to the disqualifications, prohibitions, incompatibilities and liabilities established by applicable law. Therefore, they may not be shareholders or be employed in any other position within the Company or be related within the fourth degree of consanguinity or second of affinity or first of civil kinship to the President or to any member of the Board of Directors. The Fiscal Supervisor is prohibited from entering, either directly or through a third party, into contracts of any nature with the Company.

ARTICLE 50. Responsibilities. The following are the responsibilities of the Fiscal Supervisor:

A. To see that the operations entered into or carried out on behalf of the Company are in accordance with the provisions of these By-Laws, the decisions of the General Meeting of Shareholders and of the Board of Directors.

B. To render prompt written account to the General Meeting of Shareholders, the Board of Directors or the President, as the case may be, of any irregularities which occur in the operations of the Company or in the development of its business.

C. To cooperate with government agencies which inspect and supervise the Company and to provide them with relevant reports.

D. To ensure that the accounts of the Company and the minutes of the General Meeting of Shareholders and of the Board of Directors are regularly kept, and that correspondence of the Company and vouchers of the accounts are preserved, rendering instructions necessary to achieve such ends.

E. To inspect regularly the assets of the Company and to see that measures for the preservation and security of such assets and of those held by the Company in custody or on deposit for any reason are taken promptly.

F. To give the instructions, perform the inspections and request the reports which may be necessary to establish control of the corporate assets.

G. To authorize with his or her signature any balance sheet prepared with his or her corresponding certificate or report.

H. To summon the shareholders to Extraordinary Meetings of Shareholders when he or she so deems it appropriate.

I. To carry out the remaining duties required by applicable law or these By-Laws and those which, being compatible with the above, are entrusted to him or her by the General Meeting of Shareholders.

ARTICLE 51. Opinions and Reports. The opinion or report of the Fiscal Supervisor in connection with the issuance of the balance sheets of the Company shall contain at least what is required by Article 208 of the Commercial Code and the report of the Fiscal Supervisor to the General Meeting of Shareholders shall contain the items required by Article 209 of the Commercial Code.

ARTICLE 52. Liability. The Fiscal Supervisor shall be responsible for any damages he or she may cause the Company, its associates or third parties due to his or her negligence or willful misconduct in the performance of his or her duties.

ARTICLE 53. Participation at Meetings. When called, the Fiscal Supervisor shall be entitled to participate in deliberations of the General Meeting of Shareholders and meetings of the Board of Directors, although without the right to vote. He or she shall, likewise, have the right to inspect at any time the accounting books, the books of minutes, the correspondence, the account vouchers and all other assets of the Company.


                                 CHAPTER TEN
                    BALANCE SHEETS, RESERVES AND DIVIDENDS


ARTICLE 54. Fiscal Year. On December 31 and June 30 of each year, the Company shall close its accounts in order to produce the balance sheet, the profit and loss statement corresponding to the annual and six month period, respectively, ended as of that date and the itemized inventory of all assets and liabilities of the Company in conformity with applicable law and accounting standards. The balance sheet, the profit and loss statement and the itemized inventory shall be submitted to the consideration of each General Meeting of Shareholders in its ordinary session, together with reports, projects and other documents required by these By-Laws and in accordance with applicable law.

ARTICLE 55. Other Statements. At the times determined by the Board of Directors, trial or special balance sheets shall be prepared as well as other financial statements ordered by the Board of Directors to meet its needs.

ARTICLE 56. Prior Requirements for the Distribution of Profits. There shall be no distribution of profits except on the basis of the December 31 balance sheet approved by the General Meeting of Shareholders at its meeting to approve the annual financial statements for the fiscal year then ended and on the basis of the June 30 balance sheet at its meeting to approve the financial statements for the six month period then ended.

Profits not be distributed unless and until losses from previous accounting periods affecting capital have been paid, it being understood that losses affect the capital when as a result thereof the net worth of the Company is reduced to less than the subscribed capital.

ARTICLE 57. Distribution of Profits. The profits of each accounting period, established in accordance with the balance sheet approved by each General Meeting of Shareholders, after deducting applicable taxes, shall be distributed by it in accordance with the following regulations and legal provisions:

A. 10% of net profits after taxes shall be attributed to the legal reserve until it reaches at least 50% of the subscribed capital. After this reserve limit has been reached, each General Meeting of Shareholders may, at its discretion, continue to increase the legal reserve, but should such reserve decrease below 50% of the subscribed capital, it shall be necessary to appropriate up to 10% of the net profits until the reserve again reaches the limit prescribed by law.

B. Once the appropriation for the legal reserve has been made, the appropriations for any other reserves which, upon fulfillment of the legal requirements, are agreed on by the General Meeting of Shareholders in accordance with Section 33 on its own initiative or upon the recommendation of the Board of Directors shall be made. These reserves shall have a clear and specific allocation, shall be mandatory for the accounting period in which they are established and their change or subsequent distribution may only be authorized by a General Meeting of Shareholders.

C. Should there be any losses which have not been set off and which affect the capital of the Company, net profits shall be applied first to setting off such losses before any appropriation for legal, voluntary or occasional reserves.

D. Any remaining net profits, after making appropriations for the legal reserve and for other reserves, shall be paid as dividends to the shareholders, pro rata to the portion of the par value of their shares.

E. The General Meeting of Shareholders may decide, with the vote of at least 90.41% of the outstanding shares, that there be no distribution of profits by way of dividends in the respective accounting period, even if the sum of all the reserves exceeds all of the subscribed capital, or decide that less than 50% or 70% of the net profits be distributed, for those cases contemplated in Articles 155 and 454 of the Commercial Code.

ARTICLE 58. Timing for the Payment of Dividends. Except as otherwise decided by a General Meeting of Shareholders pursuant to Article 34, the payment of dividends to the shareholders shall be made within one month of the date on which they are declared and they shall be set off against any amounts owed by such shareholders to the Company. It shall be the responsibility of each General Meeting of Shareholders to fix the time of payment of dividends and to regulate them, particularly as regards the method and place of payment to facilitate the timely receipt of dividends by shareholders.

ARTICLE 59. Non-Payment of Interest on Dividends Not Promptly Claimed. The Company shall not pay interest on any dividends not promptly claimed which shall remain with the cashier of the Company, in deposit and available to the order of their owners.

                                CHAPTER ELEVEN
                            AMENDMENTS TO BY-LAWS

ARTICLE 60. Decisions regarding amendments to the By-Laws shall be approved in a single debate, which shall take place during a General Meeting of Shareholders or an Extraordinary Meeting of Shareholders. Any amendments, once approved by the meeting through the favorable vote of a plurality of shareholders representing at least 90.41% of the outstanding shares (other than those related to increases or decreases in authorized capital or the matters referred to in Article 35 to the extent provided therein), shall be made in a Public Deed by the President of the Company and shall be registered with the Chamber of Commerce. Unless otherwise provided, the approval of an amendment by a meeting of shareholders imposes on the President the obligation to carry out the legal formalities for its solemnization without requiring any other authorizations.


                                CHAPTER TWELVE
                  DISSOLUTION AND LIQUIDATION OF THE COMPANY


ARTICLE 61. Dissolution. The Company shall be dissolved upon the grounds determined by the law generally for commercial corporations, upon the special grounds established by commercial law for stock companies, extraordinarily, at any time by decision of the General Meeting of Shareholders, approved and formalized as provided for in these By-Laws for amendment thereto or, without any action of the Board of Directors or the General Meeting of Shareholders, April 3, 1995 if the Company shall have received from any shareholder on or prior to March 15, 1995 a certified copy of a resolution adopted by the board of directors or equivalent decision making body, or an authorized committee thereof, of any of Empresa Colombiana de Petroleos-Ecopetrol, The British Petroleum Company p.l.c., TOTAL S.A., Triton Energy Corporation, IPL Energy Inc. or TransCanada PipeLines Limited to the effect that such board or body or committee has resolved to end such shareholder's (or, in the case of Ecopetrol, Ecopetrol's) participation in the Oleoducto Central S.A. and has not received prior to 5:00 p.m., local time, Santafe de Bogota, Colombia on March 31, 1995 either (A) a notice of withdrawal of such resolution or (B) a certificate from one or more of the other shareholders of their intention to continue with the Oleoducto Central S.A.

ARTICLE 62. Mandatory Dissolution. When losses occur which reduce the net worth of the Company to less than 50% of the subscribed capital, the Company shall not be dissolved ipso facto, since the General Meeting of Shareholders may take or order the steps required for the re-establishment of net worth above 50% of the subscribed capital within six months following the date of the balance sheet wherein the mentioned losses appear as incurred. Should these steps not be taken within the indicated period, the General Meeting of Shareholders shall declare the dissolution of the Company in order to proceed to its liquidation.

ARTICLE 63. Notice. In the event of dissolution of the Company, for whatever reason, its state of liquidation, once dissolved, shall be communicated by means of a notice to be published in one or several newspapers regularly circulating in the corporate domicile of the Company for three or more consecutive business days, and to be posted in visible places of the offices where the Company has established branches.

ARTICLE 64. Appointment to Liquidate. Once the Company has been dissolved for any reason, the calculation and division of the corporate capital shall be made in accordance with the legal provisions, by a special liquidator, who shall be appointed by the General Meeting of Shareholders, without prejudice to its right to designate liquidators and determine, in such case, whether they are to act jointly or severally. The General Meeting of Shareholders shall appoint an alternate for each liquidator. Unless and until the designation of the liquidator and alternate is made, whoever holds the office of President of the Company at the time it goes into liquidation, shall act as such, and his or her alternates shall be the alternates to the President, first and second, in their order.

ARTICLE 65. Rules for the Liquidation and Division of the Corporate Capital. The liquidation of the Company and the division of its corporate capital shall be carried out in accordance with the commercial laws and the applicable provision of the Civil Code, observing the following rules:

A. The General Meeting of Shareholders shall be summoned and shall meet at the times, in the manner and upon the terms provided for the ordinary meetings, and extraordinarily whenever called by the liquidator, the Fiscal Supervisor, the Superintendency of Companies, or when requested by a plural number of shareholders representing not less than 9% of the subscribed shares. At such meetings, it shall perform all functions compatible with the process of liquidation, and in particular, those of appointing, changing and freely removing the liquidator or liquidators and their alternates, requesting them to render accounts, determining the assets which are to be distributed in kind, and establishing priorities for the realization of assets, manner and terms of realization, agreeing with the liquidators upon the price of their services and adopting other determinations which may be in order pursuant to applicable law or these By-Laws.

B. The General Meeting of Shareholders may determine which assets are to be distributed in kind, fix the values of such assets or the manner of determining them, establish the form of adjudication and authorize the liquidator to make the required distributions, observing applicable legal requirements. The General Meeting of Shareholders shall be empowered to authorize the adjudication of assets pro indiviso by groups of shareholders, order sales of assets through auctions among the shareholders themselves, or admit outside bidders, and decide on the use of other forms considered appropriate.

C. For the approval of periodic accounts rendered by the liquidator or of the occasional accounts required from him, as well as to authorize the adjudication of the assets in kind, authorize payments in kind, grant special facilities to debtors of the Company and carry out other transactions which may be necessary or appropriate to facilitate or conclude the liquidation, the favorable vote of 55% of the outstanding shares shall be required.

D. For the approval of the final liquidation accounts and of the memorandum of distribution, the favorable vote of 55% of the outstanding shares shall be required.

E. Upon completion of the Company's liquidation, the liquidators shall request the appropriate approval from the Superintendency of Corporations.

ARTICLE 66. Powers of Liquidator. The liquidator shall have the powers conferred on him or her by applicable law, which may be extended by the General Meeting of Shareholders, and his or her actions shall conform at all times to the applicable law and to the instructions he receives from the General Meeting of Shareholders.


                               CHAPTER THIRTEEN
                                 ARBITRATION

ARTICLE 67. Arbitration. Any controversy or dispute among the shareholders or between the shareholders and the Company in connection with corporate activities, rights of the shareholders, profit participation, liquidation of the Company or other matters arising from the existence of the Company that cannot be resolved directly by the parties, unless applicable law requires such controversy or dispute to be resolved by judicial proceedings, they shall be settled by a Court of Arbitration designated by the Board of Directors of the Chamber of Commerce of Santafe de Bogota by drawing lots among the arbitrators appearing in the list kept by the Center of Mercantile Arbitration and Conciliation of said Chamber. The Court thus designated shall abide by the provisions of the Code of Civil Procedure and the Commercial Code in accordance with the following rules: (A) the Court shall consist of three arbitrators, who must be Colombian citizens and lawyers; (B) the internal organization of the Court shall be subject to the rules established to such end by the Center of Mercantile Arbitration and Conciliation of the Chamber of Commerce of Santafe de Bogota; (C) the decision of the Court shall be in law; and (D) the Court shall meet in Santafe de Bogota, at the Center of Mercantile Arbitration and Conciliation of the Chamber of Commerce of such city.


                               CHAPTER FOURTEEN
                                MISCELLANEOUS


ARTICLE 68. Duties of Officers. It is the duty of every officer of the Company to perform the duties of his or her job, even if his or her term has expired, until his or her replacement takes office.

Note to English version: As used in these By-Laws, "business day" means a day in which commercial banks in Santafe de Bogota are permitted by law to be open for domestic and international business.

Transitory Provisions. Until the first General Meeting of Shareholders is held, the following will be members of the Board of Directors:


Principal                     1st Alternate       2nd Alternate

1.Ismael E. Arenas      Mauricio Vegs        Gabriel Reyes
2.Nick Connolly         David de Gruyter     Harry Koppel
3.A.E. Turner           Bernard Gros deBois  Don M. Drinkard
4.Benny Philips         Wayne M. Sartore     Donald Wishart
5.Jacques de Boisseson  Ives Cerf Mayer      Jean A.P. Guilbert
6.Michael Durnin        Robert M. Jensen     Arthur J. Epp


Until the first General Meeting of Shareholders is held, Gustavo Suarez Camacho will act as President of the Company, Wayne Sartore as first alternate and Fernando Gutierrez as second alternate.

Until the first General Meeting of Shareholders is held, Ernst & Young Ltd. will exercise the role of the Company's accountants, which firm has in turn designated Virgilio Baquero B. as principal fiscal supervisor and Alfonso Coronado R. as alternate fiscal supervisor.

                                                                 SCHEDULE B TO
                                                   OLEODUCTO CENTRAL AGREEMENT







     FORM OF VOTING TRUST AGREEMENT

     dated as of the      day of           , 1995

     among


     OLEODUCTO CENTRAL S.A.

     BP COLOMBIA PIPELINES LIMITED

     TOTAL PIPELINE COLOMBIE S.A.

     TRITON PIPELINE COLOMBIA, INC.

     IPL ENTERPRISES (COLOMBIA) INC.

     TCPL (BERMUDA) LTD.

     and

     [INSERT NAME OF VOTING TRUSTEE]
     as Voting Trustee











                              TABLE OF CONTENTS


Section                                                   Page

         ARTICLE ONE

          DEFINITIONS AND INTERPRETATION


1.1.       Definitions                                       2
1.2.       Interpretation                                    3

          ARTICLE TWO

          VOTING TRUST (ENCARGO FIDUCIARIO)

2.1.     Transfer of Voting Rights to the Voting Trustee     3
2.2.     Sharholder Party Instructions Irrevocable           4
2.3.     Relationship with By-Laws                           4

          ARTICLE THREE

          VOTING OF THE SHARES

3.1.     Exercise of Voting Rights                           4
3.2.     Effect of Voting Default                            6
3.3.     Voting Default                                      7

          ARTICLE FOUR

          THE VOTING TRUSTEE

4.1.     Appointment of Voting Trustee                       7
4.2.     Delivery of Documentation                           8
4.3.     Attorney-in-Fact                                    8
4.4.     Reliance                                            8
4.5.     Books and Records                                   9
4.6.     Liability                                           9
4.7.     Consulting With Counsel, etc.                       9
4.8.     Duties                                              9
4.9.     Resignation, Replacement and Successor Voting Trustee10
4.10.    Indemnity                                          10
4.11.    Compensation                                       11
4.12.    Certificates                                       11
4.13.    Stamp and Other Similar Taxes                      11
4.14.    Exculpatory Provisions                             11
4.15.    Merger of the Trustee                              12




Section                                            Page


4.16.    Treatment of Shareholder Parties by Voting Trustee 12
4.17.    Confidentiality                                   12
4.18.    Miscellaneous                                     13

          ARTICLE FIVE

          TERM

5.1.     Term                                             13
5.2.     Effectiveness                                    13

          ARTICLE SIX

          GENERAL

6.1.     Notices                                           14
6.2.     Entire Agreement                                  15
6.3.     Representations and Warranties                    16
6.4.     Assignments                                       16
6.5.     Amendments                                        17
6.6.     No Third Party Beneficiaries                      17
6.7.     Severability                                      17
6.8.     Governing Law                                     17
6.9.     Arbitration                                       17
6.10.    Waiver of Immunity                                17
6.11.    Headings; Table of Contents                       18
6.12.    Counterparts                                      18


                            VOTING TRUST AGREEMENT


          AGREEMENT, dated as of the      day of          , 1995, among:

            OLEODUCTO CENTRAL S.A., a sociedad anonima existing under the laws of Colombia (the "JSC");

          BP COLOMBIA PIPELINES LIMITED, a corporation existing under the laws of England and Wales;

           TOTAL PIPELINE COLOMBIE S.A., a corporation existing under the laws of France;

              TRITON PIPELINE COLOMBIA, INC., a corporation existing under the laws of the Cayman Islands;

             IPL ENTERPRISES (COLOMBIA) INC., a corporation existing under the laws of the Cayman Islands; and

          TCPL (BERMUDA) LTD., a corporation existing under the laws of Bermuda; and

           [INSERT NAME OF VOTING TRUSTEE], a trust company existing under the laws of Colombia, as voting trustee (the "Voting Trustee").


                                   RECITALS

WHEREAS:

           A. The Shareholders have formed the JSC by public deed no. 4747 of December 14, 1994 granted before notary public no. 38 of Santafe de Bogota;


          B. The Shareholders have entered into the Oleoducto Central Agreement (the Oleoducto Central Agreement), dated as of December 14, 1994, among the JSC and the Shareholders, specifying certain terms and conditions of their respective investments and participation in the JSC, the Oleoducto Central and the financing and operation thereof;

            C. The JSC, the Shareholder Parties and Ecopetrol are entering into a Dividend Trust Agreement in order to specify certain additional terms and conditions of their respective investments in the JSC;
              D. The Shareholder Parties wish to specify certain terms and conditions of exercise of their respective voting rights as shareholders of the JSC; and

            E. The Shareholder Parties deem it to be in each of their best interests and in the best interest of the JSC that this Agreement be made.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the Parties agree as follows:


                                 ARTICLE ONE

                        DEFINITIONS AND INTERPRETATION

          Section 1.1. Definitions. Unless the context otherwise requires, the following words and phrases shall have the meanings indicated below:

           "Confidential Information" shall have the meaning assigned to it in
Section 4.17.

          "Nominating Shareholder Party" shall mean each of BP Colombia Pipelines Limited, TOTAL Pipeline Colombie, S.A., Triton Pipeline Colombia, Inc., IPL Enterprises (Colombia) Inc., TCPL (Bermuda) Ltd. and its successors to and permitted assigns of (a) of all its respective Shares or (b) of a portion of its respective Shares, if such successor and assign has been designated the Nominating Shareholder Party in replacement of its respective predecessor and assignor by joint notice of the former and the latter to the JSC and each other Nominating Shareholder Party.

            "Parties" shall mean BP Colombia Pipelines Limited, TOTAL Pipeline Colombie S.A., Triton Pipeline Colombia, Inc., IPL Enterprises (Colombia) Inc., TCPL (Bermuda) Ltd. and the Voting Trustee and their respective successors and permitted assigns.

            "Shareholder Party" shall mean any Party to this Agreement that is
(a) a Shareholder or (b) a holder of Shares of the JSC who has delivered the notice (or deemed notice) described in Section 6.4(c).

             "Voting Default" shall have the meaning assigned to it in Section 3.3.

          "Voting List" shall have the meaning assigned to it in Section 3.1.

              "Voting Rights" shall mean all rights and powers of every nature related to the voting of the Shares and/or the execution of consents in respect thereof in person or by proxy, including, without limitation, the right to vote for election of directors and in favor of or in opposition to any resolution or proposed action of any character whatsoever which may be presented in any and all meetings of the general meeting of shareholders and any other meetings of shareholders of the JSC called or held for any purpose and in any and all proceedings, whether at a meeting of shareholders or otherwise, requiring the consents of shareholders of the JSC or when such consents are given in lieu of such meetings.

All defined terms used and not defined herein shall have the meanings assigned to them in the Oleoducto Central Agreement.

          Section 1.2. Interpretation. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

       (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular and vice-versa;

     (b)     words importing gender include all genders;

      (c) any reference to an Article or a Section refers to an Article or a Section, as the case may be, of this Agreement;

        (d) all references to this Agreement and the words "herein", " hereof","hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

     (e) all references herein to "accounting principles" shall mean accounting principles generally accepted in Colombia as in effect from time to time.

                                 ARTICLE TWO

                      VOTING TRUST (ENCARGO FIDUCIARIO)

          Section 2.1. Transfer of Voting Rights to the Voting Trustee. Each Shareholder Party hereby transfers and assigns all Voting Rights attaching to all (but not a portion of) the Shares held by it from time to time to the Voting Trustee to be held in trust (encargo fiduciario) and be voted by the Voting Trustee according to the terms of this Agreement. Until the termination of this Agreement, and subject to the terms hereof, the Voting Trustee or its successor in the trust (encargo fiduciario) shall possess and shall be entitled to exercise all Voting Rights in respect of such Shares, it being expressly stipulated that, except as otherwise provided in this Agreement, no Shareholder Party shall have any right to exercise the Voting Rights or take part in or consent to or in any way control or limit any corporate or shareholders' action of the JSC in respect of any Shares held by it, provided that it may attend such meetings.

          Section 2.2. Shareholder Party Instructions Irrevocable. Each Shareholder Party hereby irrevocably instructs and authorizes the Voting Trustee to hold the Voting Rights with respect to such Shareholder Party's Shares in trust (encargo fiduciario) and to exercise such Voting Rights only as provided in this Agreement and all instructions given and all authority conferred under this Agreement is given and conferred subject to the interests of the Voting Trustee and the other Shareholder Parties as beneficiaries hereof; and, in consideration of those interests and for the purpose of completing the transactions contemplated by this Agreement, all instructions given and all authority conferred by this Section 2.2 shall be deemed coupled with an interest and be irrevocable and not subject to termination by such Shareholder Party or by operation of law, whether by the death or incapacity of such Shareholder Party (if such Shareholder Party is an individual) or by the death or incapacity of any executor or trustee (if such Shareholder Party is an estate or trust) or the termination of such estate or trust or by the dissolution of such Shareholder Party (if such Shareholder Party is a partnership or corporation), or by the occurrence of any other event.

          Section 2.3. Relationship with By-Laws. This Agreement does not in any way change or amend the approval requirements required for certain corporate or shareholder actions of the JSC as set forth in By-Laws and under applicable law.


                                ARTICLE THREE

                             VOTING OF THE SHARES

              Section 3.1. Exercise of Voting Rights. Subject to Section 3.2, the Voting Trustee shall exercise the Voting Rights attaching to the Shares of each Shareholder Party in accordance with the direction of such Shareholder Party in all instances; provided, however, that the Voting Trustee, unless otherwise unanimously instructed by all Shareholder Parties, shall exercise the Voting Rights attaching to all Shares held by it in trust (encargo fiduciario):

     (a) So that one nominee of each Nominating Shareholder Party will at all times be a member of the Board of Directors provided that such Nominating Shareholder Party continues to be a Shareholder Party at the time of such election. Five Business Days prior to any election of directors, each Nominating Shareholder Party shall deliver to the Voting Trustee the name of its nominee (and two alternates thereof):

         (i) For each election of directors of the JSC, the Voting Trustee on behalf of all of the Nominating Shareholder Parties shall submit to the JSC a single list (the "Voting List") for purposes of that election containing (A) in the event of an election of the whole Board of Directors, the name of one nominee (and two alternates thereof) of each NominatingShareholder Party or
(B) in the event of an election of less than the whole Board of Directors, the name of one nominee (and two alternates thereof) of each Nominating Shareholder Party whose nominee does not continue to be a Director of the JSC.

       (ii) In each case of (A) and (B) of clause (i) above, if all Nominating Shareholder Parties have designated their respective nominees (and alternates), or one or more Nominating Shareholder Parties have failed to designate their respective nominees (and alternates), and as of the fourth Business Day prior to an election, the number of nominees in the Voting List is less than the number of directors to be elected at such election, the Voting

Trustee shall notify the Nominating Shareholder Parties who shall consult in good faith to issue joint instructions to the Voting Trustee for the designation of mutually agreeable nominees (and alternates) to fill the vacancies in the Voting List. If no agreement is reached prior to the second Business Day prior to such election, the nominees (and alternates) to fill the vacancies in the Voting List shall be designated by joint instructions of Nominating Shareholder Parties holding a majority of the Shares held by all Shareholder Parties. If no instructions have been received by the Trustee by the end of the last Business Day prior to the election, nominees (and alternates) to fill the vacancies on the Voting List shall be designated upon instructions of any Nominating Shareholder Party and, if more than one, the Nominating Shareholder Party holding the larger number of Shares and, in case of a tie, the Nominating Shareholder Party that delivered its instructions first.

      (iii) The priority order of nominees in the Voting List shall be set in the declining order of the Shareholding Interest of the Nominating Shareholder Party designating each nominee, provided that the nominee of a Nominating Shareholder Party with respect to which a Voting Default is continuing will be placed in order of priority after the nominees of all other non-defaulting Nominating Shareholder Parties and, in the case of a continuing Voting Default with respect to more than one Nominating Shareholder Parties, their respective nominees will be placed in the order of priority among them that is the declining order of the Shareholding Interest of such Nominating Shareholder Parties provided, further, that a nominee nominated pursuant to clause (ii) of this paragraph (a) shall in all instances occupy the last place in the order of priority in the Voting List and, if more than one, in the declining order of majority by which they were designated and, in case of a tie, the higher in priority among them shall be the one designated first.

     (b) In favor of all Funding Resolutions in accordance with the Financing Plan and all authorized capital increases pursuant to the Capital Budget and a Funding Resolution, in each case, approved by the Board of Directors, as certified thereby;

     (c) In favor of all Distributions pursuant to Section 5.4(b) of the Oleoducto Central Agreement;

     (d) In favor of all capital reductions, liquidations or split-ups (esciciones) or other corporate action of the JSC required to achieve Equity Amortization pursuant to Section 5.5 of the Oleoducto Central Agreement and all capital increases followed by capital reductions, liquidations or split-ups escicines (but not to a level lower than Cash Paid-In Equity) for purposes of making any Distributions pursuant to Section 5.6 thereof, in each case, as certified by three Shareholder Parties hereto;

       (e) In favor of the incurrence of Senior Debt by the JSC in accordance with the Financing Plan and Section 5.2(c) of the Oleoducto Central Agreement as certified by the President and one member of the Board of Directors;

      (f) Against the making of any Distribution by the JSC in respect of the three-year period ending December 31, 1997; and

        (g) So as to ensure that no resolution of the Shareholders which does not fall within the category of resolutions for which a 90.41% affirmative vote is required pursuant to Article 33 of the By-laws shall be blocked by any single Shareholder Party.

The Voting Trustee shall in all matters act at a meeting. The Voting Trustee may exercise Voting Rights of Shares of the JSC in person or by such person as it shall select as its proxy.

           Section 3.2. Effect of Voting Default. Upon occurrence of a Voting Default, the JSC shall immediately notify the Voting Trustee and until such time that the JSC shall have notified the Voting Trustee that such Voting Default has been cured or otherwise remedied, the Shares of the defaulting Shareholder Party will be represented by the Voting Trustee, and included for purposes of determining whether or not a quorum is present, at any meeting of shareholders of the JSC or any other proceeding and, subject to Section 3.1, the Voting Trustee will exercise the Voting Rights attaching to such Shares in proportion to instructions given for votes to be cast by non-defaulting Shareholder Parties without regard to any direction of the defaulting Shareholder Party.

           Section 3.3. Voting Default. Voting Default shall exist with respect to a Shareholder Party if:

     (a) There is continuing an event of default or default under the Common Security Trust Agreement with respect to the Senior Debt Tranche secured by Collateral provided by such Shareholder Party or members of its Initial Shipper Group after receipt by the JSC of a notice of default in the form provided under the Common Security Trust Agreement;

     (b) Such Shareholder Party has failed to meet any of its payment obligations under its Subscription Agreement or any of its duties and obligations under this Agreement or the Dividend Trust Agreement or has transferred Shares in violation of Article Ten of the Oleoducto Central Agreement;

        (c) Such Shareholder Party or any Affiliate of such Shareholder Party has failed to meet any of its payment or material shipping obligations under its Transportation Agreement, Transportation Notes Agreement, Advance Tariff Agreement or any guarantee of obligations thereunder or under the Subscription Agreement of such Shareholder Party; or

       (d) the JSC has failed to obtain all or any portion of the Senior Debt Tranche related to such Shareholder Party's Initial Shipper Group, has provided such Shareholder Party with a notice of Senior Debt Shortfall pursuant to Section 5.2(d) of the Oleoducto Central Agreement and Senior Debt to cover such Senior Debt Shortfall has not been provided by the date determined in such notice.

                                 ARTICLE FOUR

                              THE VOTING TRUSTEE

              Section 4.1. Appointment of Voting Trustee. _________________, acting through its corporate trust office, [insert address], is hereby appointed by the Shareholder Parties as Voting Trustee hereunder and the Voting Trustee hereby accepts the trust created by this Agreement upon the terms and conditions hereof. Except as otherwise provided herein, the Voting Trustee shall have no authority to act hereunder on behalf of a Shareholder Party or the JSC without specific instructions of such Shareholder Party or the JSC, as the case may be.

            Section 4.2. Delivery of Documentation. Executed counterparts of the Oleoducto Central Agreement referred to herein have been delivered to the Voting Trustee and the Voting Trustee acknowledges receipt thereof. The JSC and each Shareholder Party agree to deliver to the Voting Trustee any instrument amending or modifying any agreement previously delivered to the Voting Trustee. Amendments or modifications of the aforementioned agreements shall not affect the duties and obligations of the Voting Trustee hereunder unless (a) the Voting Trustee has knowledge of such amendment or modification, and (b) with respect to any amendment or modification which, in theopinion of the Voting Trustee, enlarges the Voting Trustee's duties, obligations, or responsibilities, the Voting Trustee has not objected in writing thereto within 10 Business Days of receiving notice thereof.

          Section 4.3. Attorney-in-Fact. (a) The Voting Trustee or any officer or agent thereof, with full power of substitution, is hereby appointed the attorney-in-fact of each Shareholder Party for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which the Voting Trustee may deem necessary or advisable to accomplish the purposes hereof without notice to or assent by any of the foregoing, to the extent permitted by applicable law, which appointment as attorney-in-fact is coupled with an interest and irrevocable.

              (b) Each Shareholder Party agrees to execute and deliver to the Voting Trustee, and register in every public registry in Colombia in which such registration is necessary, a notarized Colombian public deed appointing the Voting Trustee and any officer or agent thereof, with full power of substitution, its attorney-in-fact for purposes of exercising the rights and remedies of such Shareholder Party hereunder and taking all action in Colombia on behalf of such Shareholder Party that the Voting Trustee is authorized to take pursuant to this Agreement and Colombia law in furtherance thereof.

          Section 4.4. Reliance. The Voting Trustee shall be entitled to act upon any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent or other document or communication furnished hereunder which it in good faith believes to be genuine, and it shall be entitled to rely upon the due execution, validity and effectiveness and the truth and acceptability of any provisions contained therein. The Voting Trustee shall not have any responsibility to make any investigation into the facts or matters stated in any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent or other document or communication furnished to it hereunder. The JSC and each Shareholder Party shall deliver to the Voting Trustee a list duly executed by an officer thereof duly authorized thereunto of authorized signatories of any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent or other document or communication furnished to the Voting Trustee hereunder, and the Voting Trustee shall be entitled to rely on such list until a new list is furnished by the JSC or such Shareholder Party, as the case may be, to the Voting Trustee.

           Section 4.5. Books and Records. The Voting Trustee shall maintain all such books and records as may be necessary properly to record all transactions carried out by it under this Agreement and as required by Colombian law. The Voting Trustee shall permit the Shareholder Parties and the JSC and their authorized representatives to examine such books and records; provided that any such examination shall occur upon reasonable notice and during normal business hours. Upon request by the JSC or any Shareholder Party, the Voting Trustee shall at any time provide such parties with any other information such parties may reasonably request regarding the transactions contemplated in this Agreement. Upon removal or resignation of the Voting Trustee, the Voting Trustee shall deliver all such books and records to the successor voting trustee, or, in the event of termination of this Agreement, to the JSC.

          Section 4.6. Liability. The Voting Trustee shall not be liable for any error of judgment or for any act done or omitted to be done by it in good faith or for any mistake of fact or law, or for anything which it may do or refrain from doing, except for its own negligence or willful misconduct. A Shareholder Party or the JSC shall in no event be liable for any act done or omitted to be done by the Voting Trustee or by any of its officers or employees.

          Section 4.7. Consultation With Counsel, etc. The Voting Trustee may consult with, and obtain advice from, legal counsel, accountants and other experts, in connection with the performance of its duties hereunder and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the written opinion and advice of such counsel, accountants and other experts. The Voting Trustee shall not be responsible for the negligence or misconduct of any counsel, accountants and other experts selected by it without negligence or willful misconduct on its part.

          Section 4.8. Duties. The Voting Trustee shall have no duties other than those specifically set forth or provided for in this Agreement and no implied covenants or obligations of the Voting Trustee shall be read into this Agreement or any related agreement to which the Voting Trustee is a party. The Voting Trustee shall have no obligation to familiarize itself with and shall have no responsibility with respect to any other agreement or document relating to the transactions contemplated by this Agreement nor any obligation to inquire whether any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent, document, communication, statement or calculation is in conformity with the terms of any such other agreement, except those irregularities or errors manifestly apparent on the face of such document or to the actual knowledge of the Voting Trustee. If, however, any communication received by the Voting Trustee appears manifestly erroneous or irregular the Voting Trustee shall be under a duty to make prompt inquiry to the Person originating such communication in order to determine whether a clerical error or inadvertent mistake has occurred.

          Section 4.9. Resignation, Replacement and Successor Voting Trustee. The Voting Trustee at any time may resign as Voting Trustee hereunder upon giving not less than six months' notice in writing to the JSC and each Shareholder Party. The Voting Trustee may be removed as Voting Trustee hereunder by an instrument in writing by the JSC and each Shareholder Party with respect to which there is continuing no Voting Default. Upon resignation of the Voting Trustee, a successor voting trustee shall be designated by the JSC and each Shareholder Party with respect to which there is continuing no Voting Default. No resignation or removal of the Voting Trustee and no designation of a successor voting trustee shall be effective until (a) the successor voting trustee has accepted its designation, (b) all indemnities, compensation and expenses required by Sections 4.10, 4.11 and 4.13 shall have been paid or provided for and (c) the Voting Trustee shall have executed and delivered to the successor trustee a notarized Colombian public deed delegating its rights and responsibilities hereunder to the successor trustee.
 If no designation of a successor voting trustee shall have been made and accepted within 60 days after the date fixed for such resignation or removal a successor voting trustee shall be designated by the JSC and Shareholder Parties holding a majority of the Shares subject to this trust (encargo fiduciario). Any successor voting trustee designated pursuant to this Section
4.9 shall be a Person eligible to act as Voting Trustee hereunder in accordance with applicable law. Any successor voting trustee shall evidence its acceptance of the trust (encargo fiduciario) hereunder by executing and delivering to the JSC, each Shareholder Party and the Voting Trustee an instrument accepting this trust (encargo fiduciario) and its designation as Voting Trustee hereunder, and thereupon such successor voting trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named as Voting Trustee herein, and such predecessor shall have no further obligation or liability thereunder except for liability with respect to its acts or omissions prior to such succession pursuant to Section 4.6; nevertheless, on the request of any party hereto or such successor voting trustee, the Voting Trustee ceasing to act shall execute and deliver instruments transferring to such successor voting trustee all rights and powers of the Voting Trustee so ceasing to act.

              Section 4.10. Indemnity. (a) Each Shareholder Party agrees to indemnify the Voting Trustee for, and to hold it harmless against, any loss, liability, claim, judgment, settlement, compromise, obligation, damage, penalty, cost, expense or disbursement of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, unless arising from the negligence or willful misconduct of the Voting Trustee or any agents that are seeking indemnification, including the costs and expenses of defending itself against any claim of liability in the premises.

          (b) In any suit, proceeding or action brought by the Voting Trustee with respect to, or to enforce any provisions of this Agreement, each Shareholder Party severally, in proportion to the number of Shares held by such Shareholder Party to the number of Shares held by all Shareholder Parties, will save, indemnify and keep the Voting Trustee harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligee thereunder, arising out of a breach by the JSC or any Shareholder Party of any of its obligations hereunder or thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from the JSC or such Shareholder Party, and all such obligations of the JSC shall be and remain enforceable against and only against the JSC or such Shareholder Party and shall not be enforceable against the Voting Trustee or any Shareholder.

          (c) The agreements in this Section 4.10 shall survive the termination of the other provisions of this Agreement.

            Section 4.11. Compensation. The Voting Trustee shall be entitled to reasonable compensation (which shall not be limited by any provision of law in regard to compensation of a trustee of an express trust) as may be agreed from time to time between the JSC and the Voting Trustee for all services rendered under this Agreement, and such compensation, together with reimbursement of the Voting Trustee for its advances, disbursements and expenses in connection with the performance of the trust provided for herein (including the reasonable fees and expenses of its agents and of counsel, accountants and other experts referred to in Section 4.7), shall be paid by the JSC promptly upon demand from the Voting Trustee from time to time as services are rendered and expenses are incurred. The Shareholder Parties shall have no liability for any fees, expenses or disbursements of the Voting Trustee.

           Section 4.12. Certificates. Whenever in the administration of the trust created by this Agreement the Voting Trustee shall deem it necessary or desirable that a matter be proved or established in connection with taking or omitting any action by the Voting Trustee hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Voting Trustee, be deemed to be conclusively proved or established by a certificate of the JSC delivered to the Voting Trustee.

              Section 4.13. Stamp and Other Similar Taxes. The JSC agrees to indemnify and hold harmless the Voting Trustee from, and shall reimburse the Voting Trustee for, any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement or the trust created hereunder. The obligations of the JSC under this Section 4.13 shall survive the termination of the other provisions of this Agreement.

           Section 4.14. Exculpatory Provisions. The Voting Trustee makes no representations as to the value or condition of the trust created hereunder or any part thereof or as to the validity, execution (except by itself), enforceability, legality or sufficiency of this Agreement, and the Voting Trustee shall incur no liability or responsibility in respect of any such matters.

             Section 4.15. Merger of the Trustee. Any corporation into which the Voting Trustee shall be merged, or with which it shall be consolidated, or any corporation resulting from any merger or consolidation to which the Voting Trustee shall be a party, shall be the Voting Trustee under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto .

            Section 4.16.  Treatment of Shareholder Parties by Voting Trustee.
(a) The Trustee may treat the Shareholder Parties as the holders of the Shares and as the absolute owners thereof for all purposes hereunder unless the Voting Trustee shall receive notice to the contrary.

              (b) Any Person which shall be designated as the duly authorized representative of one or more of Shareholder Parties to act as such in connection with any matters pertaining to this Agreement shall present to the Voting Trustee such documents, including, without limitation, opinions of counsel, as the Voting Trustee may reasonably request, in order to demonstrate to the Voting Trustee the authority of such Person to act as the representative of such Shareholder Party.

              (c) The JSC shall treat the Voting Trustee as the holder of all Voting Rights attaching to the Shares held by the Shareholder Parties for all purposes hereunder.

              Section 4.17. Confidentiality. The Voting Trustee shall assure that all information disclosed to it concerning the Oleoducto Central, the assets and business of the JSC and the assets and business of each of the Shareholder Parties and not otherwise generally available ("Confidential Information") shall be kept confidential and shall, unless otherwise required by law or official request issued by a court of competent jurisdiction or by a judicial, administrative, legislative, regulatory or self-regulatory authority with legal authority to make such request not be revealed without the consent of the JSC and all Shareholder Parties other than to the directors, officers and representatives of the JSC, the Shareholder Parties and Affiliates of the Shareholder Parties. Upon the JSC or any Shareholder Party demanding the return of Confidential Information relating to it by notice in writing to the Voting Trustee shall, and shall cause its representatives to, return all documents containing Confidential Information that have been provided by the Shareholder Party demanding the return of Confidential Information (or on its behalf) and destroy any copies of such documents and any document or other record reproducing, containing or made from or with reference to the Confidential Information, except, in each case, for any submissions to or filings with judicial, administrative, legislative or regulatory authorities. Such return or destruction shall take place as soon as practicable after the receipt of such notice. The agreements in this Section 4.17 shall survive the termination of the other provisions of this Agreement.

             Section 4.18. Miscellaneous. (a) The Voting Trustee shall have the right at any time to seek instructions concerning the administration of this trust from any court of competent jurisdiction. In the event of any disagreement between the other parties to this Agreement resulting in adverse claims being made in connection with the execution of the trust held by the Voting Trustee and the terms of this Agreement do not unambiguously mandate the action the Voting Trustee is to take in connection with the Voting Rights under the circumstances then existing, or the Voting Trustee is in doubt as to what action it is required to take, the Voting Trustee shall be entitled to refrain from taking any action until directed otherwise in writing by the Parties hereto entitled to give such direction or by a court of competent jurisdiction.

             (b) The Voting Trustee makes no representations as to, and shall have no responsibility for, the correctness of any statement contained in, or the validity or sufficiency of, this Agreement or any documents or instruments referred to herein.

          (c) The Voting Trustee shall not be disqualified by his office from dealing or contracting with the JSC or any Shareholder Party either as vendor, purchaser, depositary, lender, borrower, correspondent bank or otherwise.


                                 ARTICLE FIVE

                                     TERM

          Section 5.1. Term. This Agreement shall continue in full force and effect so long as the JSC continues to be in existence in accordance with the By-laws and shall terminate upon termination of the Oleoducto Central Agreement unless earlier terminated by written agreement of the Parties or as required by law. Each Party's obligations incurred or accrued hereunder prior to termination shall survive any termination of this Agreement.

          Section 5.2. Effectiveness. This Agreement shall have no effect or validity unless and until the Oleoducto Central Agreement shall have become effective.


                                 ARTICLE SIX

                                   GENERAL

            Section 6.1. Notices. All notices, requests, demands, directions and other communications hereunder shall be in writing and shall be given by personal delivery, by certified or registered mail, or by electronic means of communications addressed to the recipient as follows:



Party                              Copy To

OLEODUCTO CENTRAL S.A.             N/A
World Trade Center Bogota
Calle 100 N. 8A-55
Santafe de Bogota, D.C. -Colombia
Telefax:  571-218-3933
Attention:  President


BP COLOMBIA PIPELINES              BP EXPLORATION
 LIMITED                            (COLOMBIA) LIMITED
c/o BP EXPLORATION                 Carrera 9A No. 99-02
(COLOMBIA) LIMITED                 Post Office Box 59824
Carrera 9A No. 99-02               Santafe de Bogota, D.C. Colombia
Post Office Box 59824              Telefax: (571) 618-2895
Santafe de Bogota, D.C. -Colombia  Attention:  Legal Manager
Telefax:  (571) 618-2895
Attention:  Nicholas P. Connolly

TOTAL PIPELINE                     TOTAL EXPLORATIE EN                PROSKAUER, ROSE
COLOMBIE S.A.                      PRODUKTIE MIJ B.V.                 GOETZ & MENDELSOHN
Tour TOTAL                         Calle 72 No. 10-03                  1585 Broadway
TEP/AME                            Piso 8                             New York, New York 10036
24, Cours Michelet                 Apartado aereo 251375              Telefax: (212) 969-2900
Cedex 47,92069 Paris, France       Santafe de Bogota, D.C. -Colombia  Attention: Ronald Papa, Esq.
Telefax: (33 1) 4135 6530          Telefax: (571) 235-8453
Attention:  Jean-Claude Soligny    Attention:  Jacques de Boisseson

TRITON PIPELINE                    TRITON COLOMBIA, INC.
COLOMBIA, INC.                     Carrera 9A No. 99-02
c/o TRITON ENERGY                  Oficina 407
  CORPORATION                      Santafe de Bogota, D.C.- Colombia
6688 North Central Expressway      Telefas: (571) 618-2553
Suite 1400                         Attention:  Ivan Fajardo
Dallas, Texas 75206
Telefax:  (214) 692-7487
Attention:  Thomas G. Finck and
A.E. Turner

IPL ENTERPRISES                    IPL INTERNATIONAL INC.
(COLOMBIA)   INC.                  Suite 1100
c/o IPL ENERGY INC.                 363 North
31st Floor Bow Valley Square 2     Sam Houston Parkway East
205 - 5th Avenue S.W.              Houston, Texas 77060
Calgary, Alberta, Canada T29 2V7   Telefax: (713) 820-9310
Telefax:  (403) 231-3920           Attention: Benny J. Phillips
Attention:  Donald M. Wishart

TCPL (BERMUDA) LTD.                FRIED, FRANK, HARRIS,
C/O TRANSCANADA                     SHRIVER & JACOBSON
 PIPELINES  LIMITED               1 New York Plaza
TransCanada PipeLines Tower       New York, New York 10004
111 Fifth Avenue S.W.             Telefax: (212) 747-1526
P.O. Box 1000, Station M          Attention: Ken Blackman
Calgary, Alberta, Canada T2P 4K5
Telefax:  (403) 267-2668
Attention:  Michael Durnin

          If to the Voting Trustee:  [Insert name and address]


to such other address, individual or facsimile telephone number as may be designated by notice given by any Party to the other. Any notice, request, demand, direction or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by certified or registered mail, on the fifth Business Day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day. The Party giving any notice, request, demand, direction or other communication by electronic communication shall send the original thereof by personal delivery or by first class mail.

          Section 6.2. Entire Agreement. This Agreement constitutes the entire Agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth herein and therein. No amendment, supplement, waiver or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          Section 6.3. Representations and Warranties. Each Party represents and warrants to the other that:

       (a) it is a corporation duly incorporated and organized under the laws of its jurisdiction of incorporation;

       (b) it has the requisite power and authority to enter into and perform its obligations under this Agreement, and this Agreement, when executed and delivered by such Party, constitutes a valid and legally binding agreement of such Party;

     (c) the execution and delivery of, and the performance by it of its obligations under this Agreement will not result in a breach of or constitute a default under:

          (i) any provision of its charter or articles of incorporation or its by-laws;

          (ii) any agreement or instrument to which it is a party and which is material to the performance by it of its obligations hereunder;

          (iii) any statute, rule, regulation or order, judgment or decree of any governmental agency or court having jurisdiction over it or by which it is bound; and

     (d) neither it nor any of its property has any immunity from jurisdiction of any court or from set-off or any legal process.

          Section 6.4. Assignments. (a) The JSC may not assign this Agreement or any of its rights hereunder to or in any person not a party hereto except with the prior written consent of each Shareholder Party.

          (b) A Shareholder Party may not assign this Agreement or any of its Voting Rights or its rights hereunder to or in any person not a party hereto except in connection with a transfer of its Shares permitted pursuant to Article Ten of the Oleoducto Central Agreement.

           (c) A Shareholder Party which has transferred any of its Shares to another Person or assigned to another Person any right to acquire Shares shall procure that such Person shall become a Shareholder Party hereto with respect to such Shares by providing written notice to the Voting Trustee, which shall then notify all other Parties hereto. Upon receipt of such notice by the Voting Trustee, such holder shall have all the rights, benefits, obligations and duties hereunder of a Shareholder Party hereto. A notice or application by a holder of Shares to be registered as a shareholder of the JSC in the Share Register maintained by the JSC shall be deemed to also be a notice to the JSC pursuant to this paragraph (c) of Section 6.4.

          Section 6.5. Amendments. This Agreement may not be amended or modified except with the written consent of the Parties and any permitted assignees.

          Section 6.6. No Third Party Beneficiaries. Except as herein otherwise expressly provided to the contrary, this Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assignees, and no other Person shall have any rights hereunder.

              Section6.7. Severability. If, for any reason, any provision of this Agreement is unenforceable, the remaining provisions hereof shall nevertheless be carried into effect.

             Section 6.8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE REPUBLIC OF COLOMBIA WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

           Section 6.9. Arbitration. Any controversy, claim or dispute among the Parties in connection with corporate activities, rights of the shareholders, profit participation, liquidation of the Company or other matters arising out of or relating to this Agreement or the performance, breach, termination or invalidity hereof, unless not in the disposal of the Parties, shall be settled by a Court of Arbitration designated by the Board of Directors of the Chamber of Commerce of Santafe de Bogota by drawing lots among the arbitrators appearing in the list kept by the Center of Mercantile Arbitration and Conciliation of said Chamber. The Court thus designated shall abide by the provisions of the Code of Civil Procedure and the Commercial Code in accordance with the following rules: (A) the Court shall consist of three arbitrators; (B) the internal organization of the Court shall be subject to the rules established to such end by the Center of Mercantile Arbitration and Conciliation of the Chamber of Commerce of Santafe de Bogota; (C) the decision of the Court shall be in law; and (D) the Court shall meet in Santafe de Bogota, at the Center of Mercantile Arbitration and Conciliation of the Chamber of Commerce of such city.

          Section 6.10. Waiver of Immunity. (a) Each Party irrevocably consents to and waives any objection which it may now or hereafter have to the laying of venue of any proceeding relating to enforcement of the arbitration provisions of this Agreement brought in the Specified Court and further irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such proceeding in the Specified Court.

             (b) To the extent that a Party or any of its revenues, assets or properties shall be entitled, with respect to any proceeding relating to enforcement of the arbitration provisions of this Agreement at any time brought against such Party or any of its revenues, assets or properties, to any sovereign or other immunity from suit, from jurisdiction, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any jurisdiction there shall be attributed such an immunity, such Party irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction (including, without limitation, the Foreign Sovereign Immunities Act 1976 of the United States).

           Section 6.11. Headings; Table of Contents. The headings and table of contents contained herein are for convenience of reference only and do not constitute a part of this Agreement.

           Section 6.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

           IN WITNESS WHEREOF, the Parties have hereunto caused this agreement to be executed and delivered by their proper officers thereunto duly authorized as of the date first above written.


                                        OLEODUCTO CENTRAL S.A.




                                         By:
                                        Title:



                                        BP COLOMBIA PIPELINES LIMITED




                                         By:
                                        Title:



                                        TOTAL PIPELINE COLOMBIE S.A.




                                         By:
                                        Title:



                                        TRITON PIPELINE COLOMBIA, INC.




                                         By:
                                        Title:

                                        IPL ENTERPRISES (COLOMBIA) INC.




                                         By:
                                        Title:




                                         By:
                                        Title:



                                        TCPL (BERMUDA) LTD.




                                         By:
                                        Title:




                                         By:
                                        Title:



                                        [NAME OF VOTING TRUSTEE]
                                             As Voting Trustee




                                         By:
                                        Title:

                                                                    SCHEDULE C
                                                TO OLEODUCTO CENTRAL AGREEMENT







     FORM OF DIVIDEND TRUST AGREEMENT

     dated as of the      day of           , 1995

     among


                            OLEODUCTO CENTRAL S.A.

                  [EMPRESA COLOMBIANA DE PETROLEOSECOPETROL]

     BP COLOMBIA PIPELINES LIMITED

     TOTAL PIPELINE COLOMBIE S.A.

                        TRITON PIPELINE COLOMBIA, INC.
                       IPL ENTERPRISES (COLOMBIA) INC.

                             TCPL (BERMUDA) LTD.

                                     and

                      [INSERT NAME OF DIVIDEND TRUSTEE]
                             as Dividend Trustee









                              TABLE OF CONTENTS

Section                                                             Page
         ARTICLE ONE

          DEFINITIONS AND INTERPRETATION

1.1.     Definitions                                                   2
1.2.     Interpretation                                                4

          ARTICLE TWO

          DIVIDEND ACCOUNTS

2.1.     Creation of Dividend Accounts                                 5
2.2.     Creation of Dividend Subaccounts                              5
2.3.     Investment of Funds in the Dividend Accounts                  6


          ARTICLE THREE

          PAYMENTS AND WITHDRAWALS

3.1.     Payment into Dividend Accounts                                6
3.2.     Effect of Payment into Dividend Account                       6
3.3.     Shareholder Instructions for Payments in Dividend Account     6
3.4.     Withdrawals from Dividend Account                             6
3.5.     Restricted Payments                                           7
3.6.     Restricted Period                                             8

          ARTICLE FOUR

          THE DIVIDEND TRUSTEE

4.1.     Appointment of Dividend Trustee                               9
4.2.     Delivery of Documentation                                     9
4.3      Attorney-in-Fact                                              9
4.4.     Reliance                                                     10
4.6.     Liability                                                    11
4.7.     Consultation With Counsel, etc.                              11
4.8.     Duties                                                       11
4.9.     Resignation, Replacement and Successor Dividend Trustee      12
4.10.    Indemnity                                                    13
4.11.    Compensation                                                 13
4.12.    Certificates                                                 13
4.13.    Stamp and Other Similar Taxes                                14




Section                                                  Page

4.14.    Exculpatory Provisions                            14
4.15.    Merger of the Trustee                             14
4.16.    Treatment of Shareholders by Dividend Trustee     14
4.17.    Confidentiality                                   14
4.18.    Miscellaneous                                     15

          ARTICLE FIVE

          TERM

5.1.     Term                                              16
5.2.     Effectiveness                                     16

          ARTICLE SIX

          GENERAL

6.1.     Notices
6.2.     Entire Agreement                                  18
6.3.     Representations and Warranties                    19
6.4.     Assignments                                       19
6.5.      Nature of Obligations                            20
6.6.     Amendments                                        20
6.7.     No Third Party Beneficiaries                      20
6.8.     Severability                                      21
6.9.     Governing Law                                     21
6.10.    Commercial Obligations                            21
6.11.    Arbitration                                       21
6.12.    Submission to Jurisdiction; Consent to Service    21
6.13.    Waiver of Immunity                                22
6.14.    Headings; Table of Contents                       22
6.15.    Counterparts                                      23

ANNEX-A  Form of Dividend Subaccount Bank Agreement


                           DIVIDEND TRUST AGREEMENT


          AGREEMENT, dated as of the      day of _____________, 1995, among:

            OLEODUCTO CENTRAL S.A., a sociedad anonima existing under the laws of Colombia (JSC);

           [EMPRESA COLOMBIANA DE PETROLEOS - ECOPETROL, an Empresa Industrial y Comercial del Estado existing under the laws of Colombia and wholly owned by Colombia;]

          BP COLOMBIA PIPELINES LIMITED, a corporation existing under the laws of England and Wales;

           TOTAL PIPELINE COLOMBIE S.A., a corporation existing under the laws of France;

              TRITON PIPELINE COLOMBIA, INC., a corporation existing under the laws of the Cayman Islands;

             IPL ENTERPRISES (COLOMBIA) INC., a corporation existing under the laws of the Cayman Islands; and

          TCPL (BERMUDA) LTD., a corporation existing under the laws of Bermuda;

          [INSERT NAME OF DIVIDEND TRUSTEE], a bank and trust company existing under the laws of ________________, as dividend trustee (the Dividend Trustee).


                                   RECITALS

WHEREAS:


            A. Shareholders have formed the JSC by public deed no. 4747 of December 14, 1994 granted before notary public no. 38 of Santafe de Bogota;

          B. The Shareholders have entered into the Oleoducto Central Agreement (as amended from time to time, the Oleoducto Central Agreement), dated as of December 14, 1994, among the JSC and the Shareholders (as defined therein) specifying certain terms and conditions of their respective investments and participation in the JSC, the Oleoducto Central and the financing thereof and the operation of the Oleoducto Central;

             C. The JSC and the Shareholder Parties (other than Ecopetrol) are concurrently entering into the Voting Trust Agreement specifying certain terms and conditions of exercise of their respective voting rights as shareholders of the JSC;

             D. The Shareholder Parties wish to specify certain additional terms and conditions of their respective investments and participation in the JSC; and

           E. The JSC and the Shareholder Parties acknowledge that the JSC proposes to incur and secure Senior Debt on a limited recourse basis under separate Senior Debt Tranches to finance in part the Oleoducto Central and that it may enter into Common Security Trust Agreement(s) (the Common Security Trust Agreement) with Senior Lenders or agents therefor and a trustee therefor to secure each Senior Debt Tranche separately with certain of its rights under each of its Transportation Agreements, Transportation Notes Agreements, Advance Tariff Agreements and Subscription Agreements with the Shareholders (or their respective Affiliates), as the case may be.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the Parties agree as follows:


                                 ARTICLE ONE

                        DEFINITIONS AND INTERPRETATION


          Section 1.1. Definitions. Unless the context otherwise requires, the following words and phrases shall have the meanings indicated below:

          "Authorized Investments" shall mean one or more of the following:

     (a) obligations maturing or capable of redemption by the holder not more than 12 months after the date of acquisition and issued or guaranteed by (i) any government, governmental agency or multilateral intergovernmental organization similar obligations of which have a rating of not less than AA-from Standard & Poor's Corporation or equivalent from an Internationally Recognized Statistical Rating Agency and (ii) in an amount not to exceed the equivalent of $500,000 at any one time;

         (b) demand deposits, time deposits, certificates of deposit or other obligations (including acceptances) maturing or capable of redemption by the holder not more than 12 months after the date of investment or acquisition which are issued, accepted or guaranteed by (i) the bank that is then serving as Dividend Trustee, or (ii) a bank having a rating of not less than A- from Standard & Poor's Corporation or equivalent from an Internationally Recognized Statistical Ratings Agency provided that, except for the bank that is then serving as Dividend Trustee, deposits in or investments with any one such bank shall not at one time exceed $500,000 or the equivalent in other currencies;

        (c) commercial paper, corporate promissory notes or other obligations maturing or capable of redemption by the holder not more than 12 months after the date of acquisition which (i) have, or are supported by an unconditional guarantee from a corporation similar obligations of which have, a rating of at least AA- from Standard & Poor's Corporation or equivalent from an Internationally Recognized Statistical Rating Agency, or (ii) are obligations which are supported by an unconditional guarantee or letter of credit from any bank referred to in clause (b); or

      (d) authorized investments as permitted under the Common Security Trust Agreement.

All amounts contained in this definition are subject to adjustment based on the Consumer Price Index for All Urban Consumers (not seasonally adjusted) or any other successor index or comparable measure which may be substituted therefor, published by the United States Department of Commerce, Bureau of Labor Statistics.

              "Collateral" shall have the meaning assigned to it in the Common Security Trust Agreement.

          "Common Security Trust Agreement" shall have the meaning assigned to it in the Recitals hereto.

           "Confidential Information" shall have the meaning assigned to it in
Section 4.17.

           "Dividend Account" shall have the meaning assigned to it in Section 2.1.

          "Dividend Subaccount" shall have the meaning assigned to it in
Section 2.2.

           "Dividend Subaccount Bank" shall have the meaning assigned to it in
Section 2.2.

          "Excess Payment" shall mean any Distribution pursuant to Section 5.6 of the Oleoducto Central Agreement.

           "Onshore Dividend Subaccount" shall have the meaning assigned to it in Section 2.2.

          "Parties" shall mean the JSC, [Ecopetrol], BP Pipelines, TOTAL Pipeline, Triton Pipeline, IPL Enterprises, TCPL (Bermuda) Ltd., the Dividend Trustee and their respective successors and permitted assigns.

          "Restricted Account" shall have the meaning assigned to it in
Section 3.4.

          "Restricted Payment" shall have the meaning assigned to it in
Section 3.5.

          "Restricted Period" shall have the meaning assigned to it in Section 3.6.

          "Restriction Notice" shall have the meaning assigned to it in
Section 3.5.

          "Shareholder Party" shall mean any Party to this Agreement that is a Shareholder.

All defined terms used and not defined herein shall have the meanings assigned to them in the Oleoducto Central Agreement.

            Section 1.2. Interpretation. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

       (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular and vice-versa;

     (b)     words importing gender include all genders;

      (c) any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Agreement; and

        (d) all references to this Agreement and the words herein, hereof, hereto and hereunder and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                                 ARTICLE TWO

                              DIVIDEND ACCOUNTS

          Section 2.1.       Creation of Dividend Accounts.  Subject to
Section 6.4(c), the "Dividend Trustee" shall establish and maintain segregated accounts in Dollars or other non-Colombian currency in the name of the Dividend Trustee at [offshore], one for the benefit of each Shareholder Party (each, a "Dividend Account"). For each Dividend Account the Dividend Trustee shall establish and maintain Dividend Subaccounts pursuant to Section2.2. Unless otherwise specified in this Agreement, all references to any Dividend Account shall include references to all related Dividend Subaccounts thereof and such Dividend Subaccounts shall be subject to the same restrictions and limitations and entitled to the same rights as the Dividend Account to which they relate. All moneys held in a Dividend Account shall be trust funds held by the Dividend Trustee for the purpose of making payments therefrom in accordance with this Agreement. The Dividend Trustee and the JSC shall comply with all applicable law in connection with any payments and transfers of funds hereunder.

          Section 2.2. Creation of Dividend Subaccounts (a)Each Dividend Account may include accounts maintained outside of Colombia and, in the case of Ecopetrol, shall include an account maintained in Colombia in the name of the Dividend Trustee (each, a "Dividend Subaccount" and the Dividend Subaccount maintained in Colombia for Ecopetrol, the "Onshore Dividend Subaccount") at commercial, merchant or investment banks of international standing designated from time to time by the related Shareholder Party as provided in this Section (which may include the bank which at the time is acting as Dividend Trustee) ("Dividend Subaccount Banks"). Each Dividend Subaccount shall be designated as such, and shall be segregated from any other Dividend Subaccount at the same Dividend Subaccount Bank.

             (b) The related Shareholder Party shall give each Shareholder Party, the JSC and the Dividend Trustee at least 15 days' prior notice of its intention to designate a Dividend Subaccount Bank. No bank (other than the bank which at the time is acting as Dividend Trustee) shall become or continue to be a Dividend Subaccount Bank if the JSC shall have notified the related Shareholder Party and other Shareholder Parties that in its reasonable judgment it has concluded that such bank is not appropriate to serve as a Dividend Subaccount Bank.

        (c) Each bank designated by the related Shareholder Party as a Dividend Subaccount Bank shall, as a condition to being a Dividend Subaccount Bank for purposes of this Agreement, enter into an agreement with the Dividend Trustee substantially to the effect set forth in Annex A, with such changes thereto of form, but not of substance, as the Dividend Trustee shall approve. Each Dividend Subaccount Bank shall deliver a signed copy of such agreement to the JSC and each Shareholder Party.

             Section 2.3. Investment of Funds in the Dividend Accounts. Pending application thereof pursuant to Section 3.4, funds in the Dividend Account maintained by the Dividend Trustee for the benefit of a Shareholder Party shall be invested into Authorized Investments as directed by the JSC.


                                ARTICLE THREE

                           PAYMENTS AND WITHDRAWALS

          Section 3.1. Payment into Dividend Accounts. The JSC may from time to time make Distributions to the Dividend Trustee, which Distributions shall be deposited in dollars by or on behalf of the JSC simultaneously into the respective Dividend Accounts established by the Dividend Trustee for the benefit of each Shareholder Party, except that in the case of Ecopetrol such Distributions shall be deposited in pesos into the Onshore Dividend Subaccount. Each Distribution shall be identified by the JSC as to the party entitled to the payment, the amount thereof, and if applicable, as an Excess Payment.

              Section 3.2. Effect of Payment into Dividend Account. Any Distribution made by the JSC to such Dividend Account shall discharge the JSC's obligation to such Shareholder Party in respect of such Distribution as fully as if such payment were made directly to such Shareholder Party otherwise entitled to receive it.

          Section 3.3. Shareholder Instructions for Payments in Dividend Account. Each Shareholder Party hereby irrevocably instructs and authorizes the JSC to make Distributions only as provided in this Agreement and all instructions given and all authority conferred under this Agreement is given and conferred subject to the interests of the Dividend Trustee, the JSC and the other Shareholder Parties as beneficiaries hereof; and, in consideration of those interests and for the purpose of completing the transactions contemplated by this Agreement all instructions given and all authority conferred by this Section 3.3 shall be deemed coupled with an interest and be irrevocable and not subject to termination by such Shareholder Party or by operation of law, whether by the death or incapacity of such Shareholder Party (if such Shareholder Party is an individual) or by the death or incapacity of any executor or trustee (if such Shareholder Party is an estate or trust) or the termination of such estate or trust or by the dissolution of such Shareholder Party (if such Shareholder Party is a partnership or corporation), or by the occurrence of any other event.

          Section 3.4. Withdrawals from Dividend Account. Upon receipt, funds in the Dividend Account of a Shareholder Party shall be automatically withdrawn by the Dividend Trustee and transferred to such Shareholder Party unless the Dividend Trustee shall have received, prior to the receipt of such Distribution, a Restriction Notice (as defined below) in respect of such Shareholder Party's Dividend Account (the Restricted Account) pursuant:

  (a) to paragraph (a), (b), (c) or, subject to paragraph (b) of this Section 3.4., (d) of Section 3.5 in which case such funds, to the extent described in
Section 3.6(c), shall be withdrawn by the Dividend Trustee and deposited into the Dividend Accounts maintained for the benefit of the other Shareholder Parties inproportion to their respective Shareholding Interests, provided that no such deposit shall be made into a Restricted Account of any such Shareholder Party;

     (b) to clause (d) of Section 3.5, in which case such funds shall be withdrawn and deposited by the Dividend Trustee into the Dividend Accounts maintained for the benefit of the Shareholder Parties, if any, who have provided Shareholder Bridge Loans pursuant to Section 5.2(j), or 5.3(c), as the case may be, of the Oleoducto Central Agreement, in each case as certified by the JSC, in the same proportion as such Shareholder Bridge Loans provided by them; or

     (c) to clause (e) of Section 3.5 in which case such Excess Payments will automatically be withdrawn by the Dividend Trustee from the Dividend Account maintained for the benefit of IPL Enterprises and TCPL (Bermuda) and deposited into the Dividend Accounts maintained for the benefit of the Shareholder Parties that are members of Initial Shipper Groups in the proportion set forth in clause (b) of Section 5.6 of the Oleoducto Central Agreement provided that no such deposit shall be made into a Restricted Account of any such Shareholder Party.

All Distributions not automatically transferred to a Shareholder Party as provided in the preceding clauses shall be converted immediately into dollars by the Dividend Trustee if not so converted by the JSC at the best rate then offered by the Dividend Trustee for such conversion [and, in the case of Ecopetrol, pending application pursuant to this Section 3.4, shall be transferred by the Dividend Trustee into an offshore Dividend Subaccount of the Dividend Account maintained for the benefit of Ecopetrol].

          Section 3.5. Restricted Payments. A payment into the Dividend Account maintained for the benefit of a Shareholder Party shall be a Restricted Payment only if the JSC shall have delivered a notice (a "Restriction Notice") to the Dividend Trustee to the effect that:

          (a) there is at or prior to the time of such payment, and immediately following the making of such payment would be, continuing an event of default or default under the Common Security Trust Agreement with respect to the Senior Debt Tranche secured by Collateral provided by such Shareholder Party's Initial Shipper Group;

           (b) there has occurred at or prior to the time of such payment, and immediately following the making of such payment would be, continuing a failure of any Affiliate of such Shareholder Party to meet any payment obligations or material shipping obligations under its Transportation Agreement, Transportation Notes Agreement or Advance Tariff Agreement or any guarantee of obligations thereunder;

     (c) there has occurred at or prior to the time of such payment a violation by such Shareholder Party of Article Two of the Voting Trust Agreement or a transfer of Shares by such Shareholder Party in violation of the provisions of Article Ten thereof;

        (d) there is at or prior to the time of such payment, and immediately following the making of such payment would be, continuing a failure by such Shareholder Party to meet any of its payment obligations under its Subscription Agreement or by any Affiliate of such Shareholder Party to meet any payment obligations under a guarantee of obligations under such Subscription Agreement, or such Shareholder Party is at or prior to the time of such payment, and immediately following the making of such payment would be, subject to the remedies under Section 5.2(e) or 5.3(b) of the Oleoducto Central Agreement; or

     (e) with respect to IPL Enterprises or TCPL (Bermuda) only, such payment constitutes an Excess Payment.

                 [COORDINATE WITH TREATMENT OF DISTRIBUTIONS
                    UNDER THE POLITICAL EVENTS AGREEMENT]

                 [CONSIDER DISTRIBUTIONS IN RESPECT OF TARIFF
                    CREDITS PURSUANT TO TARIFF PRINCIPLES]

          Section 3.6. Restricted Period. Upon the occurrence of any of the events set forth in paragraphs (a) through (e) above with respect to a Shareholder Party, the JSC shall deliver to the Dividend Trustee a Restriction Notice with respect to such Shareholder Party's Dividend Account, which shall remain in effect until its withdrawal by the JSC (the Restricted Period). The JSC shall only withdraw a Restriction Notice:

             (a) in the case of an event described in Section 3.5(a) which is not an event described in Section 3.5(b) or (d) (in which case paragraphs (b) and (c) below shall apply), upon the termination of such event;

          (b) in the case of an event described in Section 3.5(d) and only if other Shareholder Parties have provided Shareholder Bridge Loans pursuant to
Section 5.2(j) or 5.3(c) of the Oleoducto Central Agreement, as the case may be, after a year and such additional period as is necessary for the aggregate Distributions paid into the Restricted Account and applied as set forth in
Section 3.4(b) during such additional period to equal the Shareholding Interest of the Shareholder Party for the benefit of which such Restricted Account is maintained, of any increase in Pre-Completion Retained Returns or Accrued Returns accumulated during the continuance of such event has passed following the termination of such event; or

            (c) in the case of an event described in Section 3.5(b) or 3.5(d) (other than as set forth in paragraph (b) of this Section 3.6), for such period of time and to the extent that is necessary for the aggregate Distributions paid into the Restricted Account and applied as set forth in
Section 3.4(a) to equal the amount of Distributions that the Shareholder Parties for the benefit of which are maintained Dividend Accounts that are not Restricted Accounts failed to receive during the continuation of such event as a result thereof.

                 [CONSIDER EFFECT ON PRE-COMPLETION RETAINED
                         RETURNS AND ACCRUED RETURNS]


                                 ARTICLE FOUR

                             THE DIVIDEND TRUSTEE


            Section 4.1. Appointment of Dividend Trustee. _________________, acting through its corporate trust office, [insert location of office], is hereby appointed by each of the Shareholder Parties as Dividend Trustee hereunder and the Dividend Trustee hereby accepts the trust created by this Agreement upon the terms and conditions hereof.

            Section 4.2. Delivery of Documentation. Executed counterparts of the Oleoducto Central Agreement referred to herein have been delivered to the Dividend Trustee and the Dividend Trustee acknowledges receipt thereof. The JSC and each Shareholder Party agree to deliver to the Dividend Trustee any instrument amending or modifying any agreement previously delivered to the Dividend Trustee. Amendments or modifications of the aforementioned agreements shall not affect the duties and obligations of the Dividend Trustee hereunder unless (a) the Dividend Trustee has knowledge of such amendment or modification, and (b) with respect to any amendment or modification which, in the opinion of the Dividend Trustee, enlarge the Dividend Trustee's duties, obligations, or responsibility, the Dividend Trustee has not objected in writing thereto within ten Business Days of receiving notice thereof.

              Section 4.3. Attorney-in-Fact. (a) The Dividend Trustee or any officer or agent thereof, with full power of substitution, is hereby appointed the attorney-in-fact of the JSC and each Shareholder Party for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which the Dividend Trustee may deem necessary or advisable to accomplish the purposes hereof without notice to or assent by any of the foregoing, to the extent permitted by applicable law, which appointment as attorney-in-fact is coupled with an interest and irrevocable.

          (b) The JSC and each Shareholder Party agrees to execute and deliver to the Dividend Trustee, and register in every public registry in Colombia in which such registration is necessary, a notarized Colombian public deed appointing the DividendTrustee and any officer or agent thereof, with full power of substitution, its attorney-in-fact for purposes of exercising the rights and remedies of the JSC or such Shareholder Party, as the case may be, hereunder and taking all action in Colombia on behalf of such Shareholder Party that the Dividend Trustee is authorized to take pursuant to this Agreement.

            Section 4.4. Reliance. The Dividend Trustee shall be entitled to act upon any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent or other document or communication furnished hereunder which it in good faith believes to be genuine, and it shall be entitled to rely upon the due execution, validity and effectiveness, and the truth and acceptability of any provisions contained therein. The Dividend Trustee shall not have any responsibility to make any investigation into the facts or matters stated in any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent or other document or communication furnished to it hereunder. The JSC and each Shareholder Party shall deliver to the Dividend Trustee a list duly executed by an officer thereof duly authorized thereunto of authorized signatories of any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent or other document or communication furnished to the Dividend Trustee hereunder, and the Dividend Trustee shall be entitled to rely on such list until a new list is furnished by the JSC or such Shareholder Party, as the case may be, to the Dividend Trustee.

            Section 4.5. Books and Accounts. (a) The Dividend Trustee shall maintain all such accounts, books and records as may be necessary properly to record all transactions carried out by us under this Agreement. The Dividend Trustee shall permit the Shareholder Parties and the JSC and their authorized representatives to examine such accounts, books and records; provided that any such examination shall occur upon reasonable notice and during normal business hours. Upon request by the JSC or any Shareholder Party, the Dividend Trustee shall at any time provide such parties with any other information such Parties may reasonably request regarding the transactions contemplated in this Agreement. Upon removal or resignation of the Dividend Trustee, the Dividend Trustee shall deliver all such books and records to the successor dividend trustee, or, in the event of termination of this Agreement, to the JSC.

          (b) On or before the fifth Business Day in New York of each calendar month for so long as such Dividend Account are open, the Dividend Trustee shall deliver to the JSC and the related Shareholder Party a statement indicating the amount of funds and other assets on deposit in the Dividend Account and the nature of any investments thereof as of the end of the preceding calendar month and identifying all deposits to and payments from the Dividend Account during such calendar month, including the date on which made. Upon request by the JSC or the Shareholder Party for the benefit of which a Dividend Account is maintained, the Dividend Trustee shall at any other time inform such parties of deposits, investments, payments, balances and any other information such parties may reasonably request regarding the Dividend Account.

            Section 4.6. Liability. The Dividend Trustee shall not be liable for any error of judgment or for any act done or omitted to be done by it in good faith or for any mistake of fact or law, or for anything which it may do or refrain from doing, except for its own gross negligence or willful misconduct. A Shareholder Party or the JSC shall in no event be liable for any act done or omitted to be done by the Dividend Trustee or by any of its officers or employees.

           Section 4.7. Consultation With Counsel, etc. The Dividend Trustee may consult with, and obtain advice from, legal counsel, accountants and other experts, in connection with the performance of its duties hereunder and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and advice of such counsel, accountants and other experts. The Dividend Trustee shall not be responsible for the negligence or misconduct of any counsel, accountants and other experts selected by it without negligence or willful misconduct on its part.

              Section 4.8. Duties. The Dividend Trustee shall have no duties other than those specifically set forth or provided for in this Agreement and no implied covenants or obligations of the Dividend Trustee shall be read into this Agreement or any related agreement to which the Dividend Trustee is a party. The Dividend Trustee shall have no obligation to familiarize itself with and shall have no responsibility with respect to any other agreement or document relating to the transactions contemplated by this Agreement nor any obligation to inquire whether any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent, document, communication, statement or calculation is in conformity with the terms of any such other agreement, except those irregularities or errors manifestly apparent on the face of such document or to the actual knowledge of the Dividend Trustee. If, however, any remittance or communication received by the Dividend Trustee appears manifestly erroneous or irregular the Dividend Trustee shall be under a duty to make prompt inquiry to the Person originating such remittance or communication in order to determine whether a clerical error or inadvertent mistake has occurred. The Dividend Trustee shall at all times take such care in dealing with the Dividend Accounts as would a prudent man in dealing with his own property. The Dividend Trustee shall, upon receipt of a Restriction Notice, exercise the rights and powers vested in it by this Agreement which it is directed by the JSC to exercise and the Dividend Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction of the JSC absent gross negligence or willful misconduct.

          Section 4.9.  Resignation, Replacement and Successor Dividend
Trustee. The Dividend Trustee at any time may resign as Dividend Trustee hereunder upon giving not less than three months' notice in writing to the JSC
and each Shareholder  Party.    The Dividend Trustee may be removed as Dividend
Trustee hereunder by an instrument in writing by the JSC and each Shareholder Party with respect to the Dividend Account of which there is no outstanding
Restriction  Notice.    Upon  resignation of the Dividend Trustee, a successor
dividend trustee shall be designated by the JSC and each Shareholder Party with respect to which there is no outstanding Restriction Notice. No resignation or removal of the Dividend Trustee and no appointment of a successor dividend trustee shall be effective until (a) the successor dividend trustee has accepted its designation, (b) all indemnities, compensation and expenses required by Sections 4.10, 4.11 and 4.13 shall have been paid or provided for and (c) the Dividend Trustee shall have executed and delivered to the successor trustee a notarized Colombian public deed delegating its rights and responsibilities hereunder and under the Security Documents to the
successor  trustee.    If no designation of a successor dividend trustee shall
have been made and accepted within 60 days after the date fixed for such resignation or removal a successor dividend trustee shall be designated by the JSC and Shareholder Parties holding a majority of the Shares subject to this Agreement and if no successor dividend trustee shall have been so designated and shall have accepted such designation within an additional 30 days after the date fixed for such resignation or such removal, the Dividend Trustee may petition any court of competent jurisdiction for the designation of a successor dividend trustee. Such court may thereupon, after such notice, if any, as it may prescribe, designate a successor dividend trustee. Any successor dividend trustee appointed pursuant to this Section 4.9 shall be a bank or trust company organized under the laws of [________] having its principal corporate trust office in [insert office location] and a combined capital surplus of at least $200,000,000. Any successor dividend trustee shall evidence its acceptance of the trust hereunder by executing and delivering to the JSC, each Shareholder Party and the Dividend Trustee an instrument accepting this trust and its designation as Dividend Trustee hereunder, and thereupon such successor dividend trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named as Dividend Trustee herein, and such predecessor shall have no further obligation or liability thereunder except for liability with respect to its acts or omissions prior to such succession pursuant to Section 4.6; nevertheless, on the request of any party hereto or such successor dividend trustee, the Dividend Trustee ceasing to act shall execute and deliver instruments transferring to such successor dividend trustee all rights and powers of the Dividend Trustee so ceasing to act, including any such instruments necessary to transfer the Dividend Account maintained for the benefit of each Shareholder Party to such successor dividend trustee, and shall deliver to such successor dividend trustee all property held by it in trust hereunder.

          Section 4.10. Indemnity. (a) The JSC agrees to indemnify the Dividend Trustee for, and to hold it harmless against, any loss, liability, claim, judgment, settlement, compromise, obligation, damage, penalty, cost, expense or disbursement of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, unless forming part of the compensation agreed pursuant to Section
4.11 or arising from the gross negligence or willful misconduct of such of the Dividend Trustee or the agents that are seeking indemnification, including the costs and expenses of defending itself against any claim of liability in the premises.

          (b) In any suit, proceeding or action brought by the Dividend Trustee with respect to, or to enforce any provisions of this Agreement, the JSC will save, indemnify and keep the Dividend Trustee harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligee thereunder, arising out of a breach by the JSC of any of its obligations hereunder or thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from the JSC, and all such obligations of the JSC shall be and remain enforceable against and only against the JSC and shall not be enforceable against the Dividend Trustee or any Shareholder.

          (c) The agreements in this Section 4.10 shall survive the termination of the other provisions of this Agreement.

          Section 4.11. Compensation. The Dividend Trustee shall be entitled to reasonable compensation (which shall not be limited by any provision of law in regard to compensation of a trustee of an express trust) as may be agreed from time to time between the JSC and the Dividend Trustee for all services rendered under this Agreement, and such compensation, together with reimbursement of the Dividend Trustee for its advances, disbursements and expenses in connection with the performance of the trust provided for herein (including the reasonable fees and expenses of its agents and of counsel, accountants and other experts referred to in Section 4.7), shall be paid by the JSC promptly upon demand from the Dividend Trustee from time to time as services are rendered and expenses are incurred. The Shareholders shall have no liability for any fees, expenses or disbursements of the Dividend Trustee.

           Section 4.12. Certificates. Whenever in the administration of the trusts of this Agreement the Dividend Trustee shall deem it necessary or desirable that a matter be proved or established in connection with taking or omitting any action by the Dividend Trustee hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Dividend Trustee, be deemed to be conclusively proved or established by a certificate of the JSC delivered to the Dividend Trustee.

              Section 4.13. Stamp and Other Similar Taxes. The JSC agrees to indemnify and hold harmless the Dividend Trustee from, and shall reimburse the Dividend Trustee for, any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement or the trusts created hereunder. The obligations of the JSC under this Section 4.13 shall survive the termination of the other provisions of this Agreement.

            Section 4.14. Exculpatory Provisions. The Dividend Trustee makes no representations as to the value or condition of the trusts created hereunder or any part thereof, or as to the title of the JSC or any Shareholder Parties thereto or as to the validity, execution (except by itself), enforceability, legality or sufficiency of this Agreement, and the Dividend Trustee shall incur no liability or responsibility in respect of any such matters.

             Section 4.15. Merger of the Trustee. Any corporation into which the Dividend Trustee shall be merged, or with which it shall be consolidated, or any corporation resulting from any merger or consolidation to which the Dividend Trustee shall be a party, shall be the Dividend Trustee under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

           Section 4.16. Treatment of Shareholders by Dividend Trustee. (a) The Trustee may treat the Shareholder Parties as the holders of the Shares and as the absolute owners thereof for all purposes hereunder unless the Dividend Trustee shall receive notice to the contrary.

              (b) Any Person which shall be designated as the duly authorized representative of one or more of a Shareholder Party to act as such in connection with any matters pertaining to this Agreement shall present to the Dividend Trustee such documents, including, without limitation, opinions of counsel, as the Dividend Trustee may reasonably request, in order to demonstrate to the Dividend Trustee the authority of such Person to act as the representative of such Shareholder Party.

            Section 4.17. Confidentiality. The Dividend Trustee shall assure that all information disclosed to it concerning the Oleoducto Central, the assets and business of the JSC and the assets and business of each of the other Shareholder Parties and not otherwise generally available (Confidential Information) shall be kept confidential and shall, unless otherwise required by law or official request issued by a court of competent jurisdiction or by a judicial, administrative, legislative, regulatory or self-regulatory authority not be revealed without the consent of the JSC and all Shareholder Parties other than to the directors, officers and representatives of the JSC, the Shareholder Parties and Affiliates of the Shareholder Parties. Upon the JSC or any Shareholder Party demanding the return of Confidential Information relating to it by notice in writing the Dividend Trustee shall, and shall cause its representatives to, return all documents containing Confidential Information that have been provided by the JSC or Shareholder Party demanding the return of Confidential Information (or on its behalf) and destroy any copies of such documents and any document or other record reproducing, containing or made from or with reference to the Confidential Information, except, in each case, for any submissions to or filings with judicial, administrative, legislative or regulatory authorities. Such return or destruction shall take place as soon as practicable after the receipt of such notice. The agreements in this Section 4.17 shall survive the termination of the other provisions of this Agreement.

           Section 4.18. Miscellaneous. (a) The Dividend Trustee shall have the right at any time to seek instructions concerning the administration of this trust from any court of competent jurisdiction. In the event of any disagreement between the other parties to this Agreement resulting in adverse claims being made in connection with property held by the Dividend Trustee and the terms of this Agreement do not unambiguously mandate the action the Dividend Trustee is to take in connection with such property under the circumstance then existing, or the Dividend Trustee is in doubt as to what action it is required to take, the Dividend Trustee shall be entitled to refrain from taking any action until directed otherwise in writing by the Parties hereto entitled to give such direction or by a court of competent jurisdiction.

           (b) None of the provisions of this Agreement shall be construed to require the Dividend Trustee to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder or thereunder if it shall have reasonable grounds for belief that repayment of such funds or indemnity against such risk or liability is not reasonably assured to it.

           (c) The Dividend Trustee makes no representations as to, and shall have no responsibility for, the correctness of any statement contained in, or the validity or sufficiency of, this Agreement or any documents or instruments referred to herein, or as to or for the validity or collectibility of any obligation contemplated hereby or thereby. The Dividend Trustee shall not be accountable for the use or application by any Person of disbursements properly made by the Dividend Trustee in conformity with the provisions of this Agreement.

            (d) The Dividend Trustee (or any parent, subsidiary or associated person) may accept deposits from, lend money to, and generally engage in any business with, the JSC, any Shareholder Party, the Subaccount Banks or any of their Affiliates, without affecting the validity of the trusts created hereby or the right to enforce any right to payment hereunder as freely as if it were not the Dividend Trustee hereunder. The Dividend Trustee shall notify the JSC and each Shareholder Party at any time it believes it has any interest conflicting with its obligations hereunder. The Trustee hereby waives any right of banker's lien, set-off or counterclaim in respect of any assets contained in the Dividend Accounts maintained for the benefit of a Shareholder Party or otherwise that are held by the Dividend Trustee as dividend trustee hereunder.

          (e) The Trustee shall not be personally liable for debts contracted or liabilities or damages incurred in the management or operations of the trust hereunder, except for those contracted or incurred as a result of its gross negligence or willful misconduct.

                                 ARTICLE FIVE

                                     TERM

          Section 5.1. Term. This Agreement shall continue in full force and effect so long as the JSC continues to be in existence in accordance with the By-laws and shall terminate upon termination of the Oleoducto Central Agreement unless earlier terminated by written agreement of the Parties. Each Party's obligations incurred or accrued hereunder prior to termination shall survive any termination of this Agreement.

          Section 5.2. Effectiveness. This Agreement shall have no effect or validity unless and until the Oleoducto Central Agreement shall have become effective.




                                 ARTICLE SIX

                                   GENERAL


              Section 6.1. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be given by personal delivery, by certified or registered mail, or by electronic means of communications addressed to the recipient as follows:


Party                              Copy To                            Agent for
                                                                      Service

OLEODUCTO CENTRAL S.A.             N/A                                CT CORPORATION
World Trade Center Bogota                                              SYSTEM
Calle 100 N. 8A-55                                                    1633 Broadway
Santafe de Bogota, D.C. -Colombia                                     New York, New York 10019
Telefax:  571-218-3933                                                Telefax: (212) 247-2882
Attention:  President

EMPRESA COLOMBIANA DE              N/A                                CONSULATE GENERAL OF
PETROLEOSECOPETROL                                                    COLOMBIA
Carrera 13 No. 36-24                                                  10 East 46th Street
Santafe de Bogota, D.C. -Colombia                                     New York, New York 10017
Telefax:  (571) 287-0041                                              Telefax: (212) 972-1725
Attention:  Juan Maria Rendon

BP COLOMBIA PIPELINES              BP EXPLORATION                     CT CORPORATION
 LIMITED                           COMPANY                            SYSTEM
c/o BP EXPLORATION                 (COLOMBIA) LIMITED                 1633 Broadway
(COLOMBIA) LIMITED                 Carrera 9A No. 99-02               New York, New York 10019
Carrera 9A No. 99-02               Post Office Box 59824              Telefax: (212) 247-2882
Post Office Box 59824              Santafe de Bogota, D.C. Colombia
Santafe de Bogota, D.C. -Colombia  Telefax: (571) 618-2895
Telefax:  (571) 618-2895           Attention:  Legal Manager
Attention:  Nicholas P. Connolly

TOTAL PIPELINE                     TOTAL EXPLORATIE EN                PROSKAUER, ROSE,
COLOMBIE S.A.                      PRODUKTIE MIJ B.V.                 GOETZ & MENDELSOHN
Tour TOTAL                         Calle 72 No. 10-03                 1585 Broadway
TEP/AME                            Piso 8                             New York, New York 10036
24, Cours Michelet                 Apartado aereo 251375              Telefax: (212) 969-2900
Cedex 47,92069 Paris, France       Santafe de Bogota, D.C. -Colombia  Attention: Ronald Papa, Esq.
Telefax: (33 1) 4135 6530          Telefax: (571) 235-8453
Attention:  Jean-Claude Soligny    Attention:  Jacques de Boisseson

TRITON PIPELINE                    TRITON COLOMBIA, INC.              CT  CORPORATION
COLOMBIA, INC.                     Carrera 9A No. 99-02               SYSTEM
c/o TRITON ENERGY                  Oficina 407                        1633 Broadway
  CORPORATION                      Santafe de Bogota, D.C.- Colombia  New York, New York 10019
6688 North Central Expressway      Telefas: (571) 618-2553            Telefax: (212) 247-2882
Suite 1400                         Attention:  Ivan Fajardo
Dallas, Texas 75206
Telefax:  (214) 692-7487
Attention:  Thomas G. Finck and
A.E. Turner

IPL ENTERPRISES                    IPL INTERNATIONAL INC.             CT CORPORATION
(COLOMBIA)   INC.                  Suite 1100                         SYSTEM
c/o IPL ENERGY INC.                363 North                          1633 Broadway
31st Floor Bow Valley Square 2     Sam Houston Parkway East           New York, New York 10019
205 - 5th Avenue S.W.              Houston, Texas 77060               Telefax: (212) 247-2882
Calgary, Alberta, Canada T29 2V7   Telefax: (713) 820-9310
Telefax:  (403) 231-3920           Attention: Benny J. Phillips
Attention:  Donald M. Wishart

TCPL (BERMUDA) LTD.                N/A                                FRIED, FRANK, HARRIS,
c/o TransCanada PipeLines                                              SHRIVER & JACOBSON
Limited                                                               1 New York Plaza
TransCanada PipeLines Tower                                           New York, New York 10004
111 Fifth Avenue S.W.                                                 Telefax: (212) 747-1526
P.O. Box 1000, Station M                                              Attention: Ken Blackman
Calgary, Alberta, Canada T2P 4K5
Telefax:  (403) 267-2668
Attention: Dave Russell



or to such other address, individual or facsimile telephone number as may be designated by notice given by any Party to the other. Any notice, request, demand, direction or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by certified or registered mail, on the fifth Business Day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day. The Party giving any notice, request, demand, direction or other communication by electronic communication shall send the original thereof by personal delivery or by first class mail.

            Section 6.2. Entire Agreement. This Agreement, together with the Oleoducto Central Agreement, constitutes the entire Agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth herein and therein. No amendment, supplement, waiver or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          Section 6.3. Representations and Warranties. Each Party represents and warrants to the other that:

       (a) it is a corporation duly incorporated and organized under the laws of its jurisdiction of incorporation;

       (b) it has the requisite power and authority to enter into and perform its obligations under this Agreement, and this Agreement, when executed and delivered by such Party, constitutes a valid and legally binding agreement of such Party;

     (c) the execution and delivery of, and the performance by it of its obligations under this Agreement will not result in a breach of or constitute a default under:


               (i) any provision of its charter or articles of incorporation or its by-laws;

               (ii) any agreement or instrument to which it is a party and which is material to the performance by it of its obligations hereunder;

                 (iii) any statute, rule, regulation or order, judgment or decree of any governmental agency or court having jurisdiction over it or by which it is bound; and

     (d) neither it nor any of its property has any immunity from jurisdiction of any court or from set-off or any legal process.

          Section 6.4. Assignments. (a) The JSC may not assign this Agreement or any of its rights or proceeds hereunder, or create enforceable third party rights herein, to or in any person not a party hereto except with the prior written consent of each Shareholder Party. If each Shareholder Party consents, it agrees to execute and deliver all consents and documents reasonably necessary to effect such assignment and to create a valid and perfected interest herein. The claims and rights of each such Permitted Assignee shall rank pari passu with the claims and rights of all permitted assignees irrespective of the time or times at which prior, concurrent or subsequent assignments under this Section 6.4 are made or perfected. Subject to compliance with the terms of any such assignment, any such Permitted Assignee shall have the rights of the JSC and may enforce such rights hereunder as if such Permitted Assignee were a party hereto.

          (b) A Shareholder Party may not assign this Agreement or any of its rights or proceeds hereunder or its interest in the Dividend Account maintained for its benefit by the Dividend Trustee, or create enforceable third party rights herein or therein, to or in any person not a party hereto except in connection with a transfer of Shares permitted pursuant to Article Ten of the Oleoducto Central Agreement. A Shareholder Party which has transferred any of its Shares to another Person or assigned to another Person any right to acquire Shares shall procure that such Person shall become a Shareholder Party hereto with respect to such Shares by providing written notice to the Dividend Trustee, which shall then notify all other Parties hereto. Upon receipt of such notice by the Dividend Trustee, such holder shall have all the rights, benefits, obligations and duties hereunder of a Shareholder Party hereto. A notice or application by a holder of Shares to be registered as a shareholder of the JSC in the Share Register maintained by the JSC shall be deemed to also be a notice to the JSC pursuant to this paragraph
(c) of Section 6.4.

           (c)  In the event of a transfer or assignment pursuant to paragraph
(b) above by a Shareholder Party during the Restricted Period with respect to the Restricted Account, the Restricted Period shall continue with respect to such account and funds therein shall be applied accordingly. Notwithstanding
Section 2.1, no Dividend Account shall be established by the Dividend Trustee for the benefit of any such transferee or assignee of such Shareholder Party prior to the termination of the Restricted Period and the Restricted Account shall be deemed to be maintained by the Dividend Trustee also for the benefit of any such transferee or assignee.

            Section 6.5. Nature of Obligations. Subject to the terms of this Agreement, the obligations under this Agreement shall be unconditional and absolute and shall not be deferred, excused, released, discharged, or in any way affected by: (i) any right of set off, counterclaim, or defense by reason of any claims against the JSC arising under this Agreement or on any other account whatsoever, (ii) any insolvency, bankruptcy, receivership, reorganization, dissolution, or liquidation of the JSC or any Shareholder Party, (iii) any sale or other transfer by any of the Shareholders (among themselves or otherwise) of any of the JSC's capital stock, or (iv) any change, waiver, extension, indulgence, or other action or omission in respect of any of the JSC's obligations in each case, whether or not the Parties shall have had any notice or knowledge of any of the foregoing.

          Section 6.6. Amendments. This Agreement may not be amended or modified except with the written consent of the Parties and any permitted assignees.

          Section 6.7. No Third Party Beneficiaries. Except as herein otherwise expressly provided to the contrary, this Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assignees, and no other Person shall have any rights hereunder.

             Section 6.8. Severability. If, for any reason, any provision of this Agreement is unenforceable, the remaining provisions hereof shall nevertheless be carried into effect.

             Section 6.9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

           Section 6.10. Commercial Obligations. The Parties acknowledge and agree that their rights and obligations hereunder are commercial and not governmental in nature.

          Section 6.11. Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, or the performance, breach, termination, or invalidity hereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules in effect on the date hereof. The arbitration shall be the sole and exclusive forum for resolution of the dispute, controversy or claim, and the award shall be final and binding. Judgment thereon may be entered by any court having jurisdiction. The number of arbitrators shall be three, each of whom shall be disinterested in the dispute, controversy or claim, and shall have no connection with any party. Should the services of an appointing authority be necessary, the appointing authority shall be the American Arbitration Association. The Parties and the appointing authority may appoint from among the nationals of any country, whether or not a party is a national of that country. The place of arbitration shall be The City of New York, New York. The arbitration shall be conducted in the English language and any foreign-language documents presented at such arbitration shall be accompanied by an English translation thereof. The arbitrators shall apply the law of New York without regard to the principles of conflicts of laws.

          Section 6.12. Submission to Jurisdiction; Consent to Service. Each of the Parties hereto hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York (the "Specified Court") with respect to the enforcement of the arbitration provisions of this Agreement and the non-exclusive jurisdiction of such courts with respect to the enforcement of any award thereunder. Each of the parties hereto irrevocably appoints the person opposite its name in Section 6.1 as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any related suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to such party, by the person serving the same to the address provided in Section 6.1, shall be deemed in every respect effective service of process upon such party in any such suit or proceeding. Each of the Parties hereto further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for the duration of this Agreement.

            The obligation of a Party in respect of any sum due from it to the other party hereunder expressed in United States dollars, notwithstanding any judgment in a currency other than United States dollars, shall not be discharged until the first Business Day following receipt by such Party of any sum adjudged to be so due in such other currency on which (and only to the extent that) such Party may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Party hereunder, the other party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Party against such dollar shortfall. If the United States dollars so purchased are greater than the sum originally due to such party hereunder, such Party agrees to pay to the other Party an amount equal to the excess of the dollars so purchased over the sum originally due to such Party hereunder.

            Section 6.13. Waiver of Immunity. (a) The Purchaser irrevocably consents to and waives any objection which it may now or hereafter have to the laying of venue of any proceeding relating to enforcement of the arbitration provisions of this Agreement brought in the Specified Court and further irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such proceeding in the Specified Court.

          (b) To the extent that the Purchaser or any of its revenues, assets or properties shall be entitled, with respect to any proceeding relating to enforcement of the arbitration provisions of this Agreement at any time brought against the Purchaser or any of its revenues, assets or properties, to any sovereign or other immunity from suit, from jurisdiction, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any jurisdiction there shall be attributed such an immunity, the Purchaser irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction (including, without limitation, the Foreign Sovereign Immunities Act 1976 of the United States), except, in the case of Ecopetrol, as provided under
Article 684 of the Codigo de Procedimiento Civil of Colombia.

           Section 6.14. Headings; Table of Contents. The headings and table of contents contained herein are for convenience of reference only and do not constitute a part of this Agreement.

           Section 6.15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

           IN WITNESS WHEREOF, the Parties have hereunto caused this agreement to be executed and delivered by their proper officers thereunto duly authorized as of the date first above written.


                                        OLEODUCTO CENTRAL S.A.




                                         By:
                                        Title:



                                        [EMPRESA COLOMBIANA DE PETROLEOS
  ECOPETROL




                                         By:
                                        Title:



                                        BP COLOMBIA PIPELINES LIMITED




                                         By:
                                        Title:



                                        TOTAL PIPELINE COLOMBIE S.A.




                                         By:
                                        Title:



                                        TRITON PIPELINE COLOMBIA, INC.




                                         By:
                                        Title:



                                        IPL ENTERPRISES (COLOMBIA) INC.




                                         By:
                                        Title:

                                         By:
                                        Title:



                                        TCPL (BERMUDA) LTD.




                                         By:
                                        Title:


                                        [NAME OF DIVIDEND TRUSTEE]
                                             AS DIVIDEND TRUSTEE




                                         By:
                                        Title:

                                                                       ANNEX A
                                                   to Dividend Trust Agreement
                  FORM OF DIVIDEND SUBACCOUNT BANK AGREEMENT



                                                                        [date]

[Dividend Trustee]
[Address]


Attention:

Gentlemen:

          This is to confirm our agreement with you as follows:

             1. The Dividend Subaccount; No Set-Offs. We have today opened a segregated account in your name, no. _______ (the "Dividend Subaccount"). We acknowledge that all funds or other assets in such account are trust funds held by you under the Dividend Trust Agreement, dated as of _____________, 1994, among Oleoducto Central S.A. (the JSC) and the other parties thereto, which trust funds we will hold as your custodian. Accordingly, we will not have, and hereby waive, any right of banker's lien, set-off or counterclaim in respect of any funds or other assets in the Dividend Subaccount or any Special Account (as defined below).

          [2. Consent to Assignment. We acknowledge and consent to the assignment of such interest or rights (if any) as the JSC may have in or with respect to the Dividend Trust Subaccount or any Special Account.]

           3. Investments. (a) We agree to remit all funds and other assets held in or for the Dividend Subaccount or any Special Account to you or any person designated by you upon receipt of your instructions following receipt of any funds or assets for deposit to the Dividend Subaccount or any Special Account.

          (b) We shall have no liability with respect to investments (including purchases or conversions of foreign exchange) of moneys held in or for the Dividend Subaccount or any Special Account (or any losses resulting therefrom) made at your direction. Investments which we make with Dividend Subaccount or Special Account balances will be held by us in your name.

          (c) If, in addition to the Dividend Subaccount, we have opened other accounts in your name and we receive funds from you or the JSC or for your, the JSC's or a Shareholder Party's account that are not identified as funds for deposit in the

Dividend Subaccount or any such other account, and as to which we have received no instructions from you, we shall deposit such funds to a segregated account established by us in your name at such time and for such purpose ("Special Account") and promptly thereafter we shall request that you instruct us as to the deposit or other disposition of such funds.

            4. Books and Accounts. (a) We shall maintain all such accounts, books and records as may be necessary properly to record all transactions carried out by us under this Agreement. We shall permit you, the Shareholder Parties and the JSC and their authorized representatives to examine such accounts, books and records; provided that any such examination shall occur upon reasonable notice and during normal business hours.

          (b) On or before the fifth banking day in [New York] of each calendar month for so long as such Dividend Subaccount and any Special Account are open, we shall deliver to you a statement indicating the amount of funds and other assets on deposit in the Dividend Subaccount and such Special Account and the nature of any investments thereof as of the end of the preceding calendar month and identifying all deposits to and payments from the Dividend Subaccount and such Special Account during such calendar month, including the date on which made. Upon your request, we will at any other time inform you of deposits, investments, payments, balances and any other information you may request (and that is reasonably available to us) regarding the Dividend Subaccount and any Special Account.

          5. Communications. Any instruction to be given hereunder to us for the withdrawal and transfer of moneys in the Dividend Subaccount or any Special Account may be given by you in writing, by telephone, by tested telex, facsimile or other form of electronic transmission, and in any manner that we may reasonably accept (subject to normal and customary verification requirements), in each case from persons designated for such purpose by you, and under procedures established from time to time by you and us. Any initiation of a wire transfer of funds in the Dividend Subaccount or any Special Account effected through computerized facilities offered to you by us shall be deemed to be the giving to us of a direction or instruction to make such transfer. All directions, notices and instructions given to us that are not in writing or by electronic funds transfer shall be confirmed in writing.

              6. Duties of Subaccount Bank. (a) We shall be entitled to act upon any notice, request, direction, waiver, receipt or other document which in good faith we believe to be genuine, and we shall be entitled to rely upon the due execution, validity and effectiveness, and the truth and acceptability of any provisions contained therein. We shall not have any responsibility to make any investigation into the facts or matters stated in any notice, certificate, instrument, demand, request or other communications furnished to us hereunder.
          (b) We shall not be liable for any error of judgment or for any act done or omitted by us in good faith or for any mistake of fact or law, or for anything which we may do or refrain from doing, except for our own negligence or willful misconduct.

              (c) We may consult with, and obtain advice from, legal counsel, accountants and other experts, in connection with the performance of our duties hereunder and we shall incur no liability and shall be fully protected in acting in good faith in accordance with the written opinion and written advice of such counsel, accountants and other experts. We shall not be responsible for the negligence or misconduct of any counsel, accountants and other experts selected by us without negligence or willful misconduct.

          (d) We shall have no duties other than those specifically set forth or provided for in this Agreement and no implied covenants or obligations on our part shall be read into this Agreement. We shall have no obligation to familiarize ourselves with and shall have no responsibility with respect to any other agreement relating to the transactions contemplated by this Agreement nor any obligation to inquire whether any notice, instruction, statement or calculation is in conformity with the terms of any such other agreement, except those irregularities or errors manifestly apparent on the face of such document or to our actual knowledge. If, however, any remittance or communication received by us appears manifestly erroneous or irregular we shall be under a duty to make prompt inquiry to the person originating such remittance or communication in order to determine whether a clerical error or inadvertent mistake has occurred. We shall at all times take such care in dealing with the Subaccount and any Special Account as would a prudent man in dealing with his own property.

           7. Expenses. We acknowledge that you shall have no responsibility for any fees or expenses incurred by us in connection with this Agreement. Any arrangements for the payment of such fees and expenses shall be made directly between us and the JSC.

          8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

           9. Definitions. Terms used but not defined herein have the meaning assigned to them in the Dividend Trust Agreement.

                         [NAME OF DIVIDEND SUBACCOUNT BANK]


                         By

                                                                 SCHEDULE D TO
                                                   OLEODUCTO CENTRAL AGREEMENT

                             OPERATING PRINCIPLES


1.0     INTRODUCTION

The Parties agree that the Oleoducto Central Operations Agreement will establish the contractual relationship between the JSC and the Operator, and that such agreement shall give effect to the operating principles set forth below. The rights and obligations of the Canadian Group as Operator are separate from the rights and obligations of the Canadian Group as Shareholders.

2.0     OPERATING FEES

The  JSC shall pay the Operator all Operating and Maintenance Costs including:
(a) a fee of $2.5 million U.S. annually for the years 1996 and following ("Operating Fee") and (b) the incentives as described below.

3.0     INCENTIVES

The Parties agree that incentives shall be those which would reward the Operator's achievements against mutually agreed targets and the Annual Operating Budget, recognize exceptional performance and also share in further JSC cost savings or cost avoidance. The targets and budget shall be set annually, keeping in mind such things as; the Canadian Group's stature as a world class operator, the assets being operated, the operating environment and other pipeline operations both in Colombia and world wide. The Operator will apply North American technology and management techniques to achieve these levels of performance. The operating incentive shall be recognized in two categories:

  Quality Incentives - which are two fold:  Base and "Stretch" Incentives; and

  Profit Sharing

The Operator incentives from the Quality Incentive programs start in 1998 and shall, together with the Operating Fee, the Subordinated Fee and the agreed return on equity determined in accordance with Section 5.4(b) of the Oleoducto Central Agreement, be capped to yield a maximum 16% ROE after tax return in 1998 and 1999 and 17% ROE after tax return in 2000 and thereafter on Canadian Group Adjusted Paid-In Equity, irrespective of any invested capital arising from the acquisition of another shareholder's interest or funding another shareholder's interest. For the purposes of determining the Base Incentive only, the Operating Fee will be calculated on an after tax basis, and will be calculated as an annual return net of all Colombian Taxes on the Adjusted Paid-In Equity. The Profit Sharing program would not be capped nor included in the Quality Incentive program.

4.0     QUALITY INCENTIVES

These incentives are related to the evaluation of the technical performance of the Operator and its ability to deliver this performance under an agreed
budget.    Performance shall be expressed among the major areas of interest to the Initial Shippers, for example:

1)     Technical Integrity;

2)     Safety/Environment/Security/Emergency Response;

3)     Operating Performance; and

4) Initial Shippers satisfaction as seen by the Initial Shippers after discussions with the Operator.

Relevant measures for these mutual targets will be established by the Initial Shippers and will include, but will not be limited to audits, benchmarks, statistics and technical evaluations.

4.A     BASE INCENTIVES

The base incentive shall recognize the achievement of the mutually agreed targets and budget. The founding principle of the base incentive is that the Initial Shippers must provide the important performance factors and the relative weighting of each of these factors for any operating year. The anticipated process for establishing the annual base incentive shall be as follows:

1)        Annually, the Initial Shippers shall provide to the Operator the key
factors           and the relative weighting of each factor.

2)     The Operator and Initial Shippers shall determine preliminary
measurable           achievement targets.

3)     The Operator shall budget to reflect the factors and targets.

4) The Operator and Initial Shippers shall determine mutually the final factors, weighting targets and budget prior to the start of the
operational           year.

Considering the present evaluation of the project costs, the expected incremental ROE would be 1.3% ROE.

4.B     "STRETCH" INCENTIVE

The additional incentive will recognize exceptional performance by the Operator considering an overall package of performance factors which shall include incentives and disincentives. These performance factors could include high performance stretch targets in the same areas identified under the base incentive or could be additional and different operational factors. The full achievement of these factors under this stretch incentive could reach a maximum of 1% ROE. Even after the application of the disincentives the "stretch" incentives cannot be less than zero.

4.C     EXAMPLES OF BASE AND "STRETCH" INCENTIVES

For the concept of sliding scale operating incentives to be successful, the factors and relative weighting must be identified at a time just prior to the operational target year to reflect the business needs and priorities at that time. Recognizing this premise, the following table is provided as a broad list of examples to illustrate the two forms of incentives for a hypothetical target year when the expected incremental base incentive is 1.5% ROE:


                                    INCENTIVES
FACTOR                              BASE                   "STRETCH"
Safety, Security and Environmental    0 to 0.4
Operating Performance/Costs           0 to 0.4   other items 0 to +Z
Maintenance Capital Costs             0 to 0.2                    --
Emergency Response                          --   some items -X to +Y
Technical Integrity                         --   other items 0 to +Z
Service Capacity                      0 to 0.3                    --
Petroleum Quality                     0 to 0.2                    --
Shipper Satisfaction                        --                    --
TOTAL                                      1.5%       -0.5% TO + 1.5%


The specific measurement criteria for each operational factor would be established and finalized at the approval of the budget.

The cumulative reward under the Stretch Incentive shall range from a minimum of 0% to a maximum of 1% ROE even though the proposed scale is exceeded on the upside and on the downside.

5.0     PROFIT SHARING

Should the benefits to the Initial Shippers resulting from the actions of the Operator be greater than reasonably envisaged at the time that annual targets are set, a profit sharing principle will be implemented. Profit sharing will recognize any identified initiatives by the Operator, and agreed by the Initial Shippers, which could include one-time "bright ideas" which result in identified savings in:

(a     lower operating expenses;

(b) reduced normalized operating expenses (taking into account annual shipping volume differential, inflation, and exceptional one-time operating expense items) compared to an agreed rolling average (e.g. 3 years); and

(c)     capital expenditure reductions or avoidance.

A formula in the spirit of the following formula would be used for profit
sharing.    Such  formula  will be reset by Initial Shippers after discussions with the Operator from time to time.

                      PROPOSED OPERATOR SHARING EXAMPLE

                            35% on the first $2.5M

                            20% on the next $1.25M

                        10% on any amounts over $3.75M

6.0     FORM OF PAYMENT

All of the operating fees and incentives shall be Operating and Maintenance Costs paid to the Canadian Group as Operator. The U.S. $2.5 million operating fee will be paid on a pre tax basis. The base and additional incentives will be paid to yield the return after all Colombian Taxes referenced above while any profit sharing would be paid on a pre-tax basis.

7.0     OPERATING PARAMETERS

The JSC shall appoint the Canadian Group as operator for the operations phase of the JSC, either under the terms of a pipeline operating agreement made between the JSC and the Canadian Group or under some other arrangement. The pipeline operating agreement or other arrangement shall contain those terms commonly found in agreements or arrangements of a similar nature which inter alia will provide the Canadian Group with the autonomy and accountability necessary to ensure that the system is operated in an efficient, safe and environmentally sound manner. More specifically the Canadian Group as operator will be responsible for:

(a)     Budgets

       preparation of annual capital and operating budgets for approval of the JSC;

     authority to execute the approved budgets;

     preparation of accounting information and maintenance of accounting books;

     authority for emergency expenditures for unapproved budget items;

(b)     Operations of the Project

     developing and implementing materials and operations performance standards and all related quality control program;

     developing and ensuring implementation of operations and maintenance procedures, including safety and environmental standards (subject to the participation of the Initial Shippers as referred to below);

     responsibility for oil movements and scheduling;

     responsibility for equipment and right-of-way maintenance;

     oil accounting and tariff management.

(c) Human Resources (within the Board of Directors approved budgets and manpower plans)

     organization structure and number of staff for operations entity, but the Senior Manager and direct reports will be nominated by the Operator to the Board of Directors for its approval;

     developing and specifying qualifications for staff positions and training standards of operations entity;

     hiring and terminating staff of operations entity.

In addition to these terms commonly found in agreements or arrangements of a similar nature, the pipeline operating agreement shall provide for:

     optimization of Colombian content;

     the sub-contracting to Ecopetrol of certain day-to-day operations.

The Parties agree the pipeline will be constructed, operated and maintained in accordance with applicable regulations, codes and standards and that expenditures necessary to meet these standards will be approved as required.

Standards for environmental compliance, emergency and spill response (both onshore and offshore) and spill clean-up procedures shall be established jointly by the Initial Shippers and the Canadian Group. The Initial Shippers shall have powers to ensure that the Canadian Group as operator complies with such standards and procedures.

It is intended that the Canadian Group's appointment as operator will be for an initial term of 15 years commencing in 1995, with options to extend this term by not more than two additional five year periods plus such additional periods required to cover Equity Amortization of the Canadian Group's investment. Each such option shall be deemed to have been exercised unless the Initial Shippers, acting by a decision of three of four Initial

 Shippers, decide not to exercise it and give the Canadian Group one year's notice of their decision.

If the Initial Shippers fail to exercise any such option, the Canadian Group shall be entitled to their reasonable demobilization costs and Equity Amortization will commence on the expiry of the term of the operatorship.

The Canadian Group shall be entitled to resign as operator on at least one year's notice.

Notwithstanding the foregoing, the Initial Shippers shall be entitled (but not obligated) to terminate the Canadian Group's appointment as operator at any time if any of the following conditions is satisfied:

(i) insolvency (to be defined in the Oleoducto Central Operations Agreement) of the operating company or either ultimate parent of the Canadian Group;

(ii) gross negligence or wilful misconduct of the Canadian Group with respect to the Oleoducto Central Operations Agreement or other arrangement as referred to above, determined in the reasonable judgment of the Initial Shippers;

(iii) non-performance or a materially sub-standard performance by the Canadian Group, determined in the sole discretion of the Initial Shippers, which is not remedied within a reasonable time of the Initial Shippers giving notice to the Canadian Group requiring it to be remedied.

Termination of the Canadian Group's appointment as Operator pursuant to either of the preceding paragraphs will not entitle the Canadian Group to any reimbursement of demobilization costs or indemnity, nor will such termination alter any schedule for Equity Amortization of the Canadian Group's investment that may be in effect.

The Parties acknowledge Colombian content as a key element of the JSC and intend that as many management positions as possible should be filled by Colombian nationals, whilst recognizing the need for certain positions to be filled by secondees of the Canadian Group. Colombian content also refers to maximizing the JSC's use of Colombian contractor and suppliers.


8.0     ARBITRATION

In the event that any of the incentives become matters of dispute, the arbitration provisions of the Oleoducto Central Agreement shall be applicable.

9.0     INSURANCE

The JSC will take out appropriate insurance insofar as such insurance is available on reasonable terms. The costs (premiums and deductibles) of this insurance will be considered as an operating expense and will be recovered
through  the  tariff.   The events and circumstances covered by such insurance
shall include but not be limited to acts of God, accidents, sabotage, civil disturbance, terrorism, curtailment of utilities and, insofar as insurance is available, curtailment of supplies of materials and services. Such events and circumstances shall not include shortage of labor, strike, lockout, picketing or other industrial disturbances or disputes.

10.0     FACILITIES

The Parties intend that the Canadian Group will operate:

1.     Cusiana Pump Station - including pumps, meters, and tanks

2. Cusiana to El Porvenir Segment - first the 20" pipeline and then beginning mid-year 1997 the new 30" pipeline

3. El Porvenir - operate the pump station under subcontract to Ecopetrol including the pumps, meters and tanks

4.     Miraflores - operate pump station under subcontract to Ecopetrol

5       .El Porvenir to Vasconia Segment - operate the pipeline, initially the
30" pipeline between La Belleza and Vasconia and the pig trap in La Belleza, but eventually the additional 30" pipeline between El Porvenir and La Belleza which will be constructed under the JSC

6. Vasconia II - operate both ODC and JSC assets in Vasconia II. This operation may be conducted directly by the Canadian Group by subcontract to Ecopetrol

7. ODC Pipeline - operate the pipeline between Vasconia and Caucasia including the pump station in Caucasia and the ODC terminal facilities at Covenas (tank farm)

8. ODC Loop - operate the 30" pipeline between Vasconia and Covenas including new JSC terminal facilities

9. Covenas - negotiate with Cravo Norte to operate all Covenas facilities except the existing DOL terminal facilities

Realizing that not all of these assets are or will be JSC assets, the Parties agreed to provide active support in negotiating with ODC and Cravo Norte suitable terms and conditions under which the JSC and Canadian Group will assume operational responsibility in order to ensure maximum efficiency and like operational and environmental exposures.

11.0 It is the intention of the Parties that the incentives and operating fees attributed to the Canadian Group shall be paid by the JSC, and, to the extent possible, will be shared with the owners of the other facilities operated by the Canadian Group.

                                                                 SCHEDULE E TO
                                                   OLEODUCTO CENTRAL AGREEMENT
                              ACCESS PRINCIPLES


The JSC will enter into access agreements with the following entities for the assets which do not belong to the JSC, but which must be used in whole or in part by the JSC to transport Petroleum through the Oleoducto Central by on or before December 31, 1995.


ENTITY                    ASSETS
SDLA, Tauramena, and Rio  Central Processing Facility land and
 Chitamena Associations   infrastructure which support the
                          Cusiana #1 Pump Station and tank farm
Ecopetrol                 El Porvenir Pump Station and tank farm
Ecopetrol                 Miraflores Pump Station
ODC                       Vasconia Pump Station and tank farm
ODC                       Caucasia Pump Station
ODC                       Pipeline from Vasconia to Caucasia
ODC                       Covenas Terminal Facilities and tank farm
Cravo Norte Association   Covenas Terminal and Offshore (TLU) facilities



Each of the Parties agree to provide active support in negotiating such access agreements with ODC and Cravo Norte.

                                                                SCHEDULE F TO
                                                   OLEODUCTO CENTRAL AGREEMENT


                          PRELIMINARY FINANCING PLAN

                          FOLLOWS ON NEXT TWO PAGES

                                Fund by Part

Senior Debt     70.0%     ASSUMPTIONS:     (1)Interest on Bonds  13.5%
Equity 30.0%                               (2)Interest on ECA Debt 13.5%
                                           (3)All Interest capitalised
Sources & Uses of Funds During Construction (Nominal US $ millions)




Project Quarter                                     1     2      3   4    5    6     7
Description
(CURRENT INDICATIVE TERMS OF                                  1994
    FINANCING PLAN)
Uses of Funds
Cash Capital Expenditures                   1375    0     0      0   0  117  118   119
Less Excess Proceeds from Previous Bond Is     0    0     0      0   0    0    0     0
Purchase of Phase I Assets                   320    0     0      0  80    0    0   240
Coupons Payable on Series 1 Bonds             65    0     0      0   0    0    0     0
Coupons Payable on Series 2 Bonds             49    0     0      0   0    0    0     0
Coupons Payable on Series 3 Bonds             29    0     0      0   0    0    0     0
Coupons Payable on Series 4 Bonds              0    0     0      0   0    0    0     0
"Coupons" Payable on Shareholder Loan I       48    0     0      0   0    0    0     0
Interest During Construction+Upfront Fee-E    98    0     0      0   0    0    0     0
Interest Payable on Shareholder Loan II       20    0     0      0   0    0    0     0
Coupon During Construction-Sub Debt            0    0     0      0   0    0    0     0
Subtotal Uses of Funds                      2004    0     0      0  80  117  118   359
Accrued Return on Equity during
    Contruction                              131    0     0      0   0    0    0     0
Total Uses of Funds                         2135    0     0      0  80  117  118   359

Cumulative Subtotal Uses of Funds

Sources of Funds

Cash for Tariffs                             210    0     0      0   0    0    0     0

Capital Markets
   Bond Series 1                             200    0     0      0   0    0  200     0
   Bond Series 1                             150    0     0      0   0    0  150     0
   Bond Series 3                             220    0     0      0   0    0    0     0
   Bond Series 4                               0    0     0      0   0    0    0     0
Shareholders' Loan I                         213    0     0      0   0    0  101     0
Commercial Banks
   ECA-Guaranteed Debt
                                             470    0     0      0   0    0    0     0
Shareholder Loan II                           95    0     0      0   0    0    0     0
Sponsors' Funds:
   Subordinated Debt                           0    0     0      0   0    0    0     0
   Equity Inc. Retained Earnings             578    0     0      0  80  117    0   144
Total Sources of Funds                      2136    0     0      0  80  117  451   144
Cumulative Subtotal sources of Funds                0     0      0  80  197  649   793
   Check: (Overfunding) Underfunding               (0)    0      0   0    0  333  (215)
     cum                                           (0)   (0)     0   0    0  333   118





Project Quarter                                8     9    10    11    12    13    14   15    16
Description
(CURRENT INDICATIVE TERMS OF
    FINANCING PLAN)                         1995              1996
Uses of Funds
Cash Capital Expenditures                    120   181   182   183   185    42    42   42    43
Less Excess Proceeds from Previous Bond Is     0     0     0     0     0     0     0    0     0
Purchase of Phase I Assets                     0     0     0     0     0     0     0    0     0
Coupons Payable on Series 1 Bonds             13     0    13     0    13     0    13    0    13
Coupons Payable on Series 2 Bonds             10     0    10     0    10     0    10    0    10
Coupons Payable on Series 3 Bonds              0     0     0     0     0    14     0   14     0
Coupons Payable on Series 4 Bonds              0     0     0     0     0     0     0    0     0
"Coupons" Payable on Shareholder Loan I        7     0     7     0     7     7     7    7     7
Interest During Construction+Upfront Fee-E    16     3     8    11    11    12    12   13    13
Interest Payable on Shareholder Loan II        3     1     1     2     2     2     2    3     3
Coupon During Construction-Sub Debt            0     0     0     0     0     0     0    0     0
Subtotal Uses of Funds                       170   185   219   196   228    78    86   79    89
Accrued Return on Equity during
    Contruction                               25     0     0     0    42     0     0    0    65
Total Uses of Funds                          194   185   219   196   270    78    86   79   154

Cumulative Subtotal Uses of Funds

Sources of Funds

Cash for Tariffs                               0    36     0     0     0   174     0    0     0

Capital Markets
   Bond Series 1                               0     0     0     0     0     0     0    0     0
   Bond Series 1                               0     0     0     0     0     0     0    0     0
   Bond Series 3                               0     0     0   220     0     0     0    0     0
   Bond Series 4                               0     0     0     0     0     0     0    0     0
Shareholders' Loan I                           0     0     0   111     0     0     0    0     0
Commercial Banks
   ECA-Guaranteed Debt
                                             105    93   133    11    26    12    12   26    53
Shareholder Loan II                           21    19    27     2     5     2     2    5    11
Sponsors' Funds:
   Subordinated Debt                           0     0     0     0     0     0     0    0     0
   Equity Inc. Retained Earnings              50    25    36     0    46     0     0    4    76
Total Sources of Funds                       176   173   196   344    77   188    14   35   140
Cumulative Subtotal sources of Funds         968  1142  1337  1681  1758  1946  1961  1996 2136
   Check: (Overfunding) Underfunding         (19)  (11)  (24)  148  (193)  111   (72)  (44) (13)
     cum                                      99    88    64   212    19   130    58   14     1


Project Capitalization       Amounts (US $ m)          % Capitalization
     Senior Debt                    1348                     70.0%
     Cash Paid-In Equity             447                     23.2%
     Pre-Completion Accrued Returns  131                      6.8%
     Total Project Capitalization   1926                    100.0%

 OLEODUCTO CENTRAL
 Dec   12 1995
 EOUITY SUBSCRIPTION & PERFORMANCE GUARANTEE

 CAPEX - DEC'94 US $                                                                                   1270
 INFLATION                                                                                              105
 ASSETS                                                                                                 320
 INTEREST                                                                                               195
                                                                                                       1890

 COST OVERRUN @ 10%                                                                                     140
 NOMINAL CAPEX  $1375M
 TOTAL                                                                                                 2030

 TOTAL PROJECT COST                                                                                    2030

 SENIOR DEBT @ 70%                                                                                     1421
 EQUITY @ 30%                                                                                           609

SHARE TOTAL
ECP                                                                                                   507.5          0.25
TOTAL                                                                                                308.56         0.152
BP                                                                                                   308.56         0.152
TRITON                                                                                               194.88         0.096
TCPL                                                                                                 355.25         0.175
IPL                                                                                                  355.25         0.175
                                                                                                       2030

 PREFORMANCE GUARANTEE NUMBERS
                                                                                                         30%  30% ROUNDED
ECP                                                                                                  152.25         152.3
TOTAL                                                                                                 92.57          92.6
BP                                                                                                    92.57          92.6
TRITON                                                                                                58.46          58.5
TCPL                                                                                                 106.58         106.5
IPL                                                                                                  106.58         106.5
TOTAL                                                                                                609.00           609

Note A:  THE SHAREHOLDERS AGREEMENT REQUIRES SHAREHOLDERS TO EITHER:
1.  SUPPORT THE JSC BY PROVIDING DEBT AND EQUITY TO ACHIEVE 70% DEBT AND 30%
EQUITY OR, 2. INCREASE EQUITY PRORATA TO 40% EQUITY, 60% DEBT.

B.  Finance Plan shows capitalised interest at $263mm.  Reduced here as partners expect to expense interest on productive assets.
C.  rounded figures used in the performance guarantees
D.  The Finance Plan of the Shareholders agreement indicates total capitalisation of $1926mm including accrued returns but excluding cash from tariffs.




                                                                    SCHEDULE G
                                                TO OLEODUCTO CENTRAL AGREEMENT


                        FORM OF SUBSCRIPTION AGREEMENT

            AGREEMENT, dated as of December 14, 1994 between OLEODUCTO CENTRAL S.A., a sociedad anonima organized under the laws of Colombia (the "JSC"), and [INSERT NAME OF SHAREHOLDER] (the "Purchaser").


                                   RECITALS

WHEREAS:

            A. The Purchaser is a Shareholder of the JSC, and the JSC and the Purchaser are parties to the Oleoducto Central Agreement (the "Oleoducto Central Agreement"), dated as of December 14, 1994, among the JSC, the Purchaser and the other Shareholders parties thereto; and

          B. The Purchaser has agreed pursuant to the Oleoducto Central Agreement to enter into an agreement with the JSC to acquire from time to time upon the call of the JSC, which shall be simultaneous with a call to all other Shareholders, and subject to certain other conditions set forth herein, Shares (as hereinafter defined) in exchange for cash and in proportion to the Purchaser's Initial Shareholding Interest (as hereinafter defined).

            NOW THEREFORE, for good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                 ARTICLE ONE

                        DEFINITIONS AND INTERPRETATION

        Section 1.1. Definitions. Unless the context otherwise requires, the following words and phrases shall have the meanings indicated below:

     "Call" has the meaning assigned to it in Section 2.1.

      "Initial Shareholding Interest" of any Person means the percentage equal to the number of Shares held by such Person divided by the total number of Shares outstanding as of the date hereof.

        "Notice of Exercise of Call" has the meaning assigned to it in Section 2.1.

      "Permitted Assignee" means a person to whom the JSC or the Purchaser, as the case may be, has assigned or transferred rights or obligations under this Agreement in accordance with Section 5.3.

       "Political Events Agreement" means an agreement entered into among the parties to the Oleoducto Central Agreement, providing definitions and procedures relating to certain political events, as the same may be amended from time to time in accordance with the terms thereof.

     "Shares" means the shares of capital stock of the JSC, par value Ps. 100,000 each, each with no preference among themselves with respect to dividends, voting rights or rights upon liquidation of the JSC.

     "Time of Delivery" has the meaning assigned to it in Section 2.1 hereof.

All defined terms used and not defined herein have the meanings assigned to them in the Oleoducto Central Agreement.

     Section 1.2. Interpretation. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

       (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular and vice-versa;

     (b)     words importing gender include all genders;

       (c) any reference to an "Article" or "Section" refers to an Article or a Section, as the case may be, of this Agreement; and

     (d) all references to this Agreement and the words "herein", "hereof", "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                                 ARTICLE TWO

                                  COMMITMENT


     Section 2.1. Commitment to Purchase Shares. On the terms and subject to the conditions hereinafter set forth, the Purchaser agrees from time to time to acquire Shares upon the call (each, a "Call") of the JSC to be exercised by a notice of exercise (each, a "Notice of Exercise of Call"), in each case in exchange for cash, in the number, at the purchase price per Share and on the date and at the time (each, a "Time of Delivery") set forth in the Notice of Exercise of Call; provided, however, that, in each case, (a) the Call shall be made in accordance with the procedures established for such purpose in the By-Laws of the JSC and applicable laws and in conformity with a Capital Budget and a Funding Resolution of the JSC and shall be made simultaneously to the Purchaser and all other purchasers under other Subscription Agreements, as soon as practicable after all necessary governmental and shareholder approvals for the issue have been obtained,(b) the Notice of Exercise of Call shall be substantially in the form of the Notice of Exercise of Call attached as Annex I hereto and shall be transmitted simultaneously to all purchasers under other Subscription Agreements, (c) the number of Shares to be purchased by the Purchaser at such Time of Delivery and the aggregate purchase price therefor [For Ecopetrol -, subject to Section 10.6 and clause (a)(i)(B) of Section 12.3 of the Oleoducto Central Agreement,] shall be in the same proportion to the aggregate amount of Shares being sold by the JSC pursuant to such Call and the aggregate price therefor as the Purchaser's Initial Shareholding Interest, and (d) the purchase price per Share to be sold at each Time of Delivery, the Time of Delivery and all other terms of purchase shall be identical for all Shareholders, and (e) the Time of Delivery shall be not less than 15 Business Days after the date of delivery of the Notice of Exercise of Call. The JSC agrees to make Calls to the Purchaser to acquire Shares in exchange for cash only in compliance with paragraphs (a) through (e) above.


     Section 2.2. Sale of the Shares. At each Time of Delivery, the JSC shall issue, sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser will acquire from the JSC, all right, title and interest in and to the Shares being purchased by the Purchaser at Time of Delivery at the purchase price per Share set forth in the Notice of Exercise of Call. Upon payment of the aggregate purchase price therefor as provided herein and in such Notice of Exercise of Call, the Purchaser shall have no further obligations thereunder.

      Section 2.3. Payment and Delivery. The certificate(s) representing the Shares purchased by the Purchaser hereunder at each Time of Delivery shall be delivered by or on behalf of the JSC to the Purchaser's designated representative in the place set forth in the Notice of Exercise of Call against payment in full by the Purchaser of the purchase price as set forth in the Notice of Exercise of Call.
       Section 2.4. Conditions to Purchase. The obligations of the Purchaser hereunder to purchase the Shares to be delivered at each Time of Delivery shall be subject to the conditions that (i) the representations and warranties of the JSC in Section 2.6 are, at and as of the date of such Time of Delivery, true and correct, and (ii) that the aggregate purchase price of all Shares purchased by Purchaser pursuant to Calls of the JSC hereunder shall not exceed the lower of (A) U.S.$_______ million and (B) the Company's Initial Shareholding Interest of the Aggregate Subscription Obligation (or, in each case, the equivalent thereof in Colombian pesos determined by reference to exchange rates between dollars and pesos in effect on each Time of Delivery hereunder based on such rates available to the JSC as reasonably determined by the JSC), less, in each case, all amounts (similarly determined) paid by the Purchaser pursuant hereto. It is acknowledged that such Shares are subject to the terms of the Oleoducto Central Agreement [not applicable to Ecopetrol -, the Voting Trust Agreement] and the Dividend Trust Agreement.

     Section 2.5. Mutual Representations and Warranties. Each party represents and warrants to the other for its benefit that:

       (a) it is a corporation duly incorporated and organized under the laws of its jurisdiction of incorporation;

       (b) it has the requisite power and authority to enter into and perform its obligations under this Agreement and this Agreement, when executed and delivered by such party, constitutes the valid and legally binding agreement of such party; and

     (c) the execution and delivery of, and the performance by it of its obligations under, this Agreement will not result in a breach of or constitute a default under:

          (i) any provision of its charter or articles of incorporation or its by-laws;
               (ii) any agreement or instrument to which it is a party and which is material to the performance by it of its obligations hereunder; and

          (iii) any order, judgment or decree of any court or governmental agency to which it is a party or by which it is bound.


      Section 2.6. Additional Representations and Warranties of JSC. The JSC represents and warrants to the Purchaser for its benefit and for the benefit of its Permitted Assignees that the Shares to be issued and sold by the JSC hereunder and under the related Notice of Exercise of Call at each Time of Delivery will have been duly and validly authorized and, when issued and delivered against payment in full therefor as provided herein and in such Notice of Exercise of Call, will be fully paid and non-assessable.
     Section 2.7. Fees and Expenses. All fees and expenses incurred by or on behalf of each party hereto in connection with the negotiation and execution of this Agreement and the transfer of the Shares to be sold hereunder at each Time of Delivery shall be borne by such party.

     Section 2.8. Taxes. The JSC shall be solely responsible for the payment of all taxes imposed on it, whether by taxing authorities within Colombia or elsewhere, arising from or in connection with the transactions contemplated hereby.


                                ARTICLE THREE

                               POLITICAL EVENTS


       Section 3.1. Political Events. The obligations of the Purchaser under this Agreement to purchase Shares are subject to the terms of the Political Events Agreement.

                                 ARTICLE FOUR

                             TERM; EFFECTIVENESS


      Section 4.1 Term. This Agreement shall continue in force and effect so long as the JSC continues to be in existence in accordance with the By-laws and shall terminate at the earliest of (i) the termination of the Oleoducto Central Agreement, (ii) December 31, 2001, (iii) with respect to a Withdrawing Shareholder, at 5:00 p.m. (local time in Santafe de Bogota) on March 31, 1995,
(iv) as provided in the Political Events Agreement and (v) a unanimous decision of the Board of Directors of the JSC not to continue with the Oleoducto Central, provided, however, that any rights and obligations existing prior to termination shall survive termination of this Agreement.

     Section 4.2 Effectiveness. This Agreement shall have no effect or validity unless and until the Oleoducto Central Agreement and the Political Events Agreement have become effective, and the JSC has entered into Subscription Agreements in substantially identical form to this Agreement with the other Shareholders, supported, in each case (other than with respect to Ecopetrol) by performance guarantee agreements substantially in the form attached as Schedule H to the Oleoducto Central Agreement.



                                 ARTICLE FIVE

                                   GENERAL


     Section 5.1. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be given by personal delivery, by certified or registered mail, or by electronic means of communications addressed to the recipient as follows:


                                                          Agent
for Service
If to the JSC:        OLEODUCTO CENTRAL S.A.              CT CORPORATION SYSTEM
                      World Trade Center Bogota           1633 Broadway
                      Calle 100 N. 8A-55                  New York, New York 10019
                      Santafe de Bogota, D.C. - Colombia  Telefax:  (212) 247-2882
                      Telefax:  571-218-3933
                      Attention:  President

If to the Purchaser:  [INSERT NAME AND ADDRESS]

or to such other address, individual or facsimile telephone number as may be designated by notice given by any party to the other. Any notice, request, demand, direction or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by certified or registered mail, on the fifth Business Day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day. The party giving any notice, request, demand, direction or other communication by electronic communication shall send the original thereof by personal delivery or by first class mail.

     Section 5.2. Amendments and Waivers. The JSC will enter into other Subscription Agreements on substantially identical terms with the other Shareholders, and the Purchaser shall have no obligations with respect to any other such Subscription Agreement. No amendment, supplement, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     Section 5.3. Assignments. (a) The JSC may not assign this Agreement or any of its rights hereunder, or create enforceable third party rights herein, to or in any person not a party hereto (or an Affiliate of a party hereto) except that the JSC may assign to any person, in each case with the prior written consent of the Purchaser, all or any part of the JSC's rights hereunder for the purposes of constituting Collateral for the benefit of the Senior Lender Group which has or is to have the benefit of the Collateral assigned to it by the JSC of certain rights of the JSC under agreement between the JSC and other members of the same Initial Shipper Group of which the Purchaser is a member. If the Purchaser consents, it agrees to execute and deliver all consents and documents reasonably necessary to effect such assignment and to create a valid and perfected security interest herein. The claims and rights of each such Permitted Assignee shall rank pari passu with the claims and rights of all Permitted Assignees irrespective of the time or times at which prior, concurrent or subsequent assignments under this Section
5.3 are made or perfected. Subject to compliance with the terms of any such assignment, any such Permitted Assignee shall have the benefit of the representations and warranties of the Purchaser and may enforce the obligations of the Purchaser hereunder as if such Permitted Assignee were a party hereto.

       (b) The Purchaser shall assign its rights and obligations hereunder in connection with a transfer of Shares to a Person that is a permitted transferee thereof pursuant to Article Ten of the Oleoducto Central Agreement.
  Upon the unconditional assumption of the Purchaser's rights and obligations hereunder by an assignee of the Purchaser pursuant to this Section 5.3(b), and subject to any limitations in any assignment agreement, the Purchaser shall be released and discharged from all of its obligations hereunder, except obligations which shall have been incurred prior to such assignment and assumption.

        Section 5.4.  Nature of Obligations       (a)  Subject to the terms of
this Agreement, the obligations of the Purchaser under this Agreement to purchase Shares shall be unconditional and absolute and, shall not be deferred, excused, released, discharged, or in any way affected by (i) any right of set off, counterclaim, or defense by reason of any claims against the JSC arising under this Agreement or on any other account whatsoever, (ii) any sale or other transfer by any of the Shareholders (among themselves or otherwise) of any of the Shares, or the failure by any other Shareholder to perform its obligations under its Subscription Agreement, or (iii) any change, waiver, extension, indulgence, or other action or omission in respect of any of the JSC's obligations, in each case whether or not the parties hereto shall have had any notice or knowledge of any of the foregoing.

           (b) The obligations of the Purchaser created by this Agreement, and in particular the obligation to acquire Shares in exchange for cash pursuant to Calls, are several, not joint and several with any other party. Nothing herein shall be deemed or construed to make the Purchaser a surety or a guarantor of the JSC or of any other Shareholder or liable to meet any obligation of the JSC or of any other Shareholder.

      Section 5.5. Amendments. This Agreement may not be amended or modified except with the written consent of the parties hereto and any Permitted Assignees.

     Section 5.6. No Third Party Beneficiaries. Except as otherwise expressly provided herein to the contrary, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and Permitted Assignees, and no other Person shall have any rights hereunder.

        Section 5.7. Severability. If, for any reason, any provision of this Agreement is unenforceable, the remaining provisions hereof shall nevertheless be carried into effect.

         Section 5.8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK [FOR ECOPETROL
- - COLOMBIA] WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS."

      Section 5.9. Performance Outside Colombia. The Parties acknowledge and agree that their activities hereunder will be performed substantially outside Colombia.

     Section 5.10. Commercial Obligations. Each Party acknowledges and agrees that its rights and obligations hereunder are commercial and not governmental in nature.

     Section 5.11. Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, or the performance, breach, termination, or invalidity hereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules in effect as of the date hereof. The arbitration shall be the sole and exclusive forum for resolution of the dispute, controversy or claim, and the award shall be final and binding. Judgment thereon may be entered by any court having jurisdiction. The number of arbitrators shall be three, each of whom shall be disinterested in the dispute, controversy or claim, and shall have no connection with any party. Should the services of an appointing authority be necessary, the appointing authority shall be the American Arbitration Association. The parties and the appointing authority may appoint from among the nationals of any country, whether or not a party is a national of that country. The place of arbitration shall be The City of New York, New York. The arbitration shall be conducted in the English language and any foreign-language documents presented at such arbitration shall be accompanied by an English translation thereof. The arbitrators shall apply the law of the State of New York without regard to the principles of conflicts of laws. [Not to be inserted in Ecopetrol Agreement.]

       Section 5.12. Submission to Jurisdiction; Consent to Service. Each of the parties hereto hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York (the "Specified Court") with respect to the enforcement of the arbitration provisions of this Agreement and the non-exclusive jurisdiction of such court with respect to the enforcement of any award thereunder. Each of the parties hereto irrevocably appoints the agent for service specified opposite its name in Section 5.1 as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any related suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to such party, by the person serving the same to the address provided in Section 5.1, shall be deemed in every respect effective service of process upon such party in any such suit or proceeding. Each of the parties hereto further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for the duration of this Agreement.

      The obligation of a party in respect of any sum due from it to the other party hereunder expressed in United States dollars, notwithstanding any judgment in a currency other than United States dollars, shall not be discharged until the first Business Day following receipt by such party of any sum adjudged to be so due in such other currency on which (and only to the extent that) such party may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such party hereunder, the other party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party against such dollar shortfall. If the United States dollars so purchased are greater than the sum originally due to such party hereunder, such party agrees to pay to the other party an amount equal to the excess of the dollars so purchased over the sum originally due to such party hereunder. [Not to be inserted in Ecopetrol Agreement.]

            Section 5.13. Waiver of Immunity. (a) The Purchaser irrevocably consents to and waives any objection which it may now or hereafter have to the laying of venue of any proceeding relating to enforcement of the arbitration provisions of this Agreement brought in the Specified Court and further irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such proceeding in the Specified Court.

          (b) To the extent that the Purchaser or any of its revenues, assets or properties shall be entitled, with respect to any proceeding relating to enforcement of the arbitration provisions of this Agreement at any time brought against the Purchaser or any of its revenues, assets or properties, to any sovereign or other immunity from suit, from jurisdiction, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any jurisdiction there shall be attributed such an immunity, the Purchaser irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction (including, without limitation, the Foreign Sovereign Immunities Act 1976 of the United States) [if Ecopetrol, insert- , except as provided under Article 684 of the Codigo de Procedimiento Civil of Colombia].

     Section 5.14. Headings. The headings contained herein are for convenience of reference only and do not constitute a part of this Agreement.

        Section 5.15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                         OLEODUCTO CENTRAL S.A.




                         By:
                         Title:


                         [NAME OF PURCHASER]




                         By:
                         Title:

                                                                       ANNEX I
                                                     TO SUBSCRIPTION AGREEMENT


                                   [Date, not less than 15
                                   Business Days prior to
                                   requested purchase date]

                          NOTICE OF EXERCISE OF CALL

TO:       Empresa Colombiana de Petroleos - Ecopetrol
          BP Colombia Pipelines Limited
          TOTAL Pipeline Colombie S.A.
          Triton Pipeline Colombia, Inc.
          IPL Enterprises (Colombia) Inc.
          TCPL International Investments Inc.
          [Permitted Assignees]

FROM:     Oleoducto Central S.A. (the "JSC")

RE:Notice of Exercise of Call Pursuant to Section 2.1 of the Subscription Agreement with each of the addressees ("Purchasers"), each dated as of December 12, 1994 (each, a "Subscription Agreement")

              The JSC hereby requires [the purchase on __________, ____ of the number of Shares of the JSC] set forth opposite your name in the table below by each of you severally against payment of the aggregate purchase price indicated in such table. Payment will be made in [same] [next] day funds by [official or certified bank check or checks] [wire transfer to the account indicated opposite your name in the table below].


                                                                    [Name of Bank
Purchaser                       Number of   Price Per  Aggregate    and Account
                                Shares      Share      Purchase     Number
                                                        Price


Empresa Colombiana de
 Petroleos - Ecopetrol

BP Colombia Pipelines Limited

TOTAL Pipeline Colombie S.A.

Triton Pipeline Colombia, Inc.

IPL Enterprises (Colombia) Inc.

TCPL International Investments Inc.

[Any Permitted Assignees]

Total


          The JSC hereby represents and warrants to each Purchaser that, as of the date hereof:

          1.     The requested payment date is a Business Day.

              2. The Call exercised hereby is in conformity with a Capital Budget and Funding Resolution of the JSC;

          3. The number of Shares to be purchased by each Purchaser at the Time of Delivery pursuant hereto and the Subscription Agreement to which such Purchaser is a party and the aggregate purchase price therefor is in proportion to such Purchaser's Initial Shareholding Interest;

             4. The terms of purchase hereunder and under such Purchaser's Subscription Agreement are identical for all Purchasers; and

          5. The representations and warranties of the JSC in such Purchaser's Subscription Agreement are true and correct.

           All defined terms used herein and not defined herein shall have the meanings assigned to them in the Subscription Agreement with each Purchaser.

                              OLEODUCTO CENTRAL S.A.




                              By:
                              Title:

                                                                    SCHEDULE H
                                                TO OLEODUCTO CENTRAL AGREEMENT

                   FORM OF PERFORMANCE GUARANTEE AGREEMENT


          AGREEMENT, dated as of December 14, 1994, made by [name of Guarantor] (the "Guarantor") in favor of OLEODUCTO CENTRAL S.A., a sociedad anonima existing under the laws of Colombia (the "JSC").


                                   RECITALS

WHEREAS:

          A. [Name of party whose obligations are being guaranteed] (the "Company") and the JSC are parties to a Subscription Agreement, dated as of December 14, 1994 (as amended from time to time, the "Subscription Agreement"), entered into pursuant to the Oleoducto Central Agreement, dated as of the same date (as amended from time to time, the "Oleoducto Central Agreement");

          B.  The Company is an Affiliate of the Guarantor; and

          C. As an inducement to the JSC to enter into the Subscription Agreement, the Guarantor has agreed to enter into this Performance Guarantee Agreement (the "Agreement").

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the Guarantor and the JSC agree as follows:

          Section 1. Definitions. All capitalized terms used and not defined herein have the meanings assigned to them in the Subscription Agreement.

          Section 2. Representations and Warranties. The Guarantor represents and warrants to the JSC that:

            (a) it is a corporation duly incorporated and organized under the laws of its jurisdiction of incorporation;

          (b) it has the requisite power and authority to enter into and perform its obligations under this Agreement, and this Agreement constitutes the valid and legally binding agreement of the Guarantor;

      (c) the execution and delivery of, and the performance by the Guarantor of its obligations under, this Agreement will not result in a breach of or constitute a default under:

               (i) any provision of its corporate charter or articles of incorporation or its by-laws;

         (ii) any agreement or instrument to which it is a party and which is material to the performance of its obligations hereunder; or

      (iii) any order, judgment or decree of any court or governmental agency to which it is a party or by which it is bound; and
      (d) all of the outstanding capital stock of the Company (except for any directors' qualifying shares) is directly or indirectly beneficially owned by the Guarantor [not applicable to Triton and TOTAL -- or by the same ultimate parent entity of the Company and the Guarantor], free and clear of all liens, encumbrances, equities and claims.

          Section 3. Performance Guarantee. Subject to the provisions contained herein, the Guarantor hereby irrevocably and unconditionally guarantees to the JSC the full and punctual performance of all of the Company's obligations (the "Guaranteed Obligations") under the Subscription Agreement. In the event that the Company shall default in the full and timely performance of any of the Guaranteed Obligations for any reason, the Guarantor hereby agrees to perform, or to cause to be performed, any such Guaranteed Obligations fully and timely in accordance with the terms of the Subscription Agreement.

            Section 4. Unconditional Obligations of Guarantor. The Guarantor hereby agrees that its obligations hereunder are in the nature of a continuing performance guarantee and shall remain valid and in full force irrespective of any circumstances which might otherwise constitute a legal or equitable discharge of a guarantor, including the absence of any action to enforce the Subscription Agreement or any judgment against the Company; provided that it is hereby acknowledged and agreed that (a) the Guarantor shall not be obligated under this Agreement to make any payment in respect of any amounts that would not be due under the Subscription Agreement were it to be a party to the Subscription Agreement in the place and stead of the Company, (b) the benefit of any waiver or indulgence granted to, or any compromise with, the Company shall extend to the Guarantor and (c) in no event shall the Guarantor be obligated to make payments hereunder exceeding in the aggregate the lower of (i) U.S.$____ million and (ii) the Company's Shareholding Interest of the Aggregate Subscription Obligation (or, in each case, the equivalent thereof in Colombian pesos determined with respect to each payment hereunder by reference to exchange rates between dollars and pesos in effect at the time of such payment based on such rates available to the JSC as reasonably determined by the JSC), less in each case all amounts (similarly determined) paid by the Company pursuant to the Guaranteed Obligations.

          Section 5. No Waiver. No failure on the part of the JSC to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or particular exercise by the JSC of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.

            Section 6. Subrogation. The Guarantor shall be subrogated to all rights of the JSC against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Agreement; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until all of the Guaranteed Obligations under the Subscription Agreement shall have been performed in full, all the Senior Debt referred to in the Oleoducto Central Agreement provided by the Senior Lender Group for whose benefit the Subscription Agreement may be assigned by the JSC has been repaid and all other obligations of the Company owed to the JSC have been discharged in full.

            Section 7. Effectiveness. This Agreement shall have no effect or validity unless and until the Subscription Agreement shall have become effective and performance guarantee agreements in substantially identical form to this Agreement with Affiliates of the other Shareholders (except Ecopetrol) shall have become effective.

          Section 8. Termination. This Agreement shall terminate on the earlier of (a) the complete performance or termination of all Guaranteed Obligations of the Company under the Subscription Agreement and (b) July 1, 2002.

           Section 9. Successors. This Agreement may only be assigned by the JSC in connection with an assignment of the Subscription Agreement to a permitted assignee under Section 5.3 thereof. The obligations of the Guarantor hereunder shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of and be enforceable by the JSC and any of its successors and assigns.

           Section 10. Release. (a) The Guarantor shall not be released and discharged from any of its obligations hereunder except to the extent that, in connection with the simultaneous transfer of all or any part of the Shares held by the Company to a Person that is a permitted transferee thereof pursuant to Article Ten of the Oleoducto Central Agreement, such permitted transferee assumes or undertakes the related obligations under the Subscription Agreement or such obligations are guaranteed under a performance guarantee agreement in substantially identical form to this Agreement as provided therein.

          (b) Notwithstanding the foregoing, the Guarantor shall not be released or discharged from obligations which shall have been incurred prior to the release and discharge referred to in paragraph (a) of this Section 10.

             Section 11. Notices. All notices, requests, demands, directions and other communications hereunder shall be in writing and shall be given by personal delivery, by certified or registered mail, or by electronic means of communications addressed to the recipient as follows:



                                                          Agent for Service
If to the JSC:        OLEODUCTO CENTRAL S.A.              CT CORPORATION SYSTEM
                      World Trade Center Bogota           1633 Broadway
                      Calle 100 N. 8A-55                  New York, New York 10019
                      Santafe de Bogota, D.C. - Colombia  Telefax:  (212) 247-2882
                      Telefax:  571-218-3933
                      Attention:  President

If to the Guarantor:  [INSERT NAME AND ADDRESS]


or to such other address, individual or facsimile telephone number as may be designated by notice given by any party to the other. Any notice, request, demand, direction or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by certified or registered mail, on the fifth Business Day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day. The party giving any notice, request, demand, direction or other communication by electronic communication shall send the original thereof by personal delivery or by first class mail.

              Section 12. Severability. If, for any reason, any provision of this Agreement is unenforceable, the remaining provisions hereof shall nevertheless be carried into effect.

          Section 13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

             Section 14. Submission to Jurisdiction; Consent to Service. The Guarantor hereby submits to the non-exclusive jurisdiction of the Federal and State courts in the Borough of Manhattan in The City of New York in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (a "Related Proceeding"). The Guarantor irrevocably appoints the agent for service designated opposite its name in
Section 11 hereof as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such action, suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Guarantor, by the person serving the same to the address provided in Section 11, shall be deemed in every respect effective service of process upon such party in any such suit or proceeding. The Guarantor further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for the duration of this Agreement.

          The obligation of the Guarantor in respect of any sum due from it to the JSC expressed in United States dollars, notwithstanding any judgment in a currency other than United States dollars, shall not be discharged until the first Business Day following receipt by the JSC of any sum adjudged to be so due in such other currency on which (and only to the extent that) the JSC may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the JSC hereunder, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the JSC against such dollar shortfall. If the United States dollars so purchased are greater than the sum originally due to the JSC hereunder, the JSC agrees to pay to the Guarantor an amount equal to the excess of the dollars so purchased over the sum originally due to the JSC hereunder.

          Section 15. Headings. The headings contained herein are for convenience of reference only and do not constitute a part of this Agreement.

             IN WITNESS WHEREOF, the Guarantor has caused this Agreement to be executed and delivered by its proper officer or officers thereunto duly authorized as of the date first above written.

                              [INSERT NAME OF GUARANTOR]




                              By:
                              Title:

OLEODUCTO CENTRAL, S.A., a corporation existing under the laws of Colombia hereby acknowledges and accepts this Agreement and has caused this Agreement to be executed and delivered by its proper officer or officers thereunto duly authorized as of December 14, 1994.


                              OLEODUCTO CENTRAL S.A.




                              By:
                              Title:

                                                                    SCHEDULE I
                                                TO OLEODUCTO CENTRAL AGREEMENT

              EXAMPLE OF ROE VARIANCE WITH PROJECT COST VARIANCE

                               (Section 5.4(c))

                            EXAMPLE OF CALCULATION

                               (millions of $)

                                       Estimate as of                          Agreed
                            Estimate   Target Project                          Capitalization for
                            Dec. 31,   Cost Date           As of Project       Equity Return
Capitalization & Returns        1994   June 1, 1996*       Completion          Purposes

Equity Contributions (30%)  $    609   $          579      $          669  ++  $              609   **
Senior Debt (70%)              1,421            1,351               1,561                   1,421
             Total Cost        2,030            1,930               2,230                   2,030

ROE                             13.5%            13.5%                ---                    13.5%
                            $     82   $           78                 ---      $               82   m
Effective ROE                   13.5%            13.5%                ---                    12.3%

                                                           Actual Project
Project Costs               Estimate   Target              Cost As of
(Phase 2 Capex)             Dec. 31,   Project Cost*       Project             Agreed Project
($1995, constant)               1994   June 1, 1996        Completion          Cost

                            $  1,375   $        1,275   +  $        1,575      $            1,375



Project Cost Variance                            $300

       Permitted Adjustments:

     Adjustments for Non-Controllable Factors     $ 50
     Allowed Variance within Target +
        Completion Cost                           $ 50
     Total                                        $100

     Non-Permitted Adjustments                    $200

*     (Post Class I Estimate)
**     Adjusted Paid-In Equity = (Cash Paid-In-Equity + Pre-Completion Accrued
Returns) + Equity
     Percentage* (Agreed Project Cost - Actual Project Cost) = 669 + [30%* (1375-1575)] = 609

+     $50M allowance (plus and minus) in target completion range.
++     Cash Paid In Equity and Pre-Completion Accrued Returns.

                                                                 SCHEDULE J TO
                                                   OLEODUCTO CENTRAL AGREEMENT








                          POLITICAL EVENTS AGREEMENT

                  dated as of the 14th day of December, 1994

                                    among

                            OLEODUCTO CENTRAL S.A.

                  EMPRESA COLOMBIANA DE PETROLEOS-ECOPETROL

                        BP COLOMBIA PIPELINES LIMITED

                         TOTAL PIPELINE COLOMBIE S.A.

                        TRITON PIPELINE COLOMBIA, INC.

                       IPL ENTERPRISES (COLOMBIA) INC.

                                     and

                     TCPL INTERNATIONAL INVESTMENTS INC.










                              TABLE OF CONTENTS

 Section
                                                                                   Page

           ARTICLE ONE

           DEFINITIONS AND INTERPRETATION

    1.1.  Definitions                                                                 2
    1.2.  Interpretation                                                              5

           ARTICLE TWO

           JOINT DECLARATION OF POLITICAL EVENT

    2.1.  Joint Declaration                                                           5
    2.2.  Suspension of Purchase Obligations and of OCA Remedies                      6
    2.3.  Termination of Purchase Obligations and of OCA Remedies                     6
    2.4.  Reinstatement                                                               6
    2.5.  Canadian Group                                                              7

           ARTICLE THREE

           UNILATERAL DECLARATION OF POLITICAL EVENT

    3.1.  Unilateral Declaration                                                      8
    3.2.  Suspension of Purchase Obligation and of Application of OCA Remedies        8
    3.3.  Other Consequences of Unilateral Declaration of Political Event             8
    3.4.  Termination of Purchase Obligations and of Application of OCA Remedies     10
    3.5.  Reinstatement                                                              11

           ARTICLE FOUR

          DECLARATION OF POLITICAL EVENT BY CANADIAN GROUP

    4.1.  Declaration by Canadian Group                                              13
    4.2.  Suspension of Purchase Obligations                                         13
    4.3.  Other Consequences of Declaration of Political Event by Canadian Group     13
    4.4.  Termination of Purchase Obligations                                        14
    4.5.  Reinstatement                                                              15

           ARTICLE FIVE

          RESTRICTIONS ON RIGHTS TO DECLARE POLITICAL EVENTS

    5.1.   Restrictions on Rights to Declare Political Events                        17




 Section
                                                            Page

           ARTICLE SIX

           ARBITRATION; SUBMISSION TO JURISDICTION

    6.1.  Arbitration                                         18
    6.2.   Submission to Jurisdiction                         19

           ARTICLE SEVEN

           TERM

    7.1.  Effectiveness; Termination                          20

           ARTICLE EIGHT

           GENERAL

    8.1.  Notices                                             20
    8.2.  Representations and Warranties                      22
    8.3.  Nature of Obligations                               23
    8.4.  Amendments                                          23
    8.5.  No Third Party Beneficiaries                        23
    8.6.  Severability                                        23
    8.7.  No Assignment                                       23
    8.8.  Conduct                                             23
    8.9.  Governing Law                                       24
   8.10.  Commercial Obligations                              24
   8.11.  Waiver of Immunity                                  24
   8.12.  Headings; Table of Contents                         24
   8.13.  Counterparts                                        24

           SCHEDULES


 J-A.     Form of Escrow Agreement
 J-B.     Political Event Performance Guarantee Agreement



                          POLITICAL EVENTS AGREEMENT


          AGREEMENT, dated as of the 14th day of December, 1994, among:

            OLEODUCTO CENTRAL S.A., a sociedad anonima existing under the laws of Colombia;

          EMPRESA COLOMBIANA DE PETROLEOS - ECOPETROL, an Empresa Industrial y Comercial del Estado existing under the laws of Colombia and wholly owned by Colombia;

          BP COLOMBIA PIPELINES LIMITED, a corporation existing under the laws of England and Wales;

           TOTAL PIPELINE COLOMBIE S.A., a corporation existing under the laws of France;

              TRITON PIPELINE COLOMBIA, INC., a corporation existing under the laws of the Cayman Islands;

             IPL ENTERPRISES (COLOMBIA) INC., a corporation existing under the laws of the Cayman Islands; and

             TCPL INTERNATIONAL INVESTMENTS INC., a corporation existing under the laws of Alberta, Canada.


                                   RECITALS

WHEREAS:


           A.     The Shareholders have formed the JSC by public deed no.
of December 14, 1994 granted before notary public no. 38 of Santafe de Bogota;

              B. The Shareholders have entered into the Oleoducto Central Agreement (as amended from time to time, the Oleoducto Central Agreement), dated as of December 14, 1994, among the JSC and the Shareholders (as defined therein) specifying certain terms and conditions of their respective investments and participation in the JSC, the Oleoducto Central and the financing and operation thereof.

          C. The Oleoducto Central Agreement contemplates that the financing of the Oleoducto Central will be comprised of approximately 30% Equity Contributions and approximately 70% Senior Debt raised by the JSC and provided by four separate Senior Lender Groups. Under Sections 5.2(e) and 5.3(b)(i) and (ii) of the Oleoducto Central Agreement, except to the extent otherwise provided in this Agreement, a failure by a Shareholder to make timely Equity Contributions or the existence of a Senior Debt Shortfall with respect to the Initial Shipper Group of which a Shareholder is a member could result in certain adverse consequences, including an increase in the tariff payable by the Initial Shipper in such Initial Shipper Group for Petroleum shipped by or on its behalf under its Transportation Agreement (Sections 5.2(e) and 5.3(b)(i) and (ii) being referred to herein as the "OCA Remedies").

            D. The parties wish to provide in this Agreement the terms and conditions under which, upon the occurrence of certain Political Events, one or more Shareholders may suspend (subject to reinstatement) or terminate its obligations to make Equity Contributions on a timely basis, including to purchase Shares under its Subscription Agreement (the "Purchase Obligations") and the application to it and its Affiliates of the OCA Remedies.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties agree as follows:


                                 ARTICLE ONE

                        DEFINITIONS AND INTERPRETATION

            Section 1.1. Definitions. Unless the context otherwise requires, the following words and phrases shall have the meanings indicated below:

          "Colombia" means the Republic of Colombia.

          "Convertibility or Transfer Restrictions" means that for a period of at least 120 continuous days with respect to any Distribution of the JSC, the JSC is unable legally to convert Colombian currency held by it to make any such payment denominated in currencies other than Colombian currency, or to transfer outside of Colombia amounts it holds in currencies other than Colombian currency to make when due any such payment denominated in currencies other than Colombian currency for the purpose of making any such payment.

          "Escrow Account" has the meaning assigned to it in Section 3.3(a).

          "Escrow Agent" has the meaning assigned to it in Section 3.3(a).

          "Escrow Agreement" has the meaning assigned to it in Section 3.3(a).

           "Expropriatory Action" means any action or series of actions taken, authorized, ratified or acquiesced in by Colombia or a governing authority which is in de facto control of part of Colombia for the appropriation, confiscation, expropriation or nationalization (by intervention, condemnation or other form of taking), whether with or without compensation and whether under color of law or otherwise (including through confiscatory taxation or imposition of confiscatory charges) of any of the following:

     (a) an equity interest in the JSC, and/or loans to or debt securities issued by the JSC, in each case held by a Shareholder (other than Ecopetrol) or any of its Affiliates or another Person on its behalf, as the case may be, if such action or series of actions, together with similar prior actions or series of actions, if any, result in the appropriation, confiscation, expropriation or nationalization of such interests, loans or securities in excess of 50% of the equity interest in the JSC, or loans to and debt securities issued by the JSC, taken as a whole, held by such party and its Affiliates and other Persons on its behalf before the taking of such action or series of actions;

       (b) the rights of the Initial Shipper affiliated with a Shareholder (other than Ecopetrol) or any of its Affiliates, as the case may be, under the Association Contract(s) through which it participates in the Fields and its direct or indirect interest in the Fields or the Petroleum produced therefrom if such action or series of actions, together with similar prior actions or series of actions, if any, result in the appropriation, confiscation, expropriation or nationalization of the rights under such Association Contract(s) and the interest in the Fields or the Petroleum produced therefrom of such party (or any of its Affiliates, as the case may be) in excess of 50% of the aggregate rights under such Association Contract(s) and interests in the Fields or such Petroleum held by it and its Affiliates before the taking of such action or series of actions; or

     (c) ownership or control of the Oleoducto Central, or any substantial portion thereof, held by the JSC, the effect of which is to deprive the JSC of the ability to ship for export (or to receive tariffs in respect thereof) through the Oleoducto Central a volume of Petroleum equal to not less than 50% of the Throughput Capacity of any Segment.

          "OCA Remedies" has the meaning assigned to it in Recital C.

          "Political Event" means (a) Expropriatory Action, (b) Political Violence or (c) Convertibility or Transfer Restrictions.

             "Political Event Performance Guarantee Agreement" has the meaning assigned to it in Section 3.3(b).

           "Political Violence" means war (declared or undeclared), civil war, revolution, insurrection, civil strife, terrorism or sabotage or any other violent act undertaken with the intent of achieving a political objective (other than acts undertaken primarily to achieve labor or student objectives) in Colombia which (in any such case) directly and proximately causes:

       (a) cessation of substantially all construction or operation of the Oleoducto Central or any part thereof necessary for the transport, storage or export of Petroleum for a period of at least 70 continuous days and renders it patently unreasonable (considering all relevant circumstances, including without limitation the risk that such events will continue or that other Political Events will occur), or impossible without unreasonable risk of physical harm to JSC or Operator workers, to resume significant construction or operation activities at the Oleoducto Central or any part thereof necessary for the transport, storage or export of Petroleum;

        (b) cessation of substantially all development or operation of the Fields for a period of at least 70 continuous days and renders it patently unreasonable (considering all relevant circumstances, including without limitation the risk that such events will continue or that other Political Events will occur), or impossible without unreasonable risk of physical harm to workers at the Fields, to resume significant development or operation activities at the Fields;

         (c) damage to or the destruction of the Oleoducto Central to such extent that it would be unreasonable or uneconomical (considering all relevant circumstances, including without limitation the extent to which there is insurance coverage and the risk that such events will continue or that other Political Events will occur) for the JSC to proceed to construct or repair or to continue to operate the Oleoducto Central; or

     (d) damage to or the destruction of the Fields or other property necessary for the production or transport of petroleum in and from the Fields to such extent that it would be unreasonable or uneconomical (considering all relevant circumstances, including the extent to which there is insurance coverage and the risk that such events will continue or that other Political Events will occur) to proceed to develop or repair or to continue to operate the Fields.

          "Purchase Obligations" has the meaning assigned to it in Recital D.

          "Specified Court" has the meaning assigned to it in Section 6.2.

All defined terms used and not defined herein shall have the meanings assigned to them in the Oleoducto Central Agreement.

          Section 1.2. Interpretation. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

       (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular and vice-versa;

     (b)     words importing gender include all genders;

      (c) any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Agreement; and

        (d) all references to this Agreement and the words "herein", "hereof", "hereto" and "hereunder" and other words of similar import refer to this Agreement (but not including any Schedules hereto) as a whole and not to any particular Article, Section or other subdivision.


                                 ARTICLE TWO

                     JOINT DECLARATION OF POLITICAL EVENT

           Section 2.1. Joint Declaration. A declaration of a Political Event shall be effective only upon the receipt by the JSC of a certificate signed by each Shareholder that is a member of an Initial Shipper Group (other than Ecopetrol and any Shareholder that is precluded under Section 5.1 from declaring a Political Event) to the effect that such Political Event has occurred and is continuing as of the date of such certificate; provided that, in case of clauses (b) and (d) of the definition of Political Violence, execution by a Shareholder that is not also an Affiliate of an Initial Shipper shall not be required. Such certificate shall set forth in reasonable detail
(a) the events, conditions, circumstances or occurrences that constitute the Political Event, (b) the type of Political Event that has occurred and is continuing, (c) the date as of which such Political Event has occurred and (d) a statement to the effect that the restrictions under Section 5.1 on the right to declare a Political Event do not apply. Any one of the Shareholders not executing such certificate shall have the right to object to the declaration of a Political Event under this Section by calling for arbitration under
Section 6.1 within 60 days of the effectiveness of the Political Event declaration. The declaration of the Political Event shall remain effective pending resolution of the arbitration proceeding. This Article Two shall not apply to declarations of Political Events under Section 3.1 or Section 4.1.

          Section 2.2. Suspension of Purchase Obligations and of OCA Remedies. Upon a joint declaration in accordance with Section 2.1, the Purchase Obligations of all Shareholders and the application to such Shareholders of the OCA Remedies shall be suspended.

             Section 2.3.       Termination of Purchase Obligations and of OCA
Remedies. (a) The Purchase Obligation of a Shareholder and the application to it of the OCA Remedies shall terminate if a suspension under Section 2.2 continues for 365 days without reinstatement; provided that, if an arbitration proceeding is commenced, and the arbitrators rule against the Shareholders which executed the certificate under Section 2.1, such 365-day period shall be extended by the number of days that expire between the date on which the corresponding notice demanding arbitration is delivered by a Shareholder not delivering a notice under Section 2.1 and the arbitrators issue their ruling.

          (b) In case of termination under clause (a), the Subscription Agreement of the terminated Shareholder shall terminate (subject to survival of certain provisions as provided therein) and the Performance Guarantee Agreement of any Affiliate shall terminate (other than to the extent of survival of certain provisions of the corresponding Subscription Agreement) and (b) the terminated Shareholder shall cease to be a party to the Oleoducto Central Agreement (subject to survival of certain provisions as provided therein).

              Section 2.4. Reinstatement. Reinstatement for purposes of this Article Two shall occur upon the occurrence, prior to termination, of any of the following events:

     (a) Any Shareholder objects to the joint declaration of Political Event, commences arbitration proceedings within 60 days of the effectiveness of the Political Event declaration and the arbitrators rule that the Political Event claimed in the certificate delivered under Section 2.1 did not occur or was not continuing as of the date of the certificate, or that the restrictions in
Section 5.1 applied;

     (b)  One or more of the Shareholders which executed the certificate under
Section 2.1 delivers a certificate to the JSC, with copies to the other Shareholders, to the effect that the Political Event that gave rise to the suspension has ceased (provided that the other Shareholders which executed the certificate under Section 2.1 can object to, and within 60 days of the delivery of the cessation certificate commence arbitration on, the claim that the Political Event has ceased, in which case the reinstatement certificate will be effective as to the objecting Shareholders only if arbitrators rule that the Political Event had ceased as of the date of the reinstatement certificate); or

       (c)  Any Shareholder which executed the certificate pursuant to Section
2.1 fails to deliver a reinstatement certificate under clause (b) upon demand of another Shareholder, the other Shareholders commence arbitration within 60 days of demanding that the suspending Shareholders deliver a reinstatement certificate on the ground that the Political Event has ceased, and the arbitrators rule that the Political Event that gave rise to the suspension had ceased as of the time of the demand for a reinstatement certificate.

The Purchase Obligations of reinstated Shareholders will apply immediately upon reinstatement as if no suspension had occurred. The OCA Remedies will apply retroactively to failures to make Equity Contributions or to Senior Debt Shortfalls during the suspension period if and to the extent that prior to reinstatement other Shareholders have not purchased Shares in lieu of the reinstated Shareholder and the JSC otherwise has not covered the Senior Debt Shortfall created during the suspension and within 15 days following reinstatement the shortfall in Equity Contributions or the Senior Debt Shortfall, as the case may be, continue; provided that in case of retroactive application the Transportation Agreement Step-Up shall continue to apply only until the date the Equity Contribution shortfall or Senior Debt Shortfall, as the case may be, is made up, rather than (as is contemplated in the definition of the Transportation Agreement Step-up set forth in the Oleoducto Central Agreement) for one year after such date.

          Section 2.5. Canadian Group. In the event of suspension under this Article of the Purchase Obligations of the members of the Canadian Group, the application to them of the remedies under Section 5.3(b)(iii) of the Oleoducto Central Agreement shall continue, although during the suspending period the JSC shall not exercise its right to terminate the Oleoducto Central Operations Agreement. Following the earlier of termination or reinstatement, there will be no restriction on the JSC's right to exercise all remedies under such Section 5.3(b)(iii) during and for the periods indicated therein; provided that, in the case of reinstatement, the JSC shall be obliged to (a) cease to exercise the right to cancel partially or entirely payment of operating, incentive and other fees payable under the Oleoducto Central Operations Agreement and (b) not exercise its right to terminate the Oleoducto Central Operations Agreement, in each case as a result of Equity Contributions not made by the reinstated Shareholder during the suspension period, if (but only if) within 15 days of reinstatement the reinstated Shareholder makes up in full any Equity Contributions it failed to make during the suspending period which were not otherwise made up by other Shareholders during such period.

                                ARTICLE THREE

                  UNILATERAL DECLARATION OF POLITICAL EVENT

           Section 3.1. Unilateral Declaration. If an event of the type identified in clause (a) or (b) of the definition of Expropriatory Action occurs and is continuing (other than as a result of the imposition of confiscatory taxation or imposition of confiscatory charges), any Shareholder as to which such Expropriatory Action relates that is a member of an Initial Shipper Group (other than Ecopetrol and any Shareholder that is precluded under Section 5.1 from declaring a Political Event) shall have the right to declare a Political Event by delivering a certificate to the JSC, with a copy to each other Shareholder, to the effect that such Expropriatory Action has occurred and is continuing as of the date of such certificate. Such certificate shall set forth in reasonable detail (a) the events, conditions, circumstances or occurrences that constitute the Expropriatory Action, (b) the date as of which such Expropriatory Action has occurred and (c) a statement to the effect that the restrictions under Section 5.1 on the right to declare a Political Event do not apply to it. The JSC and any one of the Shareholders not delivering certificates shall have the right to object to the declaration of a Political Event under this Section by calling for arbitration pursuant to
Section 6.1 within 60 days of receipt of the certificate declaring the Political Event. The declaration of the Political Event shall remain effective pending resolution of the arbitration proceeding. Although joint action is not required under this Section, more than one Shareholder can declare a Political Event hereunder at the same time.

          Section 3.2. Suspension of Purchase Obligation and of Application of OCA Remedies. Upon a declaration in accordance with Section 3.1, the Purchase Obligation of the suspending Shareholder and the application to it of the OCA Remedies shall be suspended.

            Section 3.3. Other Consequences of Unilateral Declaration of Political Event. (a) Escrow Account. Upon a declaration in accordance with
Section 3.1, the suspending Shareholder shall execute an escrow agreement substantially in the form set forth in Schedule A (the "Escrow Agreement"), with the New York office of a commercial bank selected by the declaring Shareholder organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least U.S.$500,000,000 (the "Escrow Agent") providing for the establishment of a segregated bank account in New York (the "Escrow Account"). So long as such Shareholder's Purchase Obligation remains suspended, it shall deposit in the Escrow Account an amount equal to not less than 50% of the Equity Contributions that it would have been obliged to make to the JSC but for the suspension of its Purchase Obligation under Section 3.1. Such deposits shall be made within the time periods during which the Equity Contributions would have to be made but for the suspension. The failure to enter into the Escrow Agreement or to make a timely deposit under this clause shall result in reinstatement under Section 3.5. Funds held in the Escrow Account shall be invested and distributed as provided in the Escrow Agreement. Instructions on distributions shall be delivered to the Escrow Agent by the JSC in accordance with Section 3.5(d) or by the terminated Shareholder in accordance with
Section 3.4(b)(iv), and shall not be delivered by any other party hereto. This clause shall not apply at any time during which the suspending Shareholder's Purchase Obligation also is suspended by application of Section 2.2.

            (b)  Performance Guarantee.  Upon a declaration in accordance with
Section 3.1, the suspending Shareholder shall deliver to the JSC and each other Shareholder a performance guarantee agreement substantially in the form set forth in Schedule B (the "Political Event Performance Guarantee Agreement"), executed by the party which is then guarantor under the Performance Guarantee Agreement that relates to its Subscription Agreement, pursuant to which such guarantor will guarantee the obligations of the suspending Shareholder under this Agreement. The parties acknowledge that the Political Event Performance Guarantee Agreement will contain an expiration date and maximum coverage limitations. The suspending Shareholder shall deliver to the JSC a substitute Political Event Performance Guarantee Agreement prior to the earlier of (i) six months prior to the expiration date of the Political Event Performance Guarantee Agreement then in effect and (ii) the date on which the sum of aggregate accrued contingent liabilities and actual payments under the Political Event Performance Guarantee Agreement then in effect equal 85% of the maximum coverage limitation therein. The failure to deliver the executed Political Event Performance Guarantee Agreement or a substitute therefor as provided in the preceding sentence shall result in reinstatement under Section 3.5.

          (c) Other Shareholders' Option to Fund. So long as a Shareholder's Purchase Obligation is suspended under Section 3.2, each of the other Shareholders (other than a Shareholder the Purchase Obligations of which shall then be suspended or terminated under this Agreement) shall have the right, but not the obligation, on its own behalf or, if more than one Shareholder so elects, jointly with such other Shareholder(s), pro rata to their Shareholding Interests, to make Equity Contributions not made by the suspended Shareholder.
 To the extent one or more Shareholders exercise this option, the suspended

Shareholder shall pay to each such Shareholder a percentage of the amount of the Equity Contributions made by such Shareholder in lieu of the suspended Shareholder, which percentage shall be calculated (based on the actual number of days elapsed between the date an Equity Contribution is made in lieu of the suspending Shareholder and the date the obligation to pay this amount terminates) at a rate per annum equal to the Benchmark Interest Expense, such amount being payable in arrears on the first Business Day of each calendar month until the first calendar month that follows termination pursuant to
Section 3.5 or reinstatement pursuant to Section 3.5 (for purposes of this clause, the "payment amounts" and the "payment period"); provided that, in case the funding Shareholder shall receive any Distribution as a result of the application of the proviso in Section 5.3(e) of the Oleoducto Central Agreement at any time during the payment period, the amount of the Distribution received shall be credited against future payment amounts payable by the non-funding Shareholder; and provided further that after termination of the payment period, the funding Shareholder shall reimburse the non-funding Shareholder (subject, if applicable, to set-off against the put purchase price payable to the funding Shareholder under Section 3.5(e) hereof) for any payment amounts received and not previously credited against Distributions that have not been previously credited against payment amounts. This clause shall not apply at any time during which the suspending Shareholder's Purchase Obligation also is suspended by application of Section 2.2.

          Section 3.4. Termination of Purchase Obligations and of Application of OCA Remedies. (a) The Purchase Obligation of a declaring Shareholder and the application to it of OCA Remedies shall terminate if a suspension under Section 3.2 continues for 365 days without reinstatement; provided that, if an arbitration proceeding is commenced, and the arbitrators rule against the suspending Shareholder, such 365-day period shall be extended by the number of days that expire between the date on which the corresponding notice of arbitration is delivered and the arbitrators issue their ruling.

          (b)  In case of a termination under clause (a):

              (i) the Subscription Agreement of the terminated Shareholder shall terminate (subject to survival of certain provisions in the Subscription Agreement as provided therein);

             (ii) the Performance Guarantee Agreement of any Affiliate of the terminated Shareholder shall terminate (other than to the extent of survival of certain provisions of the corresponding Subscription Agreement);

            (iii) the terminated Shareholder shall cease to be a party to the Oleoducto Central Agreement (subject to survival of certain provisions as provided therein);

     (iv) the terminated Shareholder shall have the right to deliver an instruction under Section 4 of the Escrow Agreement to the Escrow Agent, with a copy to the JSC and the other Shareholders, instructing the Escrow Agent to deliver to the terminated Shareholder all funds on deposit in the Escrow Account;

            (v) the JSC shall exercise the right it has in the Transportation Agreement of the Initial Shipper that is a member of such terminated Shareholder's Initial Shipper Group to apply as to future shipments of Petroleum by such Initial Shipper or on its behalf a tariff that is the higher of the Initial Shipper Tariff and the Third Party Shipper Tariff applicable from time to time; provided that the JSC shall not exercise such right to the proportion of the Petroleum shipped by or on behalf of such Initial Shipper that is equal to the proportion that the Equity Contributions made by the terminated Shareholder prior to the suspension and termination of its obligations under this Article bears to the total Equity Contributions that would have been required from the terminated Shareholder prior to Completion (but for suspension and termination under this Agreement) in the most recent Financing Plan adopted by the Board of Directors of the JSC. This clause shall cease to apply if and when the obligations of the Shareholders to make Equity Contributions are terminated pursuant to Section 2.4.

          Section 3.5. Reinstatement. (a) Reinstatement Events. Reinstatement for purposes of this Article Three shall occur upon the occurrence, prior to termination, of any of the following events:

          (i) the JSC or any other Shareholder objects to the unilateral declaration of Political Event, commences arbitration proceedings within 60 days of receipt of the certificate declaring the Political Event, and the arbitrators rule that the Political Event claimed in the certificate delivered under Section 3.1 did not occur or was not continuing as of the date of the certificate, or that the restrictions in Section 5.1 applied;

          (ii) the suspended Shareholder delivers a reinstatement certificate to the JSC to the effect that the Political Event that gave rise to the suspension has ceased;

             (iii) the suspended Shareholder fails to deliver a reinstatement certificate under (ii) above upon demand of the JSC or any other Shareholder on the grounds that the Political Event has ceased, the objecting party commences arbitration within 60 days of demanding that the suspended Shareholder deliver a reinstatement certificate, and the arbitrators rule that the Political Event that gave rise to the suspension had ceased as of the time of the demand for a reinstatement certificate;

            (iv) the suspended Shareholder fails to enter into or maintain in effect the Escrow Agreement or fails to make on a timely basis the deposits into the Escrow Account contemplated by Section 3.3(a); or

           (v) the suspended Shareholder fails to deliver to the JSC and each other Shareholder or to maintain in effect the executed Political Event Performance Guarantee Agreement (whether because of expiration, limitations on coverage resulting from accrued contingent obligations or actual payments, or otherwise).

          (b) Purchase Obligation. Upon reinstatement the Purchase Obligation of the reinstated Shareholder will apply immediately as if no suspension had occurred.

           (c) OCA Remedies. Upon reinstatement, the OCA Remedies will apply retroactively to the reinstated Shareholder as if such suspension had never occurred to failures to meet Purchase Obligations or Senior Debt Shortfalls during the suspension period if and to the extent that prior to reinstatement other Shareholders have not made Equity Contributions in lieu of the reinstated Shareholder and the JSC otherwise has not covered the Senior Debt Shortfall created during the suspension and within 15 days following reinstatement the shortfall in Equity Contributions or the Senior Debt Shortfall, as the case may be, continues; provided that in case of retroactive application the Transportation Agreement Step-Up shall continue to apply only until the date the Equity Contribution or Senior Debt Shortfall, as the case may be, is made up, rather than (as is contemplated in the definition of the Transportation Agreement Step-up) for one year after such date.

           (d) Escrow Account. Within ten Business Days after the earlier of the date on which each Shareholder having a put right under clause (e) shall have exercised and the expiration of the 30-day period referred to in such clause, the JSC shall deliver an instruction under Section 4 of the Escrow Agreement, with a copy to each Shareholder, instructing the Escrow Agent to deliver promptly, but in any case within two Business Days of delivery of the instruction, all funds on deposit in the Escrow Account to the following Persons in the following order of priority:

               (i) to the extent put rights are exercised, to the sellers (as defined in clause (e)) in or towards satisfaction of the purchase price payable by the purchaser under such clause pro rata among the sellers based on the number of Shares being sold;

          (ii) to the JSC in satisfaction of any outstanding Purchase Obligation of the reinstated Shareholder not met by other Shareholders during the suspension period; and

          (iii)  the balance, if any, to the reinstated Shareholder.

          (e) Put Right. Upon reinstatement under clause (a), each Shareholder (for purposes of this clause, the "seller") which shall have exercised the option pursuant to Section 3.3(c) to make Equity Contributions in lieu of the suspending Shareholder shall have the right to require the reinstated Shareholder (for purposes of this clause, the "purchaser") to purchase all or a portion of the Shares and other securities or instruments (together, for purposes of this clause, the "Put Securities") issued to the seller or on its behalf by the JSC in connection with such Equity Contributions by giving the purchaser notice no later than 30 days following the date on which reinstatement occurs, specifying the number of Put Securities to be purchased. The purchase price per Put Security shall equal the sum of (i) the amount of the Equity Contributions made for such Put Security and (ii) an amount calculated (based on the actual number of days elapsed between the date such Put Security was purchased in lieu of the purchaser and the last day of the calendar month preceding the date on which the seller notifies the purchase that it is exercising the put right) at a rate of 13.5% per annum of the amount in (i), less any Distribution received in respect of such Put Security as of such calculation date. The closing on the purchase shall occur on the later of (A) ten Business Days after the date the seller notifies the purchaser that it is exercising its put right and (B) the first
Business Day following the receipt of any necessary governmental approvals. Clause (d) contemplates that funds in the Escrow Account will be applied in the first instance to pay to each seller, pro rata based on the aggregate purchase price payable to such seller, such purchase price.



                                 ARTICLE FOUR

               DECLARATION OF POLITICAL EVENT BY CANADIAN GROUP

             Section 4.1. Declaration by Canadian Group. If an event of the type identified in clause (a) of the definition of Expropriatory Action occurs and is continuing (other than as a result of the imposition of confiscatory taxation or imposition of confiscatory charges), the members of the Canadian Group, acting jointly, shall have the right (unless precluded under Section 5.1) to declare a Political Event by delivering to the JSC a certificate executed by both of them, with a copy to each other Shareholder, to the effect that such Expropriatory Action has occurred and is continuing as of the date of such certificate. Such certificate shall set forth in reasonable detail (a) the events, conditions, circumstances or occurrences that constitute the Expropriatory Action, (b) the date as of which such Expropriatory Action has occurred and (c) a statement to the effect that the restrictions under Section 5.1 on the right to declare a Political Event do not apply to it. The JSC or any of the Shareholders not delivering certificates shall have the right to object to the declaration of a Political Event by calling for arbitration within 60 days of receipt of the certificate declaring the Political Event. The declaration of the Political Event shall remain effective pending resolution of the arbitration proceeding.

          Section 4.2. Suspension of Purchase Obligations. Upon a declaration in accordance with Section 4.1, the Purchase Obligations of the members of the Canadian Group shall be suspended. In the event of suspension of the Purchase Obligations, the application to them of the remedies under
Section 5.3(b)(iii) of the Oleoducto Central Agreement shall continue, although during the suspension period the JSC shall not exercise its right to terminate the Oleoducto Central Operations Agreement.

             Section 4.3. Other Consequences of Declaration of Political Event by Canadian Group. (a) Escrow Account. Upon a declaration in accordance with Section 4.1, each member of the Canadian Group shall execute an Escrow Agreement with an Escrow Agent selected by it providing for the establishment of an Escrow Account. So long as such Shareholders' Purchase Obligation remains suspended, it shall deposit in the Escrow Account an amount equal to not less than 50% of the Equity Contributions that it would have been obliged to make to the JSC but for the suspension of its Purchase Obligations. Such deposits shall be made within the time periods during which the Equity Contributions would have to be made but for the suspension. The failure to enter into the Escrow

Agreement or to make a timely deposit under this clause shall result in reinstatement under Section 4.5. Funds held in the Escrow Account shall be invested and withdrawn as provided in the Escrow Agreement. Instructions on distributions shall be delivered to the Escrow Agent only by the JSC in accordance with Section 3.5(d) or by the terminated Shareholder in accordance with Section 4.4(b)(iv) and shall not be delivered by any other party hereto. This clause (c) shall not apply at any time during which the Purchase Obligations of such Shareholders also are suspended by application of Section 2.2.

            (b)  Performance Guarantee.  Upon a declaration in accordance with
Section 4.1, each of the members of the Canadian Group shall deliver to the JSC and each other Shareholder a Political Event Performance Guarantee Agreement executed by the party which is then guarantor under the Performance Guarantee Agreement that relates to its Subscription Agreements, pursuant to which such guarantor will guarantee the obligations of such Shareholder under this Agreement. The parties acknowledge that the Political Event Performance Guarantee Agreement will contain an expiration date and maximum coverage limitations. The suspending Shareholder shall deliver to the JSC a substitute Political Event Performance Guarantee Agreement prior to the earlier of (i) six months prior to the expiration date of the Political Event Performance Guarantee Agreement then in effect and (ii) the date on which the sum of aggregate accrued contingent liabilities and actual payments under the Political Event Performance Guarantee Agreement then in effect equal 85% of the maximum coverage limitation therein. The failure to deliver executed a Political Event Performance Guarantee Agreement or a substitute therefor as provided in the preceding sentence shall result in reinstatement under Section 4.5.

             (c) Other Shareholders' Option to Fund. So long as the Purchase Obligations of the members of the Canadian Group is suspended under Section 4.2, each of the other Shareholders (other than a Shareholder the Purchase Obligations of which shall then be suspended or terminated under this Agreement) shall have the right, but not the obligation, on its own behalf or, if more than one Shareholder so elects, jointly with such other Shareholder(s), pro rata to their Shareholding Interests, to make Equity Contributions not made by the suspended Shareholder. To the extent one or more Shareholders exercise this option, the suspended Shareholder shall pay to each such Shareholder, a percentage of the amount of the Equity Contributions made by such Shareholder in lieu of the suspended Shareholders, which percentage shall be calculated (based on the actual number of days elapsed between the date an Equity Contribution is made in lieu of the suspended Shareholders and the date the obligation to pay this amount terminates) at a rate per annum equal to the Benchmark Interest Expense such amounts being payable in arrears on the first Business Day of each calendar month until such amounts shall cease to be paid commencing on the first calendar month that follows termination pursuant to Section 4.4 or reinstatement pursuant to
Section 4.5 (for purposes of this clause, the "payment amounts" and the "payment period"); provided that, in case the funding Shareholder shall receive any Distribution as a result of the application of the proviso in
Section 5.3(e) of the Oleoducto Central Agreement at any time during the payment period, the amount of the Distribution received shall be credited against future payment amounts payable by the non-funding

Shareholder; and provided further that after termination of the payment period, the funding Shareholder shall reimburse the non-funding Shareholder (subject, if applicable, to set-off against the put purchase price payable to the funding Shareholder under Section 3.5(e) hereof) for any payment amounts received and not previously credited against Distributions that have not been previously credited against payment amounts. This clause shall not apply at any time during which the Purchase Obligations of the members of the Canadian Group also are suspended by application of Section 2.2.

             Section 4.4. Termination of Purchase Obligations. (a) The Purchase Obligation of a member of the Canadian Group shall terminate if a suspension under Section 4.2 continues for 365 days without reinstatement pursuant to Section 4.5; provided that, if an arbitration proceeding is commenced, and the arbitrators rule against the members of the Canadian Group, such 365-day period shall be extended by the number of days that expire between the date on which the corresponding notice of arbitration is delivered and the arbitrators issue their ruling.

          (b)  In case of a termination under clause (a):

             (i) the Subscription Agreements of the terminated Shareholder shall terminate (subject to survival of certain provisions in the Subscription Agreement as provided therein) and there shall be no restriction on the JSC's right to exercise all remedies under Section 5.3(b)(iii) of the Oleoducto Central Agreement during and for the periods indicated therein.

             (ii) the Performance Guarantee Agreement of any Affiliate of the terminated Shareholder shall terminate (other than to the extent survival of certain provisions of the corresponding Subscription Agreement);

            (iii) the terminated Shareholder shall cease to be a party to the Oleoducto Central Agreement (subject to survival of certain provisions as provided therein); and

           (iv) the terminated Shareholder shall have the right to deliver an instruction under Section 4 of the Escrow Agreement to the Escrow Agent, with a copy to the JSC and the other Shareholders, instructing the Escrow Agent to deliver to the terminated Shareholder all funds on deposit in the Escrow Account.

          Section 4.5. Reinstatement. (a) Reinstatement Events. Reinstatement for purposes of this Article Four shall occur upon the occurrence, prior to termination under Section 4.4, of any of the following events:

           (i) the JSC or any other Shareholder objects to the declaration of Political Event by the members of the Canadian Group, commences arbitration proceedings within 60 days of receipt of the certificate declaring the Event of Default, and the arbitrators rule that the Political Event claimed in the
Section 4.1 certificates did not occur or was not continuing as of the date of the certificate delivered under Section 4.1, or that the restrictions in
Section 5.1 applied;

          (ii) either member of the Canadian Group delivers to the JSC a certificate executed by it to the effect that the Political Event that gave rise to the suspension has ceased (provided that the other member of the Canadian Group can object to, and within 60 days of the delivery of the cessation certificate commence arbitration on, the claim that the Political Event has ceased, in which case the reinstatement certificate will be effective as to the objecting Shareholder only if arbitrators rule that the Political Event had ceased as of the date of the reinstatement certificate);

          (iii) the members of the Canadian Group fail to deliver a reinstatement certificate under (ii) above upon demand of the JSC or any other Shareholder on the grounds that the Political Event has ceased, the objecting party commences within 60 days of demanding that the members of the Canadian Group deliver a reinstatement certificate, and the arbitrators rule that the Political Event that gave rise to the suspension had ceased as of the time of the demand for a reinstatement certificate;

             (iv) as to either member of the Canadian Group, such Shareholder fails to enter into or maintain in effect the Escrow Agreement or fails to make on a timely basis the deposits into the Escrow Account contemplated by
Section 4.3(a); or

              (v) as to either member of the Canadian Group, such Shareholder fails to deliver to the JSC and each other Shareholder or to maintain in effect the executed Political Event Performance Guarantee (whether because of expiration, limitations on coverage resulting from accrued contingent obligations or actual payments, or otherwise).

          (b) Purchase Obligations; Application of Section 5.3(b)(iii). Upon reinstatement under clause (a), the Purchase Obligations of the members of the Canadian Group will apply immediately as if no suspension had occurred. Following reinstatement, there will be no restriction on the JSC's right to exercise all remedies under Section 5.3(b)(iii) during and for the periods indicated therein; provided that the JSC shall be obliged to (i) cease to exercise the right to cancel partially or entirely payment of operating, incentive and other fees payable under the Oleoducto Central Operations Agreement and (ii) not exercise its right to terminate the Oleoducto Central Operations Agreement, in each case as a result of Equity Contributions not made by the reinstated Shareholder during the suspension period, if (but only if) within 15 days of reinstatement the reinstated Shareholder makes up in full any Equity Contributions it failed to make during the suspension period which were not otherwise made up by other Shareholders during such period.

           (c) Escrow Account. Within ten Business Days after the earlier of the date on which each Shareholder having a put right under clause (d) shall have exercised it and the expiration of the 30-day period referred to in such clause, the JSC shall deliver an instruction under Section 4 of the Escrow Agreement, with a copy to each Shareholder, instructing the Escrow Agent to deliver promptly, but in any case within two Business Days of delivery of the instruction, all funds on deposit in the Escrow Account to the following Persons in the following order of priority:

             (i) to the extent put rights are exercised, to the sellers in or towards satisfaction of the purchase price payable by the purchaser under such clause pro rata among the sellers based on the number of Shares being sold;

          (ii) to the JSC in satisfaction of any outstanding Purchase Obligation of the reinstated Shareholder to purchase Shares not purchased by other Shareholders during the suspension period; and

          (iii)  the balance, if any, to the reinstated Shareholder.

          (d) Put Right. Upon reinstatement under clause (a), each Shareholder (for purposes of this clause, the "seller") which shall have exercised the option pursuant to Section 4.3(c) to make Equity Contributions in lieu of a Shareholder which is a member of the Canadian Group shall have the right to require the reinstated Shareholder (for purposes of this clause, the "purchaser") to purchase all or a portion of the Shares and other securities or instruments (together, for purposes of this clause, the "Put Securities") issued to the seller or on its behalf by the JSC in connection with such Equity Contributions by giving the purchaser notice no later than 30 days following the date on which reinstatement occurs, specifying the number of Put Securities to be purchased. The purchase price per Put Security shall equal the sum of (i) the amount of the Equity Contribution made for such Put Security and (ii) an amount calculated (based on the actual number of days elapsed between the date such Put Security was purchased in lieu of the purchaser and the last day of the calendar month preceding the date on which the seller notifies the purchaser that it is exercising the put right) at a rate of 13.5% per annum of the amount in (i), less any Distribution received in respect of such Put Security as of such calculation date. The closing on the purchase shall occur on the later of (A) ten Business Days after the date the seller notifies the purchaser that it is exercising its put right under this clause and (B) the first Business Day following the receipt of any necessary governmental approvals. Clause (c) contemplates that funds in the Escrow Account will be applied in the first instance to pay to each seller, pro rata based on the aggregate purchase price payable to such seller, such purchase price.


                                 ARTICLE FIVE

              RESTRICTIONS ON RIGHTS TO DECLARE POLITICAL EVENTS

          Section 5.1. Restrictions on Rights to Declare Political Events. Notwithstanding any other provision of this Agreement, no Shareholder shall have a right to declare a Political Event pursuant to Section 2.1, 3.1 or 4.1 if:

     (a) the failure of such party (or any of its Affiliates, as the case may be) or, in the case of Section 2.1, the JSC to comply in any material respects with its respective obligations under (i) any binding agreement freely made between any of them and Colombia or a governing authority which is in de facto control of part of Colombia or (ii) any law, statute, decree, writ or order of Colombia or any governmental authority thereof binding on it (other than such law, statute, decree, writ or order, the adoption or application of which to the Oleoducto Central would constitute Expropriatory Action) is the principal, direct and proximate cause of such Political Event;

     (b) the events, conditions or occurrences which constitute such Political Event have been voluntarily agreed to (which for this purpose shall not include coerced agreement), or have been voluntarily arranged or deliberately instigated, by such party (or any of its Affiliates, as the case may be) or, in the case of Section 2.1, the JSC;

     (c) such party (or any of its Affiliates, as the case may be) or, in the case of Section 2.1, the JSC has failed to take reasonable precautions or pursue reasonable alternative measures available to it to prevent, or to mitigate the effects of, the occurrence or continuation of such Political Event; provided, however, that neither such party (nor any of its Affiliates) nor, in the case of Section 2.1, the JSC shall be required by this clause (c) to accept, acquiesce in or agree to any modification of any right, make any payment or concession it is not legally obligated to make or enter into any settlement, compromise or agreement with any governmental authority, labor union or other person that it is not legally obligated to enter into; or

     (d) in the case of Expropriatory Action, such party (or any of its Affiliates, as the case may be) or, in the case of Section 2.1, the JSC has failed to commence judicial, administrative or other proceedings reasonably available under Colombian law against the expropriating authority for the purpose of reversing or mitigating the effects of the Expropriatory Action.


                                 ARTICLE SIX

                   ARBITRATION; SUBMISSION TO JURISDICTION

            Section 6.1. Arbitration. Any dispute under this Agreement shall be settled by arbitration in accordance with the UNCITRAL Arbitration
Rules in effect on the date hereof. The arbitration shall be the sole and exclusive forum for resolution of the dispute, controversy or claim, and the award shall be final and binding. Judgment thereon may be entered by any court having jurisdiction. The number of arbitrators shallbe three, each of whom shall be disinterested in the dispute, controversy or claim and shall have no connection with any party. Should the services of an appointing authority be necessary, the appointing authority shall be the American Arbitration Association. In the event that more than two parties are involved in the dispute, controversy or claim, all such parties shall have 30 days to agree among themselves as to the appointment of the three arbitrators. If, after such 30-day period, the parties have not agreed on such appointment, the appointing authority shall select all three arbitrators. The parties and the appointing authority may appoint from among the nationals of any country, whether or not a party is a national of that country. The place of arbitration shall be The City of New York, New York. The arbitration shall be conducted in the English language and any foreign-language documents presented at such arbitration shall be accompanied by an English translation thereof. The arbitrators shall apply the law (except for conflicts of law rules) of the State of New York.

           (a) In the event that there is an existing arbitration pursuant to paragraph (b), and that the same or a similar disagreement, dispute, controversy or claim should arise between parties other than the parties to the existing arbitration, the American Arbitration Association shall have the power to allow the other parties to be joined in the existing arbitration with their express consent, which is hereby granted, and to make a single final award determining all disputes, controversies or claims among them.

             (b) Any matter expressed in this Agreement to be a matter for review, collaboration, consultation, consent, decision or agreement by the parties or any of them shall not, in the event of failure of decision or agreement, constitute a dispute or difference to be referred to or settled by arbitration proceedings.

           Section 6.2. Submission to Jurisdiction. Each of the parties hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York (the Specified Court) in any suit or proceeding with respect to the enforcement of the arbitration provisions of this Agreement and the non-exclusive jurisdiction of such court with respect to the enforcement of any award thereunder. Each party irrevocably appoints the agent for service specified opposite its name in Section 8.1 as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any related proceeding, and agrees that service of process upon such agent, and written notice of said service to such party, by the person serving the same to the address provided in Section 8.1, shall be deemed in every respect effective service of process upon such party in any such suit or proceeding. Each party further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for the duration of this Agreement.


                                ARTICLE SEVEN

                                     TERM

          Section 7.1 Effectiveness; Termination. As to any party hereto, this Agreement shall become effective on the earlier of the date the Oleoducto Central Agreement becomes effective and the date on which a Subscription Agreement to which it is a party becomes effective and shall terminate upon the later of the date the Oleoducto Central Agreement terminates and the date on which a Subscription Agreement to which it is a party terminates; provided that Sections 3.4(b)(iv) and (v) and Section 4.4(b)(iv) shall survive termination.

                                ARTICLE EIGHT

                                   GENERAL

          Section 8.1. Notices. All notices, requests, demands, directions and other communications hereunder shall be in writing and shall be given by personal delivery, by certified or registered mail, or by electronic means of communications addressed to the recipient as follows:


Party                                        Copy To                            Agent for
                                                                                Service
OLEODUCTO CENTRAL S.A.                       N/A                                CT CORPORATION
World Trade Center Bogota                                                       SYSTEM
Calle 100 N. 8A-55                                                              1633 Broadway
Santafe de Bogota, D.C. -Colombia                                               New York, New York 10019
Telefax:  571-218-3933                                                          Telefax: (212) 247-2882
Attention:  President

EMPRESA COLOMBIANA DE                        N/A                                CONSULATE GENERAL OF
PETROLEOSECOPETROL                                                              COLOMBIA
Carrera 13 No. 36-24                                                            10 East 46th Street
Santafe de Bogota, D.C. -Colombia                                               New York, New York 10017
Telefax:  (571) 287-0041                                                        Telefax: (212) 972-1725
Attention:  Juan Maria Rendon

BP COLOMBIA PIPELINES                        BP EXPLORATION                     CT CORPORATION
LIMITED                                      COMPANY                             SYSTEM
c/o BP EXPLORATION                           (COLOMBIA) LIMITED                 1633 Broadway
(COLOMBIA) LIMITED                           Carrera 9A No. 99-02               New York, New York 10019
Carrera 9A No. 99-02                         Post Office Box 59824              Telefax: (212) 247-2882
Post Office Box 59824                        Santafe de Bogota, D.C. Colombia
Santafe de Bogota, D.C. -Colombia            Telefax: (571) 222-8619
Telefax:  (571) 618-2895                     Attention:  Legal Manager
Attention:  Nicholas P. Connolly

TOTAL PIPELINE                               TOTAL EXPLORATIE EN                PROSKAUER, ROSE,
COLOMBIE S.A.                                PRODUKTIE MIJ B.V.                 GOETZ & MENDELSOHN
Tour TOTAL                                   Calle 72 No. 10-03                 1585 Broadway
TEP/AME                                      Piso 8                             New York, New York 10036
24, Cours Michelet                           Apartado aereo 251375              Telefax: (212) 969-2900
Cedex 47,92069 Paris, France                 Santafe de Bogota, D.C. -Colombia  Attention: Ronald Papa, Esq.
Telefax: (33 1) 4135 6530                    Telefax: (571) 235-8453
Attention:  Jean-Claude Soligny              Attention:  Jacques de Boisseson

TRITON PIPELINE                              TRITON COLOMBIA, INC.              CT  CORPORATION
COLOMBIA, INC.                               Carrera 9A No. 99-02               SYSTEM
c/o TRITON ENERGY                            Oficina 407                        1633 Broadway
  CORPORATION                                Santafe de Bogota, D.C.- Colombia  New York, New York 10019
6688 North Central Expressway                Telefas: (571) 618-2553            Telefax: (212) 247-2882
Suite 1400                                   Attention:  Ivan Fajardo
Dallas, Texas 75206
Telefax:  (214) 692-7487
Attention:  Thomas G. Finck and A.E. Turner

IPL ENTERPRISES                              IPL INTERNATIONAL INC.             CT CORPORATION
(COLOMBIA)   INC.                            Suite 1100                         SYSTEM
c/o IPL ENERGY INC.                          363 North                          1633 Broadway
31st Floor Bow Valley Square 2               Sam Houston Parkway East           New York, New York 10019
205 - 5th Avenue S.W.                        Houston, Texas 77060               Telefax: (212) 247-2882
Calgary, Alberta, Canada T29 2V7             Telefax: (713) 820-9310
Telefax:  (403) 231-3920                     Attention: Benny J. Phillips
Attention:  Donald M. Wishart

TCPL INTERNATIONAL                           TRANSCANADA PIPELINES              FRIED, FRANK, HARRIS,
INVESTMENTS INC.                             LIMITED                            SHRIVER & JACOBSON
c/o FRIED, FRANK, HARRIS,                    TransCanada PipeLines Tower        1 New York Plaza
  SHRIVER & JACOBSON                         111 Fifth Avenue S.W.              New York, New York 10004
1 New York Plaza                             P.O. Box 1000, Station M           Telefax: (212) 747-1526
New York, New York 10004                     Calgary, Alberta, Canada T2P 4K5   Attention: Ken Blackman
Telefax: (212) 747-1526                      Telefax:  (403) 267-2668
Attention: Ken Blackman                      Attention:  Michael Durnin and
                                                Robert M. Jensen


or to such other address, individual or facsimile telephone number as may be designated by notice given by any party to the others. Any notice, demand, request, direction or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by certified or registered mail, on the fifth Business Day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day. The party givingany notice, demand, request, direction or other communication by electronic communication shall send the original thereof by personal delivery or by first class mail.

          Section 8.2. Representations and Warranties. Each party represents and warrants to the others that:

             (a) it is a corporation duly incorporated and organized under the laws of its jurisdiction of incorporation;

            (b) it has the requisite power and authority to enter into and perform its obligations under this Agreement and this Agreement to which it is a party, when executed and delivered by such party, constitute valid and legally binding agreements of such party;

           (c) the execution and delivery of, and the performance by it of its obligations under, this Agreement to which it is a party will not result in a breach of or constitute a default under:

                 (i) any provision of its corporate charter or articles of incorporation or its by-laws;

               (ii)any agreement or instrument to which it is a party and which is material to the performance by it of its obligations hereunder to which it is a party; or

               (iii) any order, judgment or decree of any court or governmental agency to which it is a party or by which it is bound.

          Section 8.3. Nature of Obligations (a) The obligations of each party created by this Agreement shall be the several obligations of that party. Nothing herein shall be deemed or construed to make any party a surety or a guarantor of the JSC or of another party or liable to meet any obligation of the JSC or of another party.

           (b)The obligations of each party hereunder shall run to the benefit of each other party, and each party shall have the right to enforce the obligations of any party hereunder.

          Section 8.4. Amendments. This Agreement may not be amended or modified except with the written consent of each of the parties. The parties acknowledge that they may from time to time (a) consider amending this Agreement to meet the needs of the JSC and (b) enter into one or more separate agreements to provide for the suspension or termination of obligations under certain other Project Agreements to which they or their Affiliates may be party, including the Transportation Agreements, the Transportation Notes Agreements and the Advance Tariff Agreements.

            Section 8.5. No Third Party Beneficiaries. Except as herein otherwise expressly provided to the contrary, this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns, and no other Person shall have any right hereunder.

           Section 8.6. Severability. If, for any reason, any provision of this Agreement is unenforceable, the remaining provisions hereof shall nevertheless be carried into effect. Any provision of this Agreement that is unenforceable in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 8.7. No Assignment. Except as expressly provided herein and except for an assignment by TCPL International to TCPL Bermuda in accordance with Section 10.9 of the Oleoducto Central Agreement, no party may assign all or any portion of its rights or obligations hereunder.

          Section 8.8. Conduct. Each of the parties acknowledge that it is aware of the provisions of the United States Foreign Corrupt Practices Act of 1977, as amended, and will take no action nor make any payment in violation of, nor cause any party or its subsidiaries or affiliates, to be charged with violation of, such Act.

           Section 8.9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

          Section 8.10. Commercial Obligations. Each party acknowledges and agrees that its rights and obligations hereunder are of a commercial and not governmental in nature.

           Section 8.11. Waiver of Immunity. (a) Each party irrevocably consents to and waives any objection which it may now or hereafter have to the laying of venue of any proceeding relating to enforcement of the arbitration provisions of this Agreement or any award thereunder brought in the Specified Court and further irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such proceeding in the Specified Court.

             (b) To the extent that a party or any of its revenues, assets or properties shall be entitled, with respect to any proceeding relating to enforcement of the arbitration provisions of this Agreement or any award thereunder at any time brought against such party or any of its revenues, assets or properties, to any sovereign or other immunity from suit, from jurisdiction, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any jurisdiction there shall be attributed such an immunity, such party irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction (including, without limitation, the Foreign Sovereign Immunities Act 1976 of the United States), except, in the case of Ecopetrol, as provided under Article 684 of the Codigo de Procedimiento Civil of Colombia.

            Section 8.12. Headings; Table of Contents. The headings and table of contents contained herein are for convenience of reference only and do not constitute a part of this Agreement.

          Section 8.13. Counterparts. This Agreement may be executed in seven or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

           IN WITNESS WHEREOF, the parties have hereunto caused this Agreement to be executed and delivered by their respective proper officers thereunto duly authorized as of the date first above written.


          OLEODUCTO CENTRAL S.A.



          By:
          Title:


          EMPRESA COLOMBIANA DE
               PETROLEOS-ECOPETROL



          By:
          Title:

          BP COLOMBIA PIPELINES LIMITED



          By:
          Title:


          TOTAL PIPELINE COLOMBIE S.A.



          By:
          Title:


          TRITON PIPELINE COLOMBIA, INC.



          By:
          Title:


          IPL ENTERPRISES (COLOMBIA) INC.



          By:
          Title:


          TCPL INTERNATIONAL INVESTMENTS INC.



          By:
                           Title:

                                                                 SCHEDULE A TO
                                                    POLITICAL EVENTS AGREEMENT


                               ESCROW AGREEMENT


             AGREEMENT, dated as of _________, among OLEODUCTO CENTRAL S.A., a sociedad anonima organized under the laws of Colombia (the "JSC"), ________, a _________ (the "Escrowing Party" and, together with the JSC, the Parties) and
_______________, a ____________________________, as Escrow Agent (and together with the Parties, the "Signatories").

               1. Appointment of Escrow Agent. __________, acting through its corporate trust office, ________________, New York, New York, United States of America, is hereby appointed as escrow agent hereunder (the "Escrow Agent") upon the terms and conditions hereof.

                  2. Escrow Account. The Escrow Agent today has opened in its name at _________ in New York, New York a segregated escrow account, account no. _______ (the "Escrow Account"). Escrowing Party or its affiliates may from time to time deposit funds into the Escrow Account. All moneys held in the Escrow Account shall be escrow funds held by the Escrow Agent under this Agreement. The Escrow Agent shall have no duty to solicit funds.

               3.     Unless the JSC and the Escrowing Party otherwise jointly
notify the Escrow Agent, funds held in the Escrow Account shall be invested by the Escrow Agent in interest-bearing securities of, or guaranteed by, the United States Government with maturities of 90 days or less, with amounts too small to be feasibly so invested to be invested as directed by the Escrowing Party. All interest and other income earned on the principal amount of the deposits in the Escrow Account shall be reinvested in accordance with this clause promptly (and in any case within one banking day in New York) upon receipt thereof. For purposes of this Agreement, Banking Day shall mean a day on which commercial banks in The City of New York are authorized by law to be open for the transaction of business.

               4. Distribution from the Escrow Account. Except as otherwise expressly provided in this Section 4, the Escrow Agent shall not distribute any funds on deposit in the Escrow Account. The Escrow Agent shall make distributions of all funds in the Escrow Account only as follows:

          (a) at the time and to the persons indicated in an instruction received from the JSC, provided that the instruction certifies that the JSC is delivering the instruction in accordance with Section 3.5(d) or 4.5(c) of the Political Events Agreement; or

     (b) at the time and to the person indicated in an instruction received from the Escrowing Party (accompanied by a certification from the Escrowing Party to the effect that it is delivering the instruction in accordance with [INSERT IF ESCROWING PARTY IS ENTERING INTO ESCROW AGREEMENT UNDER SECTION 3.3(a) OF POLITICAL EVENTS AGREEMENT -- Section 3.4(b)(iv)][INSERT IF ESCROWING PARTY IS ENTERING INTO ESCROW AGREEMENT UNDER SECTION 4.3(a) OF POLITICAL EVENTS AGREEMENT --Section 4.4(b)(iv)]), provided that no distribution shall be made unless and until one of the followign two conditions is satisfied: (A) 30 Business Days after the Escrow Agent delivers a copy of the instruction to the JSC expire without the JSC notifying the Escrow Agent that it objects to the instruction delivered by the Escrowing Party or (B) the JSC notifies the Escrow Agent within such 30-day period that it objects to the instruction notice but thereafter notifies the Escrow Agent that it is withdrawing the objection. In no event shall the Escrow Agent be obligated to distribute any amount in excess of the funds in the Escrow Account at the time the distribution is made.

           5. Books and Accounts. (a) The Escrow Agent shall maintain all such accounts, books and records as may be necessary properly to record all transactions carried out by it under this Agreement. The Escrow Agent shall permit the Parties and their authorized representatives to examine such accounts, books and records; provided that any such examination shall occur upon reasonable notice and during normal business hours.

            (b) On or before the tenth Banking Day of each calendar month, the Escrow Agent shall send to the Parties a statement indicating the amount of funds on deposit in the Escrow Account and the nature of any investments thereof as of the end of the preceding calendar month and identifying all deposits to and payments from the Escrow Account during such calendar month, including the date on which made. Upon the request and at the expense of the Escrowing Party or the JSC, the Escrow Agent shall inform the Escrowing Party and the JSC of deposits, investments, payments, balances and any other information they may request (and that is reasonably available to the Escrow Agent) regarding the Escrow Account,

          6. Communications. Any instruction to be given hereunder to the Escrow Agent for the investment or withdrawal of funds or investment in the Escrow Account or any other communication required or permitted to be given hereunder to the Escrow Agent may be given by Escrowing Party or the JSC, as the case may be, in writing, by facsimile or other form of electronic transmission, and in any manner that the Escrow Agent may reasonably accept, to or at the address for the Escrow Agent set out in Appendix A hereto or to such other address as may be furnished for the purpose by the Escrow Agent. Any notice or other communication required or permitted to be given to the Escrowing Party or the JSC hereunder may be given, in writing, by facsimile or other form of electronic transmission, and in any manner that the Escrowing Party or the JSC may reasonably accept, to or at the address set out for each of the Escrowing Party and the JSC in Appendix A hereto or to such other address as may be furnished by the Escrowing Party or the JSC, as the case may be.

          7. Duties of Escrow Agent. (a) The Escrow Agent shall not be liable for any error of judgment or for any act done or omitted by it in good faith or for any mistake of fact or law, or for anything which it may do or refrain from doing, except for the Escrow Agent's own gross negligence or willful misconduct.

            (b) The Escrow Agent may consult with, and obtain advice from, legal counsel, accountants and other experts, in connection with the performance of its good faith in accordance with the written opinion and written advice of such counsel, negligence or misconduct of any counsel, accountants and other experts selected by it without gross negligence or willful misconduct.

          (c) The Escrow Agent shall have no duties other than those specifically set forth or provided for in this Agreement and no implied covenants or obligations of the Escrow Agent shall be read into this
Agreement.    The  Escrow Agent shall have no obligation to familiarize itself with and shall have no responsibility with respect to any obligation to inquire whether any notice, instruction, statement or calculation is in conformity with the terms of any such other agreement, except those irregularities or errors manifestly apparent on the face of such document or to its actual knowledge. The Escrow Agent shall at all times take such care in dealing with the Escrow Account as would a prudent man in dealing with his own property.

              8. No Set-offs. The Escrow Agent shall not have, and hereby waives, any right to banker's lien, set-off or counterclaim in respect of funds or investments in the Escrow Account.

          9.     Expenses; Indemnification.   (a)     The Escrowing Party
shall pay directly and not out of the Escrow Account the fees of the Escrow Agent for the services rendered pursuant or relating to this Escrow Agreement chargeable in accordance with the Escrow Agent's usual rate of compensation. The JSC shall have no obligation to pay the Escrow Agent any fees.

          (b) The Escrowing Party agrees to indemnify the Escrow Agent and hold it harmless against any and all losses, liabilities and expenses (including reasonable attorney's fees and expenses) incurred by it arising out of or in connection with the performance of its duties hereunder except those resulting from its own willful misconduct or gross negligence. The foregoing indemnities shall also extent to each and every employee and agent of the Escrow Agent and shall remain in full force and effect regardless of any investigation made by or on behalf of the Escrow Agent or its employees and agents, and survive the resignation of the Escrow Agent and thetermination of this Agreement. The JSC shall have no indemnification obligation to the Escrow Agent.

              10. Resignation; Removal. (a) The Escrow Agent at any time may resign as escrow agent under this Agreement upon given not less than 60 days' notice in writing to the Parties, provided that such resignation shall not be effective until a replacement Escrow Agent reasonably satisfactory to the Parties shall have been appointed. The Parties may remove the Escrow Agent as escrow agent under this Agreement for any reason, with or without cause, upon given the Escrow Agent and the other party hereto 60 days' notice thereof; provided that such removal shall not be effective until a replacement Escrow Agent satisfactory to the Parties shall have been appointed.

            (b) If no successor Escrow Agent shall have been appointed and shall have accepted such appointment within such 60-day period, then the retiring Escrow Agent may on behalf of the Parties, appoint a successor Escrow Agent which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least U.S.$500,000,000. If a successor escrow agent shall not have been appointed and accepted such appointment within such 60-day period, the retiring Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent.

              11. Miscellaneous. (a) The Escrow Agent shall have the right at any time to seek instructions concerning the administration of the Escrow Account from any court of competent jurisdiction. In the event of any disagreement between the Parties resulting in adverse claims being made against or with respect to any cash, monies, funds or investments held by the Escrow Agent hereunder and the terms of this Agreement do not unambiguously mandate the action that the Escrow Agent is to take or not take in connection therewith under the circumstances then existing, or the Escrow Agent is in doubt as to what action it is required to take or not take, the Escrow Agent shall not be entitled to refrain from taking any action until directed otherwise in writing by a request signed jointly by the Parties or by order of a court of competent jurisdiction.

           (b) None of the provisions of this Agreement shall be construed to require the Escrow Agent to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for belief that repayment of such funds or indemnity against such risk or liability is not reasonably assured to it. The Escrow Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of the Escrowing Party or the JSC, unless the Escrow Agent shall have been offered security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction (including interest thereon from the time incurred until reimbursed).

                  (c) The Escrow Agent makes no representations as to, and shall have no responsibility for, the correctness of any statement contained in, or the validity or sufficiency of, this Agreement, or the sufficiency or effectiveness of any security afforded hereby or thereby or as to or for the validity or collectibility of any obligation contemplated hereby or thereby. The Escrow Agent shall not be accountable for the use or application by any person of distributions properly made by the Escrow Agent in conformity with the provisions of this Agreement.

                   (d) The Escrow Agent shall not be personally liable for debts contracted or liabilities or damages incurred in the management or operations of the Escrow Account hereunder, except for those contracted or incurred as a result of its gross negligence or willful misconduct.

               (e) Escrowing Party shall provide the Escrow Agent with its Tax Identification Number (TIN) as assigned by the Internal Revenue Service. All interest or other income earned under the Escrow Agreement shall be allocated and paid to Escrowing Party as provided herein and reported by Escrowing Party to the Internal Revenue Service as having been so allocated and paid.

               12. Termination. When all funds in the Escrow Account have been distributed pursuant to Section 4, the Escrow Agent shall promptly deliver written notice of that fact to the Parties. On the 10th Business Day following delivery of such notice, this Agreement shall terminate.

            In the event of the termination of this Agreement pursuant to this
Section 12, this Agreement shall thereafter become void and have no effect, and no Signatory hereto shall have any liability to any other Signatory hereto in respect thereof, except that nothing in this Section shall relieve any Signatory from liability for any breach of this Agreement prior to termination. No Signatory shall in any event be liable to any other Signatory for loss of anticipated profits from the transactions contemplated by this Agreement or for any other consequential damages arising out of the termination of this Agreement.

                  13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.





           By:






           By:

           By:

                                  APPENDIX A
                                    TO THE
                               ESCROW AGREEMENT


                                  Addresses

                                                                 SCHEDULE B TO
                                                    POLITICAL EVENTS AGREEMENT


               POLITICAL EVENT PERFORMANCE GUARANTEE AGREEMENT


             AGREEMENT, dated as of ___________, made by __________________, a corporation existing under the laws of ___________ (the "Guarantor") in favor of OLEODUCTO CENTRAL S.A., a sociedad anonima existing under the laws of Colombia (the "JSC") and [names of other shareholders] to the extent such other parties are Shareholders (the "Funding Shareholders") which are exercising the option to fund under Section [3.3(c)][4.3(c)] of the Political Events Agreement referred to below.


                                   RECITALS

WHEREAS:

            A. _______________, a ___________ corporation organized under the laws of ___________ (the "Company"), the JSC and the Funding Shareholders are parties to a Political Events Agreement, dated as of December 14, 1994 (as amended from time to time, the "Political Events Agreement"), entered into pursuant to the Oleoducto Central Agreement, dated as of the same date (as amended from time to time, the "Oleoducto Central Agreement");

          B.  The Company is an Affiliate of the Guarantor; and

          C. As an inducement to the JSC and the Funding Shareholders to enter into the Political Events Agreement, the Guarantor has agreed to enter into this Political Events Performance Guarantee Agreement (the "Agreement").

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the Guarantor, the JSC and the Funding Shareholders agree as follows:

          Section 1. Definitions. All capitalized terms used and not defined herein have the meanings assigned to them in the Political Events Agreement.

          Section 2. Representations and Warranties. The Guarantor represents and warrants to the JSC and the Funding Shareholders that:

            (a) it is a corporation duly incorporated and organized under the laws of its jurisdiction of incorporation;

          (b) it has the requisite power and authority to enter into and perform its obligations under this Agreement, and this Agreement constitutes the valid and legally binding agreement of the Guarantor;

      (c) the execution and delivery of, and the performance by the Guarantor of its obligations under, this Agreement will not result in a breach of or constitute a default under:

                    (i) any provision of its corporate charter or articles of incorporation or its by-laws;

         (ii) any agreement or instrument to which it is a party and which is material to the performance of its obligations hereunder; or

      (iii) any order, judgment or decree of any court or governmental agency to which it is a party or by which it is bound; and
          (d) all of the outstanding capital stock of the Company (except for any directors' qualifying shares) is directly or indirectly beneficially owned by the Guarantor, free and clear of all liens, encumbrances, equities and claims.

          Section 3. Performance Guarantee. Subject to the provisions contained herein, the Guarantor hereby irrevocably and unconditionally guarantees to the JSC and the Funding Shareholders the full and punctual performance of all of the Company's obligations (the "Guaranteed Obligations") under the Political Events Agreement. In the event that the Company shall default in the full and timely performance of any of the Guaranteed Obligations for any reason, the Guarantor hereby agrees to perform, or to cause to be performed, any such Guaranteed Obligations fully and timely in accordance with the terms of the Political Events Agreement.

            Section 4. Unconditional Obligations of Guarantor. The Guarantor hereby agrees that its obligations hereunder are in the nature of a continuing performance guarantee and shall remain valid and in full force irrespective of any circumstances which might otherwise constitute a legal or equitable discharge of a guarantor, including the absence of any action to enforce the Political Events Agreement or any judgment against the Company; provided that it is hereby acknowledged and agreed that (a) the Guarantor shall not be obligated under this Agreement to make any payment in respect of any amounts that would not be due under the Political Events Agreement were it to be a party to the Political Events Agreement in the place and stead of the Company,
(b) the benefit of any waiver or indulgence granted to, or any compromise with, the Company shall extend to the Guarantor and (c) in no event shall the Guarantor be obligated to make payments hereunder exceeding in the aggregate [INSERT 200% OF REMAINING EQUITY CONTRIBUTION OF SUSPENDED PARTY UNDER LATEST FINANCING PLAN AT THE TIME THIS AGREEMENT IS EXECUTED AND DELIVERED.]

              Section 5. No Waiver. No failure on the part of the JSC or any Funding Shareholder to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or particular exercise by the JSC or any Funding Shareholder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.

            Section 6. Subrogation. The Guarantor shall be subrogated to all rights of the JSC and the Funding Shareholders against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Agreement; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until all of the Guaranteed Obligations under the Political Events Agreement shall have been performed in full, all the Senior Debt referred to in the Oleoducto Central Agreement provided by the Senior Lender Group for whose benefit the Political Events Agreement to which the Company is party may be assigned by the JSC has been repaid and all other obligations of the Company owed to the JSC and the Funding Shareholders have been discharged in full.

             Section 7. Effectiveness. This Agreement shall become effective upon the execution hereof by all the Parties hereto.

          Section 8. Termination. This Agreement shall terminate on the earlier of (a) the complete performance or termination of all Guaranteed Obligations of the Company under the Political Events Agreement and (b) [INSERT DATE FIVE YEARS AFTER DATE OF EXECUTION].

           Section 9. Successors. The obligations of the Guarantor hereunder shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of and be enforceable by the JSC and the Funding Shareholders and their respective successors and assigns.

           Section 10. Release. (a) The Guarantor shall not be released and discharged from any of its obligations hereunder except to the extent that, in connection with the simultaneous direct or indirect transfer of all or any part of the Shares held by the Company to a Person that is a permitted transferee thereof pursuant to Article Ten of the Oleoducto Central Agreement, such permitted transferee assumes or undertakes the related obligations under the Political Events Agreement or such obligations are guaranteed under a performance guarantee agreement in substantially identical form to this Agreement.

          (b) Notwithstanding the foregoing, the Guarantor shall not be released or discharged from obligations which shall have been incurred prior to the release and discharge referred to in paragraph (a) of this Section 10.

             Section 11. Notices. All notices, requests, demands, directions and other communications hereunder shall be in writing and shall be given by personal delivery, by certified or registered mail, or by electronic means of communications addressed to the recipient as follows:


                                                                     Agent
for Service
If to the JSC:                   OLEODUCTO CENTRAL S.A.              CT CORPORATION SYSTEM
                                 World Trade Center Bogota           1633 Broadway
                                 Calle 100 N. 8A-55                  New York, New York 10019
                                 Santafe de Bogota, D.C. - Colombia  Telefax:  (212) 247-2882
                                 Telefax:  571-218-3933
                                 Attention:  President

If to the Guarantor:             [INSERT NAME AND ADDRESS]

If to the Funding Shareholders:



or to such other address, individual or facsimile telephone number as may be designated by notice given by any party to the other. Any notice, request, demand, direction or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by certified or registered mail, on the fifth Business Day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day. The party giving any notice, request, demand, direction or other communication by electronic communication shall send the original thereof by personal delivery or by first class mail.

          Section 12. Severability. If, for any reason, any provision of this Agreement is unenforceable, the remaining provisions hereof shall nevertheless be carried into effect.

          Section 13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

             Section 14. Submission to Jurisdiction; Consent to Service. The Guarantor hereby submits to the non-exclusive jurisdiction of the Federal and State courts in the Borough of Manhattan in The City of New York (the Specified Court) in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (a "Related Proceeding"). The Guarantor irrevocably appoints the agent for service designated opposite its name in Section 11 hereof as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such action, suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Guarantor, by the person serving the same to the address provided in Section 11, shall be deemed in every respect effective service of process upon such party in any such suit or proceeding. The Guarantor further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for the duration of this Agreement.

          The obligation of the Guarantor in respect of any sum due from it to the JSC expressed in United States dollars, notwithstanding any judgment in a currency other than United States dollars, shall not be discharged until the first Business Day following receipt by the JSC of any sum adjudged to be so due in such other currency on which (and only to the extent that) the JSC may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the JSC or the Funding Shareholders hereunder, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the JSC against such dollar shortfall. If the United States dollars so purchased are greater than the sum originally due to the JSC or the Funding Shareholders hereunder, the JSC or the Funding Shareholders, as the case may be, agree to pay to the Guarantor an amount equal to the excess of the dollars so purchased over the sum originally due hereunder to the JSC or the Funding Shareholders, as the case may be.

          Section 15. Headings. The headings contained herein are for convenience of reference only and do not constitute a part of this Agreement.

             IN WITNESS WHEREOF, the Guarantor has caused this Agreement to be executed and delivered by its proper officer or officers thereunto duly authorized as of the date first above written.

                         [NAME OF GUARANTOR]




                              By:
                              Title:

                                                                    SCHEDULE K
                                                TO OLEODUCTO CENTRAL AGREEMENT


                              TARIFF PRINCIPLES


THE OLEODUCTO CENTRAL

             Segments. The Oleoducto Central shall consist of four segments: the Cusiana-El Porvenir segment, the El Porvenir-Vasconia (Central Llanos) segment, the Vasconia-Covenas (the ODC loop) segment and the delivery facilities at the Covenas Terminal (each, a "Segment").

            Capacity. For purposes of determining the Proportionate Shares of Throughput Capacity assigned to the Initial Shippers and determining the tariffs applicable to the different types of shippers, the Throughput Capacity of each Segment (the "Throughput Capacity") shall be the initial average annual throughput capacity of such Segment. After giving effect to a service factor of 85%, the initial average annual throughput capacity (the "Initial Average Annual Throughput Capacity") of each Segment is set forth below:


                      Initial Average Annual
                      Throughput   Capacity

Segment               (Average Annual barrels/day)

Cusiana-El Porvenir                        500,000
El Porvenir-Vasconia                       556,000
Vasconia-Covenas                           290,000
Covenas Terminal                           500,000


The Throughput Capacity of any Segment shall never be less than the Initial Average Annual Throughput capacity thereof (i) unless otherwise agreed by all of the Initial Shippers or (ii) due to events outside the control of the JSC, in which case such Throughput Capacity shall be the actual volume of Petroleum shipped through such Segment for tariff purposes. The Throughput Capacity of any Segment shall never be less than the actual volume of Petroleum shipped through such Segment. The Throughput Capacity of each Segment shall be used to determine available capacity for tariff purposes for transportation of Petroleum through such Segment.
             Capacity for purposes of determining actual operating capacities, operating fees, incentive fees and other payments to the Operator shall be determined in accordance with the Operating Principles.

INITIAL SHIPPERS

           In accordance with the terms of the Transportation Agreements, each of the Initial Shippers (i) shall reserve and dedicate to the performance of its obligations thereunder all of its Petroleum production resulting from its interest in the Association Contracts relating to the Fields and (ii) shall have transportation rights to use its Proportionate Share of the Throughput Capacity of each Segment of the Oleoducto Central. The Proportionate Shares of each Initial Shipper are set forth below:

               Ecopetrol               60%
               BPEC                    15.2%
               TOTAL Exploratie          15.2%
               Triton Colombia          9.6%

COMMITMENT OF PRODUCTION FROM FIELDS

          For purposes of calculating tariffs, all barrels of Petroleum produced by each Initial Shipper from the Fields shall be shipped, or deemed to be shipped up to its Proportionate Share of Throughput Capacity, by such Initial Shipper from the Cusiana access point to the Port of Covenas delivery point, regardless of whether production is directed elsewhere. A deemed barrel for an Initial Shipper in any segment is a barrel produced by such Initial Shipper from the Fields but not nominated for shipment in such segment. A barrel deemed to be shipped may be substituted with Petroleum owned by such Initial Shipper or an Affiliate thereof but produced at other fields, but the tariff applicable thereto shall be adjusted to reflect any difference in the quality of such Petroleum as described under "Calculation and Payment of Tariffs Quality Adjustments." The JSC shall enter into an agreement with the Operator of the Fields whereby the Operator will provide the JSC with monthly reports of actual production from the Fields.

ADVANCE TARIFF AGREEMENTS

            To the extent that the Advance Tariff Agreement provisions are not contemplated in a Transportation Agreement or Transportation Notes Agreement with respect to a member of an Initial Shipper Group, such member agrees to enter into, or to cause an Affiliate thereof or financial institution acceptable to the unrelated Shareholders to enter into, an Advance Tariff Agreement with the JSC.

ANNUAL REVENUE REQUIREMENT

          The tariffs applicable to each Segment of the Oleoducto Central shall be calculated in advance based on the estimated annual revenue requirement of the JSC with respect to such Segment, as determined in each Annual Operating Budget approved by the Board of Directors, and the capital cost thereof as adjusted from time to time in accordance herewith (the "Annual Revenue Requirement"). The Annual Revenue Requirement for each Segment shall be adjusted monthly by the Operator pursuant to authority delegated by the

Board of Directors to reflect differences between costs estimated in the Annual Revenue Requirement for such Segment and actual costs incurred by the JSC, exchange rates, actual volumes of Petroleum shipped through such Segment, and changes in forecasts for future periods. The Operator will provide a quarterly (or more frequently as appropriate) revised forecast for the entire fiscal year to the Board of Directors reflecting actual results on a year-to-date basis with revised projections for the remainder of such year. The Board of Directors shall decide whether to adopt or amend this revised forecast. If approved, tariffs for the remainder of the year will be revised accordingly. Except as otherwise provided herein, the Annual Revenue Requirement for any Segment in any year shall be the estimated sum of

       (1) the JSC's Operating and Maintenance Costs (excluding all Colombian Taxes),

     (2) accounting depreciation of the JSC's fixed assets using the straight-line method and (for both tax and financial accounting purposes) a 15-year useful life,

     (3)  the Benchmark Interest Expense (as hereinafter defined),

       (4) foreign currency translation costs related to non-peso denominated items,

     (5)  all Colombian Taxes,

        (6) the amount necessary to establish the legal reserve of the JSC in accordance with Colombian law,

     (7) the annual return to be paid to Shareholders (including any interest paid on Subordinated Notes) in accordance with Section 5.4(b) of the Oleoducto Central Agreement and the Subordinated Fee payable to the Operator, and

     (8)  inflation adjustments on non-monetary items,

in each case with respect to such Segment for such year. Items 2, 6 and 8 constitute the "Non-Cash Items" of the tariff. The JSC shall allocate all costs directly attributable to a Segment to such Segment. Indirect costs not specifically attributable to any Segment shall be allocated to each Segment pro rata to its capital cost. The capital cost of each Segment, which shall be determined by unanimous agreement of the Parties at the time the Parties determine the Actual Project Cost, shall be comprised of the direct costs (acquisition or construction) and indirect costs incurred by the JSC during the period up to commissioning of such Segment. The Annual Revenue Requirement shall only be allocated to Segments that have been put in service, and have not been removed for the purposes of tariffs by agreement of all Initial Shippers. Unless the context otherwise requires, references to "Annual Revenue Requirement" shall mean the sum of the Annual Revenue Requirements for each Segment.

          The Annual Revenue Requirement for each Segment shall be fully recovered from all barrels of Petroleum shipped or deemed to be shipped through such Segment. In the event that no barrels of Petroleum are shipped or deemed to be shipped, each shipper will be obligated to pay minimum tariffs as set forth below in accordance with the Transportation Agreements, Transportation Notes Agreements and Advance Tariff Agreements.

          On December 31 and June 30 of each year, the JSC shall make an adjustment to the Annual Revenue Requirement and tariffs to take into account a conservative forecast of the peso/dollar exchange rate on the expected date of any dividend or distribution payment with respect to the six months then ended. If, however, the peso/dollar exchange rate on the actual dividend or distribution payment date is such that the dividend or distribution is higher or lower than the return to Shareholders contemplated by Section 5.4(b) of the Oleoducto Central Agreement, tariffs shall be adjusted in the subsequent six month period so that the dividends or distributions with respect to the subsequent period may be decreased or increased and the aggregate return for the period beginning on the date of the first Equity Contribution to such dividend or distribution date made equal to the return to Shareholders contemplated by Section 5.4(b) of the Oleoducto Central Agreement.

BENCHMARK INTEREST EXPENSE

            The Initial Shipper Tariff for each barrel of oil actually shipped in a Segment shall be the same for each Initial Shipper. The Overutilizer Tariff for each barrel of oil actually shipped in a Segment shall also be the same for each Initial Shipper. In order to provide for the different interest rate and principal repayment schedules that will apply (i) to the Senior Debt with respect to which the right to receive tariff payments under the Transportation Agreement of each Initial Shipper shall be assigned by the JSC (with respect to such Initial Shipper, the "Related Senior Debt") and (ii) to the Transportation Notes (with respect to such Initial Shipper, the "Related Transportation Notes"), the interest expense used in the estimation of the Annual Revenue Requirement shall be calculated applying the Benchmark Interest Rate (as hereinafter defined) on all outstanding Senior Debt and outstanding Transportation Notes (the "Benchmark Interest Expense"). The Benchmark Interest Rate will be the highest of the weighted average interest rate on Related Senior Debt of all Initial Shippers. The weighted average Interest Rate for each Initial Shipper shall be the ratio of (a) the total interest expense on the Related Senior Debt and (b) the total outstanding amount of such Related Senior Debt. The Benchmark Interest Rate shall be computed every time the JSC raises new amounts of Senior Debt (excluding Transportation Notes) and will not be updated after all Senior Debt has been raised. Before any Senior Debt has been raised the Benchmark Interest Rate shall be U.S. Treasury Notes + 200 basis points based on a maturity of 10 years. For each Initial Shipper, the difference between the Benchmark Interest Expense charged in the tariffs on such Senior Debt and Transportation Notes and the actual interest expense paid on the Related Senior Debt and Related Transportation Notes of an Initial Shipper shall be fully credited by the JSC as a discount to be applied to the tariffs paid by such Initial Shipper, to be paid in cash, as a guarantee fee or by any other method approved by the JSC as directed by the Senior Lender Group that provided such Senior Debt or to the purchaser of Transportation Notes for the purpose of paying the guarantor thereof, in each case as directed by the member of the Initial Shipper Group that is the Initial Shipper.

TARIFFS DURING ASSET TRANSFER PERIOD

            From January 1, 1995 until such date as the completion of the sale by Ecopetrol to the JSC of all assets has occurred in accordance with the Promesas de Compraventa, all shippers transporting Petroleum using such assets shall pay the tariff established by the Colombian Ministry of Mines and Energy (the "MME") to Ecopetrol as operator of such assets. Ecopetrol shall in turn pay to the JSC a monthly fraction of such tariffs, net of operating and maintenance costs, equal to (x) the sum of the total value of the assets sold to the JSC and the advances to Ecopetrol by the JSC under the Promesas de Compraventa divided by (y) the total value of the assets on which such tariffs are being levied and such tariff shall not be less than the result of applying the approved MME rate of return on investment on the sum of the value of assets sold to the JSC and the advances. Following completion of such sale, the JSC shall charge and collect tariffs on the assets sold to it (including, without limitation, the Central Llanos 30" pipeline) calculated in accordance with these Tariff Principles.

            After completion of the Promesas de Compraventa, the JSC shall pay lease rentals or tariffs, on assets owned by Ecopetrol and other Initial Shippers which will be used by the JSC temporarily during construction, including but not limited to the Central Llanos 20" pipeline and the Cusiana El Porvenir 20" pipeline. Tariff or rental costs shall be agreed between the JSC and the owners of the assets prior to the completion of the Promesas de Venta. Tariffs charged to the JSC by the owners of the Central Llanos 20" pipeline shall be the tariff approved by the MME multiplied by a fraction equal to the value of such assets divided by the value of the assets on which such tariff is levied. The tariff for the Cusiana-El Porvenir 20" pipeline shall be agreed between the owners thereof and the JSC. These costs will be included in the Annual Revenue Requirement for the corresponding Segment.

            There will also be a tariff applicable to the assets to be sold to the JSC covered by the Association Contracts, i.e. Cusiana Pumps and Drivers, but only after the date ownership of such assets is transferred to the JSC. The tariff applicable will be calculated in accordance with these Tariff Principles. Prior to that date, any costs related to such assets shall be for the account of the Parties to the Association Contracts.

CALCULATION AND PAYMENT OF TARIFFS

             The tariffs applicable to the transportation of Petroleum through each Segment of the Oleoducto Central shall be estimated and posted monthly in advance by the JSC on a per barrel of Petroleum basis based on the Annual Revenue Requirement and the aggregate monthly nominations for such Segments. Tariffs shall be expressed in dollars or, if the JSC so requests, the equivalent of all or any portion thereof in pesos. Tariffs may be paid in either cash or, at the election of the JSC, in oil which has been delivered to the Port of Covenas terminal, all in accordance with the procedures to be set forth in the Transportation Agreements. Such estimated tariffs shall be payable monthly in arrears and shall be billed at the end of each month. The final reconciling bill for tariffs due from any shipper at the end of each six month period shall include an appropriate share of any costs incurred during that period but not included in the initial Annual Revenue Requirement and shall also specify the amount, if any, of any required Working Capital Advance (as defined below). Interest shall be charged by the JSC to any defaulting shipper on overdue tariffs (i) denominated in pesos at an interest rate equal to the highest default interest rate permitted by law and (ii) denominated in dollars at the annual interest rate implied by the Benchmark Interest Expense plus 5% per annum. In addition, the other default provisions under the Transportation Agreement shall apply.

          Initial Shipper Tariff. Initial Shippers who ship Petroleum through a Segment in a volume equal to or less than their Proportionate Share of Throughput Capacity of such Segment determined monthly shall pay the tariff per barrel applicable to Initial Shippers (the "Initial Shipper Tariff"). The Initial Shipper Tariff for any Segment for any period is the sum of:

      (1) the Annual Revenue Requirement for such Segment in such period, net of the variable operating costs to be defined in the Transportation Agreements directly associated with shipping one barrel of Petroleum through such Segment multiplied by the actual number of barrels of Petroleum shipped through such Segment in such period (the "Variable Operating Costs"), divided by the sum of all barrels of Petroleum nominated for shipment plus all barrels of Petroleum deemed to be shipped through such Segment in such period by Initial Shippers (including barrels of Petroleum shipped at the Overutilizer Tariff) and by Third Parties. These costs shall be paid on all barrels nominated or deemed to be shipped; and

      (2) the Variable Operating Costs for such Segment divided by the sum of all barrels of Petroleum nominated for shipment (excluding any barrels deemed to be shipped) through such Segment in such period. These costs shall be paid on all barrels of Petroleum nominated for shipment.

              Overutilizer Tariff. The tariff paid by an Initial Shipper with respect to a volume of Petroleum shipped in a Segment in excess of its Proportionate Share of Throughput Capacity of such Segment (the "Overutilizer Tariff") shall be set at a premium to the Initial Shipper Tariff for such Segment. The total premium shall be equal to the increase in the Annual Revenue Requirement necessary to increase the JSC's annual return calculated in accordance with Section 5.4(b) of the Oleoducto Central Agreement by one percentage point after payment of all Colombian Taxes, provided, however, that the Overutilizer Tariff shall (i) never be higher than the Third Party Tariff for such Segment, or (ii) lower than the Initial Shipper Tariff for such Segment. The total premium shall be allocated to each Segment pro rata to its capital cost. The quarterly overutilizer premium per barrel of Petroleum for such Segment shall be the total premiums divided by the sum of all barrels nominated for shipment and deemed to be shipped through the Segment by Initial Shippers. All barrels of Petroleum with respect to the shipment of which the Overutilizer Tariff is paid shall pay on a quarterly basis an overutilizer premium, per barrel of

Petroleum, in addition to the Initial Shipper Tariff, as calculated above. The sum of all such payments shall constitute the quarterly overutilizer premium payment. Premiums to the Initial Shipper Tariff included in the Overutilizer Tariff paid with respect to throughput in any Segment shall be credited by the JSC against tariffs paid by each Initial Shipper for use of such Segment during such period pro rata to such Initial Shipper's Proportionate Share of Throughput Capacity of such Segment made effectively available for shipments of barrels of Petroleum with respect to which the Overutilizer Tariff was paid.

             Third Party Tariff. The tariff paid by Third Parties (the "Third Party Tariff") must be approved by the MME. The Shareholders agree to seek approval from the MME to establish the Third Party Tariff at a premium to the Initial Shipper Tariff equal to the increase in the Initial Shipper Tariff necessary to increase the JSC's annual return on equity as calculated in accordance with Section 5.4(b) of the Oleoducto Central Agreement by two percentage points after payment of all Colombian Taxes (the "Third Party Premiums") and performing the calculation analogous to that for overutilizer premiums in respect of all barrels of Petroleum shipped, including barrels of Petroleum nominated by Initial Shippers and Third Parties (not including barrels deemed to be shipped). The Third Party Premium shall be designated as the difference between the Third Party Tariff and the Initial Shipper Tariff as calculated above.

           During the construction of the Oleoducto Central and until December 31, 1997, Third Party Tariff revenues, if any, net of Third Party Premiums revenue, and net of implied revenues derived from barrels of Petroleum shipped by Third Parties at the Initial Shipper Tariff (i.e. the nominated number of barrels shipped by Third Parties multiplied by the Initial Shipper Tariff (the "Implied Third Party Revenues")), for each Segment during any period shall be credited by the JSC against tariffs paid by each Initial Shipper during such period pro rata to each Initial Shipper's actual throughput; and Third Party Premiums revenue, if any, shall be credited to Initial Shippers according to the proportion of their Proportionate Share of Throughput Capacity made available to third parties. After such date Third Party Tariff revenues, if any, including Third Party Premiums revenue, shall be credited to Initial Shippers according to their Proportionate Shares. The Implied Third Party Revenues shall be credited to the Initial Shippers pro rata to throughput nominations to avoid double counting of barrels shipped by Third Parties.

             The Shareholders agree that if (i) the Third Party Tariff is less than the Third Party Tariff as proposed above and under applicable Colombian law tariffs higher than the MME Third Party Tariff cannot be collected, or
(ii) as a result of any change in Colombian laws generally, the JSC has insufficient earnings to provide the returns to Shareholders provided for in
Section 5.4(b) of the Oleoducto Central Agreement, the Initial Shippers shall take all reasonable commercial measures available under Colombian law to effect changes to these Tariff Principles or make any other economic changes necessary (including the imposition of charges or fees on the Oleoducto Central) to achieve the returns to shareholders provided for in Section 5.4(b) of the Oleoducto Central Agreement without in any respect prejudicing the economic interests of the Initial Shippers and Shareholders as they are contemplated in these Tariff Principles and the Oleoducto Central Agreement.

           Quality Adjustments. If Petroleum from an Initial Shipper produced from the Fields and to be shipped or deemed to be shipped in one or more Segments by an Initial Shipper is actually substituted by Petroleum owned by such Initial Shipper or an Affiliate thereof but produced at other fields, or if any shipper transports Petroleum produced from fields other than the Fields, the tariffs for such substituted or other Petroleum, as the case may be, shall be adjusted to reflect the different cost of transporting such substituted or other Petroleum due to the physical differences between Petroleum produced from the Fields and such substituted or other Petroleum based on standard industry quality adjustments administered by the Operator.

            Excess Credits. To the extent premiums or revenues to be credited to the payment of tariffs by an Initial Shipper in any period exceed the tariffs to be paid by such Initial Shipper in such period, such excess shall be applied by the JSC to tariffs to be paid by such Initial Shipper in the following period or periods or paid in cash by the JSC to such Initial Shipper or paid as a dividend to the Shareholder that is a member of the related Initial Shipper Group as long as it does not affect the economic interest of any other Initial Shipper Group or any other Shareholder.

MINIMUM TARIFFS UNDER TRANSPORTATION AGREEMENTS

              Under its Transportation Agreement or, in the case of an Initial Shipper, its Advance Tariff Agreement or Transportation Notes Agreement, as the case may be, in any period when no Petroleum is being shipped in a Segment, each shipper shall be obligated to pay minimum tariffs to the JSC according to its average nominated and deemed volumes shipped in such Segment during the previous six months of production or such other time period as may be agreed. Such minimum payments in such period shall be calculated based on its pro rata share, based on such throughput, of Operating and Maintenance Costs subject to the Oleoducto Central Operations Agreement.

WORKING CAPITAL ADVANCES UNDER TRANSPORTATION AGREEMENTS

           Under its Transportation Agreement, each shipper shall be severally obligated pro rata to its throughput nomination to provide the JSC at the beginning of any fiscal year with a cash advance (a "Working Capital Advance") designed to provide the JSC with adequate working capital for such year. Working Capital Advances shall be included in each Annual Operating Budget approved by the Board of Directors and shall be a specified percentage of Operating and Maintenance Costs included in the Annual Revenue Requirement. Working Capital Advances shall not bear interest and shall be repaid by the JSC at the end of such year from Available Cash. If at the end of any year Available Cash is not sufficient to repay Working Capital Advances, the final tariff adjustment for such year shall be increased in order to generate sufficient Available Cash to repay such Working Capital Advances.

TARIFF ADVANCES AND TRANSPORTATION NOTES

            To the extent that an Initial Shipper's Proportionate Share of the JSC's Non-Cash Items in any period is less than the amount of the JSC's principal repayment of such Initial Shipper Group's Related Senior Debt in such period, such Initial Shipper, pursuant to its Transportation Agreement, or an Affiliate or a financial institution acting on its behalf, pursuant to its Transportation Notes Agreement with the JSC, shall severally provide the JSC with such amount in cash advances ("Tariff Advances") or purchase subordinated notes of the JSC (such Tariff Advances and notes together referred to herein as "Transportation Notes") in order to permit the JSC to make such repayment. Unless unanimously agreed by the Initial Shippers, Transportation Notes shall bear interest at the Benchmark Interest Rate and shall have an ascertainable maturity beyond the maturity of the Related Senior Debt and before the full depreciation of the JSC's assets. The JSC shall repay Transportation Notes in cash to the related Initial Shipper, if and when the JSC has Available Cash and subject to its policy expressed in Section 5.4(a) of the Oleoducto Central Agreement and the requirements of the Financing, in any period when such Initial Shipper's Proportionate Share of the JSC's Non-Cash Items exceeds its Proportionate Share of any principal amount of its Related Senior Debt due in such period.

ANNUAL SUBORDINATED FEE PAYABLE TO OPERATOR

            The Annual Revenue Requirement shall include an amount designed to generate a subordinated fee (the "Subordinated Fee") payable to the Operator. The Subordinated Fee shall be calculated annually and paid semi-annually as, if and when the JSC pays cash dividends to the Shareholders. Payment by the JSC of the Subordinated Fee shall be subject to the same restrictions applicable to the receipt of cash dividends by the Canadian Group as provided in the Dividend Trust Agreement.

          The Subordinated Fee shall be calculated annually in an amount equal to a specified percentage multiplied by the Canadian Group's Shareholding Interest of (i) prior to the Dividend Commencement Date, the sum of Cash Paid-In Equity and Pre-Completion Accrued Returns and thereafter (ii) the Adjusted Paid-In Equity, in each case determined in accordance with Section 5.4(b) of the Oleoducto Central Agreement. The specified percentage in any year is subject to a maximum of 0.60% and a minimum of 0.40% provided that in any year the specified percentage shall, when added to the specified percentage of each of the previous years in which the Subordinated Fee was paid by the JSC and divided by the number of such years, not exceed 0.50%.

             The specified percentage shall be determined based on the average daily volume of Petroleum actually shipped through the El Porvenir-Vasconia (Central Llanos) Segment in any year compared with the annual average daily volume of throughput forecast to be shipped in such year according to Annex I attached hereto (the "Forecast"). The Forecast shall not be revised. The average daily throughput volume in such Forecast includes significant Third Party and overutilizer volumes whose tariff revenues are projected to cover wholly or in part the Subordinated Fee. As long as the actual average daily volume of Petroleum shipped through such Segment is between 90% and 120% of the average daily volume set forth in the Forecast for such year, the specified percentage earned shall be 0.50% per annum. When the actual average daily volume shipped in such Segment in any year is less than 90% of the average daily volume set forth in the Forecast for such year, the specified percentage earned shall be 0.40%. When the actual average daily volume shipped in such Segment in any year is greater than 120% of the average daily volume set forth in the Forecast for such Segment for such year, the specified percentage earned shall be 0.60%. In determining the actual average daily volume of Petroleum shipped, adjustments shall be made to reflect certain force majeure events to be unanimously agreed by the Shareholders.

            The Subordinated Fee shall be paid semi-annually in arrears at the same time as, if and when the JSC pays its first cash dividends in any fiscal year in an amount using a deemed specified percentage equal to 0.25%. The second installment of the Subordinated Fee shall be payable as, if and when the JSC pays its second cash dividend with respect to such fiscal year in an amount such that the Subordinated Fee in any one year shall not exceed the limitations set forth in the second preceding paragraph.

            Annual Revenue Requirements shall incorporate the Subordinated Fee based on a specified percentage of 0.50%. Tariffs shall be adjusted upward or downward should the specified percentage be 0.60% or 0.40%, respectively.

          The JSC shall pay the Subordinated Fee together with such additional amounts as may be necessary so that the actual amount of dividends paid by the Operator to its shareholders in respect of such Subordinated Fee shall be equal to the amount of the Subordinated Fee before deduction for or on account of any Colombian Taxes to be paid by the Operator in respect of such dividends. The JSC shall have the right toreasonably inspect the books and records of the Operator in order to ensure that such taxes have actually been paid by the Operator.

NOMINATION PROCEDURES

          Standard Nomination Procedures shall be agreed among the Shareholders and included in the Transportation Agreements. The Standard Nomination Procedures shall implement the following principles:

     1.  Ensure orderly operations at all times.

     2. Encourage accurate production estimates to be used for billing tariffs and planning operations.

     3. Allow for small errors in production scheduling without having a punitive impact, except in cases of abuse (e.g. producing repeatedly more than the quantity originally nominated).

     4. In all respect be consistent with Colombian law and standard industry practice.

          For purposes of the tariff calculations described herein, "Nominations" shall refer to planned shipments stated by the Initial Shippers and Third Parties in advance of the period in which their production is to be shipped, and shall equally refer to the actual quantity of production received for shipment after such period, as required by context and usage.

TRANSPORTATION PRIORITIES

           When nomination requests are greater than the available capacity in any Segment, the following priority rights, except as otherwise required by applicable law (e.g. royalty barrels, which shall be transported using Ecopetrol's Proportionate Share), shall apply:

     1. Production from the Fields in accordance with requests from Initial Shippers and pro rata to their interests in the Fields.

     2. Production of Initial Shippers from fields (other than the Fields) wholly or partly owned by Initial Shippers, pro rata to requests from such Initial Shippers.

      3. Production by Third Parties, pro rata to requests from such Third Parties, giving priority to production delivered upstream in the Oleoducto Central, subject to override by the Operator with the unanimous approval of the Initial Shippers.

          Each Initial Shipper shall for the purpose of transporting Petroleum use the Oleoducto Central assets owned and operated by the JSC in priority to all alternatives to transport Petroleum on any route joining any of the Segments, provided that there is available Capacity in the Oleoducto Central and that such use does not adversely affect such Initial Shipper.

EXISTING TRANSPORTATION ON EL PORVENIR-VASCONIA (CENTRAL LLANOS) SEGMENT

             The capacity of the El Porvenir-Vasconia (Central Llanos) Segment allows for the transportation of Petroleum from fields other than the Fields. In accordance with the agreement of the Initial Shippers under the Association Contracts, until December 31, 1997 the El Porvenir-Vasconia (Central Llanos Segment) shall give priority to the shipment of an aggregate of 100,000 barrels of Petroleum from fields other than the Fields. Notwithstanding the definition of Throughput Capacity, Ecopetrol shall be entitled to ship its share of production at the Initial Shipper Tariff up to its Proportionate Share of Throughput Capacity of such Segment (for example, average daily volume of 33,600 barrels of Petroleum in 1998) and shall be required to pay the Overutilizer Tariff for any Petroleum shipped in excess thereof (for example, average daily volume of 11,200 barrels of Petroleum in 1998). The daily transportation by third parties of the remaining expected average daily production of 11,200 in 1998 barrels of Petroleum shall be made at the Third Party Tariff. After December 31, 1997, the provisions of all of the provisions of these Tariff Principles shall apply to such Segment.

SOLE RISK PROVISIONS

             The tariffs shall be adjusted appropriately to give effect to the provisions contained in Article Six of the Oleoducto Central Agreement insofar as they relate to the calculation of tariffs.

POLITICAL EVENTS AGREEMENT

              The obligations of each Initial Shipper under its Transportation Agreements and of each member of an Initial Shipper Group under its Transportation Notes Agreement shall be subject to any rights exercisable by it under the Political Events Agreement.

SEVERAL NATURE OF OBLIGATIONS

              The obligations of each Initial Shipper under its Transportation Agreement and of each member of an Initial Shipper Group under its Transportation Notes Agreement shall be entirely several.

DEFAULT TARIFFS

            The Initial Shippers agree that the Transportation Agreements will provide for increases in tariffs in accordance with the provisions described in Article Five of the Oleoducto Central Agreement.

                                                                       ANNEX I
                                                          TO TARIFF PRINCIPLES
          Volumes on El Porvenir-Vasconia Segment



      FORECAST THROUGHPUT

YEAR        (Barrels/Day)

1995              219,000
1996              249,000
1997              368,000
1998              556,000
1999              542,000
2000              530,000
2001              489,000
2002              445,000
2003              407,000
2004              360,000
2005              308,000
2006              265,000
2007              229,000
2008              200,000
2009              176,000
2010              157,000
2011              138,000
2012              124,000
2013              112,000
2014               99,000
2015               91,000
2016               82,000
2017               74,000
2018               66,000
2019               61,000
2020               57,000


After 2020 the throughput shall decline annually at a rate of 8%.

                                                                 SCHEDULE L TO
                                                   OLEODUCTO CENTRAL AGREEMENT



                       FORM OF SHARE TRANSFER AGREEMENT

              AGREEMENT, dated as of December 14, 1994 between IPL ENTERPRISES (COLOMBIA) INC., a corporation existing under the laws of the Cayman Islands, and TCPL INTERNATIONAL INVESTMENTS INC., a corporation existing under the laws of Alberta, Canada (each, a "Seller"), on the one hand, and EMPRESA COLOMBIANA DE PETROLEOSECOPETROL, an Empresa Industrial y Comercial del Estado existing under the laws of Colombia (the "Purchaser"), on the other.

                                   RECITALS

WHEREAS:

          A. The Purchaser and each Seller is a Shareholder of Oleoducto Central S.A., a corporation existing under the laws of Colombia (the "JSC"), and the Purchaser and each Seller are parties to the Oleoducto Central Agreement (the "Oleoducto Central Agreement"), dated as of December 14, 1994, among the JSC, the Purchaser, the Sellers, BP Pipelines (Colombia) Limited, TOTAL
Pipeline Colombia S.A. and Triton Pipeline Colombia, Inc.;

          B. The Purchaser desires to enter into an agreement with each Seller to acquire at such Purchaser's election, and subject to certain other conditions set forth herein, Shares (as hereinafter defined) in exchange for cash and in proportion to such Seller's Shareholding Interest (as hereinafter defined); and

          C. Each Seller desires to sell such Shares to the Purchaser at such Purchaser's election.

            NOW THEREFORE, for good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                 ARTICLE ONE

                        DEFINITIONS AND INTERPRETATION


        Section 1.1. Definitions. Unless the context otherwise requires, the following words and phrases shall have the meanings indicated below:

     "Bankruptcy Call" shall mean a Call permitted by clause (d) of the definition of Determination Date.

        "Bankruptcy Event" shall mean the event set forth in clause (d) of the definition of Determination Date.

         "Determination Date" shall mean, at the election of the Purchaser (a) July 1 of the year immediately following the last day of the Equity Amortization Period, (b) if the Equity Amortization Period has not ended by December 31, 2021, then July 1, 2022, (c) if the Equity Amortization Period has not commenced prior to December 31, 2011 and Annual Equity Amortization Amounts have not been paid in respect of all years in the 5-year period ending December 31, 2016, then July 1, 2017, or (d) as to either Seller any day after the filing of a voluntary proceeding, and after the 30th day after the filing of an involuntary (not withdrawn) proceeding, in insolvency, bankruptcy, receivership, reorganization, dissolution or liquidation of such Seller.

     "JSC" has the meaning assigned to it in the recitals above.

     "Notice of Exercise" has the meaning assigned to it in Section 2.1.

      "Original Shares" means Shares held by a Seller that have been purchased by such Seller directly from the JSC.

       "Permitted Assignee" means a permitted assignee of a Seller pursuant to
Section 4.3 or the Purchaser, as the case may be.

         "Purchase Price" means, with respect to the Shares to be sold by each Seller at the Time of Delivery, an amount (net of Colombian taxes applicable to the sale of the Shares under this Agreement, including capital gains taxes, if any) denominated in dollars equal to such Seller's Shareholding Interest of the difference of (a) the sum of the Cash Paid-In Equity, Pre-Completion Accrued Returns and Accrued Returns arising from periods when Oleoducto Central operations were interrupted after which full operations were resumed and during periods when cash dividends were restricted by virtue of legal and/or accounting constraints of the JSC, less (b) such Seller's Shareholding Interest of the cumulative Annual Equity Amortization Amounts paid prior to the Determination Date. All amounts used for purposes of the calculation of the Purchase Price shall be determined pursuant to the financial statements of the JSC maintained in dollars and in accordance with Section 8.3 of the Oleoducto Central Agreement of the six-month accounting period immediately preceding the Determination Date.

        "Shares" means Shares as defined in the Oleoducto Central Agreement or other shares or instruments representing capital stock of the JSC.

     "Time of Delivery" has the meaning assigned to it in Section 2.1 hereof. All defined terms used and not defined herein have the meanings assigned to them in the Oleoducto Central Agreement.

     Section 1.2. Interpretation. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

       (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular and vice-versa;

     (b)     words importing gender include all genders;

      (c) any reference to an "Article" or "Section" refers to an Article or a Section, as the case may be, of this Agreement; and

        (d) all references to this Agreement and the words herein, hereof, hereto and hereunder and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.


                                 ARTICLE TWO

                           OPTION TO ACQUIRE SHARES

      Section 2.1. Option to Acquire Shares. On the terms and subject to the conditions hereinafter set forth the Purchaser shall have the right, but not the obligation, to acquire in exchange for cash all (but not a portion of) the Shares held by each Seller upon the Purchaser's call ("Call") to be exercised on or within 60 days immediately following the Determination Date by a notice of exercise (Notice of Exercise) at the Purchase Price and on the Time of
Delivery set forth in the Notice of Exercise; provided, however, that a Notice of Exercise to one Seller shall not be effective unless and until a Notice of Exercise to the other Seller shall have been delivered within the 60-day period referred to above (except a Bankruptcy Call which shall be made only as to the Seller affected by the Bankruptcy Event), and that (except for a Bankruptcy Call) all other terms of purchase shall be identical for each
Seller.   The Time of Delivery shall be not less than 10 Business Days and not more than the later of (a) 30 Business Days and (b) the first Business Day following the attaining of any governmental approvals, in each case from the date of the effectiveness of the Notice of Exercise.

       Section 2.2. Sale of the Shares. At the Time of Delivery, each Seller shall sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser shall acquire from each Seller, all right, title and interest in and to the Shares being purchased by the Purchaser at the Time of Delivery and any Distributions (including Annual EquityAmortization Amounts) paid or payable on or after the Determination Date at the Purchase Price set forth in the Notice of Exercise. Upon payment of the Purchase Price in respect of the Shares being sold by such Seller as provided herein and in such Notice of Exercise, the Purchaser shall have no further obligations hereunder.

      Section 2.3. Payment and Delivery. The certificate(s) representing the Shares purchased by the Purchaser hereunder at the Time of Delivery shall be delivered by or on behalf of each Seller to the Purchaser's designated representative in the place set forth in the Notice of Exercise against payment in full by the Purchaser of the purchase price as set forth in the Notice of Exercise to the account specified by Seller.

      Section 2.4. Condition to Purchase. The purchase hereunder at the Time of Delivery shall be subject, in the Purchaser's sole discretion, to the condition that the representations and warranties of the Sellers in Section
2.6 are, at and as of such Time of Delivery, true and correct.

     Section 2.5. Mutual Representations and Warranties. Each party represents and warrants to the other for its benefit that:

       (a) it is a corporation duly incorporated and organized under the laws of its jurisdiction of incorporation;

       (b) it has the requisite power and authority to enter into and perform its obligations under this Agreement and this Agreement, when executed and delivered by such party, constitutes the valid and legally binding agreement of such party; and

     (c) the execution and delivery of, and the performance by it of its obligations under, this Agreement will not result in a breach of or constitute a default under:

          (i) any provision of its charter or articles of incorporation or its by-laws;

          (ii) any agreement or instrument to which it is a party and which is material to the performance by it of its obligations hereunder; and

          (iii) any order, judgment or decree of any court or governmental agency to which it is a party or by which it is bound.


       Section 2.6. Additional Representation and Warranty of Sellers. At the Time of Delivery, each Seller shall represent and warrant to the Purchaser for its benefit and for the benefit of its Permitted Assignees that the Shares to be sold by such Seller hereunder and under the related Notice of Exercise at the Time of Delivery shall be owned by such Seller free and clear of all liens, equities or claims.

     Section 2.7. Fees and Expenses. All fees and expenses incurred by or on behalf of each party hereto in connection with the negotiation and execution of this Agreement and the transfer of the Shares to be sold hereunder at the Time of Delivery shall be borne by such party.

     Section 2.8. Taxes. Each party shall be solely responsible for the payment of all taxes imposed on it, whether by taxing authorities within Colombia or elsewhere, arising from or in connection with the transactions contemplated hereby.

         Section 2.9. Covenant to Hold Shares. Each Seller covenants that it will hold its Shares at all times free and clear of all liens, pledges, charges and encumbrances and it will not sell, transfer or otherwise dispose of any Shares owned by it, except that this Section 2.9 shall not prevent transfers of Shares in accordance with Article Ten of the Oleoducto Central Agreement so long as any transferee shall assume (without releasing such Seller of its obligations hereunder, unless the transferee is TCPL (Bermuda) Ltd.), all of the rights and obligations of a Seller hereunder, which assumption shall be evidenced by its execution of a counterpart hereof.

                                ARTICLE THREE

                         COMMENCEMENT; EFFECTIVENESS

      Section 3.1 Commencement. This Agreement shall become effective at the time the Oleoducto Central Agreement becomes effective.

                                 ARTICLE FOUR

                                   GENERAL

     Section 4.1. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be given by personal delivery, by certified or registered mail, or by electronic means of communications addressed to the recipient as follows:


                                    Copy To                           Agent for

If to the Sellers:                                                    Service

IPL ENTERPRISES                                                       CT CORPORATION
(COLOMBIA)   INC.                                                     SYSTEM
c/o IPL ENERGY INC.                                                   1633 Broadway
31st Floor Bow Valley Square 2                                        New York, New York 10019
205 - 5th Avenue S.W.                                                 Telefax: (212) 247-2882
Calgary, Alberta, Canada T29 2V7
Telefax:  (403) 231-3920
Attention:  Benny J. Phillips

TCPL INTERNATIONAL                  TRANSCANADA PIPELINES             FRIED, FRANK, HARRIS,
 INVESTMENTS INC.                    LIMITED                          SHRIVER & JACOBSON
c/o TRANSCANADA                     TransCanada PipeLines Tower       1 New York Plaza
PIPELINES LIMITED                   111 Fifth Avenue S.W.             New York, New York 10004
TransCanada PipeLines Tower         P.O. Box 1000, Station M          Telefax: (212) 747-1526
111 Fifth Avenue S.W.               Calgary, Alberta, Canada T2P 4K5  Attention: Ken Blackman
P.O. Box 1000, Station M            Telefax:  (403) 267-2668
Calgary, Alberta, Canada T2P 4K5    Attention:  Michael Durnin
Telefax:  (403) 267-2668
Attention:  Michael Durnin

TCPL (BERMUDA) LTD.                 TRANSCANADA PIPELINES             FRIED, FRANK, HARRIS,
c/o FRIED, FRANK, HARRIS,           LIMITED                           SHRIVER & JACOBSON
  SHRIVER & JACOBSON                TransCanada PipeLines Tower       1 New York Plaza
1 New York Plaza                    111 Fifth Avenue S.W.             New York, New York 10004
New York, New York 10004            P.O. Box 1000, Station M          Telefax: (212) 747-1526
Telefax: (212) 747-1526             Calgary, Alberta, Canada T2P 4K5  Attention: Ken Blackman
Attention: Ken Blackman             Telefax:  (403) 267-2668
                                    Attention:  Michael Durnin

If to the Purchaser:
EMPRESA COLOMBIANA DE                                                 CONSULATE GENERAL OF
PETROLEOS - ECOPETROL                                                 COLOMBIA
Carrera 13 No. 36-24                                                  10 East 46th Street
Santafe de Bogota, D.C. - Colombia                                    New York, New York 10017
Telefax: (571) 287-0041                                               Telefax:  (212) 972-1725
AttentionL  Juan Maria Rendon





or to such other address, individual or facsimile telephone number as may be designated by notice given by any party to the other. Any notice, request, demand, direction or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by certified or registered mail, on the fifth Business Day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day. The party giving any notice, request, demand, direction or other communication by electronic communication shall send the original thereof by personal delivery or by first class mail.

        Section 4.2. Entire Agreement. This Agreement constitutes the entire Agreement between the parties hereto pertaining to the sale of Shares by each Seller to the Purchaser and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto, and there are no warranties, representations or other agreements between the parties hereto in connection with the purchase and sale of Shares except as specifically set forth herein. No amendment, supplement, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     Section 4.3. Assignments. Neither of the Sellers may assign this Agreement nor any of its rights, proceeds or obligations hereunder, or create enforceable third party rights herein, to or in any person not a party hereto other than to a transferee of Shares to the extent such transferee is permitted under Section 2.9 or to any other person as to which Purchaser consents in writing (provided that such other person shall assume, without releasing such Seller of its obligations hereunder) all of the obligations of such Seller hereunder, which assumption shall be evidenced by its execution of a counterpart hereof.

     Section 4.4.  Nature of Obligations  (a)     The obligations of each
Seller under this Agreement to sell Shares shall be unconditional and absolute and shall not be deferred, excused, released, discharged, or in any way affected by (i) any right of set off, counterclaim, or defense by reason of any claims against the Purchaser arising under this Agreement or on any other account whatsoever, (ii) any sale or other transfer by the Purchaser of any Shares, or (iii) any change, waiver, extension, indulgence, or other action or omission in respect of any of the Purchaser's obligations, in each case whether or not the parties hereto shall have had any notice or knowledge of any of the foregoing.

             (b) The obligations of each Seller created by this Agreement, and in particular the obligation to sell Shares in exchange for cash upon exercise of the Call, are several, not joint and several with any other party.


      Section 4.5. Amendments. This Agreement may not be amended or modified except with the written consent of the parties hereto and any Permitted Assignees.

     Section 4.6. No Third Party Beneficiaries. Except as otherwise expressly provided herein to the contrary, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and Permitted Assignees, and no other Person shall have any rights hereunder.

        Section 4.7. Severability. If, for any reason, any provision of this Agreement is unenforceable, the remaining provisions hereof shall nevertheless be carried into effect.

         Section 4.8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

      Section 4.9. Performance Outside Colombia. The parties acknowledge and agree that their activities hereunder shall be performed substantially outside Colombia.

     Section 4.10. Commercial Obligations. Each party acknowledges and agrees that its rights and obligations hereunder are of a commercial and not a governmental nature.

        Section 4.11. Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, or the performance, breach, termination, or invalidity hereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules in effect as of the date hereof. The arbitration shall be the sole and exclusive forum for resolution of the dispute, controversy or claim, and the award shall be final and binding. Judgment thereon may be entered by any court having jurisdiction. The number of arbitrators shall be three, each of whom shall be disinterested in the dispute, controversy or claim, and shall have no connection with any party. Should the services of an appointing authority be necessary, the appointing authority shall be the American Arbitration Association. The parties and the appointing authority may appoint from among the nationals of any country, whether or not a party is a national of that country. The place of arbitration shall be The City of New York, New York. The arbitration shall be conducted in the English language and any foreign-language documents presented at such arbitration shall be accompanied by an English translation thereof. The arbitrators shall apply the law (except for conflicts of law rules) of the State of New York without regard to the principles of conflicts of laws.

       Section 4.12. Submission to Jurisdiction; Consent to Service. Each of the parties hereto hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York (the "Specified Court") with respect to the enforcement of the arbitration provisions of this Agreement and the non-exclusive jurisdiction of such court with respect to the enforcement of any award thereunder. Each of the parties hereto irrevocably appoints the agent for service specified opposite its name in Section 4.1 as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any related action, suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to such party, by the person serving the same to the address provided in Section 4.1, shall be deemed in every respect effective service of process upon such party in any such action, suit or proceeding. Each of the parties hereto further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for the duration of this Agreement.

      The obligation of a party in respect of any sum due from it to the other party hereunder expressed in United States dollars, notwithstanding any judgment in a currency other than United States dollars, shall not be discharged until the first Business Day following receipt by such party of any sum adjudged to be so due in such other currency on which (and only to the extent that) such party may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such party hereunder, the other party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party against such dollar shortfall. If the United States dollars so purchased are greater than the sum originally due to such party hereunder, such party agrees to pay to the other party an amount equal to the excess of the dollars so purchased over the sum originally due to such party hereunder.

        Section 4.13. Waiver of Immunity. (a) Each party hereto irrevocably consents to and waives any objection which it may now or hereafter have to the laying of venue of any proceeding relating to enforcement of the arbitration provisions of this Agreement brought in the Specified Court and further irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such proceeding in the Specified Court.

      (b) To the extent that a party hereto or any of its revenues, assets or properties shall be entitled, with respect to any proceeding relating to enforcement of the arbitration provisions of this Agreement at any time brought against such party or any of its revenues, assets or properties, to any sovereign or other immunity from suit, from jurisdiction, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any jurisdiction there shall be attributed such an immunity, such party irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction (including, without limitation, the Foreign Sovereign Immunities Act 1976 of the United States) except, with respect to the Purchaser, as provided under Article 684 of the Codigo de Procedimiento Civil of Colombia.

     Section 4.14. Headings. The headings contained herein are for convenience of reference only and do not constitute a part of this Agreement.

        Section 4.15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                         IPL ENTERPRISES (COLOMBIA) INC.



                         By:
                         Title:


                         TCPL INTERNATIONAL INVESTMENTS INC.



                         By:
                         Title:

                         EMPRESA COLOMBIANA DE PETROLEOS
                         ECOPETROL



                          By:
                          Title:

TCPL (BERMUDA) LTD., a corporation existing under the laws of Bermuda, hereby acknowledges the assignment, delegation and transfer to it and assumption by it of all of the rights and obligations of TCPL International Investments Inc. as a Seller hereunder as if it were a party hereto as of the date first above written and has caused this Agreement to be executed and delivered by its duly
authorized officers as of                    , 1994.

TCPL (BERMUDA) LTD.



By:
Title: